AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1996.
                                                      Registration No. 333-4350

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ---------
                               AMENDMENT NO. 3 TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                        FROST HANNA MERGERS GROUP, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)

        FLORIDA                             6770                 65-0450311
       ----------                     -----------------       -----------------
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)    Classification Code Number) Identification Number)

                        7700 WEST CAMINO REAL, SUITE 222
                              BOCA RATON, FL 33431
                                 (407) 367-1085
                           --------------------------
          (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                                  MARK J. HANNA
                        7700 WEST CAMINO REAL, SUITE 222
                              BOCA RATON, FL 33431
                                 (407) 367-1085
                                 --------------
                       (Name, address, including Zip Code,
                              and telephone number,
                   including area code, of agent for service)

                  Please send copies of all communications to:

                           TEDDY D. KLINGHOFFER, ESQ.
                         STEARNS WEAVER MILLER WEISSLER
                           ALHADEFF & SITTERSON, P.A.
                       150 WEST FLAGLER STREET, SUITE 2200
                              MIAMI, FLORIDA 33130
                                 (305) 789-3200

                            FERNANDO C. ALONSO, ESQ.
                      GREENBERG, TRAURIG, HOFFMAN, LIPOFF,
                             ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500

       Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ].

                              --------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

                         FROST HANNA MERGERS GROUP, INC.

          CROSS REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501(B)

ITEM                                                                                    LOCATION IN
NO.                                                                             PROXY STATEMENT-PROSPECTUS
A.      Information About The Transaction

        1.      Forepart of the Registration
                Statement and Outside Front Cover
                Page of Prospectus...................................     Facing Page; Cross-Reference Sheet;
                                                                          Outside Front Cover Page

        2.      Inside Front and Outside Back
                Cover Pages of Prospectus............................     Inside Front Cover Page; Table of
                                                                          Contents; Additional Information; Outside
                                                                          Back Cover Page

        3.      Risk Factors, Ratio of Earnings
                to Fixed Charges and Other
                Information..........................................     Summary; Risk Factors; Description of
                                                                          Pan Am; Description of FH; Financial
                                                                          Statements of FH; Financial Statements of
                                                                          Pan Am; Pro Forma Financial Statements

        4.      Terms of the Transaction.............................     Summary; Introduction; The Special
                                                                          Meetings; The Proposed Merger; The
                                                                          Merger Agreement; Comparison of
                                                                          Rights of FH Shareholders and Pan Am
                                                                          Shareholders

        5.      Pro Forma Financial Information......................     Summary; Pro Forma Combined
                                                                          Financial Information

        6.      Material Contracts with the
                Company Being Acquired...............................     Summary; The Proposed Merger; Description
                                                                          of Pan Am; Management of Pan Am

        7.      Additional Information Required
                for Reoffering by Persons and
                Parties Deemed to be Underwriters....................                *

        8.      Interests of Named Experts
                and Counsel..........................................     The Proposed Merger; Experts; Legal
                                                                          Matters

        9.      Disclosure of Commission Position
                on Indemnification for Securities
                Act Liabilities......................................                *

B.      Information About The Registrant

        10.     Information with Respect to S-3
                Registrants..........................................                *


ITEM                                                                                LOCATION IN
NO.                                                                        PROXY STATEMENT-PROSPECTUS

        11.     Incorporation of Certain
                Information by Reference.............................                *

        12.     Information with Respect to S-2 or
                S-3 Registrants......................................                *

        13.     Incorporation of Certain
                Information by Reference.............................                *

        14.     Information with Respect to
                Registrants Other than S-3 or S-2
                Registrants..........................................     Description of FH; Principal Shareholders
                                                                          of FH; Management of FH; Price Ranges
                                                                          of FH's Securities; Selected Historical
                                                                          Financial Data of FH; Financial
                                                                          Statements of FH; Management's
                                                                          Discussion and Analysis of Financial
                                                                          Condition and Results of Operations of
                                                                          FH; Description of FH's Securities

C.      Information About The Company Being Acquired

        15.     Information With Respect to
                S-3 Companies........................................                *
        16.     Information With Respect to S-2
                or S-3 Companies.....................................                *

        17.     Information With Respect to Companies
                Other than S-3 or S-2 Companies......................     Description of Pan Am; Principal
                                                                          Shareholders of Pan Am; Management of
                                                                          Pan Am; Selected Historical Financial
                                                                          Data of Pan Am; Financial Statements of
                                                                          Pan Am; Management's Discussion and
                                                                          Analysis of Financial Condition and
                                                                          Results of Operations of Pan Am;
                                                                          Description of Pan Am's Securities

D.      Voting and Management Information

        18.     Information if Proxies, Consents
                or Authorizations are to be
                Solicited............................................     Summary; The Special Meetings; The
                                                                          Proposed Merger; The Merger Agreement

        19.     Information if Proxies, Consents
                or Authorizations are not to be
                Solicited or in an Exchange Offer....................                *


* Omitted since the answer is negative or the Item is not applicable.

                         FROST HANNA MERGERS GROUP, INC.
                        7700 WEST CAMINO REAL, SUITE 222
                            BOCA RATON, FLORIDA 33431
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON SEPTEMBER 4, 1996

            NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Frost Hanna Mergers Group, Inc., a Florida corporation ("FH"), will be held on September 4, 1996, commencing at 10:00 A.M., local time, at the corporate headquarters of Pan American World Airways, Inc., at 9300 N.W. 36th Street, Miami, Florida, 33178, for the following purposes:

            1. THE MERGER. To consider and vote upon the following interrelated matters (collectively, the "Merger") as a single proposal:

                        (i) to approve a certain Acquisition Agreement, dated
            March 13, 1996 (the "Merger Agreement"), among FH, PA Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of FH ("FH Sub"), and Pan American World Airways, Inc., a Florida corporation ("Pan Am"), providing for, among other things, the merger of FH Sub with and into Pan Am; and

                        (ii) to approve an amendment to FH's Articles of
            Incorporation to change FH's name to "Pan Am Corporation."

            As a result of the Merger: (i) FH's name will be changed to "Pan Am Corporation;" (ii) Pan Am will become a wholly-owned subsidiary corporation of FH; (iii) FH will issue an aggregate of 7,561,191 shares of FH Common Stock to the owners of all of the issued and outstanding shares of capital stock of Pan Am, which will then constitute approximately 69% of the then outstanding shares of Common Stock of FH, without giving effect to the issuance of 1,757,739 shares of FH Common Stock issuable, subsequent to the Merger, upon the exercise of certain warrants and options held by (a) the underwriter of FH's initial public offering of equity securities (170,000 shares) and (b) by existing Pan Am investors (1,587,739 shares). Assuming full exercise of all such warrants and options, the current owners of Pan Am securities will own approximately 72% of the outstanding shares of FH Common Stock subsequent to the Merger. None of the shares of FH Common Stock currently outstanding will be converted or otherwise modified in the Merger and all of such shares will continue to be outstanding capital stock of FH after the Merger.

            SHAREHOLDER APPROVAL AND ADOPTION OF THE MERGER WILL RESULT IN A CHANGE OF THE MAJORITY EQUITY OWNERSHIP, THE BUSINESS AND MANAGEMENT OF FH.

            2. AUTHORIZATION TO ISSUE PREFERRED STOCK. To consider and vote upon a proposal to amend and restate FH's Articles of Incorporation to provide for an authorized class of Preferred Stock consisting of 100,000,000 shares, par value $.0001 per share, with rights, preferences and designations of such shares to be determined by the Board of Directors;

            3. FOREIGN OWNERSHIP OF COMMON STOCK. To consider and vote upon a proposal to amend and restate the FH's Articles of Incorporation to comply with the Federal Aviation Act's prohibition of non-United States citizens from owning more than 25% of the voting interest of any company that owns a United States carrier.

            4. OTHER BUSINESS. To transact any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.
            A copy of the Merger Agreement is attached as Appendix A to the accompanying Joint Proxy Statement-Prospectus and is incorporated herein by reference.
            The Board of Directors of FH has fixed August 2, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. The affirmative vote of the holders of a majority of the shares of FH Common Stock present and entitled to vote at the Special Meeting is necessary to approve and adopt the Merger, the Preferred Stock Amendment and the Foreign Ownership Amendment Proposals. In the event, however, that holders of 30% or more of the shares of FH Common Stock held by non-affiliated shareholders are voted against approval of the Merger, FH will not consummate the Merger. The Preferred Stock Amendment Proposal and the Foreign Ownership Proposal are contingent upon approval of the Merger. HOLDERS OF FH COMMON STOCK ARE NOT ENTITLED TO APPRAISAL RIGHTS UNDER FLORIDA LAW IN CONNECTION WITH THE MERGER BUT WILL BE ENTITLED TO CERTAIN REDEMPTION RIGHTS. See the section of the accompanying Joint Proxy Statement-Prospectus entitled "The Proposed Merger -- Redemption Rights."

            Whether or not you plan to attend the Special Meeting, please complete, date and sign the accompanying proxy card and mail it promptly in the enclosed pre-addressed envelope, which requires no postage if mailed in the United States.

                                                         Donald H. Baxter
                                                         Secretary

Boca Raton, Florida
_____________, 1996

                        PAN AMERICAN WORLD AIRWAYS, INC.
                              9300 N.W. 36TH STREET
                              MIAMI, FLORIDA 33178

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON SEPTEMBER 4, 1996

TO THE SHAREHOLDERS OF PAN AMERICAN WORLD AIRWAYS, INC.:

            NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "Special Meeting") of Pan American World Airways, Inc., a Florida corporation ("Pan Am"), will be held on September 4, 1996, commencing at 11:00 A.M., local time, at Pan Am's corporate headquarters at 9300 N.W. 36th Street, Miami, Florida, 33178, for the following purposes:

                        1. To consider and act upon a proposal to approve an Acquisition Agreement, dated March 13, 1996 (the "Merger Agreement"), by and among Pan Am, Frost Hanna Mergers Group, Inc., a Florida corporation ("FH"), and PA Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of FH ("FH Sub"), pursuant to which, among other things, (a) FH Sub would be merged with and into Pan Am (the "Merger") and Pan Am would become a wholly-owned subsidiary of FH; (b) each outstanding share of common stock, par value $.0001 per share, of Pan Am (the "Pan Am Common Stock") will be converted into the right to receive one share of common stock, par value $.0001 per share, of FH (the "FH Common Stock"), and (c) each outstanding option, warrant or other right to purchase Pan Am Common Stock will be converted into a right to acquire shares of FH Common Stock, with the terms and conditions of vesting, the number of shares of FH Common Stock subject thereto and the exercise price thereof remaining the same;

                        2. To consider and vote upon a proposal to approve the Pan American World Airways, Inc. 1996 Stock Option Plan; and

                        3. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

            Only those shareholders of record at the close of business on August 2, 1996, will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. IF THE MERGER IS CONSUMMATED, HOLDERS OF PAN AM COMMON STOCK WHO ARE OPPOSED TO THE MERGER AND WHO COMPLY WITH THE REQUIREMENTS OF SECTION 607.1320 OF THE FLORIDA BUSINESS CORPORATION ACT WILL HAVE THE RIGHT TO SEEK APPRAISAL RIGHTS OF THEIR SHARES. See the section of the accompanying Joint Proxy Statement-Prospectus entitled "The Proposed Merger -- Appraisal Rights."
            Due to the benefits to be received by certain officers and directors of Pan Am in connection with the Merger, the interests of such officers and directors may be different from the interests of other Pan Am shareholders. Pan Am shareholders should consider such officers' and directors' interests in the Merger in connection with the Board of Directors' recommendation of the Merger, as more particularly described in the accompanying Joint Proxy Statement/Prospectus. See "The Proposed Merger --Interests of Certain Persons in the Merger."

            YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING. Proxies are revocable at any time prior to the time they are voted, and shareholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.

                                         By Order of the Board of Directors

                                         ----------------------------------
                                         John J. Ogilby, Jr., Secretary

Miami, Florida
_______________, 1996

                            JOINT PROXY STATEMENT OF
                                  ------------
FROST HANNA MERGERS GROUP, INC.                 PAN AMERICAN WORLD AIRWAYS, INC.
SPECIAL MEETINGS OF SHAREHOLDERS                SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 4, 1996                 TO BE HELD ON SEPTEMBER 4, 1996
                                  ------------
                                   PROSPECTUS
                          FOR UP TO 8,100,000 SHARES OF
                                 COMMON STOCK OF
                         FROST HANNA MERGERS GROUP, INC.
                                  ------------

            This Joint Proxy Statement-Prospectus is being furnished (i) to the shareholders of Frost Hanna Mergers Group, Inc., a Florida corporation ("FH"), in connection with the solicitation of proxies by the Board of Directors of FH from holders of issued and outstanding shares of common stock of FH, par value $.0001 per share ("FH Common Stock"), for use at a Special Meeting of Shareholders of FH and at any adjournments or postponements thereof (the "FH Special Meeting"), and (ii) to shareholders of Pan American World Airways, Inc., a Florida corporation ("Pan Am"), in connection with the solicitation of proxies by the Board of Directors of Pan Am from holders of issued and outstanding shares of common stock of Pan Am, par value $.0001 per share ("Pan Am Common Stock"), for use at a Special Meeting of Shareholders of Pan Am and at any adjournments or postponements thereof (the "Pan Am Special Meeting"). Pan Am is not a successor to nor should Pan Am be confused with Pan American World Airways, Inc., a New York corporation, which ceased airline operations in 1991.

            FH has filed a Registration Statement on Form S-4 (the "Registration Statement"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of FH Common Stock to be issued in connection with the merger (the "Merger") of PA Acquisition Corporation, a Florida corporation and a wholly-owned subsidiary of FH ("FH Sub"), with and into Pan Am, pursuant to the terms of an Acquisition Agreement, dated March 13, 1996 (the "Merger Agreement"), by and among FH, FH Sub and Pan Am.

            If the Merger Agreement is approved by the requisite vote of the respective shareholders of FH and Pan Am at the Special Meetings, and if the other conditions specified in the Merger Agreement are satisfied or waived, (i) FH Sub will merge with and into Pan Am and Pan Am will become a wholly-owned subsidiary of FH, (ii) each outstanding share of Pan Am Common Stock will be converted into the right to receive one share of FH Common Stock, and as a result FH will issue an aggregate of 7,561,191 shares of FH Common Stock to the owners of all of the issued and outstanding shares of capital stock of Pan Am, which will constitute approximately 69% of the then outstanding shares of FH Common Stock, without giving effect to the issuance of 1,757,739 shares of FH Common Stock issuable, subsequent to the Merger, upon the exercise of certain warrants and options held by (a) the underwriter of FH's initial public offering (170,000 shares) and (b) by existing Pan Am investors (1,587,739 shares), (iii) each outstanding option, warrant, or other right to purchase Pan Am Common Stock will be converted into a right to acquire shares of FH Common Stock with the terms and conditions of vesting, the number of shares of common stock subject thereto and the exercise price thereof remaining the same, and (iv) the name of FH will be changed to "Pan Am Corporation." A copy of the Merger Agreement is attached as Appendix A hereto.

            This Joint Proxy Statement-Prospectus also relates to a proposal to
(i) amend and restate FH's Articles of Incorporation to (a) provide for an authorized class of Preferred Stock consisting of 100,000,000 shares, par value $.0001 per share (the "Preferred Stock"), with rights, preferences and designations of such shares to be determined by the Board of Directors (the "Preferred Stock Amendment") (b) comply with the Federal Aviation Act's prohibition of non-United States citizens from owning more than 25% of the voting interest of any company that owns a United States carrier (the "Foreign Ownership Amendment") and (c) change the name of FH to "Pan Am Corporation" and
(ii) ratify and approve the Pan American World Airways, Inc. 1996 Stock Option Plan (the "Stock Option Plan Proposal"). See "Proposals to Amend and Restate FH's Articles of Incorporation" and "Proposal to Authorize the Pan American World Airways, Inc. 1996 Stock Option Plan."

            THE MERGER WILL RESULT IN A CHANGE-IN-CONTROL OF FH, WHEREBY, AMONG OTHER THINGS, THE EXISTING SHAREHOLDERS OF PAN AM WILL BECOME THE CONTROLLING SHAREHOLDERS OF FH SUBSEQUENT TO THE CONSUMMATION OF THE MERGER. IN ADDITION, IT IS EXPECTED THAT SUBSEQUENT TO THE MERGER, THE DIRECTORS AND PRINCIPAL EXECUTIVE OFFICERS OF PAN AM WILL BECOME DIRECTORS AND THE PRINCIPAL EXECUTIVE OFFICERS OF FH.

            Certain non-affiliated shareholders of FH will have the right until not less than 20 days after the mailing of this Joint Proxy Statement-Prospectus to offer his or her shares of FH Common Stock to FH for redemption at a defined price, which as of March 31, 1996 was $5.19 per share. For a full description of the procedures that an FH Shareholder must follow to redeem his or her shares and the calculation of such redemption value, see "Summary - The Proposed Merger
- - Appraisal Rights; Redemption Rights" and "The Proposed Merger - Redemption Rights." Shareholders of Pan Am are entitled to dissenters' rights, with respect to the Merger in accordance with the Florida Business Corporation Act ("FBCA"). For a description of such rights see "Summary - Appraisal Rights; Redemption Rights" and "The Proposed Merger - Appraisal Rights."

            This Joint Proxy Statement-Prospectus and the enclosed form of proxy are first being mailed to shareholders of FH and Pan Am on or about _________________, 1996.

            No person is authorized to give any information or to make any representations other than those contained in this Joint Proxy Statement-Prospectus, and if given or made, such information or representations should not be relied upon as having been authorized. This Joint Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement-Prospectus, or the solicitation of a proxy, in any jurisdiction in which, or to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation. Neither the delivery of this Joint Proxy Statement-Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement-Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of FH or Pan Am since the date of this Joint Proxy Statement-Prospectus. However, if any material change occurs during the period that this Joint Proxy Statement-Prospectus is required to be delivered, this Joint Proxy Statement-Prospectus will be amended and supplemented accordingly.

            FH Common Stock is listed for trading on the OTC Bulletin Board under the symbol "FHMG". On ___________, 1996, the last reported closing bid price of FH Common Stock was $____________.

            All information regarding FH in this Joint Proxy
Statement-Prospectus has been supplied by FH, and all information regarding Pan Am has been supplied by Pan Am.

            SEE "RISK FACTORS" ON PAGES _______ FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED WHEN EVALUATING THE MERGER.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   -----------
      The date of this Joint Proxy Statement-Prospectus is _________, 1996.
                                   -----------



                                TABLE OF CONTENTS

                                                                                                  PAGE
ADDITIONAL INFORMATION............................................................................-iv-

SUMMARY     .......................................................................................  1

The Proposed Merger................................................................................  1
            The Merger  ...........................................................................  1
            Special Meetings.......................................................................  1
            The Parties ...........................................................................  2
            Required Vote..........................................................................  3
            Exchange of Stock Certificates.........................................................  3
            Appraisal Rights; Redemption Rights....................................................  3
            Recommendations of the Boards of Directors and Reasons for the Merger..................  4
            Opinion of FH's Financial Advisor......................................................  4
            Interests of Certain Persons in the Merger.............................................  4
            Operations After the Merger............................................................  5
            Effective Time.........................................................................  5
            Conditions to the Merger...............................................................  5
            Termination; Termination Fee...........................................................  5
            Comparison of Rights of FH Shareholders and Pan Am Shareholders........................  5
            Certain Federal Tax Consequences of the Merger.........................................  5
            Accounting Treatment...................................................................  6
            Resales of FH Common Stock.............................................................  6
            Risk Factors...........................................................................  6

Market Prices; Comparative Per Share Data..........................................................  6

Summary Historical Financial Information...........................................................  8

INTRODUCTION....................................................................................... 12

RISK FACTORS....................................................................................... 13
            Risks Relating to Pan Am............................................................... 13
            Risks Relating to the Airline Industry Generally....................................... 17
            Risks Relating to FH Generally......................................................... 17

THE SPECIAL MEETINGS............................................................................... 19
            Purposes of Meetings................................................................... 19
            Date, Time and Place; Record Date...................................................... 20
            Vote Required.......................................................................... 20
            Proxies     ........................................................................... 21
            Solicitation........................................................................... 22

THE PROPOSED MERGER................................................................................ 22
            General     ........................................................................... 22
            Consideration.......................................................................... 22
            Closing; Effective Time................................................................ 22
            Exchange of Stock Certificates......................................................... 22
            Background of the Merger............................................................... 23
            Recommendations of the Boards of Directors
              and Reasons for the Merger........................................................... 25
            Opinions of FH's Financial Advisor..................................................... 27
            Interests of Certain Persons in the Merger............................................. 29
            Certain Tax Consequences of the Merger................................................. 30
            Accounting Treatment................................................................... 30
            Operations After the Merger............................................................ 30

                                       -i-



                                                                                                  PAGE
            Resale of FH Common Stock issued as
              a Result of the Merger.............................................................. 31
            Appraisal Rights...................................................................... 31
            Redemption Rights..................................................................... 33

THE MERGER AGREEMENT.............................................................................. 34
            General     .......................................................................... 34
            Effective Time and Effective Date..................................................... 35
            No Fractional Shares.................................................................. 35
            Representations and Warranties........................................................ 35
            Certain Covenants of Pan Am and FH.................................................... 35
            Conditions to Consummation of the Merger.............................................. 36
            Termination .......................................................................... 37
            Termination Fee; Expenses............................................................. 37

PROPOSALS TO AMEND AND RESTATE FH'S ARTICLES OF INCORPORATION..................................... 37
            Preferred Stock Amendment............................................................. 37
            Foreign Ownership Amendment........................................................... 38

PROPOSAL TO AUTHORIZE THE PAN AMERICAN WORLD AIRWAYS, INC.
  1996 STOCK OPTION PLAN.......................................................................... 40
            Description of the 1996 Option Plan................................................... 40
            Federal Income Tax Consequences....................................................... 41
            Options Granted and Shares Eligible Under the 1996 Option Plan........................ 42

PRICE RANGES OF FH'S SECURITIES................................................................... 43

SELECTED HISTORICAL FINANCIAL DATA OF PAN AM...................................................... 44

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS OF PAN AM................................................................. 45
            Liquidity and Capital Resources....................................................... 45

SELECTED HISTORICAL FINANCIAL DATA OF FH.......................................................... 47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF FH................................................................. 48

PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION................................................ 49

DESCRIPTION OF PAN AM............................................................................. 53
            General     .......................................................................... 53
            Business Strategy..................................................................... 53
            Trademarks  .......................................................................... 54
            Competition .......................................................................... 54
            Properties  .......................................................................... 54
            Employees   .......................................................................... 54
            Legal Matters......................................................................... 54

MANAGEMENT OF PAN AM.............................................................................. 54
            Executive Officers and Directors...................................................... 54
            Compensation of Directors............................................................. 57
            Employment Arrangements............................................................... 57
            Certain Transactions with Management.................................................. 57
            Organizational Transactions........................................................... 57

PRINCIPAL SHAREHOLDERS OF PAN AM.................................................................. 59

DESCRIPTION OF PAN AM'S SECURITIES................................................................ 60

                                      -ii-




                                                                                                 PAGE

DESCRIPTION OF FH.................................................................................. 61

MANAGEMENT OF FH................................................................................... 62
            Executive Officers and Directors....................................................... 62
            Compensation of Directors.............................................................. 63
            Executive Compensation................................................................. 63
            Employment Agreements.................................................................. 63
            Certain Transactions with Management................................................... 63

PRINCIPAL SHAREHOLDERS OF FH....................................................................... 64

DESCRIPTION OF FH'S SECURITIES..................................................................... 65

COMPARISON OF RIGHTS OF FH SHAREHOLDERS AND PAN AM SHAREHOLDERS.................................... 66
            Anti-Takeover Law Governance........................................................... 66
            Special Meetings....................................................................... 67
            Indemnification........................................................................ 67
            Inspection of Records of Shareholders.................................................. 67

EXPERTS     ....................................................................................... 67

LEGAL MATTERS...................................................................................... 68

FINANCIAL STATEMENTS.............................................................................  F-1

ACQUISITION AGREEMENT..............................................................................A-1

PROPOSED RESTATED ARTICLES OF INCORPORATION
  OF FROST HANNA MERGERS GROUP, INC................................................................B-1

PAN AMERICAN WORLD AIRWAYS, INC. 1996 STOCK OPTION PLAN............................................C-1

FH FAIRNESS OPINION OF MR. HARRIS HERMAN...........................................................D-1

FLORIDA BUSINESS CORPORATION ACT, Sections 607.1301, 607.1302 and 607.1320.........................E-1


                             ADDITIONAL INFORMATION

            FH is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information with the SEC pursuant to the Exchange Act relating to its business, financial statements and other matters. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

            FH has filed with the SEC the Registration Statement under the Securities Act covering the shares of FH Common Stock to be issued in connection with the Merger. This Joint Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement-Prospectus or in any document incorporated in this Joint Proxy Statement-Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                                     SUMMARY

            THE FOLLOWING IS A SUMMARY OF CERTAIN OF THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE FULL TEXT OF THIS JOINT PROXY STATEMENT-PROSPECTUS AND THE APPENDICES HERETO. SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY ALL THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS AND THE APPENDICES HERETO.

                               THE PROPOSED MERGER

THE MERGER

            Subject to the approval of the Merger Agreement by the shareholders of both FH and Pan Am and certain other conditions, at the time the Merger becomes effective (the "Effective Time") (i) FH Sub will merge with and into Pan Am and Pan Am will become a wholly-owned subsidiary of FH; (ii) each outstanding share of Pan Am Common Stock will be converted into the right to receive one share of FH Common Stock; (iii) each outstanding option, warrant, or other right to purchase Pan Am Common Stock will be converted into a right to acquire shares of FH Common Stock with the terms and conditions of vesting, the number of shares of common stock subject thereto and the exercise price thereof remaining the same; (iv) the name of FH will be changed to "Pan Am Corporation;" and (v) the FH Board of Directors will be increased in size to seven members, five of whom will be the current directors of Pan Am and two of whom will be current directors of FH.

SPECIAL MEETINGS

            FH. At the FH Special Meeting, the shareholders of FH (the "FH Shareholders") will be asked to consider and vote upon the proposal to approve and adopt the Merger Agreement. FH Shareholders will also be asked to consider and vote upon a proposal to approve the Preferred Stock Amendment and the Foreign Ownership Amendment, as discussed elsewhere herein, and such other business as may properly come before the FH Special Meeting. The Preferred Stock Amendment and the Foreign Ownership Amendment are contingent upon approval of the Merger. See "Proposals to Amend and Restate FH's Articles of Incorporation." Approval and adoption of the Merger Agreement by the FH Shareholders also will constitute (i) the approval of the assumption by FH of the Pan American World Airways, Inc. 1996 Stock Option Plan (the "Pan Am 1996 Option Plan") and (ii) the approval and ratification of the amendments to the Pan Am 1996 Option Plan necessary to reflect such assumption and to certain outstanding Pan Am executive option agreements and warrant agreements so that all existing Pan Am stock options and warrants will, after the Effective Time, be exercisable for shares of FH Common Stock. See "The Proposed Merger -- Interests of Certain Persons in the Merger -- Stock Options and Warrants of Pan Am." The FH Special Meeting is scheduled to be held at 10:00 A.M. local time, on September 4, 1996, at Pan Am's corporate headquarters, at 9300 N.W. 36th Street, Miami, Florida, 33178. The Board of Directors of FH (the "FH Board") has fixed the close of business on August 2, 1996, as the record date (the "FH Record Date") for the determination of holders of FH Common Stock entitled to notice of and to vote at the FH Special Meeting. As of the FH Record Date, there were 3,344,000 shares of FH Common Stock outstanding which were held by 73 holders of record. See "The Special Meetings."

         THE FH BOARD WITHOUT DISSENT OR ABSTENTION HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE FH SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT. THE FH BOARD HAS ALSO UNANIMOUSLY APPROVED THE PREFERRED STOCK AMENDMENT AND THE FOREIGN OWNERSHIP AMENDMENT AND RECOMMENDS THAT THE FH SHAREHOLDERS VOTE "FOR" SUCH PROPOSALS AS WELL. SEE "THE PROPOSED MERGER -- RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER -- FH" AND " PROPOSALS TO AMEND AND RESTATE FH'S ARTICLES OF INCORPORATION."

            PAN AM. The Pan Am Special Meeting will be held at 11:00 a.m., local time, on September 4, 1996, at Pan Am's corporate headquarters, at 9300 N.W. 36th Street, Miami, Florida, 33178.

            At the Pan Am Special Meeting, shareholders of Pan Am (the "Pan Am Shareholders") will be asked to consider and vote upon (i) a proposal to approve the Merger Agreement and the transactions contemplated thereby; (ii) a proposal to ratify and approve the Pan Am 1996 Option Plan; and (iii) such other business as may properly come before the Pan Am Special Meeting. A copy of the Merger Agreement and the Pan Am 1996 Option Plan are attached to this Joint Proxy Statement-Prospectus as Appendix A and C, respectively.

            All shares of Pan Am Common Stock represented by properly executed proxies will be voted at the Pan Am Special Meeting in accordance with the directions on the proxies, unless such proxies have been previously revoked. If no direction is indicated, the shares will be voted FOR approval of (i) the Merger Agreement and the transactions contemplated thereby and (ii) the Stock Option Plan Proposal. Any Pan Am Shareholder giving a proxy may revoke his or her proxy at any time before its exercise at the Pan Am Special Meeting by (i) giving written notice of such revocation to the Secretary of Pan Am, or (ii) signing and delivering to such Secretary a proxy bearing a later date. However, the mere presence at the Pan Am Special Meeting of a Pan Am Shareholder who has delivered a valid proxy will not of itself revoke that proxy. See "The Special Meetings -- Proxies -- Pan Am."

            The record date for shareholders of Pan Am entitled to vote at the Special Meeting is August 2, 1996 (the "Pan Am Record Date"). As of the Pan Am Record Date, there were 7,561,191 shares of Pan Am Common Stock outstanding which were held by 118 holders of record.

            Based upon the number of outstanding shares of the FH Common Stock and Pan Am Common Stock as of June 30, 1996, and assuming the exercise of all options, warrants and other rights to purchase shares of such Common Stock, approximately 12,662,930 shares of the FH Common Stock would be outstanding upon consummation of the Merger, of which (i) approximately 3,514,000 shares, representing approximately 28% of the total, will be held by the FH Shareholders, and (ii) approximately 9,148,930 shares, representing approximately 72% of the total, will be held by former Pan Am shareholders.

            The consummation of the Merger is subject to a number of conditions which, if not fulfilled or waived, permit termination of the Merger Agreement. If the shareholders of either the FH and Pan Am fail to approve the Merger, the Merger will not be consummated. The Merger Agreement may also be terminated at any time prior to the consummation of the Merger by mutual consent or by either FH or Pan Am if the Merger has not been consummated on or before September 30, 1996. See "The Merger Agreement -- Conditions to the Consummation of the Merger Agreement" and "-- Termination."

            Approval and adoption of the Merger Agreement by the Pan Am Shareholders also will constitute (i) the approval of the assumption of FH of the Pan Am 1996 Option Plan and (ii) the approval and ratification of the amendments to the Pan Am 1996 Option Plan necessary to reflect such assumption and to certain outstanding executive option agreements and warrant agreements so that all Pan Am stock options and warrants will after the Effective Time, be exercisable for shares of FH Common Stock. See "The Proposed Merger -- Interests of Certain Persons in the Merger-Stock Options and Warrants of Pan Am."

            THE PAN AM BOARD WITHOUT DISSENT OR ABSTENTION HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE PAN AM SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT. THE PAN AM BOARD HAS ALSO UNANIMOUSLY APPROVED THE STOCK OPTION PLAN PROPOSAL AND RECOMMENDS THAT THE PAN AM SHAREHOLDERS VOTE "FOR" SUCH PROPOSAL AS WELL. SEE "THE PROPOSED MERGER -- RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER -- PAN AM" AND "PROPOSAL TO AUTHORIZE THE PAN AMERICAN WORLD AIRWAYS, INC. 1996 STOCK OPTION PLAN."

THE PARTIES

            FH. FH was formed in October 1993 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating business (an "Acquired Business"). In March 1994, FH consummated an initial public offering of its equity securities (the "IPO") from which it derived net proceeds of approximately $10,142,000 (the "Net Proceeds"). As per the terms of its Prospectus, $8,889,298, representing approximately 80% of the Net Proceeds (inclusive of interest earned thereon) was held in escrow at March 31, 1996 pending the consummation of a Business Combination and will be released to FH upon consummation of the Merger. The balance of the Net Proceeds, less net operating expenses to date, is currently held by FH. FH's executive offices are located at 7700 West Camino Real, Suite 222, Boca Raton, FL 33431; its telephone number is (407) 367-1042. See "Description of FH."

            PAN AM. Pan Am was formed in January 1996 to operate a low fare, full service airline under the "Pan Am" name, which is initially anticipated to serve selected long-haul routes between major United States cities. Pan Am's executive offices are located at 9300 N.W. 36th Street, Miami, Florida, 33178; its telephone number is (305) 873-5338. See "Description of Pan Am."

REQUIRED VOTE

            FH. The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of FH Common Stock is necessary to constitute a quorum at the FH Special Meeting. The affirmative vote of the holders of a majority of the shares of FH Common Stock present and entitled to vote at the FH Special Meeting is necessary to approve and adopt the Merger. In the event, however, that holders of 30% or more of the shares of FH Common Stock initially purchased in the IPO (each, a "non-affiliated FH Shareholder"), vote against approval of the Merger, FH will not consummate the Merger. The proposals to adopt the Preferred Stock Amendment and the Foreign Ownership Amendment each require the affirmative vote of a majority of the shares of FH Common Stock present and entitled to vote at the FH Special Meeting.

            FH's directors and executive officers, collectively holding an aggregate of approximately 35.9% of the outstanding shares of FH Common Stock before giving effect to the Merger, have agreed, with respect to the Merger Agreement, the Preferred Stock Amendment and the Foreign Ownership Amendment, to vote their respective shares of FH Common Stock in accordance with the vote of the majority in interest of all non-affiliated FH Shareholders. Consequently, if a majority of outstanding FH Common Stock held and voted by non-affiliated FH Shareholders is voted in favor of the Merger and the other proposals, the current directors and executive officers of FH will vote their shares of FH Common Stock in favor of the Merger and the other proposals. If the Merger and the other proposals are not approved by the majority of the holders of the outstanding FH Common Stock entitled to vote at the FH Special Meeting, the Merger Agreement will be terminated, the proposed Merger abandoned and the other proposal presented at the FH Special Meeting will not be adopted. See "The Special Meetings -- Vote Required -- FH."

            PAN AM. The Acquisition Agreement and the FBCA require approval of the Merger Agreement by holders of a majority of the outstanding shares of Pan Am Common Stock. The proposal to ratify and approve the Pan Am 1996 Option Plan requires the affirmative vote of a majority of the shares of Pan Am Common Stock present and entitled to vote at the Pan Am Special Meeting. Abstentions will have the same effect as a vote against the Merger Agreement and the Stock Option Plan Proposal. If the shareholders of Pan Am or FH fail to approve the Merger Agreement and the transactions contemplated thereby, as required, the Merger will not be consummated. See "The Special Meetings -- Vote Required -- Pan Am."

EXCHANGE OF STOCK CERTIFICATES

            Promptly after the consummation of the Merger, FH's exchange agent with respect to the Merger (the "Exchange Agent"), will mail written transmittal materials concerning exchange of stock certificates to each record holder of outstanding shares of Pan Am Common Stock. The transmittal materials will contain instructions with respect to the proper method of surrender of certificates formerly representing shares of Pan Am Common Stock in exchange for certificates representing shares of the FH Common Stock. Upon surrender to the Exchange Agent by a shareholder of certificates formerly representing shares of Pan Am Common Stock for cancellation, together with properly completed transmittal materials, such shareholder will be entitled to receive a certificate representing the number of whole shares of FH Common Stock into which the shareholder's shares of Pan Am Common Stock have been converted. See "The Proposed Merger -- Exchange of Stock Certificates."

APPRAISAL RIGHTS; REDEMPTION RIGHTS

            FH. FH Shareholders are not entitled to appraisal rights under Florida law in connection with the Merger but will be entitled to certain Redemption Rights as discussed below. Each non-affiliated FH Shareholder as of the FH Record Date will have the right until not less than 20 days after the mailing of this Joint Proxy Statement-Prospectus to offer his or her shares of FH Common Stock to FH for redemption (the "Redemption") at a price equal to FH's book value divided by the number of shares of FH Common Stock held by all non-affiliated FH Shareholders (1,955,000 shares as of the FH Record Date), as determined by FH and audited by its independent public accountants, calculated as of the FH Record Date (the "Redemption Value"). The Redemption Value as of March 31, 1996 was $5.19 per share. If less than 30% of the shares of FH Common Stock held by non-affiliated FH Shareholders vote against approval of the Merger and if the Merger is consummated, FH will, utilizing funds held in escrow, redeem shares of FH Common Stock at the Redemption Value from those non-affiliated FH Shareholders who actually voted against approval of the Merger and requested such redemption. If 30% or more in interest of FH Common Stock held by non-affiliated FH Shareholders vote against approval of the Merger, the Merger Agreement will be terminated, the proposed Merger abandoned and FH will not redeem any shares. For a full description of the procedures that an FH Shareholder must follow to redeem his or her shares, see "The Proposed Merger -- Redemption Rights."

            PAN AM. Pan Am Shareholders are entitled to dissenters' rights with respect to the Merger in accordance with the FBCA. See "The Proposed Merger -- Appraisal Rights."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS AND REASONS FOR THE MERGER

            The FH Board and the Pan Am Board believe that the Merger is fair to, and in the best interests of, their respective companies and shareholders. The FH Board and Pan Am Board have approved the Merger and the Merger Agreement and recommend that their respective shareholders vote "FOR" approval and adoption of the Merger and the Merger Agreement. For a discussion of the factors considered by the FH Board and the Pan Am Boards in making their recommendations, see "The Proposed Merger -- Recommendations of the Boards of Directors and Reasons for the Merger."

OPINION OF FH'S FINANCIAL ADVISOR

            On May 7, 1996, Mr. Harris Herman, FH's financial advisor in connection with the Merger, delivered his opinion to the FH Board to the effect that the Exchange Ratio is fair to FH and its shareholders from a financial point of view. A copy of Mr. Herman's fairness opinion, which sets forth, among other things, the assumptions made, matters considered, the scope and limitations of review undertaken and the procedures followed by Mr. Herman in connection with such opinion is attached as Appendix D to this Joint Proxy Statement-Prospectus and should be read carefully in its entirety by FH Shareholders. For information about Mr. Herman and his relationship with Pan Am, see "The Proposed Merger -- Opinion of FH's Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

            Upon consummation of the Merger, Pan Am will be a wholly-owned subsidiary of FH. The directors of Pan Am immediately prior to the Effective Time will continue to be the directors of Pan Am. Additionally, and pursuant to the terms of the Merger Agreement, following the Effective Time, FH and Pan Am have agreed to cause the five current members of the Pan Am Board and Richard B. Frost and Mark J. Hanna, each currently a director of FH, to be nominated to the Board of Directors of FH and to use reasonable efforts consistent with no less than those efforts that are taken with respect to all other nominees to the FH Board to have such persons elected to the FH Board for each of the next three years. The Pan Am Board currently consists of the following individuals: Charles
E. Cobb, Jr., Martin R. Shugrue, Jr., John J. Sicilian, Phillip Frost, M.D., and Richard C. Pfenniger, Jr. such individuals, together with Messrs. Frost and Hanna, following the Merger, will own an aggregate of 4,804,565 shares of FH Common Stock (assuming the exercise of outstanding stock options to purchase 1,089,555 shares of FH Common Stock held by such individuals), representing in the aggregate approximately 40% of the total shares of FH Common Stock to be outstanding following consummation of the Merger (assuming the exercise of all outstanding options, warrants and other rights to purchase shares of FH Common Stock following the Merger). Additionally, the executive officers of Pan Am immediately prior to the Effective Time will be the initial executive officers of each of FH and Pan Am subsequent to the Merger. See "The Proposed Merger -- Interests of Certain Persons in the Merger-Pan Am Directors and Officers" and "Management of Pan Am."

            Pursuant to the terms of the Merger Agreement, Pan Am and FH have agreed to indemnify the current directors and officers of FH in respect of actions or omissions occurring at or prior to the Effective Time arising in whole or in part out of the fact that such person is or was a director, officer or employee of FH (including, without limitation, the transactions contemplated by the Merger Agreement) to the full extent provided under the Articles of Incorporation and Bylaws of FH as in effect on the date of the Merger Agreement or permitted by the FBCA. The parties have further agreed to cause FH for a period of six years after the Effective Time to (a) keep in effect provisions of the Articles of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification of such persons and (b) cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by FH. See "The Proposed Merger -- Interests of Certain Persons in the Merger -- Indemnification of Officers and Directors."

            As provided in the Merger Agreement, at the Effective Time, each unexpired and unexercised warrant and option (collectively, the "Pan Am Options") to acquire Pan Am Common Stock outstanding at the Effective Time, will be assumed by FH and converted into and become a right to acquire FH Common Stock. Each Pan Am Option assumed by FH will be exercisable upon the same terms and conditions (including exercise price) as under the agreements pursuant to which such Pan Am Options were issued as in effect immediately prior to the Effective Time, except that each such Pan Am Option shall be exercisable for an equal number of shares of FH Common Stock covered by such Pan Am Option immediately prior to the Effective Time. See "The Proposed Merger -- Interests of Certain Persons in the Merger -- Stock Options and Warrants of Pan Am."

OPERATIONS AFTER THE MERGER

            As a result of the Merger, Pan Am will be a wholly-owned subsidiary corporation of FH. FH's Articles of Incorporation will be amended at the Effective Time to change FH's name to "Pan Am Corporation." In accordance with the terms of the Merger Agreement, all of FH's executive officers will resign effective at the Effective Time, to be replaced by Pan Am's current executive officers. See "The Proposed Merger --Operations After the Merger" and "Management of Pan Am."

EFFECTIVE TIME

            After all the conditions set forth in the Merger Agreement have been satisfied or waived, the Merger will become effective at such time as Articles of Merger are accepted for filing by the Secretary of State of the State of Florida. Such filing will be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by the Merger Agreement. See "The Proposed Merger -- Closing; Effective Time."

CONDITIONS TO THE MERGER

            The consummation of the Merger is subject to the satisfaction of a number of conditions, including: (i) the Merger shall have been approved and adopted by the shareholders of FH and Pan Am, and no more than 30% of the shares of FH Common Stock held by non-affiliated FH Shareholders shall have voted against the Merger; (ii) Pan Am shall be in material compliance with all material business plans, budgets or projections submitted in connection with any applications made to the United States Federal Aviation Administration (the "FAA") and the United States Department of Transportation (the "DOT"); and (iii) all licenses required to be procured from, among other persons and entities, the FAA and the DOT, in order for Pan Am to commence operations as an air carrier in a manner substantially in accordance with the applications made to the FAA and the DOT, shall have been procured without imposition of unduly burdensome conditions or restrictions. See "The Merger Agreement -- Conditions to Consummation of the Merger."

TERMINATION; TERMINATION FEE; EXPENSES

            The Merger Agreement may be terminated (i) at any time by the mutual consent of the parties; (ii) unilaterally by either FH or Pan Am if the Merger has not been consummated prior to September 30, 1996; or (iii) by FH or Pan Am upon written notice, if there has been a material misrepresentation by the other party or a material breach of any of the other party's warranties or covenants set forth in the Merger Agreement. FH and Pan Am have agreed to bear their own expenses incurred in connection with the Merger. In the event the Merger is not consummated then Pan Am shall pay FH, under certain circumstances, a termination fee equal to the sum of One Million Dollars ($1,000,000) plus all costs and expenses incurred by FH in connection with the Merger. See "The Merger Agreement
- -- Termination" and "-- Termination Fee; Expenses."

COMPARISON OF RIGHTS OF FH SHAREHOLDERS AND PAN AM SHAREHOLDERS

            If the Merger Agreement is consummated, the Pan Am Shareholders will become FH Shareholders. Accordingly, their rights will thereafter be governed by FH's Articles of Incorporation and Bylaws rather than Pan Am's Articles of Incorporation and Bylaws. See "Comparison of Rights of FH Shareholders and Pan Am Shareholders."

CERTAIN FEDERAL TAX CONSEQUENCES OF THE MERGER

            The Merger will not be a taxable event for Federal income tax purposes for an FH Shareholder who does not exercise his right of redemption but will be a taxable event for one who does.

            Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. has issued its opinion to Pan Am that the Merger will be treated as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, a Pan Am Shareholder will not recognize gain or loss on the exchange of a share of Pan Am Common Stock for a share of FH Common Stock pursuant to the Merger, and FH, FH Sub and Pan Am will not recognize gain or loss as a result of the Merger.

          No ruling will be obtained from the Internal Revenue Service with respect to the Federal income tax consequences of the Merger. See "The Proposed Merger--Certain Tax Consequences of the Merger" for a general discussion of certain Federal income tax consequences of the Merger. Pan Am Shareholders and FH Shareholders are urged to consult their tax advisers regarding the particular tax consequences of the Merger to them under Federal, state, local or other applicable law.

ACCOUNTING TREATMENT

            The Merger is intended to be treated, for accounting purposes, as a capital transaction equivalent to the issuance of stock by Pan Am for FH's net monetary assets (FH's net monetary assets were approximately $10,136,000, as of March 31, 1996), accompanied by a recapitalization of Pan Am. See "The Proposed Merger -- Accounting Treatment."

RESALES OF FH COMMON STOCK

            The shares of FH Common Stock to be issued to Pan Am Shareholders in connection with the Merger have been registered under the Securities Act. All shares of FH Common Stock received by Pan Am Shareholders upon consummation of the Merger will be freely transferable by the Pan Am Shareholders not deemed to be "Affiliates" of Pan Am. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with, Pan Am at the time of the Pan Am Special Meeting (generally, certain executive officers, directors and principal shareholders). See "The Proposed Merger -- Resale of FH Common Stock Issued as a Result of the Merger."

RISK FACTORS

            FH and Pan Am are subject to a number of risk factors which may affect their future results. In considering whether to approve the proposals concerning the Merger described in this Joint Proxy Statement- Prospectus, FH Shareholders and Pan Am Shareholders should consider these risk factors. See "Risk Factors."

                    MARKET PRICES; COMPARATIVE PER SHARE DATA

            The FH Common Stock is listed for trading on the OTC Bulletin Board. There is no established trading market for the shares of FH Common Stock and, to the extent there has been any trading in the shares of FH Common Stock, it has been thin and sporadic. There can be no assurances that an established trading market for the shares of FH Common Stock will develop. Pan Am Common Stock is owned of record by 116 shareholders and there is no established public trading market therefor.

            On March 12, 1996 (the last trading day prior to the public announcement of the execution of the Merger Agreement), the last reported closing bid price of the FH Common Stock was $5.125.

            On _________, 1996 (the last trading day prior to the date of this Joint Proxy Statement-Prospectus), such bid price was $_________. See "Price Ranges of FH's Securities."

            The following table presents selected comparative unaudited per share data (i) for each of FH and Pan Am on an historical basis, (ii) for the combined company on a pro forma basis assuming the Merger had been effective for the periods indicated in the table and was accounted for as a purchase, and
(iii) for Pan Am on a pro forma equivalent basis. Neither FH nor Pan Am has paid any cash dividends on its common stock. The data presented should be read in conjunction with the historical financial statements and the related notes thereto included elsewhere herein, and the pro forma financial statements included elsewhere in this Joint Proxy Statement-Prospectus.
                                                                    AS OF
BOOK VALUE PER SHARE:                                           MARCH 31, 1996
- --------------------                                            --------------

FH historical.......................                                $ 2.12

Pan Am historical...................                                 2.06

Pro forma combined company (1)......                                 2.58



                                      FOR THE YEAR ENDED   FOR THE THREE MONTHS
NET INCOME (LOSS) PER SHARE:           DECEMBER 31, 1995   ENDED MARCH 31, 1996
- ---------------------------            -----------------   --------------------

FH historical.......................          $ .03                 $ (.02)

Pan Am historical...................         (318.79)                (.36)

Pro forma combined company (1)......          (.02)                  (.16)

(1) Book value per share and net loss per share on a pro forma equivalent basis is the same as pro forma combined company as a result of the one-for-one stock exchange ratio.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

            The following tables set forth certain historical financial information of Pan Am and FH. This summary has been derived in part from, and should be read in conjunction with, the development stage financial statements and related notes thereto beginning on page F-1 of this Joint Proxy Statement-Prospectus. The historical financial information of Pan Am for the three months ended March 31, 1995; as of December 31, 1995, 1994 and 1993 and for each of the years then ended; and for the cumulative period from Inception to December 31, 1995 reflects the historical financial information of Pan American World Airways, Inc., a Delaware corporation and Pan Am Corporation, a Florida corporation (collectively, the "Predecessor Company"). Results of interim periods are not necessarily indicative of results to be expected for the year. This information, which does not give effect to the Merger, should be read in conjunction with the separate historical financial statements of Pan Am and FH and the unaudited pro forma combined financial information reflecting the consummation of the Merger, which appear elsewhere in this Joint Proxy Statement-Prospectus. See "Selected Historical Financial Data -- Pan Am", "-- FH," "Pro Forma Combined Financial Information" and the "Financial Statements."

                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                PREDECESSOR                                    PREDECESSOR COMPANY
                                                  COMPANY      CUMULATIVE     ------------------------------------------------------
                               THREE MONTHS     THREE MONTHS  PERIOD FROM                                                CUMULATIVE
PAN AM                             ENDED           ENDED     INCEPTION TO     YEAR ENDED      YEAR ENDED                PERIOD FROM
                                 MARCH 31,       MARCH 31,     MARCH 31,      DECEMBER 31,    DECEMBER 31,  YEAR ENDED  INCEPTION TO
                                   1996            1995          1996            1995            1994      DECEMBER 31, DECEMBER 31,
                               ------------    ------------  ------------     ------------   ------------- ------------ ------------
                                                                                                               1993         1995
                                                                                                               ----         ----
STATEMENT OF DEVELOPMENT

STAGE OPERATIONS DATA:

REVENUE ....................   $      --            $--         $      --         $   2         $   1         $--           $   3
LOSS FROM OPERATIONS .......          (917)           (65)             (917)       (239)         (135)           (1)         (496)
NET LOSS ...................         (1027)           (65)           (1,027)       (239)         (135)           (1)         (496)
NET LOSS PER SHARE .........         (0.36)        (87.06)             (.36)    (318.79)      (179.38)        (1.18)    (1,674.49)
WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING ..............     2,848,068            750         2,848,068         750           750           750           296


                                                                           PREDECESSOR COMPANY
                                                     ----------------------------------------------------------------
                                   MARCH 31, 1996    DECEMBER 31, 1995     DECEMBER 31, 1994       DECEMBER 31, 1993
                                   --------------    -----------------     -----------------       -----------------
BALANCE SHEET DATA:

WORKING CAPITAL
(DEFICIT)........................    $  3,017          ($   4)               ($    20)            ($    41)
TOTAL ASSETS.....................       8,887           1,614                   1,577                1,455
TOTAL LIABILITIES................       3,032               4                      24                   41
TOTAL STOCKHOLDERS'
  EQUITY.........................       5,855           1,610                   1,553                1,414

                                                         CUMULATIVE
                                                           PERIOD
                                                        FROM INCEPTION
                           THREE MONTHS   THREE MONTHS   (OCTOBER 4,                                                     CUMULATIVE
FH                             ENDED          ENDED       1993) TO        YEAR ENDED       YEAR ENDED                    PERIOD FROM
                             MARCH 31,      MARCH 31,     MARCH 31,      DECEMBER 31,     DECEMBER 31,    YEAR ENDED    INCEPTION TO
                               1996           1995          1996             1995             1994       DECEMBER 31,   DECEMBER 31,
                          -------------- -------------- -------------- ---------------- ---------------  ------------   ------------
                                                                                                             1993           1995
                                                                                                             ----           ----
STATEMENT OF DEVELOPMENT
STAGE OPERATIONS DATA:
REVENUE......................$      --         $  --           $  --            $   --          $   --          $   --     $     --
LOSS FROM OPERATIONS.........     (249)          (94)         (1,025)             (378)           (344)            (53)        (775)
NET INCOME (LOSS)............      (77)           42             (37)              116             (24)            (53)          40
NET INCOME (LOSS) PER SHARE..     (.02)          .01            (.01)              .03            (.01)           (.04)         .01
WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING................3,344,000     3,344,000       2,961,593         3,344,000       2,870,061       1,389,000    2,919,104

                             MARCH 31, 1996            DECEMBER 31, 1995            DECEMBER 31, 1994            DECEMBER 31, 1993
                             --------------            -----------------            -----------------            -----------------
BALANCE SHEET DATA:
WORKING CAPITAL..........    $10,138                   $10,215                      $10,100                      $(172)
TOTAL ASSETS.............     10,211                    10,306                       10,134                        187
TOTAL LIABILITIES........         68                        86                           30                        202
REDEEMABLE
COMMON STOCK.............      3,042                     3,065                        3,030                          0
TOTAL STOCKHOLDERS'
  EQUITY.................      7,101                     7,155                        7,074                        (15)


                   SELECTED PRO FORMA COMBINED FINANCIAL DATA

            The following unaudited pro forma combined balance sheet data as of March 31, 1996 and the unaudited pro forma combined statements of development stage operations data for the three months ended March 31, 1996 and the year ended December 31, 1995 give effect to the Merger of Pan Am and FH. The historical financial information of Pan Am for the year ended December 31, 1995 reflects the historical financial information of Pan American World Airways, Inc., a Delaware corporation and Pan Am Corporation, a Florida corporation (collectively, the "Predecessor Company"). This information should be read in conjunction with the historical financial statements and notes thereto, which are included elsewhere in this Joint Proxy Statement-Prospectus. The pro forma financial data are provided for comparative purposes only and do not purport to be indicative of the results which actually would have been obtained if the Merger had been effected on the date indicated or of those results which may be obtained in the future.

            The Merger has been accounted for as a capital transaction equivalent to the issuance of stock by Pan Am for FH's net monetary assets, accompanied by a recapitalization of Pan Am.

            The pro forma adjustments are described in the accompanying notes to unaudited pro forma combined financial data. The unaudited pro forma combined financial data assume the Merger had occurred (i) January 1, 1995 for the purposes of pro forma combined statements of development stage operations data for the three months ended March 31, 1996 and the year ended December 31, 1995 and (ii) as of March 31, 1996 for the purposes of the pro forma combined balance sheet data. See "Summary-Selected Historical Financial Data," "-Comparative Per Share Data," and "Pro Forma Combined Financial Information."

                                                                              PRO FORMA REFLECTING
                                                                             FH AFTER GIVING EFFECT
                                                                                 TO THE MERGER
                                                               -----------------------------------------------
                                                                          (IN THOUSANDS EXCEPT SHARE DATA)
                                                                                  (UNAUDITED)
                                                                THREE MONTHS
                                                                    ENDED                       YEAR ENDED
                                                               MARCH 31, 1996                DECEMBER 31, 1995
                                                               --------------                -----------------

COMBINED STATEMENT OF DEVELOPMENT STAGE
OPERATIONS DATA: (d)

   Revenues.............................................         $       --                      $       2

   Net Loss.............................................               (993)(c)                        (58)(c)

   Net loss per common share............................               (.16)(c)                       (.02)(c)

   Weighted average number
     of common shares outstanding.......................          6,192,068                      3,344,750


Combined Balance Sheet Data:(d)(e)                             MARCH 31, 1996
                                                               --------------

   Working capital......................................         $  13,155

  Total assets..........................................            19,098

   Total liabilities....................................             3,100

   Shareholders' equity ................................            15,998(a)

   Book value per common share..........................              2.58(b)


See notes on the following page

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

Pro forma adjustments were made:

(a) To reflect the redeemable common stock as if each of the non-affiliated FH Shareholders approved the Merger. If less than 30% of non-affiliated FH Shareholders vote against approval of the Merger and if the Merger is consummated, FH will utilize funds held in escrow and redeem such shares at their Redemption Value. The Redemption Value as of March 31, 1996 was $5.19 per share.

(b) The pro forma combined book value per common share is computed by dividing the sum of historical stockholders' equity of Pan Am and FH as adjusted for note (a) by the sum of the historical number of common shares outstanding of Pan Am and FH.

(c) To eliminate income tax expense since on a pro forma combined basis there is a net tax loss.

(d) Pro forma combined financial data does not reflect the difference between the fair value and the $1 exercise price of options granted (276,821 shares) which are exercisable upon consummation of the Merger. Such difference will be recorded as an expense upon consummation of the Merger based upon the fair value on that date.

(e) Pro forma combined balance sheet at March 31, 1996 does not include approximately $16,300,000 of cash received and 4,713,123 shares of common stock issued as part of Pan Am's private offerings.

                         FROST HANNA MERGERS GROUP, INC.
                                       AND
                        PAN AMERICAN WORLD AIRWAYS, INC.

                                  =============

                        JOINT PROXY STATEMENT-PROSPECTUS

                                  INTRODUCTION

            This Joint Proxy Statement-Prospectus is being furnished to the shareholders of Frost Hanna Mergers Group, Inc., a Florida corporation ("FH"), in connection with the solicitation of proxies by the Board of Directors of FH from holders of issued and outstanding shares of common stock of FH, par value $.0001 per share (the "FH Common Stock"), for use at a Special Meeting of Shareholders of FH and any adjournments or postponements thereof (the "FH Special Meeting"), and to shareholders of Pan American World Airways, Inc., a Florida corporation ("Pan Am"), in connection with the solicitation of proxies by the Board of Directors of Pan Am from holders of issued and outstanding shares of common stock of Pan Am, par value $.0001 per share (the "Pan Am Common Stock"), for use at a Special Meeting of Shareholders of Pan Am and any adjournments or postponements thereof (the "Pan Am Special Meeting"). This Joint Proxy Statement-Prospectus of FH and Pan Am also constitutes the prospectus of FH for the issuance of FH Common Stock in connection with the Merger.

            The FH Special Meeting and the Pan Am Special Meeting will be held on the date, at the time and in the location, and will be held to consider the matters set forth under the section entitled "The Special Meetings." At the FH Special Meeting and the Pan Am Special Meeting, the shareholders of FH Common Stock (the "FH Shareholders") and Pan Am Common Stock (the "Pan Am Shareholders"), respectively, will be asked to consider and vote upon, among other things, a proposal to approve an Acquisition Agreement, dated March 13, 1996 (the "Merger Agreement"), by and among FH, PA Acquisition Corporation, a Florida corporation and a wholly-owned subsidiary of FH ("FH Sub"), and Pan Am, pursuant to which, among other things, FH Sub will merge with and into Pan Am (the "Merger").

            As a result of the Merger, and the transactions contemplated thereby, as more fully set forth in the Merger Agreement, (i) FH's name will be changed to "Pan Am Corporation"; (ii) Pan Am will become a wholly-owned subsidiary corporation of FH; (iii) each share of Pan Am Common Stock will be converted into and become exchangeable for one share of FH Common Stock (the "Exchange Ratio") and, as a result, FH will issue 7,561,191 shares of FH Common Stock, to the owners of all of the issued and outstanding shares of capital stock of Pan Am, which will constitute approximately 69% of the then outstanding shares of FH Common Stock, without giving effect to the issuance of 1,757,739 shares of FH Common Stock issuable, subsequent to the Merger, upon exercise of certain warrants and options held by (a) the Underwriter of FH's initial public offering (170,000 shares) and (b) by existing Pan Am Shareholders (1,587,739 shares); and (iv) the executive officers of Pan Am, immediately prior to the consummation of the Merger will, following the Merger, be the executive officers of FH, and the directors of Pan Am along with certain current directors of FH, will, following the Merger, be the directors of FH.

            Approval of the Merger Agreement by the FH Shareholders and Pan Am Shareholders also will constitute their (i) approval of the assumption by FH of the Pan American World Airways, Inc. 1996 Stock Option Plan (the "Pan Am 1996 Option Plan") and (ii) approval and ratification of the amendments to the Pan Am 1996 Option Plan necessary to reflect such assumption and to each unexpired and unexercised option and warrant (collectively, together with options granted and available for grant under the Pan Am 1996 Option Plan, the "Pan Am Options") to acquire Pan Am Common Stock so that such Pan Am Options will, following consummation of the Merger, be exercisable for shares of FH Common Stock. See "The Proposed Merger --Interests of Certain Persons in the Merger -- Stock Options and Warrants of Pan Am" and "Proposal to Authorize the Pan American World Airways, Inc. 1996 Stock Option Plan"

            The Boards of Directors of FH and Pan Am, respectively, have approved the Merger Agreement and the transactions contemplated thereby and recommend that their respective shareholders vote for the proposals concerning the Merger described in this Joint Proxy Statement-Prospectus. For a discussion of the factors considered by FH's and Pan Am's respective Boards of Directors in approving the Merger, the Merger Agreement and the transactions contemplated thereby, see "The Proposed Merger -- Recommendations of the Boards of Directors and Reasons for the Merger" and "-- Opinion of FH's Financial Advisor." The Boards of Directors of FH and Pan Am, respectively, know of no business that will be presented for consideration at the FH Special Meeting or the Pan Am Special Meeting, other than the matters described in this Joint Proxy Statement-Prospectus. If any other matters are properly presented at either of such meetings, proxies will be voted in the discretion of the proxy holders.

                                  RISK FACTORS

             THE BUSINESS TO BE CONDUCTED BY FH SUBSEQUENT TO THE CONSUMMATION OF THE MERGER INVOLVES CERTAIN ELEMENTS OF RISK, INCLUDING, BUT NOT LIMITED TO, THE FACTORS DISCUSSED BELOW.

             In addition to the other information contained in this Joint Proxy Statement-Prospectus, FH Shareholders and Pan Am Shareholders should review carefully the following considerations in deciding whether to vote in favor of approval of the Merger.

RISKS RELATING TO PAN AM

             DEVELOPMENT STAGE ENTERPRISE; UNCERTAINTY AS TO COMMENCEMENT OF AIRLINE OPERATIONS. Pan Am is a development stage enterprise that has devoted substantially all its efforts since inception to establishing its business. Pan Am has not commenced operations and will be unable to do so unless and until it obtains requisite governmental approvals and licenses. Prior to commencement of airline operations, Pan Am must develop and implement systems, standards and procedures for its contemplated operations. There can be no assurance that Pan Am will be able to complete all of these matters in a timely manner, or at all, in order to allow Pan Am to commence airline operations. Pan Am will not generate any operating revenues until the commencement of airline operations, but will nevertheless continue to incur expenses until then. However, it should be noted that the consummation of the Merger is subject to the satisfaction, of a number of conditions, including but not limited to, the requirement that all licenses required to be procured from, among other persons and entities, the DOT and the FAA, in order for Pan Am to commence operations as an air carrier in a manner substantially in accordance with the applications made to the FAA and the DOT, shall have been procured without unduly burdensome conditions or restrictions. Nevertheless, the FH Board has the discretion to waive these conditions. Pan Am is not a successor to nor should Pan Am be confused with Pan American World Airways, Inc., a New York corporation ("Former Pan Am"), which ceased operations in 1991. As discussed elsewhere herein, Pan Am is a newly formed closely held Florida corporation, entirely distinct from the publicly-held Former Pan Am. The rights and obligations of the Former Pan Am were discharged in bankruptcy. As part of the bankruptcy proceedings, Pan Am indirectly purchased the various "Pan Am" tradenames, trademarks and other intellectual property rights previously owned by the Former Pan Am. In addition, certain of Pan Am's employees, including Mr. Martin Shugrue, President and Chief Executive Officer of Pan Am, were once employed by the Former Pan Am. However, Pan Am has no other association with the Former Pan Am.

             NEED FOR ADDITIONAL FINANCING. Pan Am's business is capital intensive and Pan Am's capital requirements are expected to increase significantly in connection with the commencement of its operations. Pan Am intends to use a substantial portion of the proceeds to be received pursuant to the Merger to cover working capital expenses during the commencement of airline operations. Pan Am anticipates, based on currently proposed plans and assumptions relating to its operations, that its current working capital, the proceeds from the Merger, and the proceeds from certain advances relating to future ticket sales and projected cash flow from operations will be sufficient to satisfy its contemplated cash requirements for at least 12 months following the consummation of the Merger. In the event Pan Am's plans change or its assumptions change or prove to be inaccurate, or if the proceeds from the Merger, such advances or projected cash flow prove to be insufficient, Pan Am may be required to seek additional financing or curtail its growth activities. To the extent Pan Am incurs indebtedness, Pan Am will be subject to risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. Pan Am has no current arrangements with respect to, or sources of, additional financing and it is not anticipated that existing shareholders will provide any portion of Pan Am's future financing requirements. There can be no assurance that additional financing will be available to Pan Am on acceptable terms, or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Pan Am."

             OPERATING PLAN. Pan Am's success will depend primarily on the extent to which its assumptions as to future revenues and costs prove to be correct. Those assumptions are based on the management of Pan Am's knowledge and experience and on historical industry data available from government sources. No independent market studies have been conducted concerning the extent to which travelers would use Pan Am's proposed airline services, nor are any such studies planned. Although many of Pan Am's managerial and supervisory personnel have had substantial airline industry experience and some have worked together in the past, Pan Am has no operating history. Pan Am's operating plan also is based on existing market conditions for airline service to the routes it initially intends to service. Pan Am's routes could become uneconomical if the economies of its market area or other parts of the United States deteriorate. Accordingly, there is no firm basis, other than the management of Pan Am's judgment, on which to estimate the volume of passenger traffic or the amount of revenues Pan Am's planned operations will generate.

             REGULATION. Pan Am will be an air carrier subject to the jurisdiction of and regulation by the DOT and the FAA under the Aviation Act. The DOT is primarily responsible for regulating economic aspects of air transportation including, but not limited to, air carrier certification and fitness, insurance, leasing arrangements, allocation of route rights, authorization of proposed scheduled and charter operations, tariffs, consumer protection, unfair methods of competition, unjust discrimination, and deceptive practices. The DOT is authorized to prescribe forms of account, to require reports from air carriers, to review and approve/disapprove contracts between carriers for cooperative purposes, and to inspect a carrier's books, records, and property. The DOT also has authority to investigate and institute proceedings for the enforcement of the Aviation Act and its economic regulations, and may in certain circumstances assess civil penalties, revoke a carrier's operating authority, and/or seek criminal sanctions.

             In authorizing air carrier services, the DOT must determine whether a carrier is fit, willing, and able to engage in the air transportation services it has proposed and to comply with the requirements of the Aviation Act and related regulations, and that the air transportation services proposed are consistent with the public convenience and necessity. In determining an air carrier's fitness, the DOT primarily examines managerial competence, operating and financial plans and compliance disposition. Certificates issued by the DOT (a "DOT Certificate") confer no proprietary rights on the certificate holder. The DOT may impose conditions or restrictions on the certificates it issues; the DOT may also modify, amend, or revoke such certificates. Certificates may be revoked for various reasons including the willful failure to comply with the certificate's terms, statutory provisions, or the orders, rules or regulations of the DOT.

             Pan Am must obtain a DOT Certificate and has applied for a DOT Certificate in March 1996 in order to commence airline operations in August 1996. Although Pan Am expects to satisfy all DOT requirements, there can be no assurance that Pan Am will be able to obtain a DOT Certificate in a timely manner, if at all. In addition, although Pan Am is not a successor to Former Pan Am, an association of family members of certain victims of the 1988 terrorist bombing of a Former Pan Am 747 over Lockerbie, Scotland have indicated that they intend to oppose Pan Am's DOT Certificate application, which may delay the DOT approval process. As of April 26, 1996, the deadline for submissions of responses to Pan Am's application for a DOT Certificate, two individuals had filed objections.

             Pan Am is also subject to the jurisdiction of and regulation by the FAA primarily with respect to aircraft maintenance and operations generally, including flight operations, equipment maintenance, aircraft noise, ground facilities and equipment, flight dispatch, communications, training and licensing of flight crews, maintenance and flight dispatch personnel, flight time, aircraft registration and inspection and other matters relating to air safety. The FAA requires each air carrier to obtain and maintain an operating certificate and certificates of airworthiness for all of its aircraft. The FAA has the authority to suspend temporarily or revoke permanently the operating authority and certificates of Pan Am or its licensed personnel for failure to comply with FAA regulations and to assess civil penalties for such failures. Pan Am applied for an FAA certificate in March 1996. Pan Am's flight personnel, flight and emergency procedures, aircraft and maintenance facilities will be subject to periodic inspections and tests by the FAA. Pan Am believes that the FAA often applies strict scrutiny to the operations of small, newer airlines to ensure proper compliance with FAA regulations making them susceptible to regulatory demands that can negatively impact their operations. Pan Am applied for an FAA Certificate in March 1996 and management believes that it will be able to secure the necessary authorization; however, delays in doing so will require the postponement of the commencement of Pan Am's airline operations.

             The DOT and FAA also have authority under the Aviation Safety and Noise Abatement Act of 1979, as amended, under the Airport Noise and Capacity Act of 1990 and, along with the Environmental Protection Agency, under the Clean Air Act, as amended, to monitor and regulate aircraft engine noise and exhaust emissions. All air carriers are also subject to certain provisions of the Communications Act of 1934, as amended, because of their extensive use of radio and other communication facilities, and are required to obtain an aeronautical radio license from the Federal Communications Commission ("FCC"). To the extent that Pan Am is subject to FCC requirements, it will need to comply with those requirements.

             Pan Am will also be subject to the state and local laws and regulations at locations where it intends to operate and the regulations of various local authorities operating the airports it will serve. For example, local governments and authorities in certain markets have adopted regulations governing various aspects of aircraft operations, including noise abatement, curfews, and use of airport facilities. Pan Am's operations will be, and may become, subject to additional regulatory requirements. From time to time, legislation is proposed in Congress, state legislatures, and local governments, and regulations are proposed by the DOT, FAA, and other government agencies, which could materially impact Pan Am's operations and financial condition.

             Given the recent ValuJet crash and the current concern for airline safety, Pan Am and other new entrant airlines will likely come under increased scrutiny from various governmental agencies, including without limitation, the DOT and the FAA. It appears that companies that outsource maintenance operations may receive particular hightened attention. Additionally, as a result of such crash, it has been suggested that the FAA will be substantially restructured. It is impossible for Pan Am to predict the impact of such increased scrutiny or restructuring on its ability to timely procure all required licenses from governmental agencies or upon its future operations.

             COMPETITION. Pan Am faces significant and varying competition from a large number of airlines. Pan Am's competitors include many airlines which are larger and have greater financial resources than Pan Am. Pan Am also faces competition from other carriers pursuing low-cost/low-fare strategies similar to that of Pan Am. Carriers compete for travel customers in a variety of ways, including wholesaling discounted seats to tour operators, promoting to travel agents prepackaged tours for sale to retail customers, and selling discounted, excursion airfare products to the public. As a result, Pan Am generally must compete for customers against the lowest revenue-generating seats of other airlines. Other airlines may meet or price their fares below Pan Am's fares or introduce new non-stop service between cities served by Pan Am and prevent Pan Am from attaining load factors necessary to maintain profitable operations. Pan Am's ability to compete successfully on the basis of price depends on its ability to operate at costs equal to or lower than its competitors or potential competitors. In addition, competitors with greater financial resources than Pan Am may have the financial capacity to price their fares below Pan Am's fares or increase their service on routes served by Pan Am, which could adversely affect Pan Am's profitability. In this regard, competitors are more likely to react to competition on long-haul routes such as the ones Pan Am intends to service as such routes tend to be the most profitable. Apart from the need for certain government licenses and the need for and the availability of financing, there are few barriers to entry into the airline business in the United States. Since 1990, the DOT has received in excess of 45 new applications for approval to operate a scheduled airline and in excess of 38 new applications for approval to operate as a charter or cargo carrier. A number of small airlines with low-cost/low-fare strategies have commenced operations in recent years. Pan Am may face competition from existing and new start-up airlines in selected markets from time to time.

             RISKS ASSOCIATED WITH GROWTH. Once in operation, Pan Am intends to expand its operations as it adds aircraft to its fleet and enters new markets. Pan Am's growth may also take the form of acquisitions or mergers with other airline operations. The resulting growth in Pan Am's operations may strain Pan Am's management and operational resources. Pan Am's future success will depend in large part upon its ability to expand and manage its organization as its operations expand. Pan Am's failure to manage growth effectively could have a materially adverse effect on Pan Am's results of operations and financial condition and on its ability to execute its expansion plans.

             LIMITED NUMBER OF AIRCRAFT AND ROUTES. Pan Am intends to commence operations by leasing three A-300-B4 aircraft and leasing additional A-300-B4 aircraft, if market or other conditions justify leasing additional aircraft. Because of its small fleet size and limited number of routes, Pan Am may be at a competitive disadvantage compared to other airlines who can spread their operating costs across more equipment and routes and retain connecting traffic (and revenue) within their much more extensive route networks. Pan Am will only have a limited capability to place spare aircraft into service if necessary. In the event of breakdown or other unscheduled maintenance on Pan Am's aircraft at locations on Pan Am's route system where Pan Am does not have maintenance employees, Pan Am expects to enter into agreements with contractors to perform maintenance at such locations. The contractors will have FAA certified mechanics who are qualified to perform emergency maintenance and repairs. If the breakdown were to require special parts not stocked by the contractor, an additional delay could be incurred while necessary parts were delivered to the site. Since reliable service is important to Pan Am's business, any interruption of service as a result of maintenance requirements or equipment problems could materially and adversely affect Pan Am's service and reputation.

             TRADEMARK MATTERS. Pan Am believes that one of its principal assets are the various "Pan Am" trade names, trademarks and other intellectual property rights (collectively, the "Pan Am Intellectual Property") acquired in December 1993 indirectly from Former Pan Am. There can be no assurance that Pan Am will have the financial and other resources necessary to enforce the Pan Am Intellectual Property from infringement by others. In addition, while Pan Am has recorded all registered trademarks included in the Pan Am Intellectual Property with the United States Patent and Trademark Office, it has until recently been unable to effect certain foreign registrations because of the failure of Eclipse Holdings, Inc. ("Eclipse") to execute and deliver certain assignments. Eclipse had initially submitted the winning bid in bankruptcy court to purchase the Pan Am Intellectual Property, but was unable to secure financing for its bid and subsequently assigned its rights to purchase the Pan Am Intellectual Property to Pan Am. Pan Am has an action against Eclipse seeking to compel Eclipse to execute and deliver the required assignment documentation. Pursuant to such action, Eclipse was compelled to execute such assignment documentation. Eclipse has appealed such order. Additionally, Eclipse has filed an action against Pan Am challenging Pan Am's ownership to the Pan Am Intellectual Property. Pan Am management believes that this action will be resolved in Pan Am's favor and that the likelihood of an unfavorable outcome for Pan Am in this matter is remote. However, in the unlikely event that Pan Am does not prevail in that action, the loss of Pan Am's rights to the Pan Am Intellectual Property would have a material adverse effect on Pan Am. See "Description of Pan Am -- Trademarks" and "-- Legal Matters." In addition, although Pan Am is not a successor to Former Pan Am, certain foreign creditors of Former Pan Am might seek within their foreign jurisdictions to recover debts of Former Pan Am from Pan Am and Pan Am's property (including the Pan Am Intellectual Property) might be subject to attachment or seizure on a "successor liability" theory if Pan Am were to commence operations in certain foreign countries. Pan Am management does not have any plans to commence operations in any foreign countries where this may be a problem and does not believe that any such claims are meritorious.

             DEPENDENCE ON KEY PERSONNEL. Pan Am is dependent on the active participation of its principal executive officers. Pan Am has entered into an employment agreement with Mr. Martin Shugrue, President and Chief Executive Officer of Pan Am, and intends to obtain a key person life insurance policy on Mr. Shugrue. However, the loss of services of Mr. Shugrue or any other of Pan Am's principal executive officers could materially and adversely affect the business of Pan Am and its future prospects. In addition, Pan Am's ability to successfully commence operations will be dependent upon its ability to attract and retain additional qualified management personnel. Competition for qualified management personnel in the airline industry is intense, and there can be no assurance that Pan Am will be able to attract and retain such personnel.

             AIRPORT AND GATE ACCESS. Pan Am plans to establish a limited number of routes to provide non-stop service from JFK to Los Angeles, San Francisco, Miami and Chicago. Presently, operations at a number of airports, including JFK and Chicago-O'Hare, which Pan Am intends to service are regulated by governmental authorities through "slot" allocations. Each slot represents governmental authorization to take off or land at the particular airport during a specified time period. Slots may be purchased or leased from their current owners and leasees. There can be no assurance that Pan Am will be able to obtain slots at JFK and Chicago-O'Hare at acceptable prices or for suitable times. Moreover, any other condition such as operating curfews, that would deny or limit Pan Am's access to the airports that Pan Am intends to utilize or that diminishes the desire or ability of potential customers to travel between any of those cities may have a materially adverse effect on Pan Am's business. In addition, Pan Am will be required to acquire gate access at each airport. Gates may be limited in some airports, which would adversely affect Pan Am's operations.

             AVAILABILITY OF AIRCRAFT. Pan Am has entered into definitive lease agreements to lease the initial three A-300-B4 aircraft required to commence airline operations. Although management believes there is currently an adequate supply of A-300-B4 aircraft available for lease at favorable prices and terms, Pan Am cannot predict how long these conditions will continue, and additional aircraft may not be available on satisfactory terms or at the time needed for additional growth. Such potential unavailability of additional aircraft for lease at favorable prices and terms could adversely impact Pan Am's ability to expand its operation.

             EMPLOYEE RELATIONS. Pan Am's operating plan is based in part on the premise that it will operate initially with lower personnel costs than many established airlines principally due significantly to lower base salaries of personnel. There can be no assurance that Pan Am will be able to attract and retain qualified personnel at these lower base salaries or if realized that, any such advantages would exist for any extended period of time. Pan Am's employees initially will not be represented by a labor union. If unionization of Pan Am's employees occurs, Pan Am's costs could materially increase.

             RELIANCE ON OTHERS. Pan Am will enter into agreements with contractors, which may include other airlines, to provide certain facilities and services required for its operations, including among others, ground facilities, aircraft maintenance, ticketing, baggage handling and other ground services. Not all outsourcing agreements have been entered into, and there is no assurance that Pan Am will be able to contract for all of the facilities and services it may require. Even if entered into, these agreements may be subject to termination. The efficiency, timeliness and quality of contract services is beyond Pan Am's direct control. If the cost to Pan Am of contract services increases substantially, Pan Am's operating results would be adversely affected.

             ACQUISITIONS AND OTHER CORPORATE TRANSACTIONS. Pan Am intends to expand its operations through internal growth as well as the acquisition of or merger with other airline operators, and may engage in preliminary discussions with certain companies with respect to various acquisitions which could result in material changes in Pan Am's financial condition and operating results. As consideration for any future acquisition, Pan Am may pay cash, incur indebtedness or issue debt or equity securities. Pan Am does not intend to seek shareholder approval for any such acquisitions unless required by law or the rules of the securities exchange upon which FH Common Stock is traded.

RISKS RELATING TO THE AIRLINE INDUSTRY GENERALLY

             EFFECT OF GENERAL ECONOMIC CONDITIONS. The airline industry is significantly affected by general economic conditions. Because a substantial portion of business and personal airline travel is discretionary, the industry tends to experience severe adverse financial results during general economic downturns. During the last recession, most airlines reduced fares in an effort to increase traffic. Economic and competitive conditions since deregulation of the airline industry in 1978 have contributed to a number of bankruptcies and liquidations among airlines. A worsening of current economic conditions, or an extended period of recession nationally or regionally, could have a materially adverse effect on Pan Am's operations.

             SEASONALITY OF BUSINESS. The airline business is significantly affected by seasonal factors. As a result, Pan Am may experience reduced demand during the second and fourth quarters, which are typically slower periods for the airline industry. Pan Am's business would also be adversely affected by unusual weather conditions that interrupt flight service.

             LOW MARGIN AND FIXED COST BUSINESS. The airline industry is characterized by low gross profit margins, with fixed costs that are high in relation to revenues. Accordingly, a significant shortfall from expected revenue levels could have a material adverse effect on Pan Am's profitability.

             FUEL. Fuel is a major component of operating expense for all airlines. Both the cost and availability of fuel are subject to many economic and political factors and events occurring throughout the world. Pan Am estimates its fuel costs at between 20% and 25% of total expenses, although these estimates are dependent upon global energy prices. Aviation fuel costs are quite volatile and reached over 30% of industry-wide costs in the early 1980s. Pan Am has no agreement with any fuel suppliers assuring the availability and price stability of fuel. In addition, a 4.3 cents-per-gallon increase in the federal tax on aircraft fuel became effective as of October 1, 1995. As a result of the foregoing, the future cost and availability of fuel to Pan Am cannot be predicted, and substantial price increases or the unavailability of adequate fuel supplies could have a material adverse effect on Pan Am's operations and profitability. In addition, larger airlines may have a competitive advantage because they pay lower prices for higher quantities of fuel. Pan Am intends generally to follow industry trends by raising fares in response to significant fuel price increases. However, Pan Am's ability to pass on increased fuel costs through fare increases may be limited by economic and competitive conditions.

RISKS RELATING TO FH GENERALLY

             BENEFITS TO FH'S OFFICERS AND DIRECTORS. Subsequent to the consummation of the Merger, the shares of FH Common Stock owned by the officers and directors of FH and currently held in escrow (i.e., 300,000, shares owned each of by Messrs. Richard Frost, Mark Hanna, Donald Baxter and Dr. Marshal Rosenberg respectively) by American Stock Transfer & Trust Company will be delivered to such respective officers and directors thereby affording the officers and directors the opportunity to, subject to certain legal restrictions on resale, sell their shares of FH Common Stock. Subsequent to the consummation of the Merger, Messrs. Frost, Hanna, Baxter and Dr. Rosenberg shall each own approximately 3% of FH without giving effect to the issuance of 1,757,739 shares of FH Common Stock upon the exercise of the certain outstanding options and warrants.

             DILUTION. Assuming 29.99% of the holders of shares of FH Common Stock initially purchased in FH's initial public offering of equity securities (each, a "non-affiliated FH shareholder") elect to redeem their shares, the dilution in the net tangible book value of FH would be $.03 per share (not giving effect to approximately 16,300,000 in cash received and 4,713,123 shares of Pan Am Common Stock issued as part of Pan Am's private offerings completed in April 1996). See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Pan Am."

             CONTROL BY CERTAIN SHAREHOLDERS. Following the consummation of the Merger, the existing Pan Am Shareholders, by virtue of their direct ownership, will collectively own approximately 69% of the outstanding FH Common Stock, without giving effect to the issuance of 1,757,739 shares of FH Common Stock upon the exercise of certain outstanding options and warrants. Accordingly, following the consummation of the Merger, the existing Pan Am Shareholders will be able to control the election of the FH Board and thereby direct the policies of FH. Additionally, pursuant to the terms of the Merger Agreement, FH has agreed to cause seven persons to be elected as directors of FH as follows: the five current members of the Pan Am Board and two current members of the FH Board, such election to become effective upon consummation of the Merger. Further, the executive officers of Pan Am immediately prior to the Effective Time, will, following the Merger, be the officers of FH.

             INHERENT UNCERTAINTIES WITH RESPECT TO THE FAIRNESS OPINION. Mr. Harris K. Herman rendered an opinion to FH that, as of the date the opinion was rendered (May 7, 1996), the Exchange Ratio was fair, from a financial point of view, to the shareholders of FH. See "Opinions of FH's Financial Advisor." In rendering his opinion, Mr. Harris assumed and relied upon the completeness and accuracy of all financial and other information reviewed by him that was publicly available, furnished or otherwise communicated to him by or on behalf of the officers, directors, employees, attorneys and counsel of FH or of Pan Am, without an independent investigation of such information. Mr. Herman did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Pan Am, nor was he furnished with any such evaluation or appraisal. Similarly, Mr. Herman assumed that the Pan Am financial forecasts which he examined were reasonably prepared on bases reflecting the best currently available estimates of the management of Pan Am as to the future financial performance of Pan Am. Additionally, in his analyses, Mr. Herman made numerous assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of FH and Pan Am. The methods and assumptions used by Mr. Herman in his analyses and the methods, assumptions and estimates used by management of Pan Am in its projections were those that each of them concluded were appropriate. There can be no assurance that such assumptions, methods and estimates will prove correct or that other or different assumptions, methods or estimates might not have been more appropriate. Further, even if such methods, assumptions and estimates were correct and reasonable as of the date of the rendering of Mr. Herman's opinion, many of them are beyond the control of FH and Pan Am and, accordingly, are not necessarily indicative of future results or actual values, which may vary materially and adversely from estimates. Finally, Mr. Herman has no obligation to update his opinion. Accordingly, certain factors may change from the date he rendered his opinion through the date of the Merger, which could have materially and adversely impacted his opinion or even his ability to render such opinion.

             SHARES ELIGIBLE FOR FUTURE SALE. Upon consummation of the Merger, 10,905,191 shares of FH Common Stock are expected to be outstanding, in addition to options and warrants to purchase an additional 1,757,739 shares of FH Common Stock. All of the approximately 1,955,000 shares of FH Common Stock held by non-affiliated FH Shareholders are freely transferrable without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the remaining 1,389,000 shares of FH Common Stock held by FH Shareholders are eligible for sale under Rule 144, promulgated under the Securities Act. The FH Common Stock to be received by the Pan Am Shareholders upon consummation of the Merger has been registered under the Securities Act and accordingly will be freely transferable by the shareholders of Pan Am not deemed to be "Affiliates" of Pan Am.

             VOLATILITY OF STOCK PRICE. Prior to the Merger, there has been no public market for the equity securities of Pan Am and there can be no assurances that an active trading market for the FH Common Stock will develop or be sustained subsequent to the Merger. The market price of the FH Common Stock could be subject to significant fluctuations in response to FH's operating results and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that either have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the FH Common Stock.

             NO DIVIDENDS. FH has never paid cash dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. FH intends to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business following the Merger. See "The Proposed Merger -- Operations after the Merger -- Dividends" and "Description of FH's Securities."

             OTC BULLETIN BOARD. The FH Common Stock is currently quoted on the OTC Bulletin Board under the symbol "FHMG." There is currently no established trading market for the shares of FH Common Stock and there can be no assurances that an established trading market will develop.

             CERTAIN PROVISIONS OF FH'S ARTICLES OF INCORPORATION. FH's Articles of Incorporation provide, among other things, that (i) officers and directors of FH will be indemnified to the fullest extent permitted under Florida law; and
(ii) FH shall not be governed by Sections 607.0901 and 607.0902 of the Florida Business Corporation Act (the "FBCA") and other laws relating thereto (the "Anti-Takeover Sections").

             As a result of FH's election not to be governed by the Anti-Takeover Sections, FH will not be subject to the provisions of Florida law which require that certain transactions between a Florida corporation and an "interested shareholder" or any affiliate of the "interested shareholder" be approved by two-thirds of such corporation's outstanding shares. An "interested shareholder" as defined in Section 607.0901 of the FBCA is any person who is the beneficial owner of more than 10% of the outstanding shares of a corporation who is entitled to vote generally in the election of directors. Since neither Pan Am nor any of its shareholders own 10% or more of the outstanding FH Common Stock, these provisions of the Anti-Takeover Sections would, nevertheless, not impact the Merger or the required vote thereon. In addition, because of FH's election not to be governed by the Anti-Takeover Sections, FH will not be subject to the provisions of Florida law which provide that a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless the voting rights are approved by a majority of the shares entitled to vote, excluding interested shares.

             AUTHORIZATION OF PREFERRED STOCK. The FH shareholders are being asked to consider and vote upon a proposal to amend and restate FH's Articles of Incorporation to provide for an authorized class of Preferred Stock consisting of 100,000,000 shares, par value $.0001 per share (the "Preferred Stock"), with rights, preferences and designations of such shares to be determined by the Board of Directors (the "Preferred Stock Amendment"). Accordingly, if FH becomes authorized to issue the Preferred Stock, the FH Board will be empowered, without shareholder approval, to issue the Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of FH Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging and delaying or preventing a change of control of FH. Although FH has no present intention to issue any shares of Preferred Stock, there can be no assurances that FH will not do so in the future. See "Proposals to Amend and Restate FH Articles of Incorporation."

            ADOPTION OF RESTRICTIONS ON FOREIGN OWNERSHIP OF FH COMMON STOCK. If the Merger is consummated, FH will become subject to the provisions of the Federal Aviation Act which currently prohibit non-United States citizens from owning more than 25% of the voting interest of any company which owns a United States air carrier. The FH shareholders are being asked to consider and vote upon a proposal to amend and restate FH's Articles of Incorporation to provide for certain restrictions on the voting powers of FH Common Stock owned or controlled by non-United States citizens and consistent with the requirements of the Federal Aviation Act (the "Foreign Ownership Amendment"). Accordingly, if those restrictions become authorized, the ability of FH shareholders to sell or transfer their shares to non-United States citizens could be adversely affected. In addition, in the event that the restrictions are adopted, the assumption of control of FH by non-United States citizens may be rendered more difficult, even if it is favorable to the interests of the FH shareholders. Accordingly, these restrictions could have an adverse effect upon the value of the FH Common Stock. See "Proposals to Amend and Restate FH Articles of Incorporation -- Foreign Ownership Amendment."

                              THE SPECIAL MEETINGS

PURPOSES OF MEETINGS

             FH. At the FH Special Meeting, the FH Shareholders eligible to vote there at will be asked to consider and vote upon a proposal to (i) approve the Merger Agreement, including approval of the Merger and an amendment to FH's Articles of Incorporation to change FH's name to "Pan Am Corporation;" (ii) approve the Preferred Stock Amendment; (iii) approve the Foreign Ownership Amendment; and (iv) such other business that may properly come before the FH Special Meeting or any adjournment or postponement thereof. Approval and adoption of the Merger Agreement by the FH Shareholders also will constitute (i) the approval of the assumption by FH of the Pan Am 1996 Option Plan and (ii) the approval and ratification of the amendments to the Pan Am 1996 Option Plan necessary to reflect such assumption and to certain outstanding Pan Am executive option agreements and warrant agreements so that all existing Pan Am stock options and warrants will, after the Effective Time, be exercisable for shares of FH Common Stock. See "The Proposed Merger -- Interests of Certain Persons in the Merger -- Stock Options and Warrants of Pan Am." Copies of the Merger Agreement and the Form of Restated Articles of Incorporation of FH are attached as Appendices A and B, respectively, to this Joint Proxy Statement-Prospectus and are incorporated herein by reference.

             THE FH BOARD OF DIRECTORS WITHOUT DISSENT OR ABSTENTION HAS APPROVED THE MERGER, THE PREFERRED STOCK AMENDMENT AND THE FOREIGN OWNERSHIP AMENDMENT AND RECOMMENDS THAT THE FH SHAREHOLDERS VOTE "FOR" THE PROPOSALS TO APPROVE AND ADOPT THE MERGER, THE PREFERRED STOCK AMENDMENT AND THE FOREIGN OWNERSHIP AMENDMENT. FOR A DISCUSSION OF THE FACTORS CONSIDERED BY THE FH BOARD OF DIRECTORS IN APPROVING THE PROPOSAL TO APPROVE THE MERGER, SEE "THE PROPOSED MERGER -- RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER
- -- FH."

             PAN AM. At the Pan Am Special Meeting, the Pan Am Shareholders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, which include, among other things,
(a) FH Sub being merged with and into Pan Am and (b) all of the issued and outstanding shares of Pan Am Common Stock being converted into shares of FH Common Stock; (ii) a proposal to ratify and adopt the Pan Am 1996 Option Plan; and (iii) such other business as may properly come before the Pan Am Special Meeting or any postponement or adjournment thereof. Approval and adoption of the Merger Agreement by the Pan Am Shareholders also will constitute (i) the approval of the assumption of FH of the Pan Am 1996 Option Plan and (ii) the approval and ratification of the amendments to the Pan Am 1996 Option Plan necessary to reflect such assumption and to certain outstanding executive option agreements and warrant agreements so that all Pan Am stock options and warrants will after the Effective Time, be exercisable for shares of FH Common Stock. See "The Proposed Merger -- Interests of Certain Persons in the Merger Stock Options and Warrants of Pan Am," "Proposal to Authorize the Pan American World Airways, Inc. 1996 Stock Option Plan." Copies of the Merger Agreement and the Pan Am 1996 Option Plan are attached as Appendices A and C, respectively, to this Joint Proxy Statement-Prospectus and are incorporated herein by reference.

             Pan Am is not presently aware of any other business to be brought before the Pan Am Special Meeting. If any matters come before the Pan Am Special Meeting which are not directly referred to in this Joint Proxy Statement-Prospectus or the enclosed proxy, including matters incident to the conduct of the Pan Am Special Meeting, the proxy holders will vote the shares represented by the proxies in accordance with the recommendations of Pan Am management.

             THE PAN AM BOARD OF DIRECTORS WITHOUT DISSENT OR ABSTENTION HAS APPROVED THE MERGER AND THE STOCK OPTION PLAN PROPOSAL. FOR A DISCUSSION OF THE FACTORS CONSIDERED BY THE PAN AM BOARD OF DIRECTORS IN APPROVING THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, SEE "THE PROPOSED MERGER --RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER -- PAN AM."

DATE, TIME AND PLACE; RECORD DATE

             FH. The FH Special Meeting is scheduled to be held at 10:00 A.M., local time, on September 4, 1996, at Pan Am's corporate headquarters located at 9300 N.W. 36th Street, Miami, Florida, 33178. The FH Board of Directors has fixed the close of business on August 2, 1996 as the record date (the "FH Record Date") for the determination of holders of FH Common Stock entitled to notice of and to vote at the FH Special Meeting. As of the date of this Joint Proxy Statement-Prospectus, there were 3,344,000 shares of FH Common Stock (held by
73 persons of record) outstanding and entitled to vote. Each share of FH Common Stock is entitled to one vote.

             PAN AM. The Pan Am Special Meeting will be held at 11:00 A.M., local time, on September 4, 1996, at Pan Am's corporate headquarters located at 9300 N.W. 36th Street, Miami, Florida, 33178. Only holders of record of Pan Am Common Stock at the close of business on August 2, 1996 are entitled to receive notice of, and to vote at, the Pan Am Special Meeting. At such Record Date, there were 7,561,191 shares of Pan Am Common Stock outstanding and entitled to vote, with each such share entitled to one vote, and 118 holders of record thereof. As of the Record Date, the directors and executive officers of Pan Am, together with their affiliates, held an aggregate of 2,450,658 shares of Pan Am Common Stock (exclusive of options, warrants or other rights to purchase Pan Am Common Stock), representing approximately 22% of the outstanding shares of Pan Am Common Stock.

VOTE REQUIRED

             FH. Holders of FH Common Stock on the FH Record Date are entitled to one vote for each share of FH Common Stock held by them on any matter that may properly come before the FH Special Meeting. Although applicable Florida law does not require that FH Shareholders approve the Merger, in accordance with the terms of the Prospectus utilized in connection with FH's initial public offering of its equity securities in March 1994 (the "IPO"), and the terms of the Merger Agreement, approval by the FH Shareholders is required to effectuate the Merger or any other exchange of capital stock, asset acquisition or similar business combination (a "Business Combination") involving FH. The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of FH Common Stock is necessary to constitute a quorum at the Special Meeting. The vote of a plurality of the holders of a majority of the shares of FH Common Stock present and entitled to vote at the FH Special Meeting is required to approve and adopt the Merger; provided, further, that the Merger Agreement also requires that less than 30% of the outstanding FH Common Stock held by non-affiliated FH Shareholders must not vote against approval of the Merger. See "The Merger Agreement-Conditions to the Consummation of the Merger." The proposals to adopt the Preferred Stock Amendment and the Foreign Ownership Amendment also require the vote of a plurality of the shares of FH Common Stock present and entitled to vote at the FH Special Meeting. Any abstentions and any broker non-votes will have no effect on the proposals to adopt and approve the Merger, the Preferred Stock Amendment or the Foreign Ownership Amendment.

             FH's directors and executive officers and their respective affiliates, collectively holding an aggregate of approximately 35.9% of the outstanding shares of FH Common Stock before giving effect to the Merger, have agreed, with respect to the proposal to approve the Merger, the Preferred Stock Amendment and the Foreign Ownership Amendment to vote their respective shares of FH Common Stock in accordance with the vote of the majority of all non-affiliated FH Shareholders. Consequently, if a majority of outstanding FH Common Stock held and voted by non-affiliated persons is voted in favor of the Merger, the Preferred Stock Amendment and the Foreign Ownership Amendment, the current directors and executive officers of FH will vote their shares of FH Common Stock in favor of the Merger, and the other proposals.

             If the Merger is not approved by the affirmative vote of the holders of at least a majority of FH Common Stock present and entitled to vote at the FH Special Meeting, or if so approved, but 30% or more in interest of all non-affiliated FH Shareholders actually vote against approval of the Merger, the Merger Agreement will be terminated and the proposed Merger abandoned. See "The Merger Agreement -- Redemption Rights."

             PAN AM. Under the FBCA, the holders of a majority of the outstanding shares of Pan Am Common Stock must approve the Merger Agreement. Abstentions will have the same effect as a vote against the Merger Agreement. If the Merger is consummated, holders of Pan Am Common Stock who comply with the requirements of Section 607.1320 of the FBCA will have the right to seek appraisal of their shares. The proposal to adopt the Pan Am 1996 Option Plan requires the affirmative vote of a majority of shares of Pan Am Common Stock present and entitled to vote at the Pan Am Special Meeting. Similarly, abstentions will have the same effect as a vote against the Merger Agreement. See "The Proposed Merger -- Appraisal Rights."

PROXIES

             FH. If an FH Shareholder attends the FH Special Meeting, he or she may vote by ballot. However, many of the FH Shareholders may be unable to attend the FH Special Meeting. Therefore, the FH Board is soliciting proxies so that each holder of FH Common Stock on the FH Record Date has the opportunity to vote on the proposals to be considered at the FH Special Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If an FH Shareholder does not return a signed proxy card, his or her shares will not be voted. FH Shareholders are urged to mark the box on the proxy card to indicate how their shares are to be voted. If an FH Shareholder (other than a broker which holds shares in street name for its customers) returns a signed proxy card, but does not indicate how his or her shares are to be voted, the shares represented by the proxy card will be voted FOR approval and adoption of the Merger, the Preferred Stock Amendment and the Foreign Ownership Amendment. If a signed proxy card is returned by an FH Shareholder and expressly reflects an abstention upon any proposal, the shares evidenced thereby will be counted towards the quorum necessary to convene the FH Special Meeting, but will not be counted towards the requisite affirmative vote upon such proposal mandated by applicable Florida law or this Joint Proxy Statement-Prospectus, as applicable. If a signed proxy card is returned by a broker with no indication of how shares are to be voted, the shares evidenced thereby will not be counted towards a quorum and will have no effect on the vote for such proposals. The proxy card also confers discretionary authority on the individual appointed by the FH Board and named on the proxy card to vote the shares represented thereby on any other matter that is properly presented for action at the FH Special Meeting.

             Any FH Shareholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of FH, at 7700 West Camino Real, Suite 222, Boca Raton, Florida 33431;
(ii) granting a subsequent proxy; or (iii) appearing in person and voting at the FH Special Meeting. Attendance at the FH Special Meeting will not in and of itself constitute revocation of a proxy.

             PAN AM. When a Pan Am proxy is properly executed and returned, the shares of Pan Am Common Stock it represents will be voted in accordance with the directions indicated on the proxy, or if no directions are indicated, the shares will be voted FOR the approval of the Merger Agreement and the Stock Option Plan Proposal. Any Pan Am shareholder giving a proxy may revoke his or her proxy at any time before its exercise at the Special Meeting by (i) giving written notice of such revocation to Secretary, Pan American World Airways, Inc., 9300 N.W. 36th Street, Miami, Florida 33178, or (ii) signing and delivering to the Secretary a proxy bearing a later date. However, the mere presence at the Pan Am Special Meeting of a Pan Am shareholder who has delivered a valid proxy will not of itself revoke that proxy.

             PAN AM SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO PAN AM IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE SPECIAL MEETING.

SOLICITATION

             FH and Pan Am will each bear the costs of the solicitation of proxies from their respective shareholders. In addition to soliciting proxies by mail, proxies may be solicited by directors, executive officers or regular employees of FH and Pan Am, without such person receiving additional compensation, in person, by letter or by telephone, telegram or telefax. Arrangements have also been made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of FH Common Stock. FH will reimburse the persons with whom these arrangements have been made for reasonable out-of-pocket expenses incurred by them in connection with this solicitation in accordance with applicable rules. Further, FH has retained American Stock Transfer & Trust Company, FH's transfer agent, to assist it in the solicitation of proxies. FH shall reimburse such firm for its reasonable out-of-pocket expenses incurred by it in connection with this solicitation.

                               THE PROPOSED MERGER

GENERAL

             The following is a summary of the material aspects of the Merger. A copy of the Merger Agreement is attached to this Joint Proxy
Statement-Prospectus as Appendix A and is incorporated herein by reference.

             At such time as the Merger becomes effective (the "Effective Time"), FH Sub will be merged with and into Pan Am. The Articles of Incorporation of FH will be amended at the Effective Time to change, among other things, FH's name to "Pan Am Corporation." After the Merger is consummated, FH will cause seven persons to be elected to the FH Board, consisting of the five current members of the Pan Am Board, and two current members of the FH Board.

CONSIDERATION

             At the Effective Time, each share of Pan Am Common Stock will be converted into one share of FH Common Stock. In the aggregate, all of the holders of Pan Am Common Stock, will receive 7,561,191 shares of FH Common Stock in the Merger. See "Description of FH's Securities -- Common Stock." Additionally, each Pan Am Option outstanding at the Effective Time will be assumed by FH and converted into and become a warrant or option, as the case may be, to acquire FH Common Stock. Pan Am Options assumed by FH will be exercisable for an aggregate of 1,587,739 shares of FH Common Stock upon substantially the same terms and conditions (including exercise price) as under the agreements pursuant to which such Pan Am Options were issued as in effect immediately prior to the Effective Time.

CLOSING; EFFECTIVE TIME

             The closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place no later than the fifth business day immediately following the date on which the last of the conditions set forth in the Merger Agreement is satisfied or waived, or at such other time as FH and Pan Am agree (the "Closing Date"). The Merger will become effective at such time as Articles of Merger shall be accepted for filing by the Secretary of State of the State of Florida. The filing will be made simultaneously with or as soon as practicable after the Closing.

EXCHANGE OF STOCK CERTIFICATES

             As soon as practicable after the Effective Time, FH's exchange agent with respect to the Merger (the "Exchange Agent") will mail to each holder of record of a certificate which, immediately prior to the Effective Time, represented outstanding shares of Pan Am Common Stock (the "Pan Am Certificate"), a transmittal letter with instructions for use in effecting the surrender of the Pan Am Certificates in exchange for certificates representing shares of FH Common Stock. Upon delivery of a Pan Am Certificate for exchange to the Exchange Agent, together with such transmittal letter duly executed, the holder of such Pan Am Certificate will be entitled to receive in exchange a certificate or certificates representing an equal number of shares of FH Common Stock. ALL PAN AM CERTIFICATES SO SURRENDERED WILL BE CANCELLED. PAN AM CERTIFICATES SHOULD

NOT BE MAILED TO THE EXCHANGE AGENT UNTIL AFTER RECEIPT OF THE TRANSMITTAL LETTER AND SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY.

             If any certificate representing shares of FH Common Stock is to be issued in a name other than that in which the Pan Am Certificate surrendered in exchange therefor is registered, it is a condition of the issuance thereof that the Pan Am Certificate so surrendered be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by law as a result of the issuance of a certificate representing shares of FH Common Stock registered in any name other than that of the registered holder of the Pan Am Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. After the Effective Time, there will be no transfers on the stock transfer books of Pan Am of shares of Pan Am Common Stock which were outstanding immediately prior to the Effective Time.

             After the Effective Time, each Pan Am Certificate will, until surrendered, represent for all purposes only the right to receive an equal number of shares of FH Common Stock which the shares of Pan Am Common Stock represented by such Pan Am Certificate have been converted pursuant to the Merger. Holders of Pan Am Certificates will not be entitled to receive any dividends or other distributions payable to holders of record of FH Common Stock until surrender of such Pan Am Certificates to the Exchange Agent. Upon surrender of such Pan Am Certificates, holders will be entitled to receive the amount of dividends and other distributions (without interest) which have become payable by FH to its shareholders of record as of a record date subsequent to the Effective Time with respect to the full shares of FH Common Stock into which the Pan Am Common Stock previously represented by such Pan Am Certificate have been converted.

             FH SHAREHOLDERS WILL NOT BE REQUIRED TO SURRENDER CERTIFICATES EVIDENCING SHARES OF FH COMMON STOCK FOLLOWING THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE SUBSEQUENT IMPLEMENTATION OF THE MERGER.

BACKGROUND OF THE MERGER

             As discussed under "Description of FH" elsewhere herein, FH was formed in October, 1993, to serve as a vehicle to effect a Business Combination with an operating business (an "Acquired Business"). FH's business objective has been to seek to effect a Business Combination with an Acquired Business which FH believes has growth potential.

             In March, 1994, FH consummated its IPO from which FH derived net proceeds of approximately $10,142,000 (the "Net Proceeds"). Approximately 80% of such Net Proceeds were placed in escrow immediately following the IPO, to be released therefrom either upon consummation of a Business Combination or if required to facilitate a Business Combination, as applicable. The balance of the Net Proceeds, less net operating expenses to date, is currently held by FH.

             Messrs. Richard B. Frost and Mark J. Hanna and Dr. Marshal E. Rosenberg, executive officers and directors of FH, were also officers and directors of Frost Hanna Halpryn Capital Group, Inc. ("Frost Hanna Halpryn"), a "blank check" company whose initial public offering of securities closed in February 1993 and such gentlemen, together with Mr. Donald H. Baxter, were also officers and directors of Frost Hanna Acquisition Group, Inc. ("Frost Hanna Acquisition"), a "blank check" company whose initial public offering of securities closed in September 1993. The business objective of each of Frost Hanna Halpryn and Frost Hanna Acquisition was also to seek to effect a Business Combination with an Acquired Business. To minimize any potential conflicts of interest which may have arisen as a result of Messrs. Frost and Hanna's and Dr. Rosenberg's affiliation with Frost Hanna Halpryn, Frost Hanna Acquisition and FH and Messrs. Frost, Hanna and Baxter and Dr. Rosenberg's affiliation with Frost Hanna Acquisition and FH, the officers and directors of Frost Hanna Acquisition and FH were prohibited from analyzing or considering any possible Business Combination opportunities until Frost Hanna Halpryn became a party to a letter of intent to consummate a Business Combination. Frost Hanna Halpryn consummated a business combination with Sterling Healthcare Group, Inc. ("Sterling") on May 31, 1994. The principal business activity of Sterling is providing physician contract management services for hospital emergency departments. Similarly, following the Sterling transaction, the offices and directors of FH were prohibited from analyzing or considering any possible Business Combination opportunities until Frost Hanna Acquisition became a party to a letter of intent to consummate a Business Combination. Frost Hanna Acquisition entered into a letter of intent in December, 1994, with Medicis Pharmaceutical Corporation, a Delaware corporation ("Medicis"), which expired by its terms in January 1995. Thereafter, Frost Hanna Acquisition entered into a letter of intent in May, 1995 with LFS Acquisition Corp., a Delaware corporation ("LFS"), and on January 3, 1996 consummated a business combination with LFS. The principal business activity of LFS, now known as Kids Mart, Inc., is operating approximately 300 children's apparel stores in 21 states under the names Little Folks (14 stores) and Kids Mart (286 stores).

             During the period from December 7, 1994, the date of the Medicis letter of intent, through January 31, 1995, the expiration date of the Medicis letter of intent, and for the period May 3, 1995, the date of the letter of intent concerning Frost Hanna Acquisition's business combination with LFS, through January 29, 1996, the date of the letter of intent with Pan Am, FH's executive officers conducted a search for a prospective Acquired Business. During such period, FH's officers met with and conducted analysis of nine prospective Acquired Businesses engaged in the following industries: accounting, catering, communications, pet products, medical products, nuclear medicine imaging, healthcare, management, transportation and cosmetic manufacturing.

             In evaluating each prospective Acquired Business, FH's executive officers considered, among other factors, all or a majority of the following:

             \bullet\     costs associated with effecting the Business
                          Combination;

             \bullet\ equity interest in and opportunity for control of the Acquired Business;

             \bullet\ growth potential of the Acquired Business and the industry in which it operates;

             \bullet\ experience and skill of management and availability of additional necessary personnel of the Acquired Business;

             \bullet\     capital requirements of the Acquired Business;

             \bullet\     competitive position of the Acquired Business;

             \bullet\ stage of development of the product, process or service of the Acquired Business;

             \bullet\ degree of current or potential market acceptance of the product, process or service of the Acquired Business;

             \bullet\ proprietary features and degree of intellectual property or other protection of the product, process or service of the Acquired Business; and

             \bullet\ regulatory environment of the industry in which the Acquired Business operates.

             Each of the prospective Acquired Businesses was rejected either for failure of the Acquired Business to satisfy FH with respect to one or more of the factors listed above or the failure of the parties to reach an agreement in principle.

             In December, 1995, FH was introduced to Messrs. Charles Cobb and Martin Shugrue (the "Pan Am Principals") by Dr. Phillip Frost, the uncle of Mr. Richard B. Frost, the Chairman of the Board of FH. The Pan Am Principals were at that time trying to use their airline experience and business contacts to start a new airline under the "Pan Am" name and were seeking equity partners to assist them in establishing a new airline. At this initial meeting, Mr. Cobb received a copy of FH's initial public offering prospectus from Mr. Richard B. Frost and following the initial meeting believed that FH could provide not only a significant portion of the initial capital necessary but also could provide opportunities for Pan Am in the future by virtue of the fact that it was a publicly traded company.

             On December 23, 1995, the Pan Am Principals, together with Mr. John Sicilian, met with Dr. Phillip Frost, Mr. Richard C. Pfenniger, Jr., Mr. Richard
B. Frost, Mr. Mark J. Hanna and certain of FH's attorneys in Miami, Florida. At the meeting, the Pan Am Principals discussed the possible formation of Pan Am, including the valuation of certain of the assets that were offered to be contributed to the to-be-formed Pan Am and a subsequent possible business combination between the to-be-formed Pan Am and FH. The individuals discussed the advantages and potential benefits that could result from a combination between the to-be-formed Pan Am and FH. No discussion of any particular terms of a business combination were discussed at that meeting. It was agreed that each of the parties involved would commence preliminary due diligence on the others and would provide general public background information to everyone regarding their respective assets and businesses.

             On December 30, 1995, another meeting was held in Miami among the Pan Am Principals, Mr. Sicilian, Dr. Frost, Mr. Pfenniger, Mr. Frost and Mr. Hanna. At the meeting, further discussions were held concerning the valuation and identity of the assets proposed to be contributed to Pan Am. Additionally, discussions ensued as to the possible terms of a business combination between the to-be-formed Pan Am and FH.

             Over the next several days, the Pan Am Principals discussed various proposals as to the nature of the assets to be contributed to the new venture and the respective valuations to be attributed to them. The Pan Am Principals also contacted other investors and entities about making a potential investment in the venture. Mr. Mark J. Hanna and Mr. Richard B. Frost reviewed such proposals and discussed in general terms the potential of this airline venture with the other directors of FH, Mr. Donald Baxter and Dr. Marshal Rosenberg. Such conversations encompassed the proposed operations of Pan Am, the background of the Pan Am Principals and the valuation of the assets to be contributed to Pan Am.

             The proposed operations of Pan Am were also discussed. The proposed operations encompassed implementation of a domestic airline, providing non-stop Airbus A-300 wide body service between New York, Los Angeles, San Francisco, Chicago and Miami, with San Juan and other destinations to be added in later phases. Pan Am's strategic plans included a goal of dominating its market with low costs and low fares. See "Description of Pan Am" for a more detailed discussion of the business and marketing strategies of Pan Am.

             Simultaneously with FH's internal discussion concerning a possible business combination with Pan Am, the Pan Am Principals were discussing the terms of Pan Am's initial organization.

             The operating principals of Pan Am on a going forward basis were to include Mr. Martin R. Shugrue, as President, Chief Executive Officer and a director. Mr. Shugrue's aviation experience spans 28 years and he has most notably held senior executive positions at several major domestic and international airlines. Mr. Shugrue planned to assemble the remaining members of a management team from several of his close contacts from such airline experience.

             Over the next couple of weeks, Messrs. Hanna and Frost met with the Pan Am Principals in Miami and discussed benefits of a merger to each company, as described under "Recommendations of the Board of Directors and Reasons for the Merger," the related risks relating to Pan Am as described under "Risk Factors" and the background and qualifications of personnel contemplated for the future of Pan Am. In addition, the exact nature of the total assets to be contributed by the Pan Am Principals and the valuations to be attributed to such assets were more fully explored. Also in attendance at the discussions were Messrs. Sicilian, Baxter and Pfenniger. On January 3, 1996, a conference call between Messrs. Frost, Hanna and the Pan Am Principals was held to discuss the structure of the proposed business combination and the preparation of a letter of intent.

             Further discussions and numerous meetings were conducted at the offices of FH among the directors of FH on the fundamental terms of the merger. On January 29, 1996, (i) the Pan Am Principals, together with certain other entities, signed a letter of intent with respect to the organization of Pan Am and (ii) Pan Am signed a letter of intent with respect to a business combination with FH. On January 30, 1996, a press conference was held in New York, announcing the signing of both letters of intent. Subsequent to the execution of the letters of intent, FH's counsel continued its due diligence review and commenced the preparation and negotiation of the Merger Agreement.

             On March 8, 1996, certain affiliated entities of the Pan Am Principals together with certain other entities formed Pan Am by executing a certain Contribution Agreement. For a further discussion of the Contribution Agreement and each particular contribution, see "Description of Pan Am -- Organizational Transactions."

             On March 13, 1996, the Pan Am Principals and Messrs. Frost and Hanna conducted final negotiations concerning various terms of the Merger Agreement. On the evening of March 13, 1996, each of FH, Pan Am and FH Sub entered into the Merger Agreement and issued a press release concerning the transaction.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS
AND REASONS FOR THE MERGER

             FH. The FH Board has determined that the Merger is in the best interests of FH and the FH Shareholders. The FH Board without dissent or abstention approved and adopted the Merger Agreement and the transactions contemplated thereby and recommends that the FH Shareholders vote for approval and adoption of the Merger Agreement and the transactions contemplated thereby.

             In considering whether to approve and recommend the Merger to the FH Shareholders, the FH Board consulted with its legal counsel and its financial advisor, and considered a number of factors, including, without limitation, the following:

             (i) Information with respect to the financial condition, business, operations and prospects of FH and Pan Am, including information reflecting the two companies on a pro forma combined basis. See "Pro Forma Combined Financial Statements."

             (ii) The business experience and background of the Pan Am Principals and the Pan Am executive officers as described under "Management of Pan Am - Executive Officers and Directors."

             (iii) The opinion of Mr. Harris Herman to the effect that, as of May 7, 1996, the Exchange Ratio in the Merger was fair, from a financial point of view, to FH and the FH Shareholders. See "The Proposed Merger -- Opinions of FH's Financial Advisor -- FH."

             (iv) The perceived strength and widespread recognition of the name "Pan Am."

             (v) The business plan and operating strategies of Pan Am as described under the caption "Description of Pan Am."

             (vi) The FH Board also noted that based upon the approximately 7,500,000 shares to be issued in the Merger, that FH current shareholders would acquire approximately 28% of the new combined company after the Merger for an aggregate equity investment equal to approximately $10 million.

             (vii) The fact that (a) the Merger Agreement requires the approval of the FH Shareholders, (b) the vote of the executive officers and directors of FH in the Merger is effectively neutralized by their agreement to vote consistent with the vote of a majority of the non-affiliated FH Shareholders and
(c) that each non-affiliated FH Shareholder will have certain redemption rights with respect to the Merger. See "The Special Meetings -- Vote Required" and "The Proposed Merger -- Redemption Rights."

             The Board of Directors did not assign relative weights to the factors or determine that any factor was of particular importance. Rather, the Board of Directors viewed its determination and recommendation as being based on the totality of the information presented to it and considered by it.

             PAN AM. The Board of Directors of Pan Am believes that the Merger is fair to and in the best interests of Pan Am and its shareholders, and has approved the Merger Agreement and the transactions contemplated thereby. The Pan Am Board recommends that Pan Am Shareholders vote in favor of the proposal to adopt the Merger Agreement and the transactions contemplated thereby.

             At a meeting held on March 8, 1996, the Pan Am Board, with the assistance of Pan Am's outside legal advisors, considered the terms and structure of the legal, financial and other ramifications of the Merger and the related transactions.

             In reaching its decision to enter into and to recommend the adoption of the Merger Agreement and the Merger, the Pan Am Board considered a number of factors, including, without limitation, the following:

             1. The Merger will immediately provide Pan Am with approximately $10 million of additional capital at an average cost of $3.00 per share. Pan Am requires substantial additional financing in order to obtain the DOT certificate and commence airline operations. The infusion of $10 million provides a significant amount of the financing Pan Am requires in this respect.

             2. The Merger will facilitate Pan Am's access to the capital markets since FH is a public company. Traditionally, public companies are able to access the capital markets faster and more efficiently than private companies. Further, investors tend to prefer companies which have a larger "public float" of capital stock because of less volatility of price, accessibility as to effecting purchases and sales and improved research coverage.

             3. The Merger will increase the shareholder base of Pan Am. A larger shareholder base will serve to increase the liquidity of Pan Am's capital stock and generate better public relations opportunities for Pan Am's business.

             4. The terms of the Merger Agreement and the structure of the Merger generally.

             In view of the variety of factors considered by the Board of Directors of Pan Am in connection with the evaluation of the Merger, the Pan Am Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to such factors.

             The Pan Am Board concluded, in light of these factors, that the Merger is fair to and in the interests of Pan Am and its shareholders. THE BOARD OF DIRECTORS OF PAN AM RECOMMENDS THAT THE SHAREHOLDERS OF PAN AM APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINIONS OF FH'S FINANCIAL ADVISOR

             FH retained Mr. Harris K. Herman to render an opinion to the FH Board as to whether the Exchange Ratio is fair, from a financial point of view, to the shareholders of FH.

             On May 7, 1996, Mr. Harris K. Herman, FH's financial advisor in connection with the Merger, delivered his opinion to the FH Board to the effect that the Exchange Ratio is fair to FH and its shareholders, from a financial point of view. A copy of Mr. Herman's fairness opinion, which sets forth, among other things, the assumptions made, matters considered, the scope and limitations of review undertaken and the procedures followed by Mr. Herman in connection with such opinion is attached as Appendix D to this Joint Proxy Statement-Prospectus and should be read carefully in its entirety by FH Shareholders.

             In rendering his opinion, Mr. Herman relied upon the completeness and accuracy of all financial and other information reviewed by Mr. Herman that was publicly available, furnished or otherwise communicated to him by or on behalf of the officers, directors, employees, accountants and counsel of FH or of Pan Am without an independent verification of such information and data. Mr. Herman assumed that the Pan Am Financial Forecasts (as defined below) which he examined were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Pan Am as to the future financial performance of Pan Am. Mr. Herman's opinion is based on economic, monetary, regulatory and market conditions existing on the date of such opinion. The Exchange Ratio was determined by FH and Pan Am in arm's length negotiations. FH did not place any limitation upon Mr. Herman with respect to the procedures followed or factors considered by Mr. Herman in rendering his opinion.

             In connection with his opinion, Mr. Herman reviewed, among other things: (i) the Merger Agreement and the financial terms of the Merger set forth therein; (ii) publicly available financial and operating information with respect to FH; (iii) financial and operating information with respect to the business, operations and prospects of Pan Am furnished to Mr. Herman by FH and Pan Am; (iv) drafts of the Joint Proxy Statement-Prospectus of FH and Pan Am;
(v) certain internal analyses and calculations regarding prospective revenue, cost and use of capital assumptions provided by Simat, Hellieson & Eichner ("SH&E") who, along with Martin R. Shugrue and Associates, developed the financial forecasts for Pan Am for the fiscal years ending 1996 to 1999 included in Pan Am's proposed business plan (the "Pan Am Financial Forecasts"); (vi) publicly available industry data; (vii) certain other startup airline business plans previously analyzed; and (viii) a Department of Transportation list of startup airlines since 1989 and certain publicly available information regarding the historical operating performance of such airlines.

             In addition, Mr. Herman met with Mr. Martin R. Shugrue, President and CEO of Pan Am, to discuss Pan Am's current plans and strategies with regard to the planned July/August startup and the subsequent growth of the airline. As part of his analysis, Mr. Herman also met with SH&E representatives to discuss issues regarding projected revenue, expense and capital requirements of Pan Am. The methods and assumptions used in preparing such projected financial information involved significant elements of subjective judgment which may or may not prove to be correct. With respect to the Pan Am Financial Forecasts, Pan Am management assumed, among other things, that the major carriers (such as American Airlines or United Airlines) would likely match Pan Am's proposed fares only in a capacity controlled fashion. Management also assumed that the major carriers would pursue this strategy as long as Pan Am did not make inroads into their passenger base. While the events may in fact prove to be as assumed, it is also possible that these carriers will be more aggressive with fare actions and sales and promotional offerings. With high planned load factors and modest post startup marketing/advertising budgets, Pan Am may not have the resources to compete effectively or on a sustained basis. Additionally, there can be no assurance that management's estimates as to costs and expenses associated with commencement of operations will not be higher than projected, that the load factors can be achieved or that required capital items may not be available for lease and would have to be purchased. Increases in estimated startup costs and expenses and increased competition from the major carriers or other startup airlines could have a material adverse impact on Pan Am's revenues and gross profits. See "Risk Factors."

         Mr. Herman compared the Pan Am Financial Forecasts with financial and operating results of selected publicly traded airline companies he deemed relevant (collectively, the "Comparative Companies"). The Comparative Companies were chosen by Mr. Herman based on companies which possess general business, operating and financial characteristics representative of companies in the industry in which Pan Am intends to operate. Mr. Herman recognized that because most of the publicly available information in the airline industry consists of information from publicly held established airlines, that each of the Comparative Companies is distinguishable and comparisons with the Comparative Companies may not be indicative of the operating performance of a startup airline such as Pan Am. The Comparative Companies selected consisted of American, America West, Continental, Delta, Northwest, Southwest, TWA, United, USAir, Tower, World and Atlas.

         Mr. Herman considered the financial results of the Comparative Companies for the latest publicly available reporting period. Such financial results consisted of evaluating, among other things, the capitalization, operating data, earnings before interest taxes, depreciation and amortization ("EBITDA"), earnings per share ("EPS"), and a total enterprise value ("TEV") consisting of the total market capitalization of each of the Comparative Companies. Mr. Herman then calculated a range of market multiples by dividing the TEV for each Comparative Company by, among other things, each company's latest twelve months ("LTM") revenues and LTM EBITDA. Mr. Herman also calculated multiples by dividing each Comparative Company's price per share by its respective LTM EPS, estimated 1996 EPS and estimated 1997 EPS. Mr. Herman noted that the range of market multiples included: (i) TEV to LTM revenue multiples of 0.4x to 4.2x; (ii) TEV to LTM EBITDA multiples of 2.7x to 14.1x; (iii) market price to LTM EPS multiples of 7.4x to 28.4x; (iv) market price to estimated 1996 EPS multiples of (1.2)x to 23.3x; and (v) market price to 1997 EPS multiples of 4.1x to 14.2x. He further noted that the median of market multiples included:
(i) TEV to LTM revenue multiples of 0.6x; (ii) TEV to LTM EBITDA multiples of 5.9x; (iii) market price to LTM EPS multiples of 11.5x; (iv) market price to estimated 1996 EPS multiples of 9.1x; and (v) market price to 1997 EPS multiples of 7.8x.

         While Mr. Herman made these and other calculations, Mr. Herman believed the most relevant factor for return on investment purposes was TEV to EBITDA, which measures the cash generating ability of the enterprise and allows companies with different capital structures to be compared. By applying the average range of such market multiples (4.0x to 6.0x) from the Comparative Companies to Pan Am's forecasted EBITDA, Mr. Herman derived a potential fully diluted internal rate of return (IRR) over four years for the FH shareholders of 32% to 46%. The range of returns would climb to 48% to 64% if the upside potential that Mr. Herman identified was realized. These valuations assumed that FH would require no additional debt or equity financing over the four year valuation horizon beyond what was already anticipated by Pan Am in the Pan Am Financial Forecasts. Mr. Herman determined that the range of potential IRR's were at an acceptable level for high risk ventures of this general type. Mr. Herman also examined the potential fully diluted IRR's for the other investor constituencies in this transaction and believed that they also were within the range of reasonableness. Mr. Herman's estimate of an equally likely potential outcome with lower revenues and higher costs yielded an IRR in the range of 10% to 21%. The downside potential outcome did not yield any return at all.

             Mr. Herman believes that his analyses must be considered as a whole and that selecting portions of his analyses and of the factors considered by him, without considering all factors and analyses, could create a misleading view of the process underlying his opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In his analyses, Mr. Herman made numerous assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of FH and Pan Am. Any estimates contained therein are not necessarily indicative of future results of actual values, which may be significantly more or less favorable than such estimates. Because such estimates are inherently subject to uncertainty, none of FH, Pan Am, Mr. Herman or any other person assumes responsibility for their accuracy.

             Mr. Herman has worked in the airline industry for thirty years. He has held senior management positions in Finance and Customer Service at American Airlines and New York Air and was President and Chief Operating Officer of the Pan Am Shuttle from 1988 and 1991. Since leaving the Shuttle, Mr. Herman has been an independent management consultant. Mr. Herman has, from time to time, provided various services to SH&E as an independent contractor and utilizes certain office and administrative services provided by SH&E in connection with work for SH&E as an independent contractor and also in connection with other projects. The Pan Am Financial Forecasts and business plan utilized by Pan Am and reviewed by Mr. Herman in connection with his opinion were prepared by SH&E. The FH Board selected Mr. Herman because of his extensive experience in the airline industry and, in particular, his expertise with respect to analyzing the feasibility of a startup airline, his reputation and his familiarity with Pan Am and Pan Am's existing management team.

             Pursuant to the terms of an engagement letter, FH has paid Mr. Herman $65,000 for rendering his opinion. FH also has agreed to reimburse Mr. Herman for his out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Mr. Herman and certain related parties against certain liabilities, including liabilities under the federal securities laws, arising out of or in connection with the services rendered by Mr. Herman under the engagement letter. The terms of the fee arrangement with Mr. Herman were negotiated at arm's length between FH's management and Mr. Herman.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

             PAN AM DIRECTORS AND OFFICERS. Pan Am will be the surviving corporation of the Merger with FH Sub and will be a wholly-owned subsidiary of FH upon consummation of the Merger. The directors and executive officers of Pan Am immediately prior to the Effective Time will be the initial directors and executive officers of the surviving corporation at the Effective Time. Additionally, the executive officers of Pan Am immediately prior to the Effective Time will also become the executive officers of FH following the Effective Time, until their successors are duly elected or appointed or qualified. Such executive officers consist of the following individuals: Charles
E. Cobb, Jr., Chairman of the Board, Phillip Frost, M.D., Vice-chairman of the Board, Martin R. Shugrue, President and Chief Executive Officer, James W. Arpey, Vice President-Operations, Richard F. Blake, Vice President-Marketing and Planning, John J. Ogilby, Jr., General Counsel and Chief Financial Officer, Karen Averill, Vice President-Personnel, Training and In-Flight Services, William Elio, Vice-President-Passenger Services and Cargo, and Donal McSullivan, Vice-President-Sales. Further, as contemplated by the Merger Agreement, FH has agreed to cause the following persons to be elected to the Board of Directors of FH, such election to become effective at the Effective Time: Charles E. Cobb, Jr. (Chairman), Phillip Frost, M.D. (Vice-Chairman), Martin R. Shugrue, Jr., John J. Sicilian, and Richard C. Pfenniger, Jr. as designees of Pan Am and Richard B Frost and Mark J. Hanna, as designees of FH. See "Management of Pan Am" and "Management of FH." FH has agreed to use reasonable efforts consistent with and no less than those efforts that are taken with respect to all other nominees to the FH Board to have such persons elected to the FH Board for each of the next three years. Additionally, it is contemplated that after the Effective Time, FH will seek to expand the Board of Directors to include additional directors so that the Board shall consist of nine to eleven members. Following the Merger, such executive officers and directors of Pan Am who will become officers and directors of FH, together with the two FH director designees, will own an aggregate of 3,935,735 shares of FH Common Stock and options to purchase 1,397,739 shares of FH Common Stock, representing approximately 38% and 45% (assuming full exercise of such options), respectively, of the total shares of FH Common Stock to be outstanding following consummation of the Merger.

             INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Merger Agreement provides indemnification to the current officers and directors of FH and FH Sub in respect to actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement) to the full extent provided under the Articles of Incorporation and Bylaws of FH in effect on the date of the Merger Agreement or as permitted by the Florida Business Corporation Act. FH has further agreed to cause FH for a period of six years after the Effective Time to (a) keep in effect provisions of the Articles of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification of such persons and (b) cause the current policies of directors and officers' liability insurance maintained by FH.

             STOCK OPTIONS AND WARRANTS OF PAN AM. The Merger Agreement provides that, at the Effective Time, Pan Am's obligations with respect to each Pan Am Option shall be assumed by FH and that each Pan Am Option shall be converted into an option or a warrant, as the case may be, to purchase a number of shares of FH Common Stock equal to the number of shares of Pan Am Common Stock issuable upon the exercise of each such option or warrant. Except as described in the immediately preceding sentence, all such options and warrants assumed by FH shall remain subject to the same terms and conditions pursuant to which each was originally issued, and the rights of the holders thereof shall otherwise remain unchanged. The Merger Agreement further provides that FH will execute and deliver to each of the Pan Am Option holders an Assumption Agreement to effect the foregoing as soon as practicable after the Effective Time. The date of grant of each such assumed option or warrant shall remain the date on which each was originally issued to the respective holder thereof. FH will reserve for issuance the number of shares of FH Common Stock that will become issuable upon the exercise of such options and warrants.

CERTAIN TAX CONSEQUENCES OF THE MERGER

             The following discussion summarizes certain federal income tax consequences of the Merger to holders of Pan Am Common Stock. This discussion does not address all aspects of federal income taxation that may be relevant to a particular Pan Am Shareholder and may not apply to a Pan Am Shareholder with respect to Pan Am Common Stock acquired pursuant to the exercise or termination of employee stock options or otherwise as compensation, nor does the discussion address the effect of any applicable foreign, state, local or other tax laws. EACH PAN AM SHAREHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

             In the opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. tax counsel to Pan Am, under current law the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Pan Am, FH and FH Sub each will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering this opinion, counsel has relied upon written representations of FH, Pan Am and certain of the Pan Am shareholders. No ruling has been sought from the Internal Revenue Service regarding the federal income tax consequences of the Merger, and the opinion of counsel if not binding on the Internal Revenue Service or any court.

             As a reorganization, the Merger will have the following federal income tax consequences:

             1. A Pan Am Shareholder will not recognize gain or loss on the exchange of a share of Pan Am Common Stock for a share of FH Common Stock pursuant to the Merger.

             2. The basis of a Pan Am Shareholder in a share of FH Common Stock received pursuant to the Merger will be equal to his basis in the share of Pan Am Common Stock surrendered in exchange therefor.

             3. The holding period of a Pan Am Shareholder in a share of FH Common Stock received pursuant to the Merger will include his holding period for the share of Pan Am Common Stock surrendered in exchange therefor, provided he held that share of Pan Am Common Stock as a capital asset at the Effective Time.

             4. FH, FH Sub and Pan Am will not recognize gain or loss as a result of the Merger.

             The Merger will not be a taxable event for federal income tax purposes for an FH Shareholder who does not exercise his right of redemption. The receipt of cash in exchange for a share of FH Common Stock pursuant to the exercise of the right of redemption generally should give rise to capital gain or loss, although in certain circumstances the cash could be treated as a dividend taxable as ordinary income. An FH Shareholder who exercises his right of redemption should consult his tax advisor regarding the Federal income tax consequences of that action.

ACCOUNTING TREATMENT

             FH and Pan Am believe that for accounting purposes the Merger will be treated as a capital transaction equivalent to the issuance of stock by Pan Am for FH's net monetary assets (FH's net monetary assets were approximately $10,136,000 as of March 31, 1996, accompanied by a recapitalization of Pan Am.

OPERATIONS AFTER THE MERGER

             GENERAL. As a result of the Merger, Pan Am will become a wholly-owned subsidiary corporation of FH. The Articles of Incorporation of FH will be amended at the Effective Time to, among other things, change FH's name to "Pan Am Corporation."

             DIRECTORS AND EXECUTIVE OFFICERS. In accordance with the terms of the Merger Agreement, all members of the FH Board will, immediately prior to the Effective Time, resign from the FH Board, other than Messrs. Frost and Hanna, and the remaining members will, following the Merger, elect five new members of the FH Board, consisting of the current Pan Am Board: Charles E. Cobb, Jr. (as Chairman), Phillip Frost, M.D., (as Vice-Chairman), Martin R. Shugrue, Jr., John
J. Sicilian, and Richard C. Pfenniger, Jr. In addition, all of FH's executive officers will resign effective at the Effective Time, to be replaced by Pan Am's current executive officers. See "Management of Pan Am -- Executive Officers and Directors" for information as to the executive officers and directors of Pan Am expected to replace the FH executive officers and directors.

             DIVIDENDS. FH does not presently intend to pay any cash dividends for the foreseeable future, as all available cash will be utilized to further the growth of FH's business subsequent to the Effective Time and for the proximate future thereafter. FH intends to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business following the Merger. See "Description of FH's Securities -- Dividends."

RESALE OF FH COMMON STOCK ISSUED AS
A RESULT OF THE MERGER

             The FH Common Stock to be issued to shareholders of Pan Am in connection with the Merger has been registered under the Securities Act. All shares of FH Common Stock received by holders of Pan Am Common Stock upon consummation of the Merger will be freely transferable under the Securities Act, except such shares of FH Common Stock received by persons who are deemed to be "Affiliates" of Pan Am for purposes of Rule 145 under the Securities Act at the time of the Pan Am Special Meeting. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with, Pan Am (generally, certain executive officers, directors and principal shareholders).

             Shares of FH Common Stock acquired by Affiliates in connection with the Merger may be resold by such Affiliates only pursuant to transactions permitted under Rule 145 or as otherwise permitted under the Securities Act. In general, under Rule 145, for two years following the Effective Date an Affiliate (together with certain related persons) would be entitled to sell shares of FH Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of FH Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to Affiliates if FH remained current with its informational filings with the SEC under the Exchange Act. Two years after the Effective Date, an Affiliate would be able to sell such FH Common Stock without such manner of sale or volume limitations provided FH was current with its Exchange Act informational filings and such Affiliate was not then an affiliate of FH. Three years after the Effective Date, an Affiliate would be able to sell such shares of FH Common Stock without any restrictions so long as such Affiliate had not been an affiliate of FH for at least three months prior thereto.

             Pan Am has agreed in the Merger Agreement to use its best efforts to deliver or cause to be delivered to FH a letter executed by each person identified as an Affiliate of Pan Am and each other person, as identified in the Merger Agreement, from whom a letter is necessary or desirable to ensure that shares of FH Common Stock are sold in accordance with the applicable restrictions under the Securities Act. FH will place a legend on the certificates representing shares of FH Common Stock received by such person in the Merger (or thereafter in connection with the exercise of any Pan Am Option assumed by FH in the Merger), regardless of whether such person has executed and delivered a letter to FH to the effect that such shares may be sold, transferred or conveyed, only in accordance with Rule 145(d) or pursuant to an effective registration statement under the Securities Act, or an exemption from registration under the Securities Act and FH shall also be entitled to issue stop transfer instructions to its transfer agent in accordance with the restrictions set forth on such legends. Such restrictions will apply to all purported sales, transfers or conveyances of shares of FH Common Stock received in exchange for Pan Am Common Stock in the Merger (or thereafter in connection with the exercise of any Pan Am Option assumed by FH in the Merger) by such persons.

APPRAISAL RIGHTS

             FH. Florida law does not afford appraisal rights to the FH Shareholders with respect to the Merger. However, see "Redemption Rights" below.

             PAN AM. Pursuant to Section 607.1320 of the FBCA, a Pan Am Shareholder who does not wish to accept the shares of FH Common Stock to be received pursuant to the terms of the Merger Agreement may dissent and elect to receive the fair value of his shares as of the day prior to the date the Merger was approved by the Pan Am Shareholders, without including the incremental value or the diminution in value, if any, arising from the Merger, judicially determined and paid to him. In order to perfect his appraisal rights, a dissenting shareholder (a "Dissenting Shareholders") must fully comply with the statutory procedures of Sections 607.1320, 607.1301 and 607.1302 of the FBCA summarized below. Such Sections are attached hereto as Appendix E. Pan Am Shareholders are urged to read such Sections in their entirety and to consult with their legal advisors.

Each Pan Am Shareholder who may desire to assert appraisal rights is cautioned that failure on his or her part to adhere strictly to the requirements of Florida law in any regard may cause a forfeiture of any appraisal rights.

             To exercise appraisal rights, a Dissenting Shareholder must satisfy the following conditions:

             1. Each Pan Am Shareholder who desires to receive an appraisal value for his or her shares must file with Pan Am, prior to the taking of the vote on the Merger, a written notice of his intent to demand payment for his shares if the Merger is effectuated. A proxy or vote against the Merger will not alone be deemed to be the written notice of intent to demand payment. In order to dissent, the shareholder need not vote against the Merger, but cannot vote for the Merger.

             2. Within ten days after the vote is taken, Pan Am shall give written notice of the authorization of the Merger, if obtained, to each Pan Am Shareholder who filed notice of intent to demand payment for his shares. The shareholder must make written demand on Pan Am for the payment of the fair value of his shares.

             3. Within twenty days after the giving of the foregoing notice by Pan Am, each Dissenting Shareholder who elects to dissent shall file with Pan Am a notice of such election, stating his name and address, the number of classes and series of shares as to which he dissents and a demand for payment of the fair value of his shares. Any Dissenting Shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the Merger Agreement. Any Pan Am Shareholder filing an election to dissent shall deposit the certificate(s) representing his shares with Pan Am simultaneously with the filing of the election. Pan Am may restrict the transfer of such shares from the date the election to dissent is filed.

             4. Upon filing a notice of election to dissent, the Dissenting Shareholder shall thereafter be entitled only to payment pursuant to the procedure set forth herein and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the Dissenting Shareholder at any time before an offer is made by Pan Am, as provided in subsection 5. below, to pay for his shares. However, the right of the Dissenting Shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of Pan Am, the fair value thereof in cash as determined by the Pan Am Board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

                         (a)         Such demand is withdrawn as provided;

                         (b)         The Merger is abandoned or rescinded or
the Pan Am Shareholders revoke the authority to effect the Merger;

                         (c)         No demand or petition for the determination
of fair value by a court has been made or filed within the required time; or

                         (d)         A court of competent jurisdiction
determines that such Dissenting Shareholder is not entitled to the relief provided by this section.

             5. Within ten days after the expiration of the period in which a Pan Am Shareholder may file their notices of election to dissent, or within ten days after the Effective Date whichever is later (but in no event later than ninety days after the Merger is approved), Pan Am shall make a written offer to each Dissenting Shareholder who has made demand as herein provided, and will make a written offer to each such Pan Am Shareholder to pay for such shares at a specified price deemed by Pan Am to be the fair value thereof. If the Merger has not been consummated within the ninety days after the approval thereof, the offer may be conditioned upon such consummation. Such offer is to be accompanied by (i) a balance sheet of Pan Am as of the latest available date (not more than twelve months prior to the making of an offer), and (ii) a profit and loss statement of Pan Am for the twelve month period ended on the date of such balance sheet.

             6. If, within thirty days after the making of such offer, the Dissenting Shareholder accepts the same, payment for the shares of that Dissenting Shareholder is to be made within ninety days after the making of such offer or the date of the Merger, whichever is later. Upon payment of the agreed value, the Dissenting Shareholder shall cease to have any interest in such shares.

             7. The court shall also determine whether each such Dissenting Shareholder is entitled to receive payment for his shares. If Pan Am fails to make such an offer, or if it makes such an offer and any Dissenting Shareholder fails to accept the offer within the thirty day period thereafter, then Pan Am, within thirty days after receipt of written demand from any Dissenting Shareholder given within sixty days after the date of the Merger shall, or, at its election within such sixty day period may, file an action in any court of competent jurisdiction in Dade County, Florida, requesting that the fair value of such shares be found and determined. The court's jurisdiction shall be plenary and exclusive. If Pan Am fails to institute such proceeding within the above-prescribed period, any Dissenting Shareholder may do so in the name of Pan Am. All Dissenting Shareholders, wherever residing, will be made parties to the proceedings as an action against their shares. A copy of the initial pleading will be served on each Dissenting Shareholder. All Dissenting Shareholders who are proper parties to the proceeding are entitled to judgment against Pan Am for the amount of the fair value of their shares, as well as at the discretion of the court, an allowance for interest at such rate as the court may find fair and equitable. Pan Am shall pay each Dissenting Shareholder the amount found to be due to him within ten days after final determination of the proceedings.

             8. The court may, if it elects, appoint one or more appraisers to receive evidence and recommend a decision on the question of fair value.

             9. The judgment of the court is payable only upon and concurrently with the surrender to Pan Am of the certificate(s) representing the shares. Upon payment of the judgment, the Dissenting Shareholder ceases to have any interest in such shares.

             10. The costs and expenses of the proceeding are determined by the court and assessed against Pan Am, except that all or any part of such costs and expenses may be apportioned and assessed against any or all of the Dissenting Shareholders who are parties to the proceeding and to whom Pan Am has made an offer to pay for their shares, if the court finds their refusal to accept such offer to have been arbitrary, vexatious or not in good faith. Expenses include reasonable compensation for, and expenses of, appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the value of shares, as determined by the court, materially exceeds the amount that Pan Am offered to pay for the shares then the court may, in its discretion, award to any Dissenting Shareholder who is a party to the proceedings, such sum as the court may determine to be reasonable compensation to any expert(s) employed by the Dissenting Shareholder in the proceeding.

             11. Successful assertion by Pan Am Shareholders of their dissenters' appraisal rights is dependent upon compliance with the requirements described above. Non-compliance with any provision may result in failure to perfect those rights and the loss of an opportunity to receive payment for shares pursuant to an appraisal.

             12. As the consideration being paid pursuant to the Merger consists of shares of FH Common Stock, references in this section to Pan Am may include FH in appropriate circumstances.

             BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF THE FLORIDA LAW RELATING TO DISSENTERS' APPRAISAL RIGHTS, SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE MERGER ARE URGED TO CONSULT THEIR OWN LEGAL ADVISERS.

REDEMPTION RIGHTS

             FH. Each non-affiliated FH Shareholder as of the FH Record Date will have the right until _________, 1996 to offer his or her shares of FH Common Stock for redemption at a price equal to FH's book value divided by the number of shares of FH Common Stock held by all non-affiliated FH Shareholders (1,955,000 shares as of March 31, 1996), as determined by FH and audited by its independent public accountants, calculated as of the FH Record Date (the "Redemption Value"). The Redemption Value as of March 31, 1996 was $5.19 per share. If less than 30% of the shares of FH Common Stock held by non-affiliated FH Shareholders vote against approval of the Merger, and if the Merger is consummated, FH will redeem shares of FH Common Stock at the Redemption Value from those non-affiliated FH Shareholders who affirmatively requested such redemption and who actually voted against approval of the Merger. If 30% or more of the shares of FH Common Stock held by non-affiliated FH Shareholders actually vote against approval of the Merger, the Merger Agreement will be terminated, FH will not proceed with the Merger and will not redeem any shares. If the Merger is not consummated for any reason no shares will be redeemed.

             A non-affiliated FH Shareholder wishing to exercise his or her redemption rights (i) must deliver to FH, prior to or at the FH Special Meeting but before the vote is taken on the Merger, a written objection to the Merger (the "Notice of Election"), which shall include a notice of his or her election to redeem his or her FH Common Stock, his or her name and residence address, the number of shares of FH Common Stock which he or she owns and demand for payment of the Redemption Value of his or her shares of FH Common Stock (which Notice of Election must be in addition to and separate from any proxy or vote against the Merger); and (ii) must vote against the Merger. A proxy directing such vote for an abstention with respect to the proposal to approve the Merger, even if accompanied by a Notice of Election, will not meet the requirements for exercise of the redemption rights. A non-affiliated FH Shareholder, who elects to redeem his or her shares of FH Common Stock, may not redeem less than all of the shares of FH Common Stock beneficially owned by such FH Shareholder as of the FH Record Date. FH Shareholders, who timely file a Notice of Election and who vote their FH Common Stock against the Merger, are hereinafter referred to as "Redeeming Shareholders."

             ALL NOTICES OF ELECTION SHOULD BE ADDRESSED TO FROST HANNA MERGERS GROUP, INC., 7700 WEST CAMINO REAL, SUITE 222, BOCA RATON, FLORIDA 33431,
ATTENTION:  MARK J. HANNA.

             At the Effective Time, each Redeeming Shareholder will cease to have any of the rights of an FH Shareholder, except the right to be paid the Redemption Value for his or her shares of FH Common Stock. To maintain his or her position as a Redeeming Shareholder, each FH Shareholder must submit the certificate representing his or her shares of FH Common Stock to FH or its transfer agent as noted below. A Notice of Election may be withdrawn by an FH Shareholder, with the written consent of FH, prior to 20 days following the Effective Time.

             Within 10 days after the date on which the FH Shareholders approve the Merger, FH will send written notice of such approval ("Notice of Approval of Merger"), including the per share Redemption Value, by certified or registered mail to each shareholder of FH who filed a Notice of Election and who voted his shares against adoption of the Merger. Within 20 days following the date of mailing of the Notice of Approval of Merger, Redeeming Shareholders must submit certificates representing their shares of FH Common Stock to FH or its transfer agent. Within 30 days following the date of mailing of the Notice of Approval of Merger, FH will pay each Redeeming Shareholder who has submitted the certificates representing his or her shares of FH Common Stock to FH or its transfer agent, the Redemption Value for such shares. ANY REDEEMING SHAREHOLDER WHO FAILS TO SUBMIT HIS OR HER CERTIFICATES REPRESENTING FH COMMON STOCK WITHIN 20 DAYS FOLLOWING THE DATE OF MAILING OF THE NOTICE OF APPROVAL OF MERGER SHALL LOSE HIS OR HER REDEMPTION RIGHTS.

             PAN AM. Pan Am Shareholders do not have any rights to redemption of their shares of Pan Am Common Stock.

                              THE MERGER AGREEMENT

             Set forth below is a description of the material provisions of the Merger Agreement. The full text of the Merger Agreement is attached as Appendix A to this Joint Proxy Statement-Prospectus and is incorporated herein by reference. As discussed below, the Merger will be effected by the merger of FH Sub with and into Pan Am. To effect the Merger, FH formed FH Sub as a wholly-owned subsidiary.

GENERAL

             Pursuant to the Merger Agreement, at the Effective Time, each share of Pan Am Common Stock outstanding immediately prior to the Effective Time will be converted into and become exchangeable for one share of FH Common Stock. The Articles of Incorporation of FH will be amended at the Effective Time to change FH's name to "Pan Am Corporation" and, if the Preferred Stock Amendment is approved, to revise FH's authorized capital stock to include the Preferred Stock.

             Upon consummation of the Merger, the existing shareholders of Pan Am will own approximately 69% of the then outstanding shares of FH Common Stock. Assuming exercise of all of the Pan Am Options and 170,000 warrants to purchase shares of FH Common Stock held by the underwriter of FH's initial public offering of equity securities, the existing shareholders, option holders and warrant holders of Pan Am would collectively own approximately 72% of the then outstanding FH Common Stock. Giving effect to the exercise of the outstanding options and warrants, an aggregate of 12,662,930 shares of FH Common Stock will be outstanding upon consummation of the Merger. None of the shares of FH Common Stock currently outstanding will be converted or otherwise modified in the Merger and all of such shares will continue to be outstanding capital stock of FH after the Effective Time.

EFFECTIVE TIME AND EFFECTIVE DATE

             The Merger Agreement provides that the Merger will become effective upon filing of the Articles of Merger with the Secretary of State of the State of Florida (the time and date of such filing is referred to herein as the "Effective Time" and "Effective Date," respectively). This filing will be made as soon as practicable after the adoption and approval of the Merger Agreement by FH and Pan Am Shareholders and the satisfaction or waiver of all other conditions set forth in the Merger Agreement. Each of FH and Pan Am is entitled, however, to terminate the Merger Agreement under certain circumstances. See "The Merger Agreement --Termination."

NO FRACTIONAL SHARES

             No fractional shares of FH Common Stock will be issued in connection with the Merger.

REPRESENTATIONS AND WARRANTIES

             The Merger Agreement contains various representations and warranties of FH and Pan Am relating to, among other things: (i) each of FH's and Pan Am's organization and similar corporate matters; (ii) each of FH's and Pan Am's capital structure; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related documentation; (iv) the absence of any governmental or regulatory authorization, consent or approval required to consummate the Merger; (v) the documents and reports filed by FH with the SEC; (vi) the absence of certain liabilities; (vii) the absence of certain material events or changes; (viii) litigation; (ix) the accuracy of the information provided by Pan Am and FH with respect to this Joint Proxy Statement-Prospectus; (x) compliance with laws, licenses and material agreements; (xi) tax matters; (xii) employee benefit plans; (xiii) environmental matters; (xiv) certain accounting matters; (xv) title to real and personal property and the condition of certain assets; (xvi) proprietary rights and
(xvii) the absence of certain labor controversies and business practices.

CERTAIN COVENANTS OF PAN AM AND FH

             CONDUCT OF BUSINESS OF PAN AM PRIOR TO THE EFFECTIVE DATE. Pursuant to the Merger Agreement, Pan Am has agreed that, during the period from the date of the Merger Agreement until the Effective Date (the "Interim Period"), except as permitted by the Merger Agreement (including those provisions set forth or described in this Joint Proxy Statement-Prospectus) or as consented to in writing by FH, Pan Am will, and will cause each of its subsidiaries to, among other things: (i) preserve intact its business organization and goodwill; (ii) maintain and continue the approval process for certain licenses, including those required by the FAA or the DOT; (iii) maintain its material relationships with customers, suppliers and others with whom Pan Am has business relationships and comply in all material respects with all of its obligations under its material agreements; (iv) not amend or otherwise change its Articles of Incorporation or Bylaws; (v) not issue, sell or authorize for issuance or sale, shares of any class of its securities or any subscriptions, options, warrant rights, convertible securities or other agreements or commitments of any character obligating it to issue such securities; (vi) not redeem or otherwise acquire any shares of its capital stock except as permitted by the terms of such securities; and (vii) not declare any dividend or other distribution.

             Additionally, Pan Am has agreed that, during such Interim Period, except as permitted by the Merger Agreement or as consented to in writing by FH, Pan Am will not, and will cause each of its subsidiaries not to: (i) enter into any commitment, agreement or transaction other than in the ordinary course of business for a start-up airline, or acquire the stock, merge, or otherwise acquire the business or a substantial portion of the business or significant assets of any other person or entity or amend or modify in any material and adverse respect or terminate any material agreement or contract; (ii) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise) which involve payments or commitments to make payments which exceed normal business operating requirements consistent with a start-up airline; (iii) cancel any material debts or waive any material claims or rights;
(iv) make any loans, advances or capital contributions to any person or entity, except routine advances for non-material expenses to employees in the ordinary course of business; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity except in the ordinary course of business of a start-up airline; (vi) enter into any employment agreement or grant any severance or termination pay with or to any officer, director or employee of Pan Am or its subsidiaries except in the ordinary course of business of a start-up airline; (vii) alter in any material respect the manner of keeping its books, accounts or records or the accounting practices therein reflected except consistent with a start-up airline; (viii) dispose of or permit to lapse any rights to any of Pan Am's trademarks in the United States or its other material intangible property; (ix) enter into any licensing or royalty agreement with respect to any of Pan Am or its subsidiaries' products or services or any products or services of any third party except in the ordinary course of business of a start-up airline; or (x) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any affiliate of Pan Am or its subsidiaries (or any of Pan Am's or its subsidiaries' officers, shareholders or directors) or to the prepayment of any such amounts, except for the payment of salaries to any such persons who are employees of Pan Am or its subsidiaries as of the date of the Merger Agreement.

             CONDUCT OF BUSINESS OF FH PRIOR TO THE EFFECTIVE DATE. Pursuant to the Merger Agreement, FH has agreed that, during the Interim Period, except as permitted by the Merger Agreement or consented to in writing by Pan Am, FH will conduct only such business that is necessary to comply with applicable laws and regulations or which is in connection with the negotiation and consummation of the Merger Agreement and the transactions contemplated thereby. Additionally, during the Interim Period, FH will not (i) amend or otherwise change its Articles of Incorporation or Bylaws; (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating it to issue such securities, other than issuances of FH Common Stock in connection with the exercise of any underwriters' options; (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock other than redemptions of shares of FH Common Stock from non-affiliated FH shareholders (an "FH Redemption"); (v) enter into any commitment or transaction or make any capital expenditure other than those relating to the transactions contemplated by the Merger Agreement; (vi) create, incur, assume, maintain or permit to exist any long-term indebtedness or short-term indebtedness; (vii) waive any claims or rights; (viii) make any loans, advances or capital contributions to any person or entity; (ix) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (x) enter into any employment agreement or grant any severance or termination pay with or to any employee (who is not an officer or director) of FH in excess of $20,000; (xi) enter into any material contract or agreement other than the Merger Agreement or other contracts or agreements related hereto; (xii) do any act, or omit to do any act, or permit any act or omission to act which would cause a violation or breach of any of the representations, warranties or covenants of FH set forth in the Merger Agreement; or (xiii) expend funds other than (a) in the ordinary course of business consistent with past practice, (b) in connection with fees and costs associated with and related to the Merger Agreement or (c) as otherwise contemplated in the Merger Agreement.

             ACQUISITION PROPOSALS. Except as permitted by the Merger Agreement, and unless and until it is terminated, Pan Am and its officers, directors, representatives, agents and affiliates will not solicit, encourage, initiate or participate in any negotiations or discussions with respect to any proposal or offer to acquire all or any substantial part of the business or capital stock of Pan Am or any of its subsidiaries from any person other than FH.

CONDITIONS TO CONSUMMATION OF THE MERGER

             Under the terms of the Merger Agreement, the obligations of FH to consummate the Merger are subject to the satisfaction or, where legally permissible, waiver of a number of conditions, including: (i) each of the representations and warranties of Pan Am contained in the Merger Agreement or any other document executed and delivered in connection therewith shall be true and correct in all material respects at and as of the Effective Date; (ii) Pan Am shall have performed and complied in all material respects with the covenants set forth in the Merger Agreement; (iii) there shall not have occurred any event or condition which has materially adversely affected the condition (financial or otherwise) of Pan Am or its subsidiaries or their respective assets, liabilities, earnings, business, operations or prospects; (iv) no litigation or other legal or administrative proceeding shall have commenced or shall be pending before any court or tribunal, and no law shall have been enacted after the date of the Merger Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the Merger; (v) Pan Am shall have received all material third party consents and approvals necessary to consummate the Merger; (vi) FH shall have received an opinion letter from counsel to Pan Am as to certain matters; (vii) the approval of the proposal to approve the Merger Agreement by the FH Shareholders, and no more than 30% of the shares of the FH Common Stock held by the non-affiliated FH Shareholders shall have been actually voted against such proposal; (viii) Pan Am and its subsidiaries shall be in material compliance with all material business plans, budgets or projections submitted to the FAA or the DOT, and Pan Am shall have procured from the FAA, the DOT or otherwise, all licenses required to commence operations as contemplated by the Merger Agreement; (ix) the receipt of certain letters from the auditors and affiliates of Pan Am addressing certain matters; and (x) all consents, orders and approvals legally required shall have been obtained by Pan Am and be in effect at the Effective Time.

             The obligation of Pan Am to consummate the Merger is subject to the satisfaction or waiver of a number of conditions, including the following: (i) each of the representations and warranties of FH contained in the Merger Agreement or any other document executed and delivered in connection therewith shall be true and correct at and as of the Effective Date; (ii) FH shall have performed and complied in all material respects with its respective covenants set forth in the Merger Agreement; (iii) there shall not have occurred any event or condition which has materially adversely affected the condition (financial or otherwise) of FH or its assets, liabilities, earnings, business, operations or prospects, not including an FH Redemption; (iv) Pan Am shall have received an opinion letter from counsel to FH as to certain matters; (v) the Merger Agreement shall have been approved by the Pan Am Shareholders; and (vi) all consents, orders and approvals legally required shall have been obtained by FH and be in effect at the Effective Time.

TERMINATION
             The Merger Agreement may be terminated and the Merger may be abandoned prior to the Closing Date, either before or after approval by the FH or Pan Am Shareholders: (i) at any time by the mutual consent of FH and of Pan Am; (ii) by either Pan Am or FH after September 30, 1996, if the conditions precedent applicable to the other party have not been satisfied or waived on or before such date; or (iii) at any time, by either Pan Am or FH, provided there has been a material misrepresentation or a material breach of any of the warranties or covenants of the other party.
             In the event of termination of the Merger Agreement by either Pan Am or FH as provided above, the Merger Agreement shall become void and there shall be no further liability or obligation on the part of Pan Am or FH, other than as provided in the Merger Agreement. If the Merger is not consummated because of the failure of any party to fulfill its obligations under the Merger Agreement or as a result of a breach of the representations and warranties of such party, then the non-defaulting party shall have available to it all legal and equitable rights and remedies.

TERMINATION FEE; EXPENSES

             The Merger Agreement further provides that all expenses incurred in connection with such agreement shall be borne by the party incurring such expenses. The Merger Agreement further provides that, in the event that the Merger is not consummated, Pan Am will, under certain circumstances, pay to FH a termination fee equal to the sum of $1,000,000 plus all costs and expenses incurred by FH in connection with the transaction contemplated by the Merger Agreement.

          PROPOSALS TO AMEND AND RESTATE FH'S ARTICLES OF INCORPORATION

             The FH Shareholders are being asked to consider and vote upon proposals to amend and restate FH's Articles of Incorporation (the "Restated Articles") to provide for (i) an authorized class of Preferred Stock, consisting of 100,000,000 shares, par value $.0001 per share (the "Preferred Stock"), with rights, preferences and designations to be determined by the FH Board (the "Preferred Stock Amendment"); (ii) compliance with the Federal Aviation Act's prohibition of non-United States citizens from owning more than 25% of the voting interest of any company that owns a United States carrier (the "Foreign Ownership Amendment") and (iii) a change in the corporate name from Frost Hanna Mergers Group, Inc. to "Pan Am Corporation." A copy of the Restated Articles is attached as Appendix B to this Joint Proxy Statement-Prospectus and is incorporated herein by reference.

PREFERRED STOCK AMENDMENT

             Under Florida law and under the terms of the proposed Restated Articles of FH, preferred stock may be issued in series established from time to time by the Board of Directors. In this connection, the Board of Directors has broad discretion to set the terms of the Preferred Stock, and, if it decided to, may fix for each series, without further shareholder approval (i) the rate of dividend; (ii) the price at and the terms and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of voluntary or involuntary liquidation; (iv) sinking fund provisions, if any, for the redemption or purchase of shares; (v) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and (vi) voting rights, if any.

             The FH Board may fix the number of votes to which each share of Preferred Stock is entitled, or deny voting rights to the shares of any series, except to the extent voting rights are expressly granted by applicable law. Depending upon the terms of voting rights granted to any series of Preferred Stock, issuance thereof could result in a reduction in the voting power of the holders of FH Common Stock or other Preferred Stock.

             It is not possible to state the actual effect of the authorization of the Preferred Stock or other classes of stock upon the rights of holders of FH Common Stock until the FH Board determines the respective rights of the holders of one or more series of the Preferred Stock. However, such effects might include, without limitation: (a) restrictions on dividends on FH Common stock if Preferred Stock is issued with a preferential (and possibly cumulative) dividend right and dividends on the Preferred Stock are in arrears; (b) substantial dilution of the voting power of the FH Common Stock to the extent that the Preferred Stock has voting rights or to the extent that any Preferred Stock is given conversion rights into FH Common Stock; and (c) the holders of FH Common Stock not being entitled to share in FH's assets upon liquidation or dissolution until satisfaction of any liquidation preference granted to the Preferred Stock, which the FH Board may set at its discretion. The FH Board could also authorize holders of the Preferred Stock to vote, either separately as a class or with the holders of FH Common Stock, on any merger, sale or exchange of assets by FH or other extraordinary corporate transaction. Shares of Preferred Stock could even be privately placed with purchasers who might ally themselves with the FH Board in opposing a hostile takeover bid, diluting the stock ownership or voting power of persons seeking to obtain control of FH. The Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of FH, thereby having an anti-takeover effect. The ability to issue Preferred Stock could be beneficial to management in a hostile tender offer while it may have an adverse impact on shareholders who may want to participate in such a tender offer.

             In addition, FH may be affected to the extent that Preferred Stock is issued which is, by its terms, redeemable, either at the option of FH or the holders of Preferred Stock, in accordance with such terms and conditions as may be designated by the Board of Directors in creating such series. The amount payable by FH upon redemption of the Preferred Stock will be the redemption price fixed for the shares of each series by the Board of Directors and may also include payment of all accumulated and unpaid dividends.

             Although FH does not presently intend to issue any of the additional shares of Preferred Stock to be authorized, this approval is being sought in order to allow the FH Board to authorize the issuance of such shares when opportunities arise without delay.

FOREIGN OWNERSHIP AMENDMENT

             The Federal Aviation Act prohibits non-United States citizens from owning more than 25% of the voting interest of any company that owns a United States air carrier. The FH Shareholders are being asked to consider and vote upon a proposal to amend FH's Articles of Incorporation to provide that no shares of FH Common Stock may be voted by or at the direction of persons who are not United States citizens unless such shares are registered on a separate stock record to be maintained by FH for non-United States holders (the "Foreign Stock Record"). The FH Bylaws will provide that no shares of Common Stock held by non-United States citizens will be registered on the Foreign Stock Record if the amount so registered would exceed foreign ownership restrictions - currently 25% of the voting stock of FH as noted above.

             The Foreign Ownership Amendment also provides that, to the extent the voting interest in FH owned or controlled by non-United States citizens in the aggregates exceeds 25% of the voting interest in FH or such other percentage that would exceed federal foreign ownership restrictions, FH has the right to redeem or exchange such shares through the payment of cash, securities of FH having equivalent value or a combination thereof.

         The Foreign Ownership Amendment will have the effect of limiting the voting interest in FH held by non-United States citizens to an amount consistent with federal foreign ownership restrictions and may help prevent non-United States citizens from obtaining control of a voting interest in FH greater than that permitted under federal foreign ownership restrictions -- currently 25%. The proposed restrictions may also have the effect of rendering the assumption of control of FH by a non-United States citizen more difficult, and may discourage the accomplishment of a given transaction even if it is favorable to the FH Shareholders. The restrictions may also adversely affect the ability of FH Shareholders to sell or transfer their shares of FH Common Stock to non-United States citizens. Accordingly, these restrictions could have an adverse effect upon the value of the FH Common Stock. See "Risk Factors--Risks Relating to FH Generally--Adoption of Restrictions on Foreign Ownership of FH Common Stock."

         In approving the Preferred Stock Amendment and the Foreign Ownership Amendment, shareholders will also be authorizing the FH Board to take all such actions and execute and to file all such documents as the Board deems necessary or appropriate to effectuate the purposes of the proposed Restated Articles, including, without limitation, the making of any technical or non-material changes to the Restated Articles. Furthermore, the FH Board of Directors reserves the right, notwithstanding approval of the proposed Restated Articles by the FH Shareholders, at any time prior to the filing of the Restated Articles, with the Secretary of State of Florida, to terminate all or any part of the provisions made a part of the Restated Articles and all transactions contemplated by or incident thereto.

         THE PREFERRED STOCK AMENDMENT AND THE FOREIGN OWNERSHIP AMENDMENT EACH REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF FH COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE FH SPECIAL MEETING. THE FH BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE PREFERRED STOCK AMENDMENT AND THE FOREIGN OWNERSHIP AMENDMENT ARE EACH IN THE BEST INTERESTS OF FH AND THE FH SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR SUCH PROPOSALS.

                            PROPOSAL TO AUTHORIZE THE
             PAN AMERICAN WORLD AIRWAYS, INC. 1996 STOCK OPTION PLAN

             On April 24, 1996, the Pan Am Compensation and Stock Option Committee established and the Pan Am Board adopted, subject to shareholder approval, the Pan American World Airways, Inc. 1996 Stock Option Plan (the "1996 Option Plan"). The purpose of the 1996 Option Plan is to provide Pan Am with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to employees and others who provide services to Pan Am and who can contribute significantly to Pan Am's success. The Pan Am Board believes that the 1996 Option Plan is necessary for Pan Am to remain competitive in the recruitment, motivation and retention of employees and other key persons, and recommends that the Pan Am Shareholders approve the 1996 Option Plan.

DESCRIPTION OF THE 1996 OPTION PLAN

             The following is a summary of the material provisions of the 1996 Option Plan. The complete text of the 1996 Option Plan is attached as Appendix C to this Joint Proxy Statement-Prospectus and is incorporated herein by reference. In the event that the Merger is consummated, FH will assume the obligations of Pan Am under the 1996 Option Plan, if approved, and FH Common Stock will thereafter be issuable in lieu of Pan Am Common Stock required to be issued under the 1996 Option Plan on the same terms and conditions prescribed under the 1996 Option Plan.

             The 1996 Option Plan is designed to comply with the requirements of
Section 16(b) of the Exchange Act and Pan Am intends that options granted under the 1996 Option Plan qualify for an exception to the disallowance rule of
Section 162(m) of the Code. An aggregate of 600,000 shares of Pan Am Common Stock are available for issuance under the 1996 Option Plan. No employee may receive stock options under the 1996 Option Plan in any given year to purchase a number of shares greater than one percent of the number of shares of Pan Am Common Stock outstanding as of the date the 1996 Option Plan was adopted. If a stock option expires, terminates or becomes unexercisable for any reason without being exercised in full, the unpurchased shares which were subject to such stock option shall be available for further grant under the 1996 Option Plan.
No options may be granted under the 1996 Option Plan after April 24, 2006.

             The 1996 Option Plan is administered by the Compensation and Stock Option Committee of the Pan Am Board (the "Committee"), which, under the terms of the 1996 Option Plan, must consist of at least two directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act and who are "outside directors" as defined for purposes of Section 162(m) of the Code. The Committee has the authority to interpret the provisions of the 1996 Option Plan and to make all determinations deemed necessary or advisable for its administration.

             The 1996 Option Plan provides for the issuance of options intended to be incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options not intended to meet the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees of Pan Am and its subsidiaries, and non-qualified options may be granted to employees, directors, independent contractors and agents of Pan Am and its subsidiaries. Subject to the provisions of the 1996 Option Plan, the Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. Incentive stock options which first become exercisable in any calendar year for shares with a fair market value on the date of grant in excess of $100,000 are treated as non-qualified stock options to the extent of such excess.

             The exercise price of options may not be less than the fair market value of the Pan Am Common Stock on the date of grant, except with respect to substitute options issued in connection with certain corporate transactions and except that the exercise price of any incentive stock option granted to the holder of more than 10% of the outstanding Pan Am Common Stock may not be less than 110% of the fair market value of the Pan Am Common Stock on the date of grant. The term of each option may not exceed ten years, except the term of any incentive stock option granted to a holder of more than 10% of the outstanding Pan Am Common Stock may not exceed five years. The option price may be paid in cash or by check or such other consideration as the Committee shall determine. In general, all outstanding options granted to an employee terminate 6 months after the optionee ceases to be an employee, except that such options terminate
(i) immediately (unless otherwise determined by the Committee) if the optionee's employment is terminated for deliberate, willful or gross misconduct and (ii) 36 months after retirement. Options granted under the 1996 Option Plan are not assignable or transferable other than by will or by the laws of descent and distribution, or, in the case of non-qualified stock options, pursuant to a qualified domestic relations order, and, during the optionee's lifetime, the options may be exercised only by the optionee.

             The 1996 Option Plan provides for an automatic grant of non-qualified stock options to acquire 20,000 shares of Pan Am Common Stock to non-employee directors of Pan Am upon acceptance of a directorship. The exercise price of such options is equal to the fair market value of the Pan Am Common Stock on the date of the grant, and such options have a term of ten years and vest ratably over three years (regardless of whether such director serves for such three-year period). After a non-employee director has served in such capacity for six months, then he or she shall receive options to acquire 10,000 shares of Pan Am Common Stock on the day following any annual meeting of shareholders and an additional 5,000 shares if they serve as the chair of any committee of the Board of Directors. The exercise price of such options is equal to the fair market value of the Pan Am Common Stock on the date of the grant, and such options have a term of ten years and will be fully vested upon grant.

             The number of shares of Pan Am Common Stock covered by outstanding options, the number of shares of Pan Am Common Stock available for issuance under the 1996 Option Plan, the number of shares of Pan Am Common Stock to be granted to non-employee directors, the maximum number of shares of Pan Am Common Stock with respect to which options may be granted to any employee in any given year, and the exercise price per share of outstanding options, are proportionately adjusted for any increase or decrease in the number of issued shares of Pan Am Common Stock resulting from a stock split or stock dividend. In the event of a dissolution or liquidation, outstanding options will terminate prior to such transaction, unless otherwise provided by the Committee. Upon the occurrence of certain specified events resulting in a change in control of Pan Am, the vesting of all outstanding options under the 1996 Option Plan will be automatically accelerated.

             The Committee may amend or terminate the 1996 Option Plan, except that shareholder approval is required to increase the number of shares of Pan Am Common Stock subject to the 1996 Option Plan, to change the class of persons eligible to participate in the 1996 Option Plan, to materially increase the benefits accruing to participants under the 1996 Option Plan, or to increase the maximum number of shares of Pan Am Common Stock with respect to which options may be granted to any employee in any year. No amendment or termination of the 1996 Option Plan will affect previously granted awards without the optionee's consent unless the Committee determines that such amendment is in the best interest of the shareholders or optionees.

             The 1996 Option Plan is subject to approval by the affirmative vote of a majority of the shares of Pan Am Common Stock voting in person or by proxy at the Pan Am Special Meeting. If the 1996 Option Plan is so approved, it will become effective as of the date of its adoption by the Pan Am Board. The 1996 Option Plan and any options granted thereunder will terminate and become null and void if the 1996 Option Plan is not approved by the Pan Am Shareholders within 12 months after the date of its adoption by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

             INCENTIVE STOCK OPTIONS. The grant of an incentive stock option has no immediate federal income tax consequences to the optionee or to Pan Am. The exercise of an incentive stock option while the optionee is an employee or within three months after termination of employment generally has no immediate tax consequences to Pan Am or to the optionee. If the optionee is subject to the alternative minimum tax, however, the exercise of an incentive stock option would result in an increase in the optionee's alternative minimum taxable income equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally recognizes long-term capital gain or loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the exercise price of the shares. In such a case, Pan Am is not entitled to a deduction in connection with the grant or exercise of the incentive stock or the sale of shares acquired pursuant to such exercise. If, however, an optionee exercises an incentive stock option more than three months after termination of employment or disposes of the shares prior to the expiration of the required holding period, the optionee generally recognizes ordinary income equal to the excess of the fair market value of the shares on the date of exercise (or the proceeds of disposition, if less) over the exercise price, and Pan Am is entitled to a corresponding deduction if the compensation constitutes an ordinary and necessary business expense, the limitations of
Section 162(m) of the Code do not apply, and applicable withholding requirements are satisfied. If the amount realized upon such a disposition exceeds the fair market value of the shares on the date of exercise, the excess generally would be treated as long-term or short-term capital gain. The required holding period is the longer of two years from the date the option was granted and one year after the date of issuance of the shares upon exercise of the option.

             NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option has no immediate federal income tax consequences to the optionee or Pan Am. Upon the exercise of a non-qualified stock option, the optionee recognizes ordinary income (subject to wage withholding and employment taxes) in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and Pan Am is entitled to a corresponding deduction if the compensation constitutes an ordinary and necessary business expense, the limitations of Section 162(m) of the Code do not apply, and applicable withholding requirements are satisfied. The optionee's tax basis in the shares is the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are received. Upon a subsequent sale of the shares, any difference between the optionee's tax basis in the shares and the amount realized on the sale generally is treated as long-term or short-term capital gain or loss.

             CHANGE IN CONTROL. Under the 1996 Option Plan, upon the occurrence of certain "change in control" transactions (not including the Merger), all options then outstanding under the plan become immediately exercisable. Under certain circumstances, compensation payments attributable to such options may be treated as "parachute payments" under the Code, in which case a portion of such payments may be nondeductible to Pan Am and the recipient may be subject to a 20% excise tax.

OPTIONS GRANTED AND SHARES ELIGIBLE UNDER THE 1996 OPTION PLAN

             On April 24, 1996, the Committee approved the grant of options to purchase 360,000 shares of Pan Am Common Stock, subject to approval of the 1996 Option Plan by the Pan Am Shareholders. 100,000 of such options were granted to the five members of the Pan Am Board (20,000 each) pursuant to the terms of the 1996 Option Plan and 150,000 of such options were granted to Pan Am executive officers, and the remaining options were granted to employees (including officers who are not executive officers) of Pan Am. All options granted on April 24, 1996 have terms of 10 years and vest in equal portions over three years. The exercise price of all such options is $5.00. As of April 24, 1996, 240,000 shares of Pan Am Common Stock remained eligible for grant under the 1996 Option Plan. Except as described above and below and the automatic grants to non-employee directors of Pan Am, it is not possible to identify the persons who will be granted options under the 1996 Option Plan, the number of shares subject to any option, or the terms and conditions of any option because these matters will be determined by the Committee in the future. As of April 24, 1996, 5 directors, approximately 29 employees, and an indeterminate number of independent contractors and agents were eligible to receive stock options under the 1996 Option Plan.

             The following chart describes the number of stock options granted to directors and executive officers of Pan Am on April 24, 1996.


                                                                                             TOTAL WARRANTS AND
NAME AND POSITION                                       OPTIONS GRANTED                     WARRANTS OUTSTANDING
- -----------------                                       ---------------                     --------------------
Charles E. Cobb, Jr., Director                          20,000                                 20,000
Phillip Frost, M.D., Director                           20,000                                296,821*
Martin R. Shugrue, Jr., Director                        20,000                                652,734*
John J. Sicilian, Director                              20,000                                100,000*
Richard C. Pfenniger, Jr., Director                     20,000                                 20,000
James W. Arpey, V.P. - Chief Operations Officer         25,000                                 25,000
Karen T. Averill, V.P. - Personnel/Training/Inflight    25,000                                 25,000
Richard F. Blake, V.P. - Marketing                      25,000                                104,092*
William Elio, V.P. - Passenger Services & Cargo         25,000                                 25,000
Donal F. McSullivan, V.P. - Sales                       25,000                                 25,000
John J. Ogilby, General Counsel & Chief
             Financial Officer                          25,000                                104,092*
All current executive officers, as a group             210,000                              1,080,918*
All current directors who are not executive
             officers, as a group                       40,000                                316,821*
All employees, other than executive officers,
             as a group                                150,000                                150,000

* Includes options and/or warrants to purchase shares of Pan Am Common Stock that were granted in connection with the organization of Pan Am. Such options and warrants were not granted under the 1996 Option Plan. For a description of the terms of such options and warrants, see "Management of Pan Am -- Certain Transactions with Management -- Organizational Transaction" and "Principal Shareholders of Pan Am."

RECOMMENDATION OF THE BOARD OF DIRECTORS

             The Pan Am Board believes that the best interests of Pan Am will be served by Pan Am implementing the 1996 Option Plan. The Pan Am Board believes that awards made under the 1996 Option Plan will enable Pan Am to better compete for qualified personnel, to retain such personnel in the employ of Pan Am, and to motivate such personnel and align their long-term interests with those of the Pan Am Shareholders. To remain competitive in attracting and retaining qualified employees and to continue to provide such employees proper motivation and incentives, the Pan Am Board believes that the 1996 Option Plan Proposal should be approved.

             THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF PAN AM COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE PAN AM SPECIAL MEETING IS REQUIRED TO ADOPT THE 1996 OPTION PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE PAN AM SHAREHOLDERS VOTE FOR THE 1996 OPTION PLAN PROPOSAL.

                         PRICE RANGES OF FH'S SECURITIES

             FH. FH's Common Stock, par value $.0001 per share, is traded in the over-the-counter market under the symbol "FHMG." The FH Common Stock commenced trading on April __. 1994. The following table shows the reported low bid and high bid quotations for the FH Common Stock for the periods indicated below. The high and low bid prices for the periods indicated are inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. These quotations have been obtained from the OTC Bulletin Board.

                                           LOW BID              HIGH BID
                                         (PER SHARE)          (PER SHARE)
                                         -----------         -------------

April 1, 1994 - June 30, 1994               $5.75                $6.25
July 1, 1994 - September 30, 1994            4.75                 5.75
October 1, 1994 - December 31, 1994          3.75                 5.375
January 1, 1995 - March 31, 1995             3.25                 4.25
April 1, 1995 - June 30, 1995                3.75                 5.625
July 1, 1995 - September 30, 1995            3.875                5.5
October 1, 1995 - December 31, 1995          2.5                  4.625
January 1, 1996 - March 31, 1996             3.125                8.125
April 1, 1996 - June 30, 1996                7.00                16.75
July 1, 1996 - ______________, 1996       ____.____            ____.____

             On January 29, 1996 (the last trading day prior to the public announcement relating to the Merger), the last reported closing bid price of the FH Common Stock was $3.625.

             On March 12, 1996 (the last trading day prior to the public announcement of the execution of the Merger Agreement), such bid price was $5.125.

             On March 31, 1996 the last reported bid price for FH Common Stock was $8.00 per share. On that date, there were 73 record holders of FH Common Stock, inclusive of those brokerage firms and/or clearing houses holding shares of FH Common Stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

             FH has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

                  SELECTED HISTORICAL FINANCIAL DATA OF PAN AM

             The following selected historical financial information for the years ended December 31, 1995 and 1994 and for the period from Inception to December 31, 1995 have been derived in part from the Combined Financial Statements of Pan American World Airways, Inc., a Delaware corporation, and Affiliate (the "Predecessor Company") audited by Deloitte & Touche LLP, independent auditors, whose report thereon appears elsewhere in this Joint Proxy Statement-Prospectus. The historical financial information for the year ended December 31, 1993 are derived from unaudited combined financial statements of the Predecessor Company not included in this Joint Proxy Statement-Prospectus. Financial data as of March 31, 1996 and for the three month periods ended March 31, 1995 and 1996 and for the period from Inception to March 31, 1996, is unaudited but, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The results for such three-month period are not necessarily indicative of the results which may be expected for the full year. This information should be read in conjunction with and is qualified by reference to the Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Pan Am" included elsewhere in this Joint Proxy Statement-Prospectus.

                                                           (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                 PREDECESSOR COMPANY
                                                PREDECESSOR                   ------------------------------------------------------
                                                 COMPANY         CUMULATIVE                                              CUMULATIVE
                               THREE MONTHS    THREE MONTHS     PERIOD FROM                                            PERIOD FROM
                                  ENDED           ENDED         INCEPTION TO   YEAR ENDED    YEAR ENDED    YEAR ENDED   INCEPTION TO
                              MARCH 31, 1996  MARCH 31, 1995   MARCH 31, 1996 DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                              --------------  --------------   -------------- ------------  ------------  ------------  ------------
                                                                                  1995          1994          1993          1995
                                                                                  ----          ----          ----          ----
STATEMENT OF DEVELOPMENT
STAGE OPERATIONS DATA:

REVENUE....................... $      --        $   --           $      --    $      2      $      1      $   --        $        3

LOSS FROM OPERATIONS..........      (917)          (65)               (917)       (239)         (135)         (1)             (496)

NET LOSS......................    (1,027)          (65)             (1,027)       (239)         (135)         (1)             (496)

NET LOSS PER SHARE............     (0.36)       (87.06)              (0.36)    (318.79)      (179.38)      (1.18)        (1,674.49)

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING................. 2,848,068           750           2,848,068         750           750         750               296

                                                                      PREDECESSOR COMPANY
                                              ----------------------------------------------------------------
                             MARCH 31, 1996    DECEMBER 31, 1995   DECEMBER 31, 1994        DECEMBER 31, 1993
                             --------------    -----------------   -----------------        -----------------
BALANCE SHEET DATA:

WORKING CAPITAL
(DEFICIT)..................    $  3,017           ($   4)             ($    20)                 ($    41)


TOTAL ASSETS...............       8,887            1,614                 1,577                     1,455

TOTAL LIABILITIES..........       3,032                4                    24                        41

TOTAL STOCKHOLDERS'
  EQUITY...................       5,855            1,610                 1,553                     1,414

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                         RESULTS OF OPERATIONS OF PAN AM

             Pan Am, a development stage company, was formed on January 11, 1996, to operate a low fare, full service airline, which will serve selected long-haul routes between major United States cities. Since its inception, Pan Am's operations have been limited to effecting the necessary preparations in order to commence airline operations by July, 1996. Accordingly, Pan Am has not yet engaged in any airline operations, nor does it presently have the requisite personnel, facilities, government permits or finances to do so.

LIQUIDITY AND CAPITAL RESOURCES

             To date, Pan Am has financed its operations primarily through private placements of its equity securities which has raised approximately $18,600,000 in net proceeds through April 29, 1996. Pan Am also obtained $3,500,000 in cash and $6,420,635 in assets from the initial capital contributions of its principal shareholders. See "Management of Pan Am -- Certain Transactions with Management -- Organizational Transactions."

             On April 12, 1996, Pan Am completed a private offering (the "Initial Offering") pursuant to which it sold 2,991,623 shares of Common Stock at $3.53 per share. Pan Am has received $10,560,429 in proceeds from the Initial Offering and intends to use the proceeds thereof for working capital expenses incurred prior to the commencement of airline operations.

             On April 29, 1996, Pan Am completed a second private offering (the "Second Offering") pursuant to which it sold 1,721,500 shares of Pan Am Common Stock at $5.00 per share. Pan Am received $8,107,500 in cash proceeds and $500,000 in other assets from the Second Offering. The release of a portion of the funds raised in the Second Offering to Pan Am is conditioned solely upon the consummation of the Merger, and, such funds, amounting to $7,000,000, have been placed in a special interest bearing account pending such consummation. Pan Am will use the proceeds of the Second Offering for working capital expenses. As compensation for selling efforts in connection with the Second Offering, Pan Am issued warrants to Community Investment Services, Inc., its placement agent in such Offering, to purchase an aggregate of 80,000 shares of Pan Am Common Stock (the "B/D Warrants"). The B/D Warrants are exercisable for a period of 44 months from issuance at an exercise price of (i) $5.00 per share during the eight-month period commencing upon the earlier of receipt by Pan Am of the DOT Certificate or the consummation of the Merger and (ii) $8.10 per share during the three years thereafter. The per share exercise price and the number of shares of Pan Am Common Stock covered by the B/D Warrants are subject to adjustment to protect the holder thereof against dilution in certain events. The B/D Warrants provide for reciprocal indemnification by Pan Am and the holder against certain liabilities under the Securities Act.

         Pan Am also intends to raise additional capital from certain advances for the future purchase of airline seats from its general sales agent for Central/South American (the "GSA Representative"). Pan Am entered into an agreement (the "GSA Agreement") pursuant to which the GSA Representative has agreed to be the exclusive representative of Pan Am in Central/South America. Subject to the terms and conditions of the GSA Agreement, the GSA Representative has agreed to make certain cash advances of up to $15 million to Pan Am, which shall be credited toward the future purchase of seats on Pan Am's aircraft (the "GSA Advances").

         Pan Am's short term capital needs are based on the following. In order to secure the DOT Certificate, Pan Am must demonstrate that it has the financial ability to incur 100% of its pre-certification operating costs which is expected to be $7,895,000 and one-quarter of the first twelve months of anticipated operating expenses without the benefit of any operating revenue which is expected to be $19,743,000. Pan Am believes that the aggregate amount necessary to meet this requirement of the DOT is $27,638,000. Pan Am anticipates that the amount necessary to meet this requirement will be met from the proceeds available from the cash contribution of its initial shareholders of $3,500,000, which amount increases by $1,500,550 due to a contribution by Eastern upon execution of a definitive lease for Pan Am's first two aircraft, $10,560,429 from the Initial Offering, $8,107,500 from the Second Offering, the GSA Advances and $10,000,000 from the merger with FH.

         As of June 30, 1996, Pan Am had cash resources of $12,300,000 available to it and had net working capital of approximately $11,300,000. Pan Am does not anticipate any significant capital expenditures during the next twelve months. Pan Am's anticipated growth is expected to be achieved through the use of leased equipment which reduces the level of its capital expenditures. Further, Pan Am has entered into definitive lease agreements with respect to three initial aircraft it will require to commence operations. Pan Am intends to commence operations by utilizing only three initial aircraft and intends to lease additional aircraft as market or other conditions warrant. In order to meet Pan Am's growth strategy, Pan Am will be required to acquire additional aircraft and to replace aircraft subject to expiring leases. While Pan Am intends to acquire additional aircraft through long-term lease arrangements, there can be no assurance that suitable aircraft will be available for lease on terms satisfactory to Pan Am or that such aircraft can be delivered on a timely basis. To the extent that suitable aircraft are not available for lease, Pan Am may be required to seek to purchase such aircraft which would require the expenditure of significant funds and likely the occurrence of significant additional indebtedness. There is no assurance that Pan Am would be able to obtain the capital necessary to fund such acquisitions, in which case it would be required to reduce or delay its growth strategy.

                    SELECTED HISTORICAL FINANCIAL DATA OF FH

             The following selected historical financial data have been derived from the historical financial statements of FH and the notes thereto appearing elsewhere in this Joint Proxy Statement-Prospectus and should be read in conjunction with those statements. The selected financial data of FH as of December 31, 1995, 1994 and 1993 for the years ended December 31, 1995 and 1994 and the period from inception (October 4, 1993) to December 31, 1993 have been derived from FH's financial statements, which statements have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report included elsewhere herein.

                                                                                                                       CUMULATIVE
                                                                                                  PERIOD FROM          PERIOD FROM
                                                                                                   INCEPTION            INCEPTION
                                THREE MONTHS     THREE MONTHS                                     (OCTOBER 4,          (OCTOBER 4,
                                   ENDED          ENDED         YEAR ENDED       YEAR ENDED         1993) TO             1993) TO
                              MARCH 31, 1996 MARCH 31, 1995 DECEMBER 31, 1995 DECEMBER 31, 1994 DECEMBER 31, 1993     MARCH 31, 1996
                              -------------- -------------- ----------------- ----------------- -----------------     --------------

STATEMENT OF
OPERATIONS DATA:
REVENUE......................  $     --        $     --        $      --          $      --        $     --             $        --
LOSS FROM OPERATIONS.........  (249,466)        (94,309)        (377,906)          (344,499)        (52,761)             (1,024,632)
NET INCOME (LOSS)............   (76,603)         42,191          116,108            (23,559)        (52,701)                (36,755)
NET INCOME (LOSS) PER SHARE..      (.02)            .01              .03               (.01)           (.04)                   (.01)
WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING................ 3,344,000       3,344,000        3,344,000          2,870,061       1,389,000               2,961,593

                               MARCH 31, 1996     DECEMBER 31, 1995    DECEMBER 31, 1994     DECEMBER 31, 1993
                               --------------     -----------------    -----------------     -----------------
BALANCE SHEET DATA:
WORKING CAPITAL..............  $ 10,138,362      $ 10,214,665         $ 10,099,821            $ (171,821)
TOTAL ASSETS.................    10,210,917        10,306,154           10,133,719               186,896
TOTAL LIABILITIES............        67,575            86,209               29,882               201,677
REDEEMABLE COMMON STOCK......     3,041,988         3,064,962            3,030,141                     0
TOTAL STOCKHOLDERS'

  EQUITY.....................     7,101,354         7,154,983            7,073,696               (14,781)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
             OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FH

             FH was formed in October, 1993 to seek to effect a Business Combination with an Acquired Business. In connection with its initial capitalization, FH issued 1,389,000 shares of its Common Stock to its officers, directors, and other shareholders for an aggregate sum of $37,920. On March 21, 1994, FH's Registration Statement on Form SB-2 (the "Registration Statement") was declared effective by the Securities and Exchange Commission (the "SEC"). Pursuant to the Registration Statement, FH, in its initial public offering of securities, offered and sold 1,955,000 shares of Common Stock, par value $.0001 per share, at a purchase price of $6.00 per share (the "Offering") and received net proceeds of approximately $10,142,177, after the payment of all expenses of the Offering (the "Net Proceeds"). In addition, FH issued Underwriter Options to purchase 170,000 shares of Common Stock. The Offering was a "blank check" offering.

LIQUIDITY AND CAPITAL RESOURCES/PLAN OF OPERATION

             As of March 31, 1996, December 31, 1995 and December 31, 1994, respectively, FH had cash and cash equivalents of $1,283,481, $1,509,428 and $1,758,800, restricted short-term investments of $8,889,298, $8,789,268 and $8,360,580, income taxes receivable of $30,980, $0 and $0, property and equipment of $4,980, $5,280 and $4,016 and prepaid expenses of $2,178, $2,178 and $10,323. As of March 31, 1996, December 31, 1995 and December 31, 1994, respectively, FH had total liabilities of $67,575, $86,209 and $29,882, and total shareholders' equity of $7,101,354, $7,154,983 and $7,073,696. Of the Net Proceeds, 80% ($8,113,741.60) (the "Escrow Fund") were delivered to Fiduciary Trust International of the South, as Escrow Agent, to be held in escrow by such firm, until the earlier of (i) written notification by FH of its need for all or substantially all of the Escrow Fund for the purpose of facilitating a Business Combination; or (ii) the exercise by certain shareholders of redemption rights which are required to be offered (the "Redemption Offer") at the time FH seeks shareholder approval of any potential Business Combination. As of March 31, 1996, there was $8,889,298 in the Escrow Fund. The Escrow Fund is currently invested in United States government-backed short-term securities.

             Other than the Escrow Fund, FH, as of March 31, 1996, December 31, 1995, and December 31, 1994, respectively, had $1,283,481, $1,509,428 and
$1,758,800 in cash and cash equivalents, all of which was received from the Offering (other than interest income earned thereon) ( the "Operating Funds"). FH believes the Operating Funds will be sufficient for its cash requirements for at least the next 12 months.

             The expenses required to consummate the Merger cannot be presently ascertained with any degree of certainty. For the years ended December 31, 1995 and December 31, 1994, FH incurred $377,906 and $344,499 of operating expenses, which primarily consisted of professional fees and salaries. During the three months ended March 31, 1996, FH incurred $249,466 of operating expenses primarily as a result of increased efforts to consummate a Business Combination. Pursuant to employment agreements, FH currently pays to each of Messrs. Frost and Hanna $8,000 monthly for salary plus $1,000 monthly as a non-accountable expense allowance.

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

             The following unaudited pro forma combined condensed balance sheet as of March 31, 1996 and the unaudited pro forma combined condensed statements of development stage operations for the three months ended March 31, 1996 and the year ended December 31, 1995 give effect to the Merger of Pan Am and FH. The unaudited pro forma combined condensed financial statements are based on the estimates and assumption in the notes to such statements. This information should be read in conjunction with the historical financial statements and notes thereto, which are included elsewhere in this Joint Proxy Statement-Prospectus. The pro forma financial data are provided for comparative purposes only and do not purport to be indicative of the results which actually would have been obtained if the Merger had been effected on the date indicated or of those results which may be obtained in the future.

             The Merger has been accounted for as a capital transaction equivalent to the issuance of stock by Pan Am for FH's net monetary assets, accompanied by a recapitalization of Pan Am.

             The pro forma adjustments are described in the accompanying notes to unaudited pro forma combined financial statements. The unaudited pro forma combined condensed financial statements assume the Merger had occurred (i) January 1, 1995 for the purposes of pro forma combined condensed statements of development stage operations for the three months ended March 31, 1996 and the year ended December 31, 1995 and (ii) as of March 31, 1996 for the purposes of the pro forma combined condensed balance sheet.


UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
MARCH 31, 1996
(IN THOUSANDS)

                                                                 FROST                                  PRO FORMA
                                                   PAN AM        HANNA            ADJUSTMENTS       COMBINED(c)(d)
                                                  --------      -------           -----------       --------------
ASSETS
 CURRENT ASSETS
        Cash and cash equivalents                  $5,514        1,284                                   $6,798
        Interest receivable                             2                                                     2
        Expendable aircraft parts                     262                                                   262
        Prepaid expenses                              271            2                                      273
        Restricted short-term investments                        8,889                                    8,889
        Income taxes                                                31                                       31
                                                   -------     -------                                  -------
        Total current assets                         6,049      10,206                                   16,255

        PROPERTY, NET                                1,035           5                                    1,040

        OTHER ASSETS:

        Service marks, net                           1,591                                                1,591
        Organizational costs, net                       61                                                   61
        Aircraft lease deposit                         150                                                  150
        Investment in affiliate                          1                                                    1
                                                   -------     -------                                  -------

        TOTAL                                       $8,887     $10,211                                  $19,098
                                                   =======     =======                                  =======

LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
        Accounts payable                              $611        $68                                      $679
        Deferred income taxes                          155                                                  155
        Stock subscription deposits                  2,266                                                2,266
                                                    ------     -------                                  -------
        Total current liabilities                    3,032         68                                     3,100

        REDEEMABLE COMMON STOCK                                 3,042           $(3,042)(a)

 STOCKHOLDERS' EQUITY(d):
        Common stock
        Capital surplus                            10,517       7,138             3,042(a)               20,697
        Deficit                                    (1,027)        (37)                                   (1,064)
        Deferred compensation                      (1,834)                                               (1,834)
        Receivables from stockholder               (1,801)                                               (1,801)
                                                  -------     -------           -----------             -------
        Total stockholders' equity                 5,855        7,101             3,042                  15,998
                                                  -------     -------           -----------             -------

        TOTAL                                     $8,887      $10,211           $    --                 $19,098
                                                  =======     =======           ===========             =======

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF DEVELOPMENT STAGE OPERATIONS
THREE MONTH PERIOD ENDED MARCH 31, 1996
(IN THOUSANDS EXCEPT SHARE DATA)

                                                          FROST                         PRO FORMA
                                           PAN AM         HANNA       ADJUSTMENTS      COMBINED(c)
                                          -------        -------     ------------      ----------
REVENUE:                                 $     --       $      --                     $     --

EXPENSES:

        Compensation                          279              54                          333
        General and administrative            638             195                          833
                                         --------       ---------                     ---------
LOSS FROM OPERATIONS                         (917)           (249)                      (1,166)

OTHER INCOME (EXPENSE):
        Interest Income                        10             128                          138
        Litigation settlement                  35                                           35
                                         ---------      ----------                    ---------
LOSS BEFORE PROVISION
  FOR INCOME TAXES                           (872)           (121)                        (993)

PROVISION (BENEFIT) FOR INCOME TAXES          155             (45)      (110)(b)            --
                                         ---------      ----------      -------       ---------
NET INCOME (LOSS)                         $(1,027)           $(76)      $110             $(993)
                                         =========      ==========      =======       =========
NET LOSS PER COMMON SHARE                   $(.36)         $(0.02)                       $(0.16)
                                         =========      ==========                    =========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING              2,848,068      3,344,000                     6,192,068
                                         =========      =========                     =========


UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF DEVELOPMENT STAGE OPERATIONS
YEAR ENDED DECEMBER 31, 1995
(IN THOUSANDS EXCEPT SHARE DATA)

                                                       FROST                         PRO FORMA
                                       PAN AM          HANNA        ADJUSTMENTS      COMBINED(c)
                                      -------         -------      ------------      ----------
COMBINED(c)
REVENUE:                                  $  2            $  --                         $    2

EXPENSES:
        Compensation                       115              216                            331
        General and administrative         126              162                            288
                                     ---------        ---------                      ---------
LOSS FROM OPERATIONS                      (239)            (378)                          (617)

OTHER INCOME (EXPENSE):
        Interest Income                                     559                            559
                                                      ---------                      ---------

INCOME (LOSS) BEFORE
        PROVISION FOR INCOME TAXES        (239)             181                            (58)

PROVISION FOR INCOME TAXES                                   65        (65)(b)
                                      --------        ---------        ----          ---------

NET INCOME (LOSS)                        $(239)            $116        $65                $(58)
                                      ========        =========        ====          =========

NET INCOME (LOSS) PER
  COMMON SHARE                        $(318.79)           $0.03                         $(0.02)
                                      ========        =========                      =========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                750        3,344,000                      3,344,750
                                      ========        =========                      =========

                                       51

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL INFORMATION

The pro forma adjustments were made:

(a) To reflect the redeemable common stock as if each of the non-affiliated FH Shareholders approved the Merger. If less than 30% of non-affiliated FH Shareholders vote against approval of the Merger and if the Merger is consummated, FH will utilize funds held in escrow and redeem such shares at their Redemption Value. The Redemption Value as of March 31, 1996 was $5.19 per share.

(b) To eliminate income tax expense since on a pro forma combined basis there is a net tax loss.

(c) Pro forma combined condensed financial information for the periods presented does not reflect the difference between the fair value and the $1 exercise price of options granted (276,821 shares) which are exercisable upon consummation of the Merger. Such difference will be recorded as an expense upon consummation of the Merger based upon the fair value on that date.

(d) Pro forma combined balance sheet at March 31, 1996 does not include approximately $16,300,000 of cash received and 4,713,123 shares of common stock issued as part of Pan Am's private offerings.

                              DESCRIPTION OF PAN AM

        GENERAL. Pan Am, incorporated in the State of Florida in January 1996, was formed to operate as a low fare, full service airline under the "Pan Am" name, which will serve selected long-haul routes between major United States cities. Pan Am intends to commence airline operations during the summer/fall of 1996 by offering service between New York's John F. Kennedy International Airport ("JFK") and Los Angeles, San Francisco and Miami. Initially, Pan Am intends to utilize at least three leased A-300-B4 widebody aircraft (24 first class and 230 coach seats) to offer one daily roundtrip on the transcontinental routes and two daily round trips between JFK and Miami. Depending on market conditions and other factors, Pan Am currently plans to lease additional A-300-B4 aircraft to expand service on these routes and to add additional long distance routes, including JFK to Chicago.

        Pan Am anticipates an efficient airline operation with a low cost structure. Pan Am intends to minimize operating costs by (i) offering long-haul service, which is typically more cost-efficient to operate than short and medium-haul flights because of greater aircraft utilization; (ii) utilizing a single type of aircraft, the high capacity, cost efficient, A-300-B4 twin-aisle widebody, which complies with all Stage III noise regulations promulgated by the FAA; (iii) operating a point-to-point route system, which avoids the infrastructure cost of a hub and permits greater aircraft utilization by eliminating the need for aircraft to wait for connecting passengers; and (iv) outsourcing most facilities and services required for its operations, including among others, ground facilities, aircraft maintenance, ticketing, baggage handling and other ground services.

        Pan Am has not yet engaged in any airline operations and is presently in the process of obtaining the requisite personnel, facilities and government permits in order to do so. Before commencing airline operations, Pan Am must obtain a DOT Certificate and a FAA Certificate. Pan Am applied in March 1996 for the DOT Certificate and the FAA Certificate and anticipates receiving them in August 1996.

        Pan Am also owns a 30% interest in Chalk's International Airlines ("Chalk's"). Chalk's is a historical seaplane airline which has been in operation for over 70 years. Chalk's currently owns and operates five Grunman Mallard turbo prop seaplanes flying scheduled service to Bimini, Paradise Island, Key West and the Dry Tortugas from Ft. Lauderdale and Watson Island (Miami), Florida. Chalk's has entered into a license agreement with Pan Am pursuant to which Chalk's will operate under the name of "Pan Am Air Bridge".

        Pan Am is not a successor to nor should Pan Am be confused with Former Pan Am, which ceased airline operations in 1991. As discussed elsewhere herein, Pan Am is a newly formed closely held Florida corporation, entirely distinct from the publicly-held Former Pan Am. As part of Former Pan Am's bankruptcy proceedings, Pan Am indirectly purchased the various "Pan Am" tradenames, trademarks and other intellectual property rights previously owned by the Former Pan Am. In addition, certain of Pan Am's employees, including Mr. Martin Shugrue, President and Chief Executive Officer of Pan Am, were once employed by the Former Pan Am. However, Pan Am has no other association with the Former Pan Am.

        BUSINESS STRATEGY. Pan Am's strategy will be to offer first class service at fares lower than or comparable to full fare coach prices charged by major carriers, as well as discounted coach service. Pan Am believes that its first class fare structure will attract business flyers who otherwise would fly coach on other airlines and its coach prices will stimulate additional demand for air travel for those who may travel more frequently if motivated to do so by low fares, as well as create demand by those who would use other means of transportation or not travel at all. Moreover, Pan Am will seek to capitalize on recognition of the "Pan Am" name to offer low fare, "brand name" airline service, which is lacking on most transcontinental and other long-haul routes. Pan Am will also be a full service airline, offering amenities such as meal and beverage service. Pan Am also intends to offer passengers the ability to participate in a frequent flyer program which Pan Am will operate under the same name ("World Pass") used by Former Pan Am for its frequent flyer program.

        In addition to attracting domestic passengers, Pan Am plans to generate additional traffic by carrying passengers arriving on international carriers at gateway airports such as JFK and Miami to their final United States destinations. Currently, most international carriers must either transfer their passengers to a major United States carrier, who in many instances may be a competitor, or to a low fare, limited service airline, to complete their journey. In this regard, Pan Am intends to be the United States domestic partner for a number of international airlines who do not presently have marketing or frequent flyer relationships with major United States carriers. As the United States domestic partner of these international airlines, Pan Am will carry their passengers on Pan Am's routes to and from gateway airports and enable these international carriers to provide Pan Am with pre-committed seats for such passengers. In order to provide convenient connections, Pan Am will seek to coordinate its schedules with those of the international carriers and will seek to enter into interline and code sharing agreements to provide additional customer services such as joint ticketing and baggage transfers. Pan Am intends to formalize these international carrier partnerships by the creation of the "Pan Am Alliance," a consortium of airlines that will also share a common frequent flyer program and jointly operate airport lounges.

        Pan Am's long-term operating strategy includes future expansion beyond its initial markets. Pan Am plans to select additional long-haul routes on which there exists a large volume of United States domestic traffic and international carrier connecting opportunities, but which only have limited competition or which lack a low fare, full service "brand name" competitor.

        TRADEMARKS. Pan Am acquired the various "Pan Am" trade names, trademarks and other intellectual property rights, including the name of Former Pan Am's frequent flyer program, "World Pass" (collectively, the "Pan Am Intellectual Property"), in December 1993 from Former Pan Am in a transaction approved by the United States Bankruptcy Court. Pan Am has registered its trademarks with the United States Patent and Trademark Office and believes its trademark position is adequately protected in all markets in which Pan Am will do business. Pan Am is presently involved in litigation in the United States District Court, Southern District of New York, with Eclipse Holdings, Inc. ("Eclipse"). Such litigation commenced on April 20, 1995 and is captioned: PAN AMERICAN WORLD AIRWAYS, INC.
V. ECLIPSE HOLDINGS, INC., DAVID LOCKWOOD, DAVID SCOTT AND RICHARD BORTEL, 95 Civ. 2763 (LMM). Eclipse had initially submitted the winning bid in bankruptcy court to purchase the Pan Am Intellectual Property, but was unable to secure financing for its bid and subsequently assigned its rights to purchase the Pan Am Intellectual Property to Pan Am. Pan Am has an action against Eclipse seeking to compel Eclipse to execute and deliver the assignment documentation in order to register the Pan Am Intellectual Property in certain foreign countries. Pursuant to such action, Eclipse was compelled to execute such assignment documentation. Eclipse has appealed such order. Additionally, Eclipse has filed an action against Pan Am challenging Pan Am's ownership to the Pan Am Intellectual Property. Management believes the suit will be resolved in Pan Am's favor. However, the loss by Pan Am of the Pan Am Intellectual Property would have a material adverse effect on Pan Am.

        COMPETITION. The airline industry is highly competitive and includes a large number of airlines which are larger and have greater financial resources than Pan Am. Management believes that its competition will generally be a function of price. Pan Am's ability to compete on the basis of price depends on its ability to operate at costs equal to or lower than its competitors or potential competitors. Management believes that its operating strategy of (i) operating a single type of aircraft, the high capacity, cost efficient, A-300-B4 widebody, (ii) offering long-haul service, which typically provides greater aircraft utilization than short and medium-haul flights, and (iii) operating a point-to-point system instead of operating from a more costly hub will allow Pan Am to operate at costs lower than those of its competitors. This operating structure will allow Pan Am to offer prices to customers at or below those of its competitors. See "Risk Factors-Competition."

        PROPERTIES. Pan Am does not currently own any properties. Pan Am was granted the use of office space through the end of September 1996 by Eastern at Eastern Air Line's Doral Technology Center in Miami, Florida, valued at $300,110, in exchange for 85,017 shares of Pan Am Common Stock. Pan Am has temporarily established its offices at this location and considers it to be adequate for its initial operations. Pan Am is in the process of determining the location of its permanent headquarters and is negotiating incentive packages with several major cities, including New York and Miami.

        EMPLOYEES. As of July 31, 1996, Pan Am had approximately 250 full time employees, of whom 65 were employed in management, 5 in general administrative positions and 180 in flight crews. Management considers its employee relations to be good. None of Pan Am's employees are subject to collective bargaining agreements.

        LEGAL MATTERS. Pan Am is not presently a party to any other litigation, the outcome of which would have a material adverse effect on its business operations. See "Description of Pan Am -- Trademarks."

                              MANAGEMENT OF PAN AM

EXECUTIVE OFFICERS AND DIRECTORS

        The current and contemplated position (subsequent to the consummation of the Merger) of each executive officer and director of Pan Am is listed below.

                                                            CONTEMPLATED POSITION WITH
         NAME           AGE  CURRENT POSITION                   FH AFTER MERGER
         ----           ---  ----------------               --------------------------
Charles E. Cobb, Jr.         Chairman of the Board            Chairman of the Board
Phillip Frost, M.D.      59  Vice Chairman of the Board       Vice Chairman of the Board
Martin R. Shugrue, Jr.   55  President, Chief Executive        President, Chief Executive
                              Officer, Director                 Officer, Director
John J. Sicilian         35  Director                         Director
Richard C.
 Pfenniger, Jr.          40  Director                         Director
James W. Arpey           66  Vice President-Operations        Vice President-Operations
Richard F. Blake         52  Vice President-Marketing and     Vice President-Marketing and
                               Planning                        Planning
John J. Ogilby, Jr.      39  General Counsel and Chief        General Counsel, Chief
                               Financial Officer                Financial Officer and Secretary
Karen Averill            45  Vice President-Personnel,        Vice President-Personnel,
                             Training and In-Flight            Training and In-Flight
                             Services                          Services
William Elio             55  Vice President-Passenger         Vice President-Passenger
                              Services and Cargo               Services and Cargo
Donal McSullivan         49  Vice President-Sales             Vice President-Sales

        Charles E. Cobb, Jr., appointed as Chairman of the Pan Am Board on March 8, 1996. Since 1992, Mr. Cobb has served as the Chairman and Chief Executive Officer of Cobb Partners, Inc., an investment firm with interests in real estate, international trade and tourism-related businesses. Mr. Cobb was also Chairman and CEO of Arvida/Disney Corporation from 1984 to 1987 and was a member of The Walt Disney Company Board of Directors and Executive Committee from 1984 to 1987. Prior to that, Mr. Cobb served from 1972 to 1983 as Senior Executive Vice President, Chief Operating Officer, Group President, Subsidiary President (Arvida Corporation) and member of the Board of Directors of the Penn Central Corporation, a $3 billion multi-industry company with more than 40,000 employees. Mr. Cobb served as United States Ambassador to Iceland during the Bush Administration from 1989 to 1992 and from 1987 to 1989 served as Under Secretary and Assistant Secretary of the United States Department of Commerce during the Reagan Administration with responsibilities for the nation's trade development, export promotion, and international travel and tourism administration. Mr. Cobb was educated at Stanford University, where he received a B.A. and an M.B.A.

        Phillip Frost, M.D., appointed as Vice Chairman of the Board on April 16, 1996. Since 1987, Dr. Frost has served as Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation, a Florida corporation ("IVAX"), the world's largest generic pharmaceutical manufacturer. He served as IVAX's President from July 1991 until January 1995. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceutical, Inc. from 1972 to 1986. He is Vice Chairman of the Board of Directors of North American Vaccine, Inc. ("NAV"), and a Director of American Exploration Company, which is engaged in oil and gas exploration and production, NaPro BioTherapeutics, Inc., a biopharmaceutical research and development firm ("NaPro"), Whitman Education Group, which is engaged in proprietary education ("Whitman") and Northrup Grumman. He is a trustee of the University of Miami and a member of the Board of Governors of the American Stock Exchange. Dr. Frost is the uncle of Richard Frost, an executive officer and director of FH.

        Martin R. Shugrue, Jr. appointed as President, Chief Executive Officer and a Director on March 8, 1996. Mr. Shugrue's aviation career spans 28 years, and he has most notably held senior executive positions at several major domestic and international airlines. In 1968 he began his aviation career as a Boeing 707 flight officer. Over the course of his 20 year career at Former Pan Am he served as Managing Director of the UK and Western Europe, the East Central United States, Vice President of Personnel and Industrial Relations, Senior Vice President of Administration, and as Senior Vice President of Marketing. In 1984, until his departure in 1988, he served as Chief Operating Officer and Vice Chairman. Concurrently, he served on the Board of Directors for Pan Am Express, the Pan Am Shuttle, and Pan American Corporation. In 1988, Mr. Shugrue served as President of Continental Airlines and Chief Executive Officer of Continental/Eastern Express. During his tenure he also served on the Board of Directors for Continental/Eastern Sales Inc. and System One Corporation. In 1990, Mr. Shugrue was appointed by the United States Trustee, and confirmed by the Chief Bankruptcy Judge, Southern District, New York to serve as the Trustee of Eastern Air Lines, Inc. ("Eastern Air Lines"). He served in this capacity until 1994. In 1994, Mr. Shugrue formed and has since headed an international consulting firm, Martin R. Shugrue and Associates, specializing in strategic business, marketing, financial and operational planning services to clients in the travel, tourism, and the transportation business.

        John J. Sicilian, appointed as Director on March 8, 1996. Since 1995, Mr. Sicilian has served as Chairman, President and Liquidating Agent of Eastern Air Lines. In that capacity, he has had complete responsibility to maximize the value of the remaining assets and make distributions to remaining stakeholders of Eastern Air Lines. From 1990 through 1994, Mr. Sicilian served as Executive Vice President and General Counsel of Eastern Air Lines, functioning as primary advisor to Mr. Shugrue, the court-appointed Trustee. Prior to his employment with Eastern Air Lines, Mr. Sicilian was an attorney with Verner, Liipfert, Bernhard, McPherson and Hand in Washington, D.C., and with Ford & Marrison in Atlanta. He specialized in matters involving antitrust, labor, general litigation and general corporate issues, with particular emphasis in representing airline clients and aviation associations. Mr. Sicilian is a Director of ARINC, Inc., a diversified corporation with $250.0 million in annual revenues that provides a full array of communications, information systems and systems engineering for the global transportation industry as well as for government and commercial customers.

        Richard C. Pfenniger, Jr., appointed as Director on March 8, 1996. Mr. Pfenniger has served as the Chief Operating Officer of IVAX since May 1994. He served as Senior Vice President-Legal Affairs and General Counsel of IVAX from 1989 to May 1994 and as Secretary from 1990 to 1994. Prior to joining IVAX, Mr. Pfenniger was engaged in private law practice, most recently as a member of the law firm of Greer, Homer & Bonner, P.A. in Miami, Florida. Mr. Pfenniger is a Director of NAV, NaPro and Whitman.

        James W. Arpey, appointed as Vice President-Operations on March 8, 1996. Mr. Arpey is a 32 year veteran of the airline industry, and has held senior executive positions with several major airlines, including TransWorld Airways, Continental Airlines and Frontier Airlines. Mr. Arpey was employed from 1972 to 1990 by Continental Airlines and its affiliates, most recently as Senior Vice President of Aircraft Acquisition and Disposition from 1986 to 1990. In such capacity, he was responsible for extensive negotiations with aircraft and jet engine manufacturers. During his tenure at Continental Airlines, Mr. Arpey's various other executive responsibilities have included the following areas: flight operations, inflight, quality control, purchasing, material services, aircraft maintenance and engineering, scheduling and regulatory compliance. Since 1991, Mr. Arpey has served as the executive consultant to the Eastern Air Lines bankruptcy estate, specializing in the sale of Eastern Air Line's aircraft, spare engines and spare parts.

        Richard F. Blake, appointed as Vice President-Marketing and Planning on March 8, 1996. Mr. Blake is a 31-year executive of the travel and leisure industry, specializing in international airline and cruise line transport. His expertise is in the areas of marketing, sales and tactical planning and development, direct marketing, advertising and public relations. Additionally, his broad based understanding of all phases of operations, business practices and legal and financial disciplines is highly respected in the passenger transport business. Since 1996, Mr. Blake has been Senior Vice President of Marketing for Pan Am. From 1992 to 1995, Mr. Blake served in an executive capacity at Renaissance Cruises, Inc. and from 1991 to 1992 he was Vice President of Product Development at Northwest Airlines where he was responsible for the modernization of Northwest's aircraft fleet. Mr. Blake currently serves on the Board of the Airlines Agent Reporting Plan of Puerto Rico and Vance IDS. He has previously served on the Executive Committee and the Board of the Airlines Reporting Corporation, Bar Harbor Airways, the Caribbean Tourism Organization and continues to serve as a guest lecturer at the Royal Aeronautical Society, Oxford England.

        John J. Ogilby, Jr., appointed as General Counsel, Chief Financial Officer and Secretary on March 8, 1996. From May 1991 to December 1995, Mr. Ogilby practiced law with his own firm which specializes in aviation and transactional matters. Since February 1994, he has been General Counsel to Aeroflot Russian International Airlines-U.S. Southeastern Division. From August of 1986 to May of 1991, Mr. Ogilby served as in-house counsel to Eastern Air Lines where he was responsible for corporate and transactional matters, including the liquidation of a substantial portion of the assets of the Eastern Air Lines estate. From 1984 to 1986, Mr. Ogilby was a corporate and tax attorney with the law firm of Icard, Merrill, Cullis, Timm & Furren in Sarasota, Florida. Mr. Ogilby holds a Juris Doctorate, Masters in Taxation and BSBA in Accounting from the University of Florida and is a former Certified Public Accountant.

        Karen T. Averill, Vice-President-Personnel, Training and Inflight Services since March 1, 1996. Ms. Averill is an airline executive with 26 years of progressive operation and staff responsibilities in all phases of the industry. She has held executive positions with several major airlines. Since 1991, she has served as Vice President and Managing Director for the bankruptcy estate of Eastern Express (a subsidiary of Eastern Air Lines) where she was responsible for the orderly shutdown and liquidation of the airline. Concurrently, she was responsible for the daily operations and subsequent sale of Gulf Coast Aviation, an FAA approved repair station owned by Eastern Express. From 1986 to 1990, Ms. Averill served as Manager of System Employment for Eastern Air Lines. Other career responsibilities have included: Recruitment, Human Resources, Finance, Crew Scheduling, Training, Inflight Services and Stations Systems and Operations. Additionally, Ms Averill served as the Director of Inflight Training for Air Florida. She formerly was the principal of an airline consulting firm, V-1, Inc., which provide consulting services to start-up carriers, as well as on-going consultations for established airlines. Ms. Averill has authored a variety of inflight manuals, training programs, supplements, and participated in accident and incident investigations. Ms. Averill has successfully conducted a number of FAR 121 evacuations and proving runs.

        Donal F. McSullivan, Vice President-Sales since March 1, 1996. Mr. McSullivan is an internationally recognized executive in marketing, tourism and travel, with over 25 years of experience. He has extensive experience in sales planning development and implementation, including the comprehensive travel agency and corporate incentive programs. From 1976 to 1986, he was Executive Chairman of the Irish Tourist Board in North America. During his appointed term of office he more than doubled the number of travelers into Ireland. Concurrently, he served as the Chairman of the North American Committee of the European Travel Commission as well as sitting on several committees for the American Society of Travel Agents. Mr. McSullivan is a recognized speaker and has addressed the United States Senate and House Sub-Committees, on several occasions, as an expert witness on issues related to tourism and travel. Since 1987, McSullivan and Associates has provided marketing, operational, and financial expertise to a number of clients, both domestically and internationally.

        William T. Elio, Vice President Passenger Services & Cargo since April 1, 1996. Mr. Elio is an airline executive with over 27 years of expertise in stations operations, passenger services, air freight, sales and marketing. His varied background includes recruitment, training, ticketing, and negotiations and contract administration for operational vendors. Mr. Elio has held executive positions at the Former Pan Am and Continental Airlines. From April 1991 to May 1993, he was Vice President of Continental's Latin American Division and was responsible for the design and implementation of marketing strategies, station security, as well as passenger and cargo services for 27 cities. Mr. Elio is 23 year veteran of the Former Pan Am, having worked there from April 1966 to March 1991. His career at Former Pan Am culminated in the position of Managing Director of Field Sales with full responsibility of stations operations for more than 127 stations in 52 countries. From March 1994 to March 1996, Mr. Elio served as the Vice President of Administration and Operations for Kendall Marketing, a firm specializing in travel awards programs.

COMPENSATION OF DIRECTORS

        Directors of Pan Am receive no compensation for their services as directors, other than reimbursement for out-of-pocket expenses incurred; however, they will be entitled to receive stock options under the 1996 Option Plan and may receive monetary compensation in the future. See "Proposal to Authorize the Pan American World Airways, Inc.1996 Stock Option Plan."

EMPLOYMENT ARRANGEMENTS

        Pan Am and Mr. Shugrue have entered into an employment agreement (the "Shugrue Employment Agreement"). The term of the Shugrue Employment Agreement is for a period of three years. Mr. Shugrue will receive a yearly base salary of $150,000. In the event Mr. Shugrue terminates the Shugrue Employment Agreement prior to expiration of its term, he will be required to pay Pan Am the sum of
(i) $1.0 million in the event the Shugrue Employment Agreement is terminated prior to receipt by Pan Am of all government approvals necessary to commence operations as a commercial airline, (ii) $750,000 if terminated before February 15, 1997 and (iii) $500,000 if terminated before February 15, 1998. Mr. Shugrue shall be entitled to terminate the Shugrue Employment Agreement without liability upon the occurrence of certain events, including upon a "change in control" of Pan Am.

CERTAIN TRANSACTIONS WITH MANAGEMENT

        ORGANIZATIONAL TRANSACTIONS. Shortly following incorporation of Pan Am on January 11, 1996, Pan Am agreed to issue 141,695 shares of Common Stock to MRS&A Limited Partnership, a Florida limited partnership ("MRS&A"), in exchange for a capital contribution in the amount of $500,000. In addition, on March 1, 1996, Pan Am issued to Martin R. Shugrue, Jr. ("Shugrue"), John J. Ogilby, Jr. ("Ogilby") and Richard F. Blake ("Blake"), options to purchase 632,734, 79,092 and 79,092 shares, respectively, of Pan Am Common Stock (the "Shugrue Options"). The Shugrue Options are exercisable at a price of $1.00 per share during the nine-year period commencing March 1, 1997. The Shugrue Options contain standard anti-dilution provisions.

        On March 8, 1996 an agreement (the "Contribution Agreement") was entered into by and among Pan Am, PANF, Inc., a Florida corporation ("PANF"), Pan Am World Services, Inc., a Florida corporation ("World Services"), Pan Am Alliance, Inc., a Florida Corporation ("Alliance", and together with World Services, collectively the "Cobb Investors"), Frost Pan Investment Corp., a Florida corporation ("Frost Pan"), and EAL Asset Holding, Inc., a Florida corporation ("Eastern"). The Cobb Investors, Frost Pan, MRS&A and Eastern are referred to herein individually as an "Investor" and collectively as the "Investors". PANF, which subsequently changed its name to "Pan American Airways, Inc.," will function as the operating airline subsidiary of Pan Am.

        Pursuant to the Contribution Agreement, World Services and Alliance (both wholly-owned by Charles E. Cobb, Jr.) jointly delivered to Pan Am, in exchange for 212,542 and 765,153 shares of Pan Am's Common Stock, respectively,
(i) the sum of $1.0 million in cash and (ii) all of the issued and outstanding capital stock of Pan American World Airways, Inc., a Delaware corporation ("PA"), and Pan Am Corporation, a Florida corporation ("PAC"), both of which were wholly-owned subsidiaries of World Services and Alliance. PA is the owner of certain intellectual property rights, including the trade names "Pan Am" and "Pan Am - with globe design", along with various registered trademarks and service marks related thereto. PAC owns a 30% interest in Chalk's. PAC also has the right to obtain a 30% interest in an entity to be created that will acquire from Chalk's the right to use air terminal facilities and landing ramps located on Watson Island (Miami), Florida.

        Pursuant to the Contribution Agreement, Frost Pan delivered to Pan Am, in exchange for 566,780 shares of Pan Am Common Stock and options to purchase an additional 276,821 shares of Pan Am Common Stock (the "Frost Pan Options"), the sum of $2.0 million in cash. The Frost Pan Options are exercisable at a price of $1.00 per share during the nine-year period commencing on the effective date of the Merger, provided the Merger is completed. In the event the Merger is not consummated, the Frost Pan Options shall be cancelled and shall be deemed null and void. The Frost Pan Options contain certain standard anti-dilution provisions.

        Pursuant to the Contribution Agreement, Eastern transferred, assigned and delivered to Pan Am, in exchange for 1,161,898 shares of Pan Am Common Stock, (i) all of the issued and outstanding capital stock of EAL Asset Company No. 1, Inc., a Florida corporation, which owns certain A-300-B4 spare parts, certain intellectual property and marketing assets, including Eastern Air Lines maintenance, flight operations and training program manuals, customer lists and proprietary rights in Pan Am's business plan and a certain Facility Rent Credit relating to Pan Am's use of office space located at Eastern Air Lines Doral Technology Center (the "Facility Rent Credit")); (ii) the sum of $1.5 million in cash, conditioned as described below; (iii) any and all of Eastern Air Lines interests in the approximately $1.35 million outstanding balance due on a certain promissory note executed by the LIFECO travel agency in favor of Eastern (the "LIFECO Interest"), conditioned as described below; and (iv) its right in and to, subject to obtaining all necessary government approvals, Eastern's dormant route authority to serve Havana, Cuba from Fort Lauderdale and West Palm Beach, Florida (the "Havana Route Authority"), conditioned as described below. The payment by Eastern of the $1.5 million is conditioned upon the execution and delivery by Pan Am and ING Lease (Nederland) B.V. ("ING") of an aircraft lease relating to two certain A-300-B4 aircraft (Mfr. Serial Nos. 216 and 220). In the event Eastern fails to contribute to Pan Am the $1.5 million due to Pan Am's inability to successfully enter into the aircraft lease with ING or otherwise, Pan Am will be entitled to redeem 425,085 of its shares from Eastern for no consideration. The transfer of the LIFECO Interest and the Havana Route Authority shall be conveyed to Pan Am at any time upon Pan Am's request. Additionally, the granting by Eastern of its rights in the Havana Route Authority does not by any means insure that Pan Am will in fact be granted such route; it is merely one indication of many that the DOT will look to in awarding such route.

        In addition, the LIFECO Interest and the Havana Route Authority were valued at $300,000 and, as a result, Eastern was issued 85,017 shares of Pan Am Common Stock. If the Pan Am Board later determines that the actual value of the LIFECO Interest and the Havana Route Authority is less than $300,000, Pan Am shall be entitled to redeem from Eastern at no consideration a number of shares having a value equal to the difference between the actual value of the LIFECO Interest and the Havana Route Authority and $300,000. If, however, the Pan Am Board determines that the actual value of the LIFECO Interest and the Havana Route Authority exceeds $300,000, Eastern shall be entitled to receive from Pan Am, at Eastern's option: (i) the amount of such excess in cash, or (ii) additional shares of Pan Am Common Stock having a value equal to such excess (based on a price of approximately $3.53 per share). The Pan Am Board does not expect the actual value of the LIFECO Interest and the Havana Route Authority to be materially different than $300,000. The Facility Rent Credit was valued at $300,000 based on at least eight months use, and in exchange therefor Eastern was issued 85,017 shares of Pan Am Common Stock. If the Pan Am Board later determines that Pan Am did not derive such value from the use of the Facility Rent Credit, Eastern shall deliver to Pan Am for no consideration, at Eastern's option subject to the approval of Pan Am's Board, either (i) the number of shares of Pan Am's Common Stock having a value equal to the shortfall (based on a price of approximately $3.53 per share), (ii) other assets having a value, as determined by the Pan Am Board, equal to the shortfall, or (iii) substitute office space equivalent in square footage and acceptable to Pan Am in all respects.

        Eastern also received warrants to purchase an additional 80,000 shares of Pan Am Common Stock (the "Eastern Warrants"). The terms of the Eastern Warrants provide for an exercise price of (i) $5.00 per share during the eight month period commencing upon the earlier of receipt by Pan Am of the DOT Certificate or consummation of the Merger and (ii) $8.10 per share during the three years thereafter. The Eastern Warrants also contain standard anti-dilution provisions.

        ING LEASES. Pan Am has entered into a definitive agreement with ING to lease three A-300-B4 aircraft. Two of such aircraft (the "Former Eastern Air Lines Aircraft") are subject to safe harbor leases pursuant to which Eastern Air Lines has certain tax indemnity obligations. In order to avoid triggering such indemnities, the Former Eastern Air Lines Aircraft must be operated in a qualifying manner which essentially requires that the Former Eastern Air Lines Aircraft be flown in United States domestic service. Accordingly, if Pan Am leases the Former Eastern Air Lines Aircraft and utilizes them in its proposed airline operations, Eastern Air Lines will avoid incurring the adverse consequences of these tax indemnity obligations. Management believes that the ING leases are on terms no less favorable than that available from other available lessors.

                        PRINCIPAL SHAREHOLDERS OF PAN AM

               The following table sets forth information as of the date of this Joint Proxy Statement-Prospectus, with respect to the beneficial ownership of shares of Pan Am Common Stock, in the aggregate, and upon consummation of the Merger, the number of shares of FH Common Stock expected to be held by (i) each person known by Pan Am to be the owner of more than 5% of the outstanding shares of Pan Am Common Stock; (ii) each current director; and (iii) all executive officers and directors as a group:

                                                      AMOUNT, NATURE AND PERCENTAGE                AMOUNT, NATURE AND
    NAME AND ADDRESS OF                             OF BENEFICIAL OWNERSHIP OF PAN AM          PERCENTAGE OF OWNERSHIP OF
  BENEFICIAL OWNER (1)(2)                            CAPITAL STOCK BEFORE THE MERGER       COMPANY COMMON STOCK AFTER THE MERGER
- ------------------------------------------       -------------------------------------     --------------------------------------
Pan Am Alliance, Inc.                                 765,153            10%                       765,153          7%

Frost Pan Investment Corp. (3)                      1,126,887            14%                      1,126,887         10%

Eastern Air Lines, Inc. (4)(8)                      1,241,898            16%                      1,241,898         11%
Charles E. Cobb, Jr. (5)                            1,027,695            13%                      1,027,695          9%

Phillip Frost, M.D. (6)                             1,126,887            14%                      1,126,887         10%

Martin R. Shugrue, Jr. (7)                            113,356             2%                        113,356          1%

John J. Sicilian (4)(8)                             1,241,898            16%                      1,241,898         11%

Richard C. Pfenniger, Jr.                              12,000              *                         12,000           *

All directors and executive officers as a           2,450,658            22%                      2,450,658         21%
group (9)

- -------------------------
(*)     Less than 1%.
(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares.
(2) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Pan American World Airways, Inc., 9300 N.W. 36th Street, Miami, Florida 33178.
(3)     Include options to purchase 276,281 shares of Pan Am Common Stock.
(4) The address of the beneficial owner is c/o Eastern Air Lines, 9300 N.W. 36th Street, Miami, Florida, 33178. Includes warrants to purchase 80,000 shares of Pan Am Common Stock.
(5) Mr. Cobb is the sole shareholder of Pan Am Alliance, Inc. and Pan Am World Services, Inc. and as a result is the beneficial owner of 765,153 shares and 212,542 shares held respectively by each. Includes 50,000 shares of Pan Am Common Stock owned by the Cobb Family Foundation.

                                       59


        Such Foundation is set up for the benefit of various charitable organizations. Mr. Cobb is a director of the Foundation but not a beneficiary. Mr. Cobb disclaims beneficial ownership of the shares held by the Foundation.
(6) Dr. Frost is the sole shareholder of Frost Pan Investment Corp. and as a result is the beneficial owner of the 850,066 shares held by Frost
        Pan Investment Corp. (including options to purchase 276,821 shares of Pan Am Common Stock).
(7) Mr. Shugrue is the 80% beneficial owner of MRS&A Limited Partnership which owns 141,695 shares of Pan Am Common Stock. Does not include options to purchase 632,734 shares of Pan Am Common Stock held by Mr. Shugrue.
(8) Mr. Sicilian is the Chairman, President and Liquidation Agent of Eastern Air Lines. In such capacity, Mr. Sicilian has sole dispositive power and sole voting power with respect to such shares. However, as liquidating agent, Mr. Sicilian is required to manage the affairs of Eastern Air Lines in good faith so as to maximize the value of Eastern Airlines' property through the orderly liquidation of such property in a commercially reasonable manner. While Mr. Sicilian may do so without supervision or approval of the bankruptcy court, he is required to act for the benefit of the Eastern Air Line creditors. Mr. Sicilian disclaims beneficial ownership of all the shares of Pan Am Common Stock owned by Eastern Air Lines. See note (4).
(9)     This number is comprised of the shares beneficially owned by Mr. Cobb
        (5), Mr. Shugrue (7), Dr. Frost (6), Mr. Pfenniger, the 30,669 shares owned by Richard F. Blake, the 70,935 shares owned by John J. Ogilby, Jr., the 100,000 shares owned by James Arpey, the 7,500 shares owned by Karen Averill, the 4,250 shares owned by William Elio and the 7,366 shares owned by Donal McSullivan.

                       DESCRIPTION OF PAN AM'S SECURITIES

             Pan Am's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.0001 per share. As of April 30, 1996, 7,561,191 shares of Pan Am Common Stock are outstanding. The following brief description of the material aspects of Pan Am's capital stock. A copy of Pan Am's Articles of Incorporation and Bylaws have been filed as Exhibits to the Registration Statement.

PAN AM COMMON STOCK

             Each share of Pan Am Common Stock entitles the holder to one vote on all matters submitted to a vote of the shareholders. The holders of Pan Am Common Stock are entitled to receive dividends, when, as and if declared by the Pan Am Board, in its discretion, from funds legally available therefor. Pan Am does not currently intend to declare or pay cash dividends on the Pan Am Common Stock in the foreseeable future, but rather intends to retain any future earnings to finance the expansion of its businesses. Upon liquidation or dissolution of Pan Am, the holders of Pan Am Common Stock are entitled to share ratably in the assets of Pan Am, if any, legally available for distribution to shareholders after the payment of all debts and liabilities of Pan Am.

             The Pan Am Common Stock has no preemptive rights and no subscription, redemption or conversion privileges and are not subject to further calls or assessments by Pan Am. The Pan Am Common Stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of Pan Am Common Stock voting for the election of directors can elect all members of the Pan Am Board. A majority vote is also sufficient for other actions that require the vote or concurrence of shareholders. All of the outstanding shares of Pan Am Common Stock are, and the shares to be sold in this offering will be, when issued and paid for, fully paid and nonassessable.

OPTIONS

             On March 1, 1996, Pan Am issued the Shugrue Options which entitle Martin R. Shugrue, Jr., John J. Ogilby, Jr. and Richard F. Blake, options to purchase 632,734, 79,092 and 79,092, shares respectively, of Pan Am Common Stock. The Shugrue Options are exercisable at a price of $1.00 per share during the nine-year period commencing March 1, 1997. The per share exercise price and the number of shares of Pan Am Common Stock covered by the Shugrue Options are subject to adjustment to protect the holder thereof against dilution in certain events. The Shugrue Options also provide for reciprocal indemnification by Pan Am and the holder against certain liabilities under the Securities Act.

             Pursuant to the Contribution Agreement, Pan Am issued the Frost Pan Options to Frost-Pan which entitle Frost Pan to purchase 276,821 shares of Pan Am Common Stock at an exercise price of $1.00 per share during the nine-year period commencing on the effective date of the Merger. The per share exercise price and the number of shares of Pan Am Common Stock covered by the Frost-Pan Options are subject to adjustment to protect the holder thereof against dilution in certain events. The Frost-Pan Options also provide for reciprocal indemnification by Pan Am and the holder against certain liabilities under the Securities Act.

             On April 24, 1996, Pan Am granted options to purchase 360,000 shares of Pan Am Common Stock under the Pan Am 1996 Option Plan. See "Proposal to Authorize the Pan American World Airways, Inc. 1996 Stock Option Plan."

WARRANTS

             Pursuant to the Contribution Agreement, Pan Am issued the Eastern Warrants which entitle Eastern to purchase 80,000 shares of Pan Am Common Stock at an exercise price of (i) $5.00 per share during the eight-month period commencing upon the earlier of receipt by Pan Am of the DOT Certificate or the consummation of the Merger and (ii) $8.10 per share during the three years thereafter. The per share exercise price and the number of shares of Pan Am Common Stock covered by the Eastern Warrants are subject to adjustment to protect the holder thereof against dilution in certain events. The Eastern Warrants provide for reciprocal indemnification by Pan Am and the holder against certain liabilities under the Securities Act.

             Pursuant to the GSA Agreements, Pan Am has agreed to issue warrants to purchase up to an aggregate of 50,000 shares of Pan Am Common Stock to the GSA Representative. The GSA Warrants are conditioned upon the receipt of Pan Am of $5.0 million, $10.0 million and $15.0 million in GSA Advances for GSA Warrants in the amount of 10,000, 25,000 and 50,000 respectively. The GSA Warrants will be exercisable for a period of 44 months from issuance at an exercise of (i) $5.00 per share during the first eight months and (ii) $8.10 per share during the three years thereafter. The per share exercise price and the number of shares of Pan Am Common Stock covered by the GSA Warrants are subject to adjustment to protect the holder thereof against dilution in certain events. The GSA Warrants provide for reciprocal indemnification by Pan Am and the holder against certain liabilities under the Securities Act.

             Pan Am has issued the B/D Warrants in connection with the Second Offering which entitle Pan Am's placement agent in such offering to purchase an aggregate of 80,000 shares of Pan Am Common Stock. The B/D Warrants are exercisable for a period of 44 months from issuance at an exercise price of (i) $5.00 per share during the eight-month period commencing upon the earlier of receipt by Pan Am of the DOT Certificate or the consummation of the Merger and
(ii) $8.10 per share during the three years thereafter. The per share exercise price and the number of shares of Pan Am Common Stock covered by the B/D Warrants are subject to adjustment to protect the holder thereof against dilution in certain events. The B/D Warrants provide for reciprocal indemnification by Pan Am and the holder against certain liabilities under the Securities Act.

CERTAIN FLORIDA LEGISLATION

             Pan Am is subject to (i) the Florida Control Share Act, which generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of the corporation's disinterested shareholders, and
(ii) the Florida Fair Price Act, which generally requires supermajority approval by disinterested shareholders or majority approval by disinterested directors of certain specified transactions between a corporation and holders of more than 10% of the outstanding shares of the corporation (or their affiliates).

                                DESCRIPTION OF FH

             FH was formed in October 1993 to serve as a vehicle to effect a Business Combination with an Acquired Business which FH believes has growth potential. In March 1994, FH successfully consummated its IPO from which it derived Net Proceeds of approximately $10,142,000. Approximately 80% of the Net Proceeds (inclusive of interest earned thereon, less operating expenses to date) is presently held in escrow pending the consummation of a Business Combination and will be released to FH upon consummation of the Merger. The balance of the Net Proceeds is currently held by FH, less operating expenses to date. FH's executive offices are located at 7700 West Camino Real, Suite 222, Boca Raton, FL 33431; its telephone number is (407) 367-1042.

             FH is not presently a party to any material litigation nor to the knowledge of management of FH is any such litigation presently threatened.

                                MANAGEMENT OF FH

EXECUTIVE OFFICERS AND DIRECTORS

The current executive officers and directors of FH are as follows:

NAME                                 AGE     POSITION
- ----                                 ---     --------
Richard B. Frost (2)                 47      Chief Executive Officer,
                                             Chairman of the Board of Directors

Mark J. Hanna (2)                    47      President, Director

Donald H. Baxter (1)                 52      Vice President, Secretary, Director

Marshal E. Rosenberg, Ph.D.(1)       58      Vice-President, Treasurer, Director

- ----------
(1) These persons shall resign their positions as officers and directors of FH upon the Effective Time.

(2) These persons will resign their positions as officers upon the Effective Time and will continue to be directors of FH following such time.

            Richard B. Frost has been the Chief Executive Officer and Chairman of the Board of Directors of FH since its inception. Mr. Frost was the Chief Executive Officer and Chairman of the Board of Directors of Frost Hanna Acquisition from April 1993 until January 1996, at which time LFS merged with and into a wholly-owned subsidiary of Frost Hanna Acquisition (the "LFS Merger"), Frost Hanna Acquisition changed its name to "Little Folks Shops" and Mr. Frost resigned from the Frost Hanna Acquisition Board. From June 1992 to May 1994, Mr. Frost held similar positions at Frost Hanna Halpryn until the merger of Sterling Healthcare, Inc. and Sterling Health Care Group, Inc. with and into a wholly-owned subsidiary of Frost Hanna Halpryn, whereby Frost Hanna Halpryn changed its name to Sterling Healthcare, Inc. (the "Sterling Merger"). From February, 1992 through May, 1992, Mr. Frost was Regional Director of GKN Securities Corp., a broker-dealer ("GKN") where his responsibilities included the recruitment and training of GKN brokerage personnel located or to be located in Florida. From May, 1982 through February, 1992, Mr. Frost was a Vice President and Branch Manager of Dean Witter Reynolds, a broker-dealer, where his responsibilities included the management and day-to-day operations of the West Boca Raton and Lighthouse Point, Florida, branch offices of such brokerage firm.

            Mark J. Hanna has been the President and a member of the Board of Directors of FH since its inception. Mr. Hanna was the President and a member of the Board of Directors of Frost Hanna Acquisition from April 1993 until January 1996, whereupon Mr. Hanna resigned from the Frost Hanna Acquisition Board following the LFS Merger. Mr. Hanna held similar positions at Frost Hanna Halpryn from June 1992 until the Sterling Merger in May 1994. From February, 1992 through May, 1992, Mr. Hanna was a registered representative with GKN. From January, 1992 through February, 1992, Mr. Hanna was a registered representative with Barron Chase Securities, Inc. From September 1990, through January, 1992, Mr. Hanna was a registered representative with Prudential Bache Securities, Inc. From August, 1982 through June, 1985, Mr. Hanna was First Vice President, Investments, at the Fort Lauderdale office of Drexel Burnham Lambert Incorporated. From July, 1985 through September, 1990, Mr. Hanna was Chief Executive Officer and principal shareholder of GGH Consulting, Inc., a firm engaged in providing financial consulting services. From September, 1985 through December, 1988, Mr. Hanna was a director of Biocontrol, Technology, Inc. (f/k/a Coratomic, Inc.), a public company engaged at that time in the manufacture and sale of cardiac pacemakers and heart valves ("Biocontrol"). From September, 1986 through March, 1987, Mr. Hanna was the Chief Operating Officer of Biocontrol.

            Donald H. Baxter has been Vice-President, Secretary and a member of the Board of Directors of FH since its inception. Mr. Baxter was the Vice-President, Secretary and a member of the Board of Directors of Frost Hanna Acquisition from April 1993 until the LFS Merger in January 1996. During the past five years, Mr. Baxter has been the President of Baxter Financial Corporation, an investment advisory firm, and President and Chairman of the Board of Directors of the Philadelphia Fund and Eagle Growth, mutual funds which are registered under the Investment Company Act of 1940.

            Marshal E. Rosenberg, Ph.D. has been a member of the Board of Directors of FH since its inception. Dr. Rosenberg was the Vice President, Treasurer and a member of the Board of Directors of Frost Hanna Acquisition from April 1993 until the LFS Merger in January 1996. Dr. Rosenberg was a director of Frost

Hanna Halpryn from June 1992 until December 1994. During the past five years, Dr. Rosenberg has been the President, Chairman and sole shareholder of The Marshal E. Rosenberg Organization, Inc., Coral Gables, Florida, a firm engaged in the sale of life, health and disability insurance. Dr. Rosenberg is an investor in numerous private enterprises, engaged in, among other things, real estate development and retail sales. He served as a member of the Board of Directors and member of the Executive Committee of the former Intercontinental Bank, Miami, Florida. In addition, Dr. Rosenberg is a member of the faculty at the University of Miami School of Business.

COMPENSATION OF DIRECTORS

            Directors of FH receive no compensation for serving as directors other than reimbursement of reasonable expenses incurred in attending meetings.

EXECUTIVE COMPENSATION

            Officers of FH are appointed by the FH Board and serve at the discretion of the FH Board.

            The following summary compensation table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to Richard B. Frost, the Chief Executive Officer and Chairman of the Board of Directors, and Mark J. Hanna, President of FH. No other person employed by FH earned in excess of $100,000 during the fiscal year ended December 31, 1995.

===========================================================================================================================
                                                                                          LONG-TERM COMPENSATION
- ---------------------------------------------------------------------------------------------------------------------------
                                            ANNUAL COMPENSATION                          AWARDS           PAYOUTS
- ---------------------------------------------------------------------------------------------------------------------------
         NAME AND         YEAR     SALARY   BONUS   OTHER ANNUAL   RESTRICTED STOCK   OPTIONS/SARs    LTIP       ALL OTHER
    PRINCIPAL POSITION               ($)     ($)    COMPENSATION       AWARD(S)           (#)        PAYOUTS   COMPENSATION
                                                         ($)             ($)                           ($)          ($)
- ---------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------
Richard Frost,            1995     96,000     0       12,000(1)           0                0            0            0
 CEO                      1994     96,000     0       12,000(1)           0                0            0            0
                          1993(2)  27,000              3,000(1)

- ---------------------------------------------------------------------------------------------------------------------------
Mark J. Hanna,            1995     96,000     0       12,000(1)           0                0            0            0
 President                1994     96,000     0       12,000(1)           0                0            0            0
                          1993(2)  27,000              3,000(1)
===========================================================================================================================

(1) Represents $1,000 per month paid to each of Messrs. Frost and Hanna as a non-accountable expense allowance.

(2) FH was incorporated in October 1993.

EMPLOYMENT AGREEMENTS

            In October 1993, FH entered into employment agreements with Messrs. Frost and Hanna pursuant to which each receive $8,000 monthly for salary and $1,000 monthly for non-accountable expense allowance. Further, all officers and directors of FH receive accountable reimbursement of any reasonable business expenses incurred in connection with activities on behalf of FH. The "Escrow Fund," which is comprised of 80% of the net proceeds (including any interest earned thereon) from the IPO, may not be used to pay salaries or benefits to Mr. Frost or Mr. Hanna or reimburse FH's officers and directors for expenses incurred by such persons on behalf of FH. No funds will be disbursed from the Escrow Fund for reimbursement of expenses. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than the FH Board, all of the members of which are officers. In the event FH requires in excess of 20% of the Net Proceeds for operations, Messrs. Frost and Hanna have undertaken to waive their salaries until the consummation of a Business Combination. Other than pursuant to the above employment agreements, none of such persons will receive any other payments or assets, tangible or intangible, unless received by all other shareholders on a proportionate basis.

CERTAIN TRANSACTIONS WITH MANAGEMENT

            FH maintains $1,000,000 "key man" policies insuring each of the lives of Messrs. Frost, Hanna, Baxter and Rosenberg. Such policies were purchased by FH from The Marshal E. Rosenberg Organization, Inc. (the

"Rosenberg Organization"), a firm in which Dr. Rosenberg is an officer, director and sole shareholder. In connection with the purchase by FH of such policies, the Rosenberg Organization received a commission of approximately $3,100. No further commissions are contemplated to be earned in connection with the purchase of such key man life insurance policies. Upon the closing of the Merger, the "key man" policies are presently intended to be terminated.

            FH currently maintains its executive offices in approximately 582 square feet of office space located at 7700 West Camino Real, Suite 222, Boca Raton, Florida 33431 (the "Lease"). FH leases this space from an unaffiliated third party for a monthly rental of approximately $1,260.00. Upon consummation of the Merger, FH intends to assign the Lease to Frost Hanna Investments Group, Inc., a Florida corporation ("FH Investments"), and FH Investments has agreed to assume, FH's obligations under the Lease. FH Investments is a Florida corporation that currently has no assets, liabilities or operations. Richard B. Frost and Mark J. Hanna are the sole officers and directors of FH Investments.

PRINCIPAL SHAREHOLDERS OF FH

            The following table sets forth information as of the date of this Joint Proxy Statement-Prospectus, and as of such date, giving effect to the Merger, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of FH Common Stock by (i) each person known by FH to be the owner of more than 5% of its outstanding shares of Common Stock, (ii) each director and (iii) all executive officers and directors as a group:


                                  AMOUNT, NATURE AND            AMOUNT, NATURE AND
                                  PERCENTAGE OF                 PERCENTAGE OF
NAME OF                           BENEFICIAL OWNERSHIP          BENEFICIAL OWNERSHIP
BENEFICIAL OWNER (1)              PRIOR TO THE MERGER (2)       SUBSEQUENT TO THE MERGER (2)
- --------------------              -----------------------       ----------------------------
Richard B. Frost (3)              300,000         9.0%            300,000      3%
7700 West Camino Real
Suite 222
Boca Raton, Florida 33431

Mark J. Hanna                     300,000         9.0%            300,000      3%
7700 West Camino Real
Suite 222
Boca Raton, Florida 33431

Donald H. Baxter                  300,000         9.0%            300,000      3%
7700 West Camino Real
Suite 222
Boca Raton, Florida 33431

Marshal E. Rosenberg, Ph.D. (4)   300,000         9.0%            300,000      3%
7700 West Camino Real
Suite 222
Boca Raton, Florida 33431

All Directors and Officers      1,200,000        35.9%            1,200,000    11%
as a group (4 persons)

- ----------
(1) Unless otherwise noted, all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. No persons named in the table are acting as nominees for any persons or are otherwise under the control of any person or group of persons.

(2) Assumes no exercise of any outstanding options and warrants. For information concerning the nature of the outstanding options and warrants, and the ownership of such securities, see "Description of Pan Am's Securities" and "Description of FH's Securities."

                                       64


(3) Does not include 10,000 shares of Common Stock, owned by each of Denise Goldman and Manuel Frost, respectively, Richard Frost's adult daughter and father, of which Mr. Frost disclaims beneficial ownerships.

(4) Does not include 15,000 shares of Common Stock owned by Donald Rosenberg, Dr. Rosenberg's brother, of which Dr. Rosenberg disclaims beneficial ownership.

            The shares of FH Common Stock owned by all of the executive officers and Directors of FH have been placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the occurrence of a Business Combination. During such escrow period, such executive officers and Directors are not able to sell, or otherwise transfer, their respective shares of Common Stock, but will retain all other rights as shareholders of FH, including, without limitation, the right to vote such shares of FH Common Stock.

            Messrs. Frost, Hanna, Baxter and Rosenberg may be deemed to be "promoters" and "parents" of FH, as such terms are defined under Federal securities laws.

                         DESCRIPTION OF FH'S SECURITIES

GENERAL

            FH is authorized to issue 100,000,000 shares of Common Stock, par value $.0001 per share. As of the date hereof, 3,344,000 shares of FH Common Stock are outstanding, held of record by [73] persons, inclusive of those brokerage firms and/or clearing houses holding shares of FH Common Stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder). If approved by the FH Shareholders, FH will be authorized to issue 100,000,000 shares of Preferred Stock, par value $.0001 per share.

COMMON STOCK

            The holders of FH Common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of Directors, with the result that the holders of more than 50% of the shares voted for the election of Directors can elect all of the Directors. The holders of FH Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of FH, the holders of FH Common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the FH Common Stock. Holders of shares of FH Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the FH Common Stock. All of the outstanding shares of FH Common Stock are, and the shares of FH Common Stock issuable in the Merger, when delivered in accordance with the terms of the Merger Agreement, will be, fully paid and nonassessable.

PREFERRED STOCK

            FH's proposed Restated Articles authorizes the issuance of 100,000,000 shares of Preferred Stock with such designation, rights and preferences as may be determined from time to time by the FH Board. Accordingly, the FH Board is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of FH Common Stock. The Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of FH subsequent to the Effective Time of the Merger. Although FH does not currently intend to issue any shares of Preferred Stock, there can be no assurance that FH will not do so subsequent to the consummation of the Merger.

TRANSFER AGENT

            The transfer agent for the FH Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

WARRANTS

            In connection with FH's IPO, FH sold to Barron Chase Securities, Inc., for nominal consideration, warrants to purchase up to 170,000 shares of Common Stock, par value $.0001 per share of FH (the "Underwriter Warrants"). The Underwriter Warrants are exercisable at $8.10 per share (the "Exercise Price") for a period of four years commencing on March 21, 1995. The Underwriter Warrants contain anti-dilution provisions providing for adjustment of the Exercise Price upon the occurrence of certain events including the issuance of shares of FH Common Stock or other securities convertible into or exercisable for shares of FH Common Stock at a price per share less than the Exercise Price, or in the event of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction.

            FH also agreed at the time of the issuance of the Underwriter Warrants to use its best efforts to maintain an effective registration statement with respect to the Underwriter Warrants and the underlying FH Common Stock. In addition, the Underwriter Warrants granted to the holders thereof certain "piggyback" and "demand" rights for a period of six years and four years, respectively, from March 21, 1995 with respect to the registration under the Securities Act of the securities issuable upon exercise of the Underwriter Warrants.

                     COMPARISON OF RIGHTS OF FH SHAREHOLDERS
                             AND PAN AM SHAREHOLDERS

            At the Effective Time, Pan Am Shareholders, other than a Dissenting Shareholder, automatically will become shareholders of FH, and their rights as shareholders will be determined by FH's Articles of Incorporation and Bylaws. As both FH and Pan Am are incorporated under the laws of the State of Florida, each of FH and Pan Am are governed by the provisions of the FBCA. The following sets forth the material differences between the rights of a Pan Am Shareholder under Pan Am's Articles of Incorporation and Bylaws and the rights of an FH Shareholder under FH's Articles of Incorporation and Bylaws.

ANTI-TAKEOVER LAW GOVERNANCE

            Corporations incorporated under the laws of the State of Florida such as FH and Pan Am are subject to several anti-takeover provisions under Florida law that apply to public corporations organized under Florida law, unless that corporation has elected to opt out of those provisions in its articles of incorporation or bylaws. While FH has acted to opt out of such provisions, Pan Am has not elected to opt out of such provisions. Therefore, the following summary of the Florida anti-takeover provisions only apply to Pan Am Shareholders. The FBCA prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition or unless the acquisition is approved by the corporation's board of directors. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power; (ii) one-third or more but less than a majority of such voting power; and (iii) more than a majority of such voting power.

            The FBCA also contains an "affiliated transaction" provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested shareholder" unless (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder,
(ii) the interested shareholder has owned at least 80% of the corporation's outstanding voting shares for at least five years or (iii) the consideration to be paid to the corporation's shareholders satisfies certain fair price and form requirements or (iv) the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation's outstanding voting shares.

            Although FH has elected to opt out of the above anti-takeover provisions of the FBCA, its Articles of Incorporation provide protection against certain "affiliated transactions." The Articles of Incorporation of FH provide that no contract or other transaction between FH and one or more of its directors, or between FH and any other corporation, firm, association or other entity in which one or more of the FH directors are director or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the FH Board or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the FH Board, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to FH at the time it is authorized by the FH Board, committee or FH

Shareholders. A director of FH may transact business, borrow, lend, or otherwise deal or contract with FH to the full extent and subject only to the limitations and provisions of the laws of the State of Florida and the laws of the United States. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the FH Board or a committee thereof which authorizes, approves or ratifies such contract or transaction.

SPECIAL MEETINGS

            The Bylaws of FH provide that special meetings of FH Shareholders may be called by the FH Board, or the holders of not less than 10% of all of the shares entitled to vote at such meeting.

            The Articles of Incorporation and Bylaws of Pan Am specify that a special meeting of Pan Am may be called by the Pan Am Board, the president of Pan Am, or if the holders of not less than 50% of all votes entitled to be cast on any issue proposed to be considered at a proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

INDEMNIFICATION

            Each of FH's and Pan Am's Articles of Incorporation provide that the respective corporation shall indemnify and advance expenses on behalf of its respective officers and directors to the fullest extent permitted by law in existence either now or hereafter.

INSPECTION OF RECORDS OF SHAREHOLDERS

            The Bylaws of FH provide that any person who shall have been a holder of record of one quarter of one percent of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of FH upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable times, for any proper purpose, its relevant books and records of accounts, minutes and record of shareholders. Persons so entitled to inspect books and records of accounts, minutes and records of shareholders of FH, may make extracts therefrom at their own expense. This right of inspection shall not extend to any person who has within two years sold or offered for sale any list of shareholders of FH or any other corporation, has aided or abetted any person in procuring any list of shareholders or holders of voting trust certificates for any such purpose, has improperly used any information secured through any prior examination of the books and records of account, minutes or record of shareholders or of holders of voting trust certificates for shares of FH or any other corporation, or was not acting in good faith or for a proper purpose in making his demand.

            The Bylaws of Pan Am provide that any shareholder or his or her agent or attorney is entitled on written demand to inspect the list of shareholders who are entitled to notice of any shareholder meeting. Neither Pan Am's Articles of Incorporation nor Bylaws provide Pan Am Shareholders the right to inspect Pan Am's books and records of accounts, minutes and records.

                                     EXPERTS

            The financial statements of Frost Hanna Mergers Group, Inc. as of December 31, 1995 and 1994 and for the years then ended and the period from inception (October 4, 1993) to December 31, 1995 included in this Joint Proxy Statement-Prospectus have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

            The combined financial statements of Pan American World Airways, Inc., and Affiliate as of December 31, 1995 and for each of the two years in the period ended December 31, 1995 and for the period from Inception to December 31, 1995 and the consolidated balance sheet of Pan American World Airways, Inc. and Subsidiaries as of March 8, 1996 included in this Joint Proxy Statement-Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

            The validity of the shares of FH Common Stock being registered under the Registration Statement of which this Joint Proxy Statement-Prospectus is a part will be passed upon for FH by Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. Certain legal matters concerning the Merger will be passed upon on behalf of Pan Am on by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.


                              FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS

                                                                                          PAGE
FROST HANNA MERGERS GROUP, INC.
  (A DEVELOPMENT STAGE COMPANY):

Report of Independent Certified Public Accountants........................................F-2

Balance Sheets at December 31, 1995 and 1994..............................................F-3

Statements of Operations for the years ended
  December 31, 1995 and 1994 and for the period

  from inception (October 4, 1993) to December 31, 1995...................................F-4

Statements of Stockholders' Equity for the years ended
  December 31, 1995 and 1994 and for the period from

  inception (October 4, 1993) to December 31, 1995........................................F-5

Statements of Cash Flows for the years ended
  December 31, 1995 and 1994 and for the period
  from inception (October 4, 1993) to December 31, 1995...................................F-6

Notes to Financial Statements.............................................................F-8

Condensed Balance Sheet at March 31, 1996 (unaudited).....................................F-14

Condensed Statements of Operations for the three month periods ended March 31,
  1996 and 1995 and for the period from inception (October 4, 1993)
  to March 31, 1996 (unaudited)...........................................................F-15

Condensed Statements of Cash Flows for the three month periods ended March 31,
  1996 and 1995 and for the period from inception (October 4, 1993)
  to March 31, 1996 (unaudited)...........................................................F-16

Notes to Condensed Financial Statements (unaudited).......................................F-18

PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
  (COLLECTIVELY, THE "PREDECESSOR COMPANY")
  (A DEVELOPMENT STAGE COMPANY):

Independent Auditors' Report..............................................................F-21

Combined Balance Sheet at December 31, 1995...............................................F-22

Combined Statements of Development Stage Operations for the years ended December
  31, 1994 and 1995 and for the cumulative period from inception to
  December 31, 1995.......................................................................F-23

Combined Statements of Stockholders' Equity for the years ended December 31,
  1994 and 1995 and for the cumulative period from inception to
  December 31, 1995.......................................................................F-24

                                       F-1


Combined Statements of Cash Flows for the years ended
  December 31, 1994 and 1995 and for the cumulative
  period from inception to December 31, 1995................................................F-25

Notes to combined financial statements......................................................F-26

PAN AMERICAN WORLD AIRWAYS, INC. AND SUBSIDIARIES
  (A DEVELOPMENT STAGE COMPANY):

Independent Auditors' Report................................................................F-30

Consolidated Balance Sheet at March 8, 1996.................................................F-31

Notes to consolidate balance sheet..........................................................F-32

Consolidated Balance Sheet - Unaudited at March 31, 1996....................................F-38

Consolidated Statements of Development Stage Operations -Unaudited for the three months ended March 31, 1995 and 1996
  and for the cumulative period from inception to March 31, 1996............................F-39

Consolidated Statements of Cash Flows - Unaudited for the three months ended
  March 31, 1995 and 1996 and for the cumulative
  period from inception to March 31, 1996...................................................F-40

Notes to consolidated financial statements - unaudited......................................F-41


                                       F-1A

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors of
    Frost Hanna Mergers Group, Inc.:

We have audited the accompanying balance sheets of Frost Hanna Mergers Group, Inc. (a Florida corporation in the development stage) as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for the years then ended and the period from inception (October 4, 1993) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frost Hanna Mergers Group, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended and for the period from inception (October 4, 1993) to December 31, 1995, in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP





Miami, Florida,
     January 29, 1996 (except with respect to the matter discussed in Note 8, as to which the date is April 30, 1996).

                         FROST HANNA MERGERS GROUP, INC.

                        (A DEVELOPMENT STAGE CORPORATION)


                                 BALANCE SHEETS


                                                                                   December 31,         December 31,
                                                                                      1995                 1994
                                                                                   -------------        -------------
                                    ASSETS
CURRENT ASSETS:
    Cash and cash equivalents, including interest-bearing amounts
         of $1,505,362 and $1,735,381 in 1995 and 1994, respectively              $    1,509,428        $   1,758,800
    Prepaid expenses                                                                       2,178               10,323
    Restricted short-term investments                                                  8,789,268            8,360,580
                                                                                   -------------        -------------
                  Total current assets                                                10,300,874           10,129,703

PROPERTY AND EQUIPMENT, net                                                                5,280                4,016
                                                                                  --------------        -------------

                  Total assets                                                    $   10,306,154        $  10,133,719
                                                                                  ==============        =============


                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accrued expenses                                                              $       22,200         $     23,775
    Accrued officer payroll                                                                   -                 6,107
    Income taxes payable                                                                  64,009                    -
                                                                                  --------------        -------------
                  Total current liabilities                                               86,209               29,882
                                                                                  --------------        -------------

COMMITMENTS AND CONTINGENCIES (Notes 1, 6, 7 and 8)

REDEEMABLE COMMON STOCK (Note 7)                                                       3,064,962            3,030,141
                                                                                  --------------        -------------

STOCKHOLDERS' EQUITY:
    Common stock, $.0001 par value, 100,000,000 shares
          authorized, 3,344,000 shares issued and outstanding                                335                  335
    Additional paid-in capital                                                         7,114,800            7,149,621
    Retained earnings (deficit) accumulated during
          the development stage                                                           39,848              (76,260)
                                                                                  --------------        -------------
                  Total stockholders' equity                                           7,154,983            7,073,696
                                                                                  --------------        -------------

                  Total liabilities and stockholders' equity                      $   10,306,154        $  10,133,719
                                                                                  ==============        =============


       The accompanying notes to financial statements are an integral part of these balance sheets.

                         FROST HANNA MERGERS GROUP, INC.

                        (A DEVELOPMENT STAGE CORPORATION)


                            STATEMENTS OF OPERATIONS

                                                                                                             For the Period
                                                                                                             from Inception
                                                  For the Year Ended           For the Year Ended          (October 4, 1993) to
                                                  December 31, 1995            December 31, 1994             December 31, 1995
                                                  ------------------           -------------------         --------------------
REVENUES                                          $         -                  $           -                $       -

EXPENSES:
    Salaries to officers                              216,000                        216,000                   483,677
    General and administrative                        161,906                        128,499                   291,489
                                                 ------------                  -------------                 ---------
             Loss from operations                    (377,906)                      (344,499)                 (775,166)

INTEREST INCOME                                       558,731                        320,940                   879,731
                                                 ------------                  -------------                 ---------

             Income (loss) before provision
                   for income taxes                   180,825                        (23,559)                  104,565

PROVISION FOR INCOME TAXES                             64,717                              -                    64,717
                                                 ------------                  --------------                ---------

        Net income (loss)                        $    116,108                  $     (23,559)                $  39,848
                                                 ============                  =============                 =========

NET INCOME (LOSS) PER COMMON SHARE               $    .03                      $    (.01)                    $     .01
                                                 ============                  ==============                =========

WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING                       3,344,000                      2,870,061                 2,919,104
                                                 ============                  =============                 =========


                       The accompanying notes to financial
              statements are an integral part of these statements.

                         FROST HANNA MERGERS GROUP, INC.

                        (A DEVELOPMENT STAGE CORPORATION)


                       STATEMENTS OF STOCKHOLDERS' EQUITY

               FOR THE PERIOD FROM INCEPTION (OCTOBER 4, 1993) TO

                                DECEMBER 31, 1995

                                                                                                      Retained
                                                                                                      Earnings
                                                                                                      (Deficit)
                                                                                                     Accumulated
                                                    Common Stock               Additional            During the
                                                   ----------------------        Paid-in             Development
                                                    Shares      Par Value         Capital               Stage                Total
                                                   ---------    ---------      ------------          ------------      ------------
Issuance of common stock to founders               1,389,000    $   139         $    37,781          $       -          $   37,920

Net loss for the period from inception
  (October 4, 1993) to December 31, 1993                  -          -                   -             (52,701)            (52,701)
                                                  ----------    -------         -----------          ---------        ------------

BALANCE, December 31, 1993                         1,389,000        139              37,781            (52,701)            (14,781)

Initial public offering of common stock            1,955,000        196           7,100,342                    -         7,100,538

Change in value of redeemable common stock                 -          -              11,498                   -             11,498

Net loss for the year ended December 31, 1994             -          -                   -             (23,559)            (23,559)
                                                  ----------    -------         -----------          ---------        ------------

BALANCE, December 31, 1994                         3,344,000        335           7,149,621            (76,260)          7,073,696

Change in value of redeemable common stock                 -          -             (34,821)                  -            (34,821)

Net income for the year ended December 31, 1995           -          -                   -             116,108             116,108
                                                  ----------    -------         -----------          ---------        ------------

BALANCE, December 31, 1995                         3,344,000    $   335         $ 7,114,800          $  39,848        $  7,154,983
                                                  ==========    =======         ===========          =========        ============


                       The accompanying notes to financial
              statements are an integral part of these statements.

                         FROST HANNA MERGERS GROUP, INC.

                        (A DEVELOPMENT STAGE CORPORATION)


                            STATEMENTS OF CASH FLOWS

                                                                                                                   For the Period
                                                                                                                  from Inception
                                                               For the Year Ended     For the Year Ended       (October 4, 1993) to
                                                               December 31, 1995      December 31, 1994           December 31, 1995
                                                               -----------------      -----------------           -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                           $    116,108          $     (23,559)                 $     39,848
    Adjustments to reconcile net income (loss) to net
           cash used in operating activities-
            Depreciation                                               1,150                    100                         1,291
            Interest on restricted short-term investments           (426,888)              (247,461)                     (674,349)

    Changes in assets and liabilities-
        Prepaid expenses                                               8,145                 (3,278)                       (2,178)
        Accrued expenses                                              (1,575)                23,775                        22,200
        Accrued officer payroll                                       (6,107)               (45,570)                            -
        Income taxes payable                                          64,009                      -                        64,009
                                                                ------------          -------------                  ------------
             Net cash used in operating activities                  (245,158)              (295,993)                     (549,179)
                                                                ------------          -------------                  ------------



                                   (Continued)

                         FROST HANNA MERGERS GROUP, INC.

                        (A DEVELOPMENT STAGE CORPORATION)


                            STATEMENTS OF CASH FLOWS

                                   (Continued)

                                                                                                                   For the Period
                                                                                                                  from Inception
                                                               For the Year Ended     For the Year Ended       (October 4, 1993) to
                                                               December 31, 1995      December 31, 1994           December 31, 1995
                                                               -----------------      -----------------           -----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Sales and maturities of restricted
      short-term investments                                 $   32,452,233            $   16,225,537             $   48,677,770
    Purchases of restricted short-term investments              (32,454,033)              (24,338,656)               (56,792,689)
    Purchases of property and equipment                              (2,414)                   (3,022)                    (6,571)
                                                             --------------            --------------             --------------
             Net cash used in investing activities                   (4,214)               (8,116,141)                (8,121,490)
                                                             --------------            --------------             --------------


CASH FLOWS FROM FINANCING ACTIVITIES:
    Deferred registration costs                                           -                     5,946                          -
    Proceeds from issuance of common stock                                -                10,142,177                 10,180,097
                                                             --------------            --------------             --------------
             Net cash provided from financing activities                  -                10,148,123                 10,180,097
                                                             --------------            --------------             --------------

             Net (decrease) increase in cash
               and cash equivalents                                (249,372)                1,735,989                  1,509,428

CASH AND CASH EQUIVALENTS, beginning of period                    1,758,800                    22,811                          -
                                                             --------------            --------------             --------------

CASH AND CASH EQUIVALENTS, end of period                     $    1,509,428            $    1,758,800             $    1,509,428
                                                             ==============            ==============             ==============

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITY:
    Accrual of deferred registration costs                   $            -            $      150,000             $           -
                                                             ==============            ==============             =============

    Change in value of redeemable common stock               $       34,821            $       11,498             $       23,323
                                                             ==============            ==============             ==============

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITY:
    Income taxes paid                                        $          708                         -            $           708
                                                             ==============            ==============            ===============





                       The accompanying notes to financial
              statements are an integral part of these statements.

                         FROST HANNA MERGERS GROUP, INC.

                        (A DEVELOPMENT STAGE CORPORATION)


                          NOTES TO FINANCIAL STATEMENTS





(1)   GENERAL:

Frost Hanna Mergers Group, Inc. (the "Company") was formed in October 1993 to seek to effect a merger, exchange of capital stock, asset acquisition or similar business combination (a "Business Combination") with an acquired business. The Company is currently in the development stage. In connection with its initial capitalization, the Company issued 1,389,000 shares of its Common Stock to its officers, directors and other shareholders for an aggregate sum of $37,920. In March 1994, the Company completed a public offering of 1,955,000 shares of its common stock (see Note 4). All activity of the Company to date relates to its formation, fund raising and search for an acquisition target.

The offering was a "blind pool/blank check" offering. Blind pool/blank check offerings are inherently characterized by an absence of substantive disclosures related to the use of the net proceeds of the offering. Consequently, although substantially all of the net proceeds of the offering are intended to be utilized to effect a Business Combination, the net proceeds are not being designated for any more specific purpose.

Eighty percent of the net proceeds from the public offering of common stock were placed in an escrow account (the "Escrow Fund"), subject to release upon the earlier of (i) written notification by the Company of its need for all or substantially all of such proceeds for the purpose of implementing, or facilitating the implementation of, a Business Combination; or (ii) exercise by certain stockholders of the Redemption Offer, as defined and discussed below.

The Company, prior to the consummation of any Business Combination, will submit such transaction to the Company's stockholders for their approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. At the time the Company seeks stockholder approval of any potential Business Combination, the Company will offer each of the nonaffiliated stockholders of the Company (the "Public Stockholders") the right, for a specified period of time of not less than 20 days, to redeem all, but not a portion of, their shares of common stock at a per share price equal to the Company's liquidation value on the record date for determination of stockholders entitled to vote upon the proposal to approve such Business Combination (the "Record Date") divided by the number of shares held by all of the Public Stockholders. The Company's liquidation value will be equal to the Company's book value, as determined by the Company, calculated as of the Record Date. In no event, however, will the Company's liquidation value be less than the Escrow Fund, inclusive of any net interest income thereon. If less than 30% of the shares of the Company's common stock held by Public Stockholders elect to have their shares redeemed, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will redeem shares, based upon the Company's liquidation value, from those Public Stockholders who affirmatively requested such redemption and who voted against the Business Combination. If 30% or more of the shares of the Company's common stock held by Public Stockholders vote against approval of any potential Business Combination, the Company will not proceed with such Business Combination. If the Company determines not to pursue a Business Combination, even if less than 30% of the shares held by Public Stockholders vote against approval of the potential Business Combination, no shares will be redeemed. If a shareholder votes against a potential Business Combination and the Company determines not to pursue such Business Combination, such vote will not constitute the exercise of the Redemption Offer so as to permit release of the Escrow Fund. The Escrow Fund will be released to stockholders voting against a Business Combination only in connection with the consummation of a Business Combination. Unless otherwise specified by such shareholder, a vote against the proposed Business Combination will constitute a request by such shareholder for redemption of his shares. All of the officers and directors of the Company, who own in the aggregate approximately 36% of the common stock outstanding as of the date hereof, have agreed to vote their respective shares of common stock in accordance with the vote of the majority of all nonaffiliated stockholders of the Company with respect to any such Business Combination (see Note 8).

As a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

The Company is in the development stage, has had no revenues to date and is entirely dependent upon the proceeds of the public offering to commence operations relating to selection of a prospective acquired business. The Company will not receive any revenues, other than interest income, until, at the earliest, the consummation of a Business Combination. In the event that the proceeds of the public offering prove to be insufficient for purposes of effecting a Business Combination, the Company will be required to seek additional financing. In the event no Business Combination is identified, negotiations are incomplete or no Business Combination has been consummated, and all of the Proceeds other than the Escrow Fund have been expended, the Company currently has no plans or arrangements with respect to the possible acquisition of additional financing which may be required to continue the operations of the Company.

Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         ACCOUNTING ESTIMATES-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         RECLASSIFICATION OF PRIOR YEAR AMOUNTS-

Certain prior year amounts have been reclassified to conform to the current year presentation.

         CASH AND CASH EQUIVALENTS-

The Company considers all investments with an original maturity of three months or less as of the date of purchase to be cash equivalents. As of December 31, 1995 and 1994, the balance in the Escrow Fund was $8,789,268 and $8,360,580, respectively, at amortized cost, which approximated fair value. The Escrow Fund is currently invested in United States government-backed short-term securities. The Company intends to hold the securities in the Escrow Fund to maturity.

     PROPERTY AND EQUIPMENT-

Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets ranging from 3 to 5 years.

         INCOME TAXES-

The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires, among other things, recognition of future tax benefits measured at enacted rates attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities and to tax net operating loss carryforwards to the extent that realization of said benefits is more likely than not. Due to the uncertainty of the Company's ability to generate income in the future, the related deferred tax asset has been fully reserved.

The provision for Federal and state income taxes for the years ended December 31, 1995 and 1994 in the accompanying statements of operations is comprised of the following:

                                         1995             1994
                                      -----------       ------
           Current provision          $    64,717       $    -

           Deferred provision                   -            -
                                      -----------       ------

                                      $    64,717       $    -
                                      ===========       ======

The components of the deferred federal tax asset (liability) as of December 31, 1995 and 1994 were as follows:

                                              1995              1994
                                          -----------       -----------
           Depreciation                   $    (1,000)      $         -
           Deferred preopening costs           19,000            25,000
                                          -----------       -----------
                                               18,000            25,000

           Valuation allowance                (18,000)          (25,000)
                                          -----------       -----------
                                          $         -       $         -
                                          ===========       ===========

(3)   INVOLVEMENT OF CERTAIN PRINCIPALS IN
            OTHER "BLANK CHECK" COMPANIES:

Richard B. Frost, Mark J. Hanna, Marshal E. Rosenberg, Ph.D. and Donald H. Baxter, Chief Executive Officer, Chairman of the Board of Directors; President, Director; Vice President, Treasurer, Director; and Vice President, Secretary, Director of the Company, respectively, held the same positions and are shareholders in Frost Hanna Acquisition Group, Inc. ("Frost Hanna Acquisition"), a "blank check" company whose registration statement covering among other securities, an initial public offering of 1,265,000 shares of common stock, was declared effective by the U.S. Securities and Exchange Commission in September 1993. Frost Hanna Acquisition's current business objective was the same as the Company's business objective: to effect a Business Combination with an acquired business which has growth potential.

To minimize any potential conflicts of interest which may arise as a result of Messrs. Frost, Hanna, Rosenberg and Baxter's affiliation with Frost Hanna Acquisition and the Company, the Company agreed not to analyze any possible Business Combinations until Frost Hanna Acquisition becomes a party to a letter of intent to consummate a business combination. On May 3, 1995, Frost Hanna Acquisition entered into a letter of intent (the "LFS Letter of Intent") with LFS Acquisition Corp., a California corporation ("LFS"). LFS was formed for the purpose of acquiring the Kids Mart Division of Kinney Shoe Corporation, a specialty retailer of full price and off price infants' and children's apparel.

On May 31, 1995, Frost Hanna Acquisition entered into a definitive agreement (the "LFS Agreement") with LFS regarding a business combination of Frost Hanna Acquisition and LFS. The transaction was approved by the shareholders of Frost Hanna Acquisition in January 1996.

As a result of Frost Hanna Acquisition entering into the LFS Agreement, the Company has recommenced analysis and consideration of possible Business Combinations (see Note 8). In the event the business combination contemplated by the LFS Agreement is not consummated, unless the Company is then a party to a letter of intent to consummate a Business Combination, any analysis or consideration of Business Combination opportunities by the Company shall cease until Frost Hanna Acquisition becomes a party to a subsequent letter of intent.

(4)   PUBLIC OFFERING OF SECURITIES:

On March 21, 1994, the Company's Registration Statement on Form SB-2 (the "Registration Statement") was declared effective by the U.S. Securities and Exchange Commission. Pursuant to the Registration Statement, the Company, in its initial public offering of securities, offered and sold 1,955,000 shares of Common Stock, par value $.0001 per share, at a purchase price of $6.00 per share and received net proceeds of $10,142,177, after the payment of all expenses. In addition, the Company issued its underwriter options to purchase 170,000 shares of common stock at $8.10 per share exercisable commencing March 21, 1995 for a period of four years.

(5)   RELATED-PARTY TRANSACTIONS:

The Company leases approximately 500 square feet of office space from Frost Hanna Acquisition in Boca Raton, Florida at a cost of $630 per month. The Company considers its existing office space adequate for its current operations.

The Company has obtained $1,000,000 "key man" policies insuring each of the lives of Messrs. Frost, Hanna, Rosenberg and Baxter. In connection with the purchase of such policies, The Marshal E. Rosenberg Organization, Inc., a firm affiliated with Dr. Rosenberg, received a commission of approximately $500 and $2,600 in 1995 and 1994, respectively.

(6)   COMMITMENTS AND CONTINGENCIES:

The Company has entered into employment agreements with two directors/stockholders requiring monthly salaries of $8,000 each plus $1,000 monthly for health insurance benefits, among other things, for three years. All amounts due to the directors/stockholders for the period from inception (October 4, 1993) to the date of closing of the public offering were deferred and paid upon the closing. In the event the Company requires in excess of 20% of the net proceeds of the public offering for operations, the two director/stockholders have undertaken to waive their salaries until the consummation by the Company of a Business Combination.

(7)  REDEEMABLE COMMON STOCK:

The Company may be required to redeem up to 29.99% of the Common Stock held by the Public Stockholders. Such shares have been classified in the accompanying balance sheets as "Redeemable Common Stock." Periodic changes in the redemption price are reflected as increases/decreases to additional paid-in capital.

(8)  TRANSACTION BETWEEN THE COMPANY AND
            PAN AMERICAN WORLD AIRWAYS, INC.:

On January 29, 1996, the Company entered into a letter of intent with Pan American World Airways, Inc., a Florida corporation ("Pan Am"), outlining the basic terms of a proposed transaction between the Company and Pan Am. On March 13, 1996, the Company, Pan Am and PA Acquisition Corporation, a Florida corporation and wholly owned subsidiary of the Company ("FH Sub"), entered into a definitive agreement (the "Acquisition Agreement"), providing for, among other things, the merger of FH Sub with and into Pan Am as outlined in the letter of intent. Pan Am is a newly organized corporation established to operate a new low fare, full service airline under the "Pan Am" name, which is initially anticipated to serve selected long-haul routes between major United States cities. Upon consummation of the merger, each outstanding share of Pan Am common stock will be converted into the right to receive one share of the Company's common stock. Approximately 7,561,191 shares of Pan Am common stock along with warrants and options to acquire an additional 1,587,739 shares of Pan Am common stock were outstanding as of April 30, 1996. Accordingly, assuming the exercise or conversion of all outstanding Pan Am options and warrants and the exercise of the warrants held by the underwriter of the Company's initial public offering (170,000 shares), the shareholders of Pan Am would, upon consummation of the merger own approximately seventy-two percent (72%) of the shares of the Company's common stock.

The consummation of the merger is subject to the satisfaction of a number of conditions, including: (i) the merger shall have been approved and adopted by the shareholders of the Company and Pan Am, and no more than 30% of the shares of the Company Common Stock held by Public Stockholders shall have voted against the merger; (ii) Pan Am shall be in material compliance with all material business plans, budgets or projections submitted in connection with any applications made to the United States Federal Aviation Administration (the "FAA") and the United States Department of Transportation (the "DOT"); and (iii) all licenses required to be procured from, among other persons and entities, the FAA and the DOT, in order for Pan Am to commence operations as an air carrier in a manner substantially in accordance with the applications made to the FAA and the DOT, shall have been procured without imposition of unduly burdensome conditions or restrictions.

In the event the merger is not consummated because of the failure of the shareholders of Pan Am to approve the merger and if any of the existing shareholders or their affiliates do not vote in favor of the merger, then Pan Am is obligated to pay to the Company a termination fee of $1 million plus all costs and expenses incurred by the Company in connection with the proposed merger.

The unaudited consolidated balance sheet of Pan Am as of March 31, 1996, reflects total assets of approximately $8,887,000 and total equity of approximately $5,855,000.

The foregoing description of the Acquisition Agreement is qualified in its entirety by the full text of the Agreement, a copy of which is included in
Exhibit 2 to the Annual Report on Form 10-K. The merger is expected to be consummated during the third quarter of 1996. There can be no assurance, however, that the merger will be consummated, or, if consummated, that it will be on the same terms described above and in the Acquisition Agreement.

                         FROST HANNA MERGERS GROUP, INC.

                        (A Development Stage Corporation)

                             CONDENSED BALANCE SHEET

                                   (Unaudited)

                                                                      March 31,
                                            ASSETS                      1996
                                                                     -----------
CURRENT ASSETS:
    Cash and cash equivalents                                       $ 1,283,481
    Prepaid expenses                                                      2,178
    Restricted short-term investments                                 8,889,298
    Income taxes receivable                                              30,980
                                                                    -----------
         Total current assets                                        10,205,937

PROPERTY AND EQUIPMENT, net                                               4,980
                                                                    -----------

         Total assets                                               $10,210,917
                                                                     ===========


                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accrued expenses                                               $     67,575
                                                                   ------------

COMMITMENTS AND CONTINGENCIES (Notes 1, 3 and 4)

REDEEMABLE COMMON STOCK (Note 3)                                      3,041,988
                                                                   ------------

STOCKHOLDERS' EQUITY:
    Common stock, $.0001 par value, 100,000,000
       shares authorized, 3,344,000 shares issued
       and outstanding                                                      335
    Additional paid-in capital                                        7,137,774
    Deficit accumulated during
          the development stage                                         (36,755)
                                                                     -----------
         Total stockholders' equity                                   7,101,354
                                                                     -----------

         Total liabilities and stockholders' equity                $ 10,210,917
                                                                   ============


         The accompanying notes to condensed financial statements are an integral part of this balance sheet.

                         FROST HANNA MERGERS GROUP, INC.

                        (A Development Stage Corporation)

                       CONDENSED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                                      For the Three Months Ended                For the Period
                                                                               March 31,                        From Inception
                                                                  ------------------------------------       (October 4, 1993) to
                                                                      1996                   1995                March 31, 1996
                                                                  -------------          -------------       --------------------
REVENUES                                                          $     -               $       -                     $      -

EXPENSES:
    Salaries to officers                                                 54,000                 54,000                  537,677
    General and administrative                                          195,466                 40,309                  486,955
                                                                  -------------          -------------            -------------
                  Loss from operations                                 (249,466)               (94,309)              (1,024,632)

INTEREST INCOME                                                         127,874                136,500                1,007,605
                                                                  -------------          -------------            -------------

                  Income (loss) before provision (benefit)
                           for income taxes                            (121,592)                42,191                  (17,027)

PROVISION (BENEFIT) FOR INCOME TAXES                                    (44,989)                  -                      19,728
                                                                  -------------          -------------            -------------

                  Net income (loss)                               $     (76,603)         $      42,191            $     (36,755)
                                                                  =============          =============            =============

NET INCOME (LOSS) PER COMMON SHARE                                $     (.02)            $        .01                $ (.01)
                                                                  =============          =============               =======


WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING                                         3,344,000             3,344,000                 2,961,593
                                                                  =============          =============            =============



            The accompanying notes to condensed financial statements
                    are an integral part of these statements.

                         FROST HANNA MERGERS GROUP, INC.

                        (A Development Stage Corporation)


                       CONDENSED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                        For the Three Months Ended                  For the Period
                                                                   March 31,                         From Inception
                                                     -------------------------------------        (October 4, 1993) to
                                                         1996                   1995                March 31, 1996
                                                     --------------         --------------        --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                $      (76,603)        $       42,191          $       (36,755)
    Adjustments to reconcile net income
       (loss) to net cash used in
       operating activities-
         Depreciation                                           300                    250                    1,591
         Interest on restricted short-term
          investments                                      (101,578)              (102,454)                (775,927)

    Change in certain assets and liabilities-
       Prepaid expenses                                           -                  2,500                   (2,178)
       Income taxes receivable                              (30,980)               -                        (30,980)
       Accrued expenses                                      45,375                 (6,487)                  67,575
       Accrued officer payroll                              -                        2,240                    -
       Income taxes payable                                 (64,009)               -                          -
                                                     --------------         --------------          ---------------
                  Net cash used in
                    operating activities                   (227,495)               (61,760)                (776,674)
                                                     --------------         --------------          ---------------


CASH FLOWS FROM INVESTING ACTIVITIES:
    Sales and maturities of restricted
      short-term investments                              8,114,919              8,122,719               56,792,689
    Purchases of restricted
      short-term investments                             (8,113,371)            (8,122,719)             (64,906,060)
    Purchase of property and equipment                      -                      -                         (6,571)
                                                     --------------         --------------          ---------------
                  Net cash provided by
                   (used in) investing activities             1,548                -                     (8,119,942)
                                                     --------------         --------------          ---------------


                                   (Continued)

                         FROST HANNA MERGERS GROUP, INC.

                        (A Development Stage Corporation)


                       CONDENSED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                   (Continued)

                                                        For the Three Months Ended                 For the Period
                                                                 March 31,                          From Inception
                                                    -------------------------------------         (October 4, 1993) to
                                                        1996                   1995                 March 31, 1996
                                                    --------------         --------------         ---------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of common stock          $      -               $      -                $    10,180,097
                                                    --------------         --------------          ---------------

                  Net increase (decrease)in
                    cash and cash equivalents             (225,947)               (61,760)               1,283,481

CASH AND CASH EQUIVALENTS, beginning of period           1,509,428              1,758,800                    -
                                                    --------------         --------------          ---------------

CASH AND CASH EQUIVALENTS, end of period            $    1,283,481         $    1,697,040          $     1,283,481
                                                    ==============         ==============          ===============

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITY:
    Income taxes paid                               $       50,000         $      -                $        50,708
                                                    ==============         ==============          ===============







            The accompanying notes to condensed financial statements
                    are an integral part of these statements.

                         FROST HANNA MERGERS GROUP, INC.

                        (A Development Stage Corporation)


                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                                   (Unaudited)



(1) GENERAL:

Frost Hanna Mergers Group, Inc. (the "Company") was formed in October 1993 to seek to effect a merger, exchange of capital stock, asset acquisition or similar business combination (a "Business Combination") with an acquired business. In connection with its initial capitalization, the Company issued 1,389,000 shares of its Common Stock to its officers, directors and other shareholders for an aggregate sum of $37,920. On March 21, 1994, the Company's registration statement on Form SB-2 (the "Registration statement") was declared effective by the U.S. Securities and Exchange Commission. Pursuant to the Registration statement, the Company, in its initial public offering of securities, offered and sold 1,955,000 shares of Common Stock, par value $.0001 per share, at a purchase price of $6.00 per share (the "Offering") and received net proceeds of approximately $10,142,177, after the payment of all expenses of the Offering (the "Net Proceeds"). In addition, the Company issued underwriter options to purchase 170,000 shares of Common Stock. Each underwriter option entitles the holder thereof to purchase one share of common stock at a purchase price of $8.10 per share commencing March 21, 1995 and for a period of four years thereafter. The Offering was a "blank check" offering. The Company's year-end is December 31.

The Company is in the development stage, has had no revenues to date and is entirely dependent upon the proceeds of the Offering to commence operations relating to selection of a prospective acquired business. The Company will not receive any revenues, other than interest income, until, at the earliest, the consummation of a Business Combination. In the event that the Net Proceeds of the Offering prove to be insufficient for purposes of effecting a Business Combination, the Company will be required to seek additional financing. In the event no Business Combination is identified, negotiations are incomplete or no Business Combination has been consummated, and all of the Net Proceeds other than the Escrow Fund (see Note 2) have been expended, the Company currently has no plans or arrangements with respect to the possible acquisition of additional financing which may be required to continue the operations of the Company.

Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

In the opinion of the management of the Company, the accompanying unaudited condensed financial statements of the Company contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of March 31, 1996, and the results of its operations for the three months ended March 31, 1996 and 1995 and the cumulative period from October 4, 1993 (date of inception) to March 31, 1996. The results of operations and cash flows for the three months ended March 31, 1996 are not necessarily indicative of the results of operations or cash flows which may be reported for the remainder of 1996.

The accompanying unaudited interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for reporting on Form 10-QSB. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying unaudited interim financial statements should be read in conjunction with the Company's December 31, 1995 financial statements and the notes included in the Company's Form 10-KSB.

The accounting policies followed for quarterly financial reporting are the same as those disclosed in the December 31, 1995 Notes to Financial Statements included in the Company's Form 10-KSB.

(2) RESTRICTED SHORT-TERM INVESTMENTS:

Eighty percent of the Net Proceeds of the Offering were delivered to an escrow agent and are being held in escrow (the "Escrow Fund") by such firm, until the earlier of (i) written notification by the Company of its need for all or substantially all of the Escrow Fund for the purpose of implementing a Business Combination or (ii) the exercise by certain shareholders of redemption rights which will be offered at the time the Company seeks shareholder approval of any potential Business Combination. As of March 31, 1996, there was $8,889,298 in the Escrow Fund. The Escrow Fund is currently invested in United States government-backed short-term securities.

(3)  REDEEMABLE COMMON STOCK:

The Company may be required to redeem up to 29.99% of the Common Stock held by certain stockholders. Such shares have been classified in the accompanying balance sheets as "Redeemable Common Stock." Periodic changes in the redemption price are reflected as increases/decreases to additional paid-in capital.

(4)  TRANSACTION BETWEEN THE COMPANY AND
            PAN AMERICAN WORLD AIRWAYS, INC.:

On January 29, 1996, the Company entered into a letter of intent with Pan American World Airways, Inc., a Florida corporation ("Pan Am"), outlining the basic terms of a proposed transaction between the Company and Pan Am. On March 13, 1996, the Company, Pan Am and PA Acquisition Corporation, a Florida corporation and wholly owned subsidiary of the Company ("FH Sub"), entered into a definitive agreement (the "Acquisition Agreement"), providing for, among other things, the merger of FH Sub with and into Pan Am as outlined in the letter of intent. Pan Am is a newly organized corporation established to operate a new low fare, full service airline under the "Pan Am" name, which is initially anticipated to serve selected long-haul routes between major United States cities. Upon consummation of the merger, each outstanding share of Pan Am common stock will be converted into the right to receive one share of the Company's common stock. Approximately 7,561,191 shares of Pan Am common stock along with warrants and options to acquire an additional 1,587,739 shares of Pan Am common stock were outstanding as of April 30, 1996. Accordingly, assuming the exercise or conversion of all outstanding Pan Am options and warrants and the exercise of the warrants held by the underwriter of the Company's initial public offering (170,000 shares), the shareholders of Pan Am would, upon consummation of the merger own approximately seventy-two percent (72%) of the shares of the Company's common stock.

The consummation of the merger is subject to the satisfaction of a number of conditions, including: (i) the merger shall have been approved and adopted by the shareholders of the Company and Pan Am, and no more than 30% of the shares of the Company Common Stock held by Public Stockholders shall have voted against the merger; (ii) Pan Am shall be in material compliance with all material business plans, budgets or projections submitted in connection with any applications made to the United States Federal Aviation Administration (the "FAA") and the United States Department of Transportation (the "DOT"); and (iii) all licenses required to be procured from, among other persons and entities, the FAA and the DOT, in order for Pan Am to commence operations as an air carrier in a manner substantially in accordance with the applications made to the FAA and the DOT, shall have been procured without imposition of unduly burdensome conditions or restrictions.

In the event the merger is not consummated because of the failure of the shareholders of Pan Am to approve the merger and if any of the existing shareholders or their affiliates do not vote in favor of the merger, then Pan Am is obligated to pay to the Company a termination fee of $1 million plus all costs and expenses incurred by the Company in connection with the proposed merger.

The unaudited consolidated balance sheet of Pan Am as of March 31, 1996 reflects total assets of approximately $8,887,000 and total equity of approximately $5,855,000.

The foregoing description of the Acquisition Agreement is qualified in its entirety by the full text of the Agreement, a copy of which is included in
Exhibit 2 to the Annual Report on Form 10-K. The merger is expected to be consummated during the third quarter of 1996. There can be no assurance, however, that the merger will be consummated, or, if consummated, that it will be on the same terms described above and in the Acquisition Agreement.

INDEPENDENT AUDITORS' REPORT


Pan American World Airways, Inc. and Affiliate:

We have audited the accompanying combined balance sheet of Pan American World Airways, Inc. and Affiliate (collectively, the "Predecessor Company") (a development stage company) as of December 31, 1995 and the related combined statements of development stage operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1995 and for the period from Inception (see Note 1) to December 31, 1995. These financial statements are the responsibility of the Predecessor Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures included in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Predecessor Company at December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, and for the period from Inception to December 31, 1995, in conformity with generally accepted accounting principles.

The Predecessor Company is in the development stage at December 31, 1995. As discussed in Note 1 to the combined financial statements, the Predecessor Company has not yet commenced operations or verified the market acceptance and demand for the use of its service marks.


Deloitte & Touche, LLP


Miami, Florida
April 24, 1996,
   except for the matter described in Note 4
   as to which the date is April 29, 1996

PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
(COLLECTIVELY, THE "PREDECESSOR COMPANY")
(A DEVELOPMENT STAGE COMPANY)

COMBINED BALANCE SHEET
DECEMBER 31, 1995

ASSETS
OTHER ASSETS:
  Service marks (net of accumulated amortization of $82,211)        $  1,601,970
  Organizational costs (net of accumulated amortization of
    $8,371)                                                               12,684
                                                                    ------------

Total                                                               $  1,614,654
                                                                    ============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank overdraft                                                    $      4,263
                                                                    ------------

CONTINGENCIES (Note 3)

STOCKHOLDERS' EQUITY:
  Common stock                                                                 8
  Capital surplus                                                      2,106,031
  Deficit accumulated during the development stage                      (495,648)
                                                                    ------------

           Total stockholders' equity                                  1,610,391
                                                                    ------------
Total                                                               $  1,614,654
                                                                    ============


See accompanying notes to combined financial statements.

PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
(COLLECTIVELY, THE "PREDECESSOR COMPANY")
(A DEVELOPMENT STAGE COMPANY)

COMBINED STATEMENTS OF DEVELOPMENT STAGE OPERATIONS

                                                                  FOR THE YEAR ENDED               FOR THE CUMULATIVE
                                                                     DECEMBER 31,                     PERIOD FROM
                                                                                                       INCEPTION
                                                               1994                1995           TO DECEMBER 31, 1995
REVENUES:
  License fees                                               $      1,010        $      2,050         $       3,060
                                                             ------------        ------------         -------------

EXPENSES:
  Amortization                                                     44,086              46,283                90,582
  Legal and professional                                           28,261              40,789                78,750
  Compensation and benefits                                        24,665             114,651               139,316
  Marketing and promotional                                                                                 102,593
  Travel                                                           21,256              10,654                39,226
  Other                                                            17,280              28,766                48,241
                                                              -----------        ------------          ------------

Total                                                             135,548             241,143               498,708
                                                              -----------        ------------         -------------

NET LOSS                                                     $   (134,538)       $   (239,093)        $    (495,648)
                                                             ============        ============         =============

NET LOSS PER SHARE                                           $    (179.38)       $    (318.79)        $   (1,674.49)
                                                             ============        ============         =============

WEIGHTED AVERAGE
  NUMBER OF COMMON
  SHARES OUTSTANDING
                                                                    750                 750                   296
                                                                    ===                 ===                   ===


See accompanying notes to combined financial statements.

PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
(COLLECTIVELY, THE "PREDECESSOR COMPANY")
(A DEVELOPMENT STAGE COMPANY)

COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND FOR THE
CUMULATIVE PERIOD FROM INCEPTION TO DECEMBER 31, 1995

                                                                                       DEFICIT ACCUMULATED
                                                            COMMON      CAPITAL            DURING THE
                                                            STOCK       SURPLUS         DEVELOPMENT STAGE     TOTAL
ISSUANCE OF COMMON STOCK TO ORGANIZERS OF:
    Pan Am Corporation                                      $1        $       99                           $      100
    Pan American World Airways, Inc.                         7         1,414,246                            1,414,253

    Capital contributions for the cumulative period
      from inception to December 31, 1993                                121,654                              121,654

    Net loss for the cumulative period from
      inception to December 31, 1993                                                    $(122,017)           (122,017)
                                                             --       ----------        ---------          ----------

BALANCE, DECEMBER 31, 1993                                   8         1,535,999         (122,017)          1,413,990

    Capital contributions                                                273,146                              273,146

    Net loss for the year ended December 31, 1994                                        (134,538)           (134,538)
                                                             --       ----------        ---------          ----------

BALANCE, DECEMBER 31, 1994                                   8         1,809,145         (256,555)          1,552,598

    Capital contributions                                                296,886                              296,886

    Net loss for the year ended December 31, 1995                                        (239,093)           (239,093)
                                                             --       ----------        ---------          ----------

BALANCE, DECEMBER 31, 1995                                  $8        $2,106,031          (495,648)         1,610,391
                                                            ==        ==========        =========          ==========


See accompanying notes to combined financial statements.

PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
(COLLECTIVELY, THE "PREDECESSOR COMPANY")
(A DEVELOPMENT STAGE COMPANY)

COMBINED STATEMENTS OF CASH FLOWS

                                                                   FOR THE YEAR ENDED              FOR THE CUMULATIVE
                                                                      DECEMBER 31,               PERIOD FROM INCEPTION
                                                                 1994             1995            TO DECEMBER 31, 1995
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net loss                                                   $  (134,538)      $  (239,093)      $  (495,648)
Adjustments to reconcile net loss
to net cash used in operating activities:
Amortization                                                    44,086            46,283            90,582
Decrease in accounts payable                                   (16,123)          (24,665)
                                                           -----------        ----------        ----------
Net cash used in operating activities                         (106,575)         (217,475)         (405,066)
                                                           -----------        ----------        ----------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Payments for service marks                                    (162,396)          (87,849)       (1,684,181)
Payments for organization costs                                                                    (21,055)
                                                           -----------        ----------        ----------

Net cash used in investing activities                         (162,396)          (87,849)       (1,705,236)
                                                           -----------        ----------        ----------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Bank overdraft                                                                     4,263             4,263
Issuance of common stock                                                                         1,016,853
Capital contributions                                          273,146           296,886         1,089,186
                                                           -----------        ----------        ----------

Net cash provided by financing activities                      273,146           301,149         2,110,302
                                                           -----------        ----------        ----------

NET INCREASE (DECREASE) IN CASH                                  4,175            (4,175)

CASH AT BEGINNING OF PERIOD                                                        4,175
                                                           -----------        ----------        ----------
CASH AT END OF PERIOD                                      $     4,175        $                 $
                                                           ===========        ==========        ==========

See accompanying notes to combined financial statements.

PAN AMERICAN WORLD AIRWAYS, INC. AND AFFILIATE
(COLLECTIVELY, THE "PREDECESSOR COMPANY")
(A DEVELOPMENT STAGE COMPANY)

NOTES TO COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND FOR THE CUMULATIVE PERIOD FROM INCEPTION TO DECEMBER 31, 1995


1.    SUMMARY OF ACCOUNTING POLICIES

      Pan American World Airways, Inc., a Delaware corporation, and Affiliate, Pan Am Corporation, a Florida corporation (collectively, the "Predecessor Company") (a development stage company) have common ownership and management. The corporations were formed on December 29, 1993 and May 11, 1989, respectively (herein referred to as "Inception"). The Predecessor Company's principal asset, service marks related to the Pan Am(R) trade name, is held for development and on March 8, 1996 the common stock of the Predecessor Company was contributed (see Note 4) to a newly-formed Florida corporation which was formed for the purpose of operating a commercial airline under a Certificate of Public Convenience and Necessity from the United States Department of Transportation and an Operating Certificate from the FAA. The following is a summary of significant accounting policies of the Predecessor Company:

          BASIS OF PRESENTATION - As previously noted, the Predecessor Company is a development stage company established for the purpose of developing commercial uses for service marks related to the Pan Am trade name. The Predecessor Company has not yet commenced operations or verified the market acceptance of the Pan Am trade name.

          PRINCIPLES OF COMBINATION - All significant intercompany balances and transactions have been eliminated from the accompanying combined financial statements. The following represents the components of the Predecessor Company's stockholders' equity accounts:

                            PAR     SHARES     SHARES    COMMON      CAPITAL
                           VALUE  AUTHORIZED   ISSUED    STOCK       SURPLUS

    Pan American World
      Airways, Inc.        $0.01    10,000      650       $7        $1,552,275

    Pan Am Corporation      0.01    10,000      100        1           553,756
                                                          --        ----------
    Total                                                 $8        $2,106,031
                                                          ==        ==========

          USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

          CASH AND CASH Equivalents - For purposes of combined financial statements, the Predecessor Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

          INTANGIBLE ASSETS - Intangible assets including service marks related to the Pan Am trade name (stated at cost) and organizational costs are amortized on the straight-line method over their legal or estimated useful lives, whichever is shorter, as follows:

          Service marks.......................forty years
          Organizational costs................five years

          The Predecessor Company continually evaluates the periods of intangible asset amortization to determine whether events and circumstances subsequent to the origination date of such assets warrant a revised estimate of useful lives. In addition, the Predecessor Company periodically reviews intangible assets to assess recoverability based upon expectations of undiscounted cash flows from future operations. An impairment would be recognized in operating results based upon such reviews.

          INCOME TAXES - The Predecessor Company is an S corporation for federal income tax purposes. As such, the income tax effects of the results of operations of the Predecessor Company accrue directly to the stockholder's. Accordingly, the accompanying combined financial statements do not include a provision for income taxes. As of December 31, 1995, the Predecessor Company's net assets exceed the stockholder's tax basis in the Predecessor Company by approximately $432,000 which resulted from intangible asset amortization deductions taken for income tax purposes, but not yet taken for financial statement purposes. Had the Predecessor Company been a C corporation, it would not have had any provision for income taxes since it had net losses during all periods.

          NEW ACCOUNTING PRONOUNCEMENT - In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR Long-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment would be recognized in operating results, when there is a difference between the respective future undiscounted cash flows and the carrying value of the long-lived assets. SFAS No. 121 will apply to the Predecessor Company for the year ended December 31, 1996. The implementation of SFAS No. 121 did not have a material impact on the Predecessor Company's financial position or result of operations.

2.    LOSS PER SHARE

      Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding.

3.    CONTINGENCIES

      The Predecessor Company is party to litigation involving the acquisition of the service marks. At the time of acquisition of such service marks and pursuant to an asset purchase agreement, the seller of the service marks agreed to sign such documents and take such steps as required for the Predecessor Company to record assignments of the service marks in various countries in which the service marks were registered. Such recordings were to be affected by documents executed subsequent to the service mark assignment to the Predecessor Company. The seller has failed to affect and execute all documents as requested by the Predecessor Company. Accordingly, the Predecessor Company filed suit for breach of contract, specific performance and injunctive relief to cause an authorized officer of the seller to execute all required documents. The seller has entered counterclaims and has attempted to void the asset purchase agreement. The Predecessor Company believes that the matter will be resolved in the Predecessor Company's favor and that the likelihood of an unfavorable outcome for the Predecessor Company in this matter is remote. However, in the unlikely event that the Predecessor Company does not prevail in this matter, the loss of the service marks would have a material adverse effect on the Predecessor Company. Additionally, the Predecessor Company's legal counsel has advised the Predecessor Company that although the Predecessor Company is not a successor to the former Pan Am, certain foreign creditors of the former Pan Am might seek within their foreign jurisdictions to recover debts of the former Pan Am from the Predecessor Company and the Predecessor Company's property might be subject to attachment or seizure on a "successor liability" theory if the Predecessor Company were to commence operations in certain foreign countries.

      The Predecessor Company also has been a party to various litigation in protecting the service marks, none of which would have a material adverse impact on the Predecessor Company's financial statements.

4.    SUBSEQUENT EVENTS

      As previously noted, on March 8, 1996, corporate ownership of the Predecessor Company was transferred, in a stock-for-stock exchange, to a newly-formed Florida corporation, also named Pan American World Airways, Inc. (the "Company").

      The Company intends to raise additional capital through a private placement with qualifying investors and through a merger with Frost Hanna Mergers Group, Inc. ("Frost Hanna"), a public company whose primary asset is cash.

      As of April 12, 1996, the Company has completed a private offering pursuant to which it sold 2,991,623 shares of the Company's common stock at $3.53 per share.

      On April 16, 1996, the Company issued warrants to certain registered broker dealers to purchase an aggregate of 80,000 shares of the Company's common stock at an exercise price of (i) $5 per share if exercised during the first eight months immediately after the earlier of (a) the date of receipt of a Certificate of Public Convenience and Necessity to Operate as a commercial passenger and cargo airline or (b) the effective date of the proposed merger with Frost Hanna, and (ii) $8.10 per share during the subsequent three-year period.

      On April 24, 1996, the Company's Board of Directors established, subject to stockholder approval, a stock option plan. Under the plan, an aggregate of 600,000 shares of common stock are available for issuance, the exercise price of options may not be less than the fair market value of the Company's common stock on the date of grant and the Company's Compensation and Stock Option Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. Also on April 24, 1996, the Company approved the grant of options to purchase 360,000 shares of common stock. The options have an exercise price of $5.00 per share and vest in equal portions over three years.

      As of April 29, 1996, the Company has completed a second private offering pursuant to which it sold 1,721,500 shares of the Company's common stock at $5 per share. Under the second private offering, a portion, $7,000,000, of the proceeds is held in a special interest-bearing account pending consummation of the merger with Frost Hanna.

      The proceeds from both private offerings will be utilized for working capital expenses incurred prior to the commencement of airline operations.

                                   * * * * * *

INDEPENDENT AUDITORS' REPORT


Pan American World Airways, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Pan American World Airways, Inc. and subsidiaries (a development stage company) (the "Company") as of March 8, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit of the consolidated balance sheet provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of the Company as of March 8, 1996 in conformity with generally accepted accounting principles.

The Company is in the development stage at March 8, 1996. As discussed in Note 1 to the consolidated balance sheet, the Company has not yet commenced operations, obtained required regulatory approvals, or verified the market acceptance and demand for its service.



Miami, Florida
March 21, 1996, except for the matters
described in Note 7 as to which
the date is June 11, 1996

PAN AMERICAN WORLD AIRWAYS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET
MARCH 8, 1996

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                        $  3,500,000
  Expendable aircraft parts                                             261,787
  Prepaid rent                                                          300,110
                                                                   ------------

           Total current assets                                       4,061,897

PROPERTY                                                              1,047,887

OTHER ASSETS:
  Service marks                                                       1,593,125
  Organizational costs                                                   61,922
  Investment in affiliate
                                                                          1,000
                                                                   ------------

TOTAL                                                              $  6,765,831
                                                                  ============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                 $    491,458
  Deferred income taxes                                                 155,421
                                                                   ------------

           Total current liabilities                                    646,879
                                                                   ------------

CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
  Common stock, $.0001 par value, 100,000,000
    shares authorized, 2,848,068 shares issued and outstanding              285
  Capital surplus                                                    10,516,737
  Deficit accumulated during the development stage                     (596,387)
  Deferred compensation (790,918 shares)                             (2,001,023)
  Receivable from Stockholder (425,085 shares)                       (1,500,550)
  Receivable from Stockholder (85,017 shares)                          (300,110)
                                                                   -------------

           Total stockholders' equity                                 6,118,952
                                                                   ------------

TOTAL                                                              $  6,765,831
                                                                   ============

See accompanying notes to consolidated balance sheet.

PAN AMERICAN WORLD AIRWAYS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)


NOTES TO CONSOLIDATED BALANCE SHEET
MARCH 8, 1996


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Pan American World Airways, Inc. (a development stage company) (the "Company") was incorporated on January 11, 1996, in the State of Florida for the purpose of operating a commercial airline under a Certificate of Public Convenience and Necessity from the United States Department of Transportation and an Operating Certificate from the FAA and on March 8, 1996 (the "Contribution Date") stockholders contributed various ownership interests in assets and liabilities in return for stock of the Company. The accompanying consolidated balance sheet reflects the assets and liabilities contributed by such contributing stockholders (the "Contributing Stockholders"), recorded at the lower of contributors cost or fair value. The following is a summary of significant accounting policies of the Company:

           BASIS OF PRESENTATION - As previously noted, the Company is a development stage company established for the purpose of operating a commercial passenger and cargo airline. The Company has not yet commenced operations, obtained required regulatory approvals, or verified the market acceptance and demand for its service.

           The consolidated balance sheet includes the accounts of the Company and its wholly-owned subsidiaries, PANF, Inc., a Florida corporation, Pan American World Airways, Inc., a Delaware corporation, Pan Am Corporation, a Florida corporation and EAL Asset Company No. 1, Inc., a Florida corporation. All intercompany balances and transactions have been eliminated.

           FAIR VALUE - Fair value as referred to herein is based upon the cash paid for common stock and the negotiated price/value as determined among the Contributing Stockholders.

           CASH AND CASH EQUIVALENTS - For purposes of consolidated financial statements, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

           EXPENDABLE AIRCRAFT PARTS - Expendable aircraft parts will be carried at the lower of cost or market, with cost being determined on the first-in, first-out basis. An allowance will be provided when, in the judgment of management, the realizable value of individual parts declines below the total cost of such parts.

           PROPERTY - Property is stated at cost. Depreciation will be provided on the straight-line method over the estimated useful lives of the various assets. Property useful lives are as follows:

           Spare rotables.............................      five years
            Technical library.........................      five years

           The cost of major renewals and betterments will be capitalized.
            Repairs and maintenance will be charged to operations as incurred. Upon disposition, the cost and related accumulated depreciation will be removed from the accounts, and any related gain or loss will be reflected in earnings.

           INTANGIBLE ASSETS - Intangible assets including service marks related to the Pan Am trade name (stated at cost) and organizational costs are amortized on the straight-line method over their legal or estimated useful lives, whichever is shorter, as follows:

           Service marks.......................        forty years
            Organizational costs...............        five years

           The Company continually evaluates the periods of intangible asset amortization to determine whether events and circumstances subsequent to the origination date of such assets warrant a revised estimate of useful lives. In addition, the Company periodically reviews intangible assets to assess recoverability based upon expectations of undiscounted cash flows from future operations. An impairment would be recognized in operating results based upon such reviews.

           INVESTMENT IN AFFILIATE - The Company will account for its investment in affiliate under the equity method.

           DEFERRED COMPENSATION - Deferred compensation, a contra-equity account, is recorded for the difference between the fair value and the exercise price of shares of common stock subject to stock options. The deferred compensation will be amortized over the one-year vesting period.

           DEFERRED INCOME TAXES - The Company provides for deferred taxes under the liability method. Under such method, deferred taxes will be adjusted for tax rate changes as they occur. Deferred income tax assets and liabilities are computed for differences between the financial statements and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances will be established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

           The Company expects to file Consolidated Income Tax returns.

           NEW ACCOUNTING PRONOUNCEMENTS - In March 1995, the Financial
            Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment would be recognized in operating results, when there is a difference between the respective future cash flows and the carrying value of the long-lived assets. SFAS No. 121 will apply to the Company for the year ended December 31, 1996. The implementation of SFAS No. 121 will not have a material impact on the Company's financial position or result of operations.

           In October 1995, FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED
            COMPENSATION, which will be effective for the Company beginning January 1, 1996. This Statement requires certain disclosures about stock-based employee compensation arrangements, regardless of the method used to account for them, defines a fair value based method of accounting for an employee stock option or similar equity instrument, and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for stock-based compensation plans using the intrinsic value method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. The Company will continue to apply APB Opinion No. 25 to its stock-based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share.

2.    PROPERTY

      Property at March 8, 1996 consisted of the following:

           Spare rotables..............................       $  797,887
            Technical library..........................          250,000
                                                              ----------
            Total property.............................       $1,047,887
                                                              ==========

3.    INVESTMENT IN AFFILIATE

      The Company's investment in affiliate, which is carried at a nominal value, consists of a 30% interest in Chalks Air Bridge, Inc., which owns 100% of Flying Boat, Inc., a Delaware corporation. Flying Boat, Inc. is the owner and operator of Chalks International Airlines, a seaplane airline. The Company has granted, without royalties or fees, a license to Flying Boat, Inc. to use the Pan Am trade name, subject to termination only upon the occurrence of specific events.

4.    DEFERRED INCOME TAXES

      Deferred income taxes at March 8, 1996 consisted of the deferred tax liability related to intangible asset amortization deductions taken for income tax purposes by a Contributing Stockholder, but not yet taken for financial statement purposes.

5.    CONTINGENCIES

      The Company is a party to litigation involving the acquisition of the service marks. At the time of acquisition of such service marks and pursuant to an asset purchase agreement, the seller of the service marks agreed to sign such documents and take such steps as required for the Company to record assignments of the service marks in various countries in which the service marks were registered. Such recordings were to be affected by documents executed subsequent to the service mark assignment to the Company. The seller has failed to affect and execute all documents as requested by the Company. Accordingly, the Company filed suit for breach of contract, specific performance and injunctive relief to cause an authorized officer of the seller to execute all required documents. The seller has entered counterclaims and has attempted to void the asset purchase agreement. The Company believes that the matter will be resolved in the Company's favor and that the likelihood of an unfavorable outcome for the Company in this matter is remote. However, in the unlikely event that the Company does not prevail in this matter, the loss of the service marks would have a material adverse effect on the Company. Additionally, the Company's legal counsel has advised the Company that although the Company is not a successor to the former Pan Am, certain foreign creditors of the former Pan Am might seek within their foreign jurisdictions to recover debts of the former Pan Am from the Company and the Company's property might be subject to attachment or seizure on a "successor liability" theory if the Company were to commence operations in certain foreign countries.

      Certain of the assets owned by the Company include all of the issued and outstanding capital stock of EAL Asset Company No. 1, Inc., a Florida corporation, which, in turn, owns among other things certain aircraft parts, intellectual property and marketing-related assets. All of the issued and outstanding capital stock of EAL Asset Company No. 1 was contributed to the Company pursuant to the terms of a certain Contribution Agreement, dated March 8, 1996, by EAL Asset Holdings, Inc. ("Eastern"), a Florida corporation and wholly-owned subsidiary of Eastern Airlines, Inc. ("Eastern Airlines"), in exchange for shares of the Company's common stock and the issue of certain options. Pursuant to the terms of the merger agreement with Frost Hanna Mergers Group, Inc. ("Frost Hanna") (see Note
      7), a condition precedent to consummate the merger is approval of the transactions contemplated under the merger agreement by the United States Bankruptcy Court having jurisdiction over Eastern Airlines' liquidation. In the event that such approval is not obtained, those assets which Eastern contributed to the Company may be returned to Eastern in exchange for all of Eastern's shares of the Company's common stock. While Eastern and the Company believe that Eastern will obtain Bankruptcy Court approval, there can be no assurance that such approval will be obtained.

      The Company also has been a party to various litigation in protecting the service marks, none of which would have a material adverse impact on the Company's financial statements.

6.    STOCKHOLDERS' EQUITY

      STOCKHOLDER OPTIONS - The Company has granted certain Contributing Stockholders options to purchase the Company's common stock as follows:

           Options granted to purchase 790,918 shares of the Company's stock for $1 per share which are exercisable on or after March 4, 1997 and expire on March 3, 2006. The Company has accounted for the difference between the fair value of the stock at the date of grant and the $1 exercise price as deferred compensation, a reduction in stockholders' equity in the accompanying consolidated balance sheet. The deferred compensation will be amortized over the one-year vesting period.

           Options granted to purchase 276,821 shares of the Company's stock for $1 per share which are exercisable immediately upon consummation of the proposed merger with Frost Hanna (see Note 7) and expire 9 years from the date of the merger. In the event the proposed merger is not consummated, the options expire. Upon consummation of the merger, the Company will account for the then difference between fair value of the stock and the $1 exercise price as an expense.

      NON-STOCKHOLDER OPTIONS - The Company has entered into two agreements, which continue for an initial period ending on June 30, 2003 and thereafter may be terminated upon six months notice, with certain general sales agents to be the exclusive representatives of the Company in Central/South America and Europe, respectively. The agreements provide for advances to the Company of up to $10 million each, which shall be credited toward the future purchases of airline tickets for travel on the Company's aircraft. The agreements also provide that the advances must be repaid on demand if the Company fails to obtain, by September 30, 1996, an Operating Certificate from the FAA. Further, pursuant to the agreements, the Company has agreed to issue options to purchase up to an aggregate of 300,000 shares of the Company's stock to each of the representatives. In each case, the options are contingent upon the receipt by the Company of the advance. To the extent a representative advances to the Company an amount that is less than $10 million, the number of options issuable to such representative will be reduced proportionately. The options will be exercisable for a period of 44 months from issuance at a price of $5 during the first eight months of their term and $8.10 thereafter.

      STOCKHOLDER WARRANTS - The Company has granted certain Contributing
       Stockholders warrants to purchase the Company's common stock as follows:

           Warrants granted to purchase 80,000 shares of the Company's common stock at an exercise price of (i) $5 per share if exercised during the first eight months immediately after the earlier of (a) the date of receipt of a Certificate of Public Convenience and Necessity to Operate as a commercial passenger and cargo airline or (b) the effective date of the proposed merger with Frost Hanna (see Note 7), and (ii) $8.10 per share during the subsequent three-year period.

      RECEIVABLE FROM STOCKHOLDERS - As described below, the Company has issued common stock to certain Contributing Stockholders subject to payment upon the occurrence of future events. The amounts receivable from stockholders have been reflected as a reduction in stockholders' equity in the accompanying consolidated balance sheet.

           In consideration for the issuance of 425,085 shares of the Company's stock, a Contributing Stockholder has agreed to contribute $1.5 million in cash upon the Company entering into a definitive lease agreement with an aircraft leasing firm for two specific A-300 aircraft. In response, the Company has entered into a letter of intent to lease these two specific aircraft. In the event that the Company does not successfully conclude and enter into the definitive lease agreement and the stockholder does not contribute the $1.5 million cash, the Company is entitled to redeem 425,085 shares from a Contributing Stockholder for no consideration.

           In consideration for the issuance of 85,017 shares of the Company's stock, a Contributing Stockholder has agreed to contribute, upon the Company's demand, a certain note receivable and a certain route authority which have a combined estimated value of approximately $300,000. In the event that the Board of Directors of the Company determine that the value of the note and route authority are less than $300,000, the Company shall be entitled to redeem from the Contributing Stockholder for no consideration, a number of shares having a value (based on the value attributed to such shares on the Contribution Date) equal to the difference between the actual value and $300,000. In the event that the Board of Directors of the Company determine that the actual value exceeds $300,000, then the Contributing Stockholder (at his option) may receive either cash or additional shares of the Company's stock under the same methodology described above. The determination of actual value shall be accomplished as soon as practicable but in no event later than one year after the Contribution Date.

7.    SUBSEQUENT EVENTS

      The Company intends to raise additional capital through a private placement with qualifying investors and through a merger with Frost Hanna, a public company whose primary asset is cash.

      As of April 12, 1996, the Company has completed a private offering pursuant to which it sold 2,991,623 shares of the Company's common stock at $3.53 per share. Stock subscription deposits of $2,266,225 represent the funds received by the Company through March 31, 1996.

      On April 16, 1996, the Company issued warrants to certain registered broker dealers to purchase an aggregate of 80,000 shares of the Company's common stock at an exercise price of (i) $5 per share if exercised during the first eight months immediately after the earlier of (a) the date of receipt of a Certificate of Public Convenience and Necessity to Operate as a commercial passenger and cargo airline or (b) the effective date of the proposed merger with Frost Hanna, and (ii) $8.10 per share during the subsequent three-year period.

      On April 24, 1996, the Company's Board of Directors established, subject to stockholder approval, a stock option plan. Under the plan, an aggregate of 600,000 shares of common stock are available for issuance, the exercise price of options may not be less than the fair market value of the Company's common stock on the date of grant and the Company's Compensation and Stock Option Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. Also on April 24, 1996, the Company approved the grant of options to purchase 360,000 shares of common stock. The options have an exercise price of $5.00 per share and vest in equal portions over three years.

      As of April 29, 1996, the Company has completed a second private offering pursuant to which it sold 1,721,500 shares of the Company's common stock at $5 per share. Under the second private offering, a portion, $7,000,000, of the proceeds is held in a special interest-bearing account pending consummation of the merger with Frost Hanna.

      The proceeds from both private offerings will be utilized for working capital expenses incurred prior to the commencement of airline operations.

      On June 11, 1996, the Company was notified by Eastern Airlines that the Bankruptcy Court having jurisdiction over Eastern Airlines' liquidation had approved the transfer of assets contributed by Eastern to the Company (see Note 5).

      On July 3, 1996, the Company terminated the airline ticket prepurchase agreement with its European general sales agent (see Note 6) concerning the $10 million advance towards the future purchase of airline tickets for travel on the Company's aircraft. In connection with the termination of this agreement, the Company and the European general sales agent terminated the agreement to issue options to the European general sales agent for the purchase of 300,000 shares of the Company's common stock.

      On July 12, 1996, the Company reached an agreement in principle with its general sales agent for Central/South America (see Note 6) to modify its existing seat prepurchase agreement for Central/South America, whereby such general sales agent could advance purchase from the Company up to $15 million in airlines tickets for the travel on the Company's aircraft. In addition, the Company and its general sales agent for Central/South America agreed to modify the number of options to be issued to such general sales agent, such that options would be issued for the purchase of 10,000, 25,000 or 50,000 shares of the Company's common stock for the prepurchase of seats by such general sales agent of $5 million, $10 million and $15 million, respectively.


                                   * * * * * *

PAN AMERICAN WORLD AIRWAYS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET - UNAUDITED
                                                                     MARCH 31,
                                                                       1996
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                          $  5,513,502
Interest receivable                                                       1,948
Expendable aircraft parts                                               261,787
Prepaid rent                                                            271,528
                                                                    -----------
Total current assets                                                  6,048,765

PROPERTY - Net                                                        1,034,788

OTHER ASSETS:
Service marks (net of accumulated amortization of $92,738)            1,591,443
Organizational costs (net of accumulated amortization
of $9,971)                                                               61,028
Aircraft lease deposit                                                  150,000
Investment in affiliate                                                   1,000
                                                                    -----------
TOTAL                                                              $  8,887,024
                                                                   ============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                   $    610,231
Deferred income taxes                                                   155,421
Stock subscription deposits                                           2,266,225
                                                                    -----------

Total current liabilities                                             3,031,877
                                                                    -----------

CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY:
Common stock, $.0001 par value, 100,000,000 shares
authorized, 2,848,068 shares issued and outstanding
                                                                            285
Capital surplus                                                      10,516,737
Deficit accumulated during the development stage                     (1,026,944)
Deferred compensation (790,918 shares)                               (1,834,271)
Receivable from stockholder (425,085 shares)                         (1,500,550)
Receivable from stockholder (85,017 shares)                            (300,110)
                                                                    -----------

Total stockholders' equity                                            5,855,147
                                                                    -----------

TOTAL                                                              $  8,887,024
                                                                   ============


See accompanying notes to consolidated financial statements - unaudited.

PAN AMERICAN WORLD AIRWAYS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF DEVELOPMENT STAGE OPERATIONS - UNAUDITED

                                       FOR THE THREE MONTHS ENDED         FOR THE CUMULATIVE
                                               MARCH 31,                PERIOD FROM INCEPTION
                                         1995              1996           TO MARCH 31, 1996
                                      (PREDECESSOR
                                         COMPANY)
REVENUES:
  License fees                           $       100       $          10        $          10
                                         -----------       -------------        -------------
EXPENSES:
  Amortization and depreciation               10,069              25,298               25,298
  Legal and professional                      19,864             344,021              344,021
  Compensation and benefits                   28,663             278,764              278,764
  Marketing and promotional                                      150,357              150,357
  Write-down of investment                                        17,000               17,000
  Travel                                       2,656              38,343               38,343
  Other                                        4,145              63,078               63,078
                                         -----------       -------------        -------------
           Total                              65,397             916,861              916,861
                                         -----------       -------------        -------------
OTHER INCOME:
  Litigation settlement                                           35,000               35,000
  Interest income                                                 10,328               10,328
                                         -----------       -------------        -------------

                                                                  45,328               45,328
                                         -----------       -------------        -------------

LOSS BEFORE DEFERRED
  INCOME TAX PROVISION                      (65,297)           (871,523)            (871,523)

DEFERRED INCOME TAX PROVISION                                  (155,421)            (155,421)
                                         -----------       -------------        -------------

NET LOSS                                 $ (65,297)        $ (1,026,944)        $  1,026,944
                                         ===========       =============        =============

NET LOSS PER SHARE                       $  (87.06)        $      (0.36)        $      (0.36)
                                         ===========       =============        =============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                    750            2,848,068            2,848,068
                                         ===========       =============        =============

See accompanying notes to consolidated financial statements - unaudited.

PAN AMERICAN WORLD AIRWAYS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED


                                                         FOR THE THREE MONTHS ENDED              FOR THE CUMULATIVE
                                                                 MARCH 31,                     PERIOD FROM INCEPTION
                                                             1995            1996                   TO MARCH 31, 1996
                                                         (PREDECESSOR
                                                           COMPANY)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net loss                                                $(65,297)       $(1,026,944)             $(1,026,944)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    Amortization and depreciation                           10,069            25,298                   25,298
    Deferred compensation amortization                                       166,752                  166,752
    Deferred income taxes                                                    155,421                  155,421
    Amortization of prepaid rent                                              28,582                   28,582
    Write-off of investment                                                   17,000                   17,000
    Changes in assets and liabilities:
      Increase in accounts receivable                                         (1,948)                  (1,948)
      Increase in accounts payable                          28,663           551,116                  551,116
                                                          --------       -----------               -----------

           Net cash used in operating activities           (26,565)          (84,723)                 (84,723)
                                                          --------       -----------               -----------

CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Payments for service marks                               (10,124)
  Payments for organization costs
  Investment in affiliate                                                    (18,000)                 (18,000)
  Aircraft lease deposit                                                    (150,000)                (150,000)
                                                          --------       -----------               -----------

           Net cash used in investing activities           (10,124)         (168,000)                (168,000)
                                                          --------       -----------               -----------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Bank overdraft                                            22,664
  Issuance of common stock                                                 3,500,000                3,500,000
  Capital contributions                                      9,850
  Stock subscription deposits                                              2,266,225                2,266,225
                                                          --------       -----------               -----------

           Net cash provided by financing activities        32,514         5,766,225                5,766,225
                                                          --------       -----------               -----------

NET (DECREASE) INCREASE IN CASH                             (4,175)         5,513,502                5,513,502

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                                        4,175
                                                          --------       -----------               -----------
CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                                           $              $ 5,513,502               $ 5,513,502
                                                          ========       ===========               ===========

See accompanying notes to consolidated financial statements - unaudited.

PAN AMERICAN WORLD AIRWAYS, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED
FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 AND
FOR THE CUMULATIVE PERIOD FROM INCEPTION TO MARCH 31, 1996


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Pan American World Airways, Inc. (a development stage company) (the "Company") was incorporated on January 11, 1996 in the State of Florida for the purpose of operating a commercial airline under a Certificate of Public Convenience and Necessity from the United States Department of Transportation and an Operating Certificate from the FAA and on March 8, 1996 (the "Contribution Date") stockholders contributed various ownership interests in assets and liabilities in return for stock of the Company. The accompanying consolidated financial statements reflect the assets and liabilities contributed by such contributing stockholders (the "Contributing Stockholders"), recorded at the lower of contributors cost or fair value and, although the Company was incorporated on January 11, 1996, for convenience sake includes the Company's development stage operations from January 1, 1996 (herein referred to as "Inception"). The following is a summary of significant accounting policies of the Company:

      BASIS OF PRESENTATION - The accompanying unaudited consolidated financial statements as of March 31, 1996 and for each of the three-month periods ended March 31, 1995 and 1996 and for the cumulative period from Inception to March 31, 1996 have been prepared by the Company which is responsible for their integrity and objectivity.

      To the best of management's knowledge and belief, the statements and related information were prepared in conformity with generally accepted accounting principles and are based on recorded transactions and management's best estimates and judgments. The interim results of operations are not necessarily indicative of the results which may be expected for the full year.

      The financial statements for the three-month periods ended March 31, 1995 and 1996 and for the cumulative period from Inception to March 31, 1996 include, in the opinion of management, all adjustments (which are normal recurring adjustments) necessary for a fair presentation of the financial conditions and results of operations of the Company for the periods indicated.

      The Company is a development stage company established for the purpose of operating a commercial passenger and cargo airline. The Company has not yet commenced operations, obtained required regulatory approvals, or verified the market acceptance and demand for its service.

      As previously noted, on the Contribution Date, Contributing Stockholders contributed various ownership interests in assets and liabilities in return for stock of the Company. Among the interests contributed was the 100% corporate ownership of Pan American World Airways, Inc., a Delaware corporation, and Pan Am Corporation, a Florida corporation (collectively, the "Predecessor Company") (a development stage company). The Predecessor Company had common ownership and management and its principal asset, service marks related to the Pan Am trade name, was held for development.

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Pan American Airways, Inc. (formerly known as PANF, Inc.), a Florida corporation, Pan American World Airways, Inc., a Delaware corporation, Pan Am Corporation, a Florida corporation, and EAL Asset Company No. 1, a Florida corporation. All intercompany balances and transactions have been eliminated.

      FAIR VALUE - Fair value as referred to herein is based upon the cash paid for common stock and the negotiated price/value as determined among the Contributing Stockholders.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS - For purposes of consolidated financial statements, the Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents.

      EXPENDABLE AIRCRAFT PARTS - Expendable aircraft parts are carried at the lower of cost or market, with cost being determined on the first-in, first-out basis. An allowance is provided when, in the judgment of management, the realizable value of individual parts declines below the total cost of such parts.

      PROPERTY - Property is stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the various assets. Property useful lives are as follows:

      Spare rotables.................five years
      Technical library..............five years

      The cost of major renewals and betterments are capitalized. Repairs and maintenance are charged to operations as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in earnings.

      INTANGIBLE ASSETS - Intangible assets including service marks related to the Pan Am trade name (stated at cost) and organizational costs are amortized on the straight-line method over their legal or estimated useful lives, whichever is shorter, as follows:

      Service marks.....................forty years
      Organizational costs..............five years

      The Company continually evaluates the periods of intangible asset amortization to determine whether events and circumstances subsequent to the origination date of such assets warrant a revised estimate of useful lives. In addition, the Company periodically reviews intangible assets to assess recoverability based upon expectations of undiscounted cash flows from future operations. An impairment would be recognized in operating results based upon such reviews.

      INVESTMENT IN AFFILIATE - The Company accounts for its investment in affiliate under the equity method.

      DEFERRED COMPENSATION - Deferred compensation, a contra-equity account, is recorded for the difference between the fair value and the exercise price of shares of common stock subject to stock options. Deferred compensation is being amortized on a straight-line method over the one-year vesting period.

      DEFERRED INCOME TAXES - The Company provides for deferred taxes under the liability method. Under such method, deferred taxes are adjusted for tax rate changes as they occur. Deferred income tax assets and liabilities are computed for differences between the financial statements and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

      The Company expects to file consolidated income tax returns.

      The Predecessor Company was an S corporation for federal income tax purposes. Therefore, the income tax affects of the results of operations prior to the Contribution Date accrue directly to the Predecessor Company stockholder's. However, on the Contribution Date, the Predecessor Company had a change in its tax status and, accordingly, the Company recognized a deferred tax liability of $155,421 with a corresponding charge to the provisions for income taxes during the three months ended March 31, 1996. Had the Predecessor Company been a C corporation, it would not have had any provision for income taxes since it had net losses during all periods.

      NEW ACCOUNTING PRONOUNCEMENTS - In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment would be recognized in operating results, when there is a difference between the respective future cash flows and the carrying value of the long-lived assets. SFAS No. 121 will apply to the Company for the year ended December 31, 1996. The implementation of SFAS No. 121 did not have a material impact on the Company's financial position or result of operations.

      In October 1995, FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which will be effective for the Company beginning January 1, 1996. This Statement requires certain disclosures about stock-based employee compensation arrangements, regardless of the method used to account for them, defines a fair value based method of accounting for an employee stock option or similar equity instrument, and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for stock-based compensation plans using the intrinsic value method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. The Company will continue to apply APB Opinion No. 25 to its stock based compensations awards to employees and will disclose the required proforma effect on net income and earnings per share.

2.    LOSS PER SHARE

      Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding.

3.    PROPERTY - NET

      Property at March 31, 1996 consisted of the following:

        Spare rotables.........................$  797,887
        Technical library......................   250,000
                                               ----------

                                                1,047,887

        Less: depreciation....................     11,643
                                               ----------
        Total property........................ $1,036,244
                                               ==========

4.    INVESTMENT IN AFFILIATE

      The Company's investment in affiliate, which is carried at a nominal value, consists of a 30% interest in Chalks Air Bridge, Inc., which owns 100% of Flying Boat, Inc., a Delaware corporation. Flying Boat, Inc. is the owner and operator of Chalks International Airlines, a seaplane airline. The Company has granted, without royalties or fees, a license to Flying Boat, Inc. to use the Pan Am trade name, subject to termination only upon the occurrence of specific events.

5.    DEFERRED INCOME TAXES

      Deferred income taxes at March 31, 1996 consisted of the deferred tax liability related to intangible asset amortization deductions taken for income tax purposes by the Contributing Stockholder, but not yet taken for financial statement purposes.

6.    CONTINGENCIES

      The Company is a party to litigation involving the acquisition of the service marks. At the time of acquisition of such service marks and pursuant to an asset purchase agreement, the seller of the service marks agreed to sign such documents and take such steps as required for the Company to record assignments of the service marks in various countries in which the service marks were registered. Such recordings were to be affected by documents executed subsequent to the service mark assignment to the Company. The seller has failed to affect and execute all documents as requested by the Company. Accordingly, the Company filed suit for breach of contract, specific performance and injunctive relief to cause an authorized officer of the seller to execute all required documents. The seller has entered counterclaims and has attempted to void the asset purchase agreement. The Company believes that the matter will be resolved in the Company's favor and that the likelihood of an unfavorable outcome for the Company in this matter is remote. However, in the unlikely event that the Company does not prevail in this matter, the loss of the service marks would have a material adverse effect on the Company. Additionally, the Company's legal counsel has advised the Company that although the Company is not a successor to the former Pan Am, certain foreign creditors of the former Pan Am might seek within their foreign jurisdictions to recover debts of the former Pan Am from the Company and the Company's property might be subject to attachment or seizure on a "successor liability" theory if the Company were to commence operations in certain foreign countries.

      Certain of the assets owned by the Company include all of the issued and outstanding capital stock of EAL Asset Company No. 1, Inc., a Florida corporation, which, in turn, owns among other things certain aircraft parts, intellectual property and marketing-related assets. All of the issued and outstanding capital stock of EAL Asset Company No. 1 was contributed to the Company pursuant to the terms of a certain Contribution Agreement, dated March 8, 1996, by EAL Asset Holdings, Inc. ("Eastern"), a Florida corporation and wholly-owned subsidiary of Eastern Airlines, Inc. ("Eastern Airlines"), in exchange for shares of the Company's common stock and the issue of certain options. Pursuant to the terms of the merger agreement with Frost Hanna Mergers Group, Inc. ("Frost Hanna") (see Note 9), a condition precedent to consummate the merger is approval of the transactions contemplated under the merger agreement by the United States Bankruptcy Court having jurisdiction over Eastern Airlines' liquidation. In the event that such approval is not obtained, those assets which Eastern contributed to the Company may be returned to Eastern in exchange for all of Eastern's shares of the Company's common stock. While Eastern and the Company believe that Eastern will obtain Bankruptcy Court approval, there can be no assurance that such approval will be obtained.

      The Company also has been a party to various litigation in protecting the service marks, none of which would have a material adverse impact on the Company's financial statements.

7.    STOCKHOLDERS' EQUITY

      STOCKHOLDERS OPTIONS - The Company has granted certain Contributing Stockholders options to purchase the Company's common stock as follows:

          Options granted to purchase 790,918 shares of the Company's stock for $1 per share which are exercisable on or after March 4, 1997 and expire on March 3, 2006. The Company has accounted for the difference between the fair value of the stock at the date of grant and the $1 exercise price as deferred compensation, a reduction in stockholders' equity in the accompanying consolidated balance sheet. The deferred compensation will be amortized over the one year vesting period.

          Options granted to purchase 276,821 shares of the Company's stock for $1 per share are exercisable immediately upon consummation of the proposed merger with Frost Hanna (see Note 9) and expire nine years from the date of the merger. In the event the proposed merger is not consummated, the options expire. Upon consummation of the merger, the Company will account for the then difference between fair value of the stock and the $1 exercise price as an expense.

      NON-STOCKHOLDER OPTIONS - The Company has entered into two agreements, which continue for an initial period ending on June 30, 2003 and thereafter may be terminated upon six months notice, with certain general sales agents to be the exclusive representatives of the Company in Central/South America and Europe, respectively. The agreements provide for advances to the Company of up to $10 million each, which shall be credited toward the future purchases of airline tickets for travel on the Company's aircraft. The agreements also provide that the advances must be repaid on demand if the Company fails to obtain, by September 30, 1996, an Operating Certificate from the FAA. Further, pursuant to the agreements, the Company has agreed to issue options to purchase up to an aggregate of 300,000 shares of the Company's stock to each of the representatives. In each case, the options are contingent upon the receipt by the Company of the advance. To the extent the general sales agent for Central/South America advances to the Company an amount that is less than $10 million, the number of options issuable to such representative will be reduced proportionately. The options will be exercisable for a period of 44 months from issuance, at a price of $5 during the first eight months of their term, and $8.10 thereafter.

      STOCKHOLDER WARRANTS - The Company has granted certain Contributing Stockholders warrants to purchase the Company's common stock as follows:

          Warrants granted to purchase 80,000 shares of the Company's common stock at an exercise price of (i) $5 per share if exercised during the first eight months immediately after the earlier of (a) the date of receipt of a Certificate of Public Convenience and Necessity to Operate as a commercial passenger and cargo airline or (b) the effective date of the proposed merger with Frost Hanna (see Note 9), and (ii) $8.10 per share during the subsequent three-year period.

      RECEIVABLE FROM STOCKHOLDERS - As described below, the Company has issued common stock to certain Contributing Stockholders subject to payment upon the occurrence of future events. The amounts receivable from stockholders have been reflected as a reduction in stockholders' equity in the accompanying consolidated balance sheet.

          In consideration for the issuance of 425,085 shares of the Company's stock, a Contributing Stockholder has agreed to contribute $1.5 million in cash upon the Company entering into a definitive lease agreement with an aircraft leasing firm from two specific A-300 aircraft. In response, the Company has entered into a letter of agreement, including the posting of a $150,000 deposit, to lease three aircraft which include these two specific aircraft. In the event that the Company does not successfully conclude and enter into the definitive lease agreement and the stockholder does not contribute the $1.5 million cash, the Company is entitled to redeem 425,085 shares from the Contributing Stockholder for no consideration.

          In consideration for the issuance of 85,017 shares of the Company's stock, a Contributing Stockholder has agreed to contribute, upon the Company's demand, a certain note receivable and a certain route authority which have a combined estimated value of approximately $300,000. In the event that the Board of Directors of the Company determine that the value of the note and route authority are less than $300,000, the Company shall be entitled to redeem from the Contributing Stockholder for no consideration, a number of shares having a value (based on the value attributed to such shares on the Contribution Date) equal to the difference between the actual value and $300,000. In the event that the Board of Directors of the Company determine that the actual value exceeds $300,000, then the Contributing Stockholder (at his option) may receive either cash or additional shares of the Company's stock under the same methodology described above. The determination of actual value shall be accomplished as soon as practicable but in no event later than one year after the Contribution Date.

8.    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

      There was no cash paid for taxes in any of the periods presented.

      Non-cash investing and financing activities during the three-month period ended March 31, 1996 and for the cumulative period from Inception to March 31, 1996 were as follows:

        Assets (liabilities contributed:
         Aircraft parts                           $  261,787
         Prepaid rent                                300,110
         Property                                  1,047,887
         Service marks                             1,601,970
         Organizational costs                         62,700
         Accounts payable                            (59,115)
         Receivables from stockholders             1,800,660
                                                  ----------
        Net assets contributed                    $5,015,999
                                                  ==========

      Additionally, on the Contribution Date, the Company granted options to purchase 790,918 shares of the Company's stock for $1 per share and recorded $2,001,023 as deferred compensation (see Note 7).

9.    SUBSEQUENT EVENTS

      The Company intends to raise additional capital through a private placement with qualifying investors and through a merger with Frost Hanna, a public company whose primary asset is cash.

      As of April 12, 1996, the Company has completed a private offering pursuant to which it sold 2,991,623 shares of the Company's common stock at $3.53 per share. Stock subscription deposits of $2,266,225 represent the funds received by the Company through March 31, 1996.

      On April 16, 1996, the Company issued warrants to certain registered broker dealers to purchase an aggregate of 80,000 shares of the Company's common stock at an exercise price of (i) $5 per share if exercised during the first eight months immediately after the earlier of (a) the date of receipt of a Certificate of Public Convenience and Necessity to Operate as a commercial passenger and cargo airline or (b) the effective date of the proposed merger with Frost Hanna, and (ii) $8.10 per share during the subsequent three-year period.

      On April 24, 1996, the Company's Board of Directors established, subject to stockholder approval, a stock option plan. Under the plan, an aggregate of 600,000 shares of common stock are available for issuance, the exercise price of options may not be less than the fair market value of the Company's common stock on the date of grant and the Company's Compensation and Stock Option Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. Also on April 24, 1996, the Company approved the grant of options to purchase 360,000 shares of common stock. The options have an exercise price of $5.00 per share and vest in equal portions over three years.

      As of April 29, 1996, the Company has completed a second private offering pursuant to which it sold 1,721,500 shares of the Company's common stock at $5 per share. Under the second private offering, a portion, $7,000,000, of the proceeds is held in a special interest-bearing account pending consummation of the merger with Frost Hanna.

      The proceeds from both private offerings will be utilized for working capital expenses incurred prior to the commencement of airline operations.

      On June 11, 1996, the Company was notified by Eastern Airlines that the Bankruptcy Court having jurisdiction over Eastern Airline's liquidation had approved the transfer of assets contributed by Eastern to the Company ( see Note 6).

      On July 3, 1996, the Company terminated the airline ticket prepurchase agreement with its European general sales agent (see Note 7) concerning the $10 million advance towards the future purchase of airline tickets for travel on the Company's aircraft. In connection with the termination of this agreement, the Company and the European general sales agent terminated the agreement to issue options to the European general sales agent for the purchase of 300,000 shares of the Company's common stock.

      On July 12, 1996, the Company reached an agreement in principle with its general sales agent for Central/South America (see Note 7) to modify its existing seat prepurchase agreement for Central/South America, whereby such general sales agent could advance purchase from the Company up to $15 million in airlines tickets for the travel on the Company's aircraft. In addition, the Company and its general sales agent for Central/South America agreed to modify the number of options to be issued to such general sales agent, such that options would be issued for the purchase of 10,000, 25,000 or 50,000 shares of the Company's common stock for the prepurchase of seats by such general sales agent of $5 million, $10 million and $15 million, respectively.

      The Company is in the process of filing a Registration Statement with the Securities and Exchange Commission to effect a merger with Frost Hanna.


                                   * * * * * *

                                   APPENDIX A

                              ACQUISITION AGREEMENT

                              ACQUISITION AGREEMENT

         This Acquisition Agreement (the "Agreement") is made and entered into as of the 13th day of March, 1996, by and among FROST HANNA MERGERS GROUP, INC., a Florida corporation ("FHM"), PA ACQUISITION CORPORATION, a Florida corporation and a wholly-owned subsidiary of FHM ("Sub") and PAN AMERICAN WORLD AIRWAYS, INC., a Florida corporation ("Pan Am").

                                    RECITALS

         A. Pan Am is a newly formed corporation established to operate, through one of its Subsidiaries, as a low-cost air carrier in the transcontinental and domestic market.

         B. Upon the terms and subject to the conditions hereof, FHM, Sub and Pan Am desire to cause the merger of Sub with and into Pan Am.

         In consideration of the premises and the respective mutual agreements, covenants, representations and warranties herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following terms when utilized in this Agreement shall have the meanings indicated, which meanings shall be equally applicable to both the singular and plural forms of such terms:

         "AFFILIATE" shall have the meaning attributed to such term by Rule 144 promulgated by the Commission under the Securities Act.

         "AGENCY" shall mean any federal, state, municipal, county, parish, local, foreign or other judicial, governmental or regulatory authority, agency or instrumentality.

         "AGREEMENT" shall mean this Acquisition Agreement together with all exhibits and schedules contemplated hereby.

         "AGREEMENT OF MERGER" shall have the meaning set forth in Article II of this Agreement.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMISSION" shall mean the Securities and Exchange Commission.

         "CONSENT" shall mean any consent, approval, waiver or authorization of, or registration, qualification, designation, declaration or filing with, any Person.

         "CONTRIBUTION AGREEMENT" shall mean that certain Contribution Agreement, dated March 8, 1996, including all schedules, exhibits and side letters thereto, by and among Pan Am, Pan Am World Services, Inc., a Florida corporation ("Pan Am World Services"), Pan Am Alliance, Inc., a Florida corporation ("Alliance"), Frost Pan Investment Corp., a Florida corporation ("Frost Pan"), PANF, Inc., a Florida corporation ("PANF"), and EAL Asset Holding, Inc., a Florida corporation ("EAL").

         "CONTROL" shall mean, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "COURT" shall mean any federal, state, municipal, county, parish, local, foreign or other court or judicial entity.

         "DOT" shall mean the United States Department of Transportation or any successor.

         "EFFECTIVE DATE" shall have the meaning set forth in Article II of this Agreement.

         "EFFECTIVE TIME" shall have the meaning set forth in Article II of this Agreement.

         "EMPLOYMENT AGREEMENT" shall have the meaning set forth in Section 7.16 of the Agreement.

         "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section 3.10 of this Agreement.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "FAA" shall mean the United States Federal Aviation Administration or any successor.

         "FHM COMMON STOCK" shall mean the common stock of FHM, par value $.0001 per share.

         "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.9 of this Agreement.

         "FLORIDA BCA" shall mean the Florida Business Corporation Act.

         "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 4.27 of this Agreement.

         "INTANGIBLE PROPERTY" shall mean all foreign and domestic trademarks, trademark rights, trade names, trade dress, trade name rights, service marks, brands and copyrights (or pending registrations and applications therefor) owned, used or controlled by such entity, and all other intellectual property and proprietary rights, including trade secrets, technology, know-how and other information owned, held or used by such entity.

         "KNOWLEDGE" shall mean, with respect to any representation or warranty or other statement in this Agreement qualified by the knowledge of any party, the actual (present and past) knowledge of such party and does not (a) include constructive notice of matters or information or (b) imply that such party has undertaken any independent investigation or inquiry as to the accuracy of or completeness of any representations made or furnished in this Agreement. Where reference is made to the knowledge of any entity, such reference shall be deemed to include the actual (present and past) knowledge of all of the directors, officers and shareholders of such entity and each of its Subsidiaries from December 31, 1995 through the date hereof. Furthermore, with regard to any Person, such reference means only that the party does not know of any facts or circumstances contradicting the statement that follows and does not imply that such party knows the statement to be correct (other than any specific documents which may be referred). All information contained at any time in any document received or reviewed by any such Person or in the files of any such Person or any Affiliate shall be attributed to such Person.

         "LAW" shall mean any federal, state, municipal, county, parish, local, foreign or other governmental law, rule, regulation, ordinance, statute or directive.

         "LEASES" shall have the meaning set forth in Section 4.12 of this Agreement.

         "LICENSE" shall mean any license, franchise, approval, certificate, permit, planning, permission, operating certificate, "slot" assignment, essential air service designation or other authorization.

         "LIEN" shall mean any lien, claim, charge, mortgage, security interest or other encumbrance of any nature whatsoever.

         "MERGER" shall have the meaning set forth in Article II of this Agreement.

         "ORDER" shall mean any judgment, injunction, notice, suit, decree or order of any Court or Agency.

         "PAN AM COMMON STOCK" shall mean the common stock of Pan Am, $.0001 par value.

         "PERSON" shall mean any natural person, corporation, unincorporated organization, partnership, association, joint-stock company, entity, joint venture, trust or government, or any Agency.

         "PLAN" shall have the meaning set forth in Section 4.22 of this Agreement.

         "PROXY STATEMENT" means the combined (i) proxy statement of Pan Am soliciting the proxies of its shareholders to approve this Agreement and the Merger, and (ii) the proxy statement and prospectus of FHM relating to the FHM Common Stock to be issued to the shareholders of Pan Am in the Merger and soliciting the proxies of the FHM shareholders to approve this Agreement and the Merger, which proxy statements and prospectus are included in the Registration Statement.

         "REAL PROPERTY" shall have the meaning set forth in Section 4.12 of this Agreement.

         "REGISTRATION STATEMENT" shall mean the registration statement of FHM on Form S-4 under the Securities Act to be filed with the Commission covering the shares of FHM Common Stock to be issued to the shareholders of Pan Am in the Merger.

         "RELATED PARTY" shall have the meaning set forth in Section 4.19 of this Agreement.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SHAREHOLDERS" shall mean EAL, Pan Am World Services, PANF, Alliance and Frost Pan.

         "SUBSIDIARY" whether or not capitalized, shall mean any corporation fifty (50) percent or more of whose outstanding voting securities, or any partnership, joint venture or other entity fifty (50) percent or more of whose equity interests, are directly or indirectly owned by a Person.

         "TAX" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax or governmental charge, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any affiliated group (or being included (or required to be included) in any tax return relating thereto).

                                   ARTICLE II
                                   THE MERGER

         Subject to the terms and conditions hereof, Sub will be merged with and into Pan Am (the "Merger") in accordance with the Florida BCA, the separate corporate existence of Sub shall cease and Pan Am shall be the surviving corporation in the Merger. An Agreement and Plan of Merger (the "Agreement of Merger"), in the form of Exhibit A hereto, is being executed and delivered concurrently herewith by and among FHM, Sub and Pan Am. The Agreement of Merger provides for the terms of the Merger, the mode of carrying the same into effect and the manner of converting the outstanding shares of Pan Am Common Stock into shares of FHM Common Stock. Subject to the terms and conditions hereof, the Merger shall be consummated as promptly as practicable after the conditions in Articles VII and VIII hereof are satisfied or waived by the filing of Articles of Merger with the Secretary of State of the State of Florida in accordance with the Florida BCA (the date of the filing of the Articles of Merger with the Secretary of State of the State of Florida, being hereinafter referred to as the "Effective Date" and the time of such filing being hereinafter referred to as the "Effective Time"). The closing of the transactions contemplated hereunder shall take place at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Museum Tower, Suite 2200, 150 West Flagler Street, Miami, Florida 33130, at 10:00 am, local time, on such date as the parties shall agree in accordance with the provisions hereof.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF FHM AND SUB

         In order to induce Pan Am to enter into this Agreement and the Agreement of Merger, and to consummate the transactions contemplated hereby and thereby, FHM and Sub, jointly and severally, make the representations and warranties set forth below to Pan Am:

         3.1 ORGANIZATION, STANDING AND POWER. Each of FHM and Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has all requisite right, power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby.

         3.2 AUTHORIZATION OF AGREEMENT. This Agreement and the Agreement of Merger constitute the legal, valid and binding obligation of each of FHM and Sub, enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and the Agreement of Merger by FHM and Sub and the consummation by them of the transactions contemplated hereby and thereby have been duly and effectively authorized by all requisite corporate action on the part of FHM and Sub, subject to receipt of the approval of shareholders of FHM as contemplated in Section 5.8 hereof.

         3.3 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement and the Agreement of Merger by each of FHM and Sub, and the consummation by them of the transactions contemplated hereby and thereby, and compliance by each of FHM and Sub with the provisions hereof and thereof (i) do not and will not violate or conflict in any material respect with any Order or any Law or any term or provision of the Articles of Incorporation or Bylaws of FHM or Sub, (ii) do not and will not, with or without the passage of time or the giving of notice, or both create any right on the part of any party to any instrument or agreement to which FHM or Sub is a party to unilaterally modify, amend or terminate any such instrument or agreement, and (iii) do not and will not with or without the passage of time or the giving of notice, result in the material breach of, or constitute a default or require any Consent under, or result in the creation of any Lien or any rights in any third party upon or with respect to any property or assets of FHM or Sub pursuant to any instrument or agreement to which FHM or Sub is a party or by which FHM or Sub or any of their respective properties may be bound or affected, except for those instruments or agreements as to which consent shall have been obtained at or prior to the Effective Time.

         3.4 ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS. A true and complete copy of the Articles of Incorporation (as amended and in effect), Bylaws (as amended and in effect) and minute books of each of FHM and Sub have been delivered by FHM to Pan Am. The minute books of FHM and Sub in the form of the copies supplied to Pan Am are complete and accurate in all material respects and have embodied therein copies of all minutes of all meetings and all actions by written consent of the Board of Directors, any committee thereof, the incorporators and the shareholders of each of FHM and Sub from their respective dates of incorporation to the date hereof, and such minutes and actions by written consent accurately reflect all material actions taken by their respective Board of Directors, any committees thereof, the incorporators and the shareholders during such periods.

         3.5 CONSENT OR APPROVAL OF GOVERNMENTAL AUTHORITIES. Other than in connection with or in compliance with the Florida BCA, the Exchange Act, the Securities Act and the state securities laws of any jurisdiction, the rules and regulations of any applicable securities exchange or inter-dealer quotation system on which the FHM Common Stock is listed and the procurement of any Licenses, no Consent of any Agency is required in connection with the execution, delivery or performance by FHM and Sub of this Agreement or the Agreement of Merger or the consummation by FHM and Sub of the transactions contemplated hereby or thereby.

         3.6 SECURITIES AND EXCHANGE COMMISSION FILINGS; ABSENCE OF CHANGES. FHM has heretofore furnished or made available to Pan Am a true and complete copy of each report (the "FHM SEC Reports") filed by FHM with the Commission pursuant to the Exchange Act since its inception. None of the FHM SEC Reports, as of the dates they were respectively filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.7 FINANCIAL STATEMENTS. The financial statements of FHM included in the FHM SEC Reports (the "FHM Financial Statements"), as of the dates thereof and for the periods covered thereby, present fairly, in all material respects, the financial position, results of operations, and cash flows of FHM (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Any supporting schedules included in the FHM SEC Reports present fairly, in all material respects, the information required to be stated therein. Such FHM Financial Statements and supporting schedules: (i) were prepared in accordance with Regulation S-X promulgated by the Commission; (ii) present fairly in all material respects the financial condition of FHM and the results of operations as at and for the respective periods then ended; and (iii) except as otherwise noted in the FHM SEC Reports, were prepared in conformity with generally accepted accounting principles applied on a consistent basis. To the extent any such FHM Financial Statements and supporting schedules are audited, they were audited by independent public accountants within the meaning of the rules promulgated by the Commission. FHM has delivered to Pan Am a statement dated as of the date hereof which sets forth FHM's cash and cash equivalents and restricted short-term investments as of a date three (3) days prior to the date hereof.

Such statement shall be certified by FHM's Chairman of the Board, President and Chief Financial Officer.

         3.8 VALIDITY OF FHM COMMON STOCK. The FHM Common Stock to be issued in the Merger will, when issued in accordance with this Agreement and the Agreement of Merger, be validly issued, fully paid and non-assessable.

         3.9 ABSENCE OF UNDISCLOSED LIABILITIES. There is no basis for assertion against FHM of any claim, liability, commitment or obligation of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, which is not included, disclosed or noted in the FHM Financial Statements except for the expenses, fees and costs incurred and to be incurred in connection with this Agreement and the transactions contemplated hereby and non-material liabilities incurred since September 30, 1995 in the ordinary course of business consistent with past practice.

         3.10 COMPLIANCE; GOVERNMENT AUTHORIZATION.

                  3.10.1 FHM is in material compliance with all Laws, Orders and other requirements applicable to its business or properties, including, without limitation, matters relating to the environment, anti-competitive practices, discrimination, employment and health and safety. FHM is not subject to any Court or Agency Order; and no action, suit, proceeding, claim or investigation is now pending or to the best of FHM's knowledge is threatened, and no facts, circumstances or conditions exist which could give rise to such actions, suits, proceedings, investigations or claims.

                  3.10.2 There has not been any inspections of FHM's business and properties through the date hereof.

                  3.10.3 There has been no Order, complaint, citation or notice with regard to air emissions, water discharges, noise emissions, Hazardous Materials or other environmental or health requirement affecting any of the properties occupied or utilized by FHM and, to the knowledge of FHM, no facts, circumstances or conditions exist which could reasonably give rise to such Orders, complaints, citations or notices.

                  3.10.4 FHM is not in material violation of any Environmental Law and has not received any notice from any Agency, of any actual, threatened or alleged violation of any Environmental Law by FHM or any other Person for whose conduct it is or may be responsible. The contemplated operation of FHM's business complies with all Environmental Laws. For purposes of this Agreement, "Environmental Laws" means any provision of any applicable Order or governmental License or Consent relating to any environmental, health or safety matters or conditions or pollution or protection of the environment, including, but not limited to, on-site or off-site contamination, occupational safety and health and regulation of chemical substances or products, emissions, discharges, releases or threatened releases of Hazardous Materials or any wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  3.10.5 To the best knowledge of FHM, there are not now and there have not been any Hazardous Materials used, generated or stored or any structures, fixtures, equipment or other storage vessels including, without limitation, underground storage tanks, containing Hazardous Materials present upon any of the premises occupied or utilized by FHM in the conduct of its business in violation of applicable Environmental Laws. There has been no spill, discharge, release, contamination or cleanup of any Hazardous Materials at any of such properties including, without limitation, into or upon the soil, surface water, ground water or the improvements located thereon, such properties are clean of all such wastes and substances and none of such properties contains any underground treatment or storage tanks or water, gas or oil wells or other underground improvements. "Hazardous Materials" for purposes of this Agreement shall include, without limitation: (i) hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., and any other applicable federal, state, or local law, rule, regulation, ordinance or requirement; (ii) petroleum, including, without limitation, crude oil; (iii) any radioactive material, including, without limitation, any source, special nuclear, or by-product material as defined in 42 U.S.C. ss.2011 et seq.; (iv) asbestos in any form or condition; and (v) pesticides, contaminants, pollutants or toxic wastes.

                  3.10.6 FHM has no liability under any Environmental Law with respect to any of the premises utilized by FHM and, to the best knowledge of FHM, with respect to any adjacent or neighboring sites or facilities or any other site or facility to which FHM sent or transported Hazardous Materials or at which FHM stored Hazardous Materials.

                  3.10.7 The maintenance, operation or use of any buildings, improvements or structures presently located on the FHM Real Property or any other real property occupied by FHM or used in their business do not now, and shall not at the Effective Time, violate any zoning or building Law.

         3.11 LITIGATION. There are no actions, suits, proceedings, investigations or claims pending, or to the best of FHM's knowledge, directly or indirectly threatened, nor has any notice of such items been received by FHM in any Court or before any Agency against or affecting FHM nor has any such action, suit, proceeding, investigation or claim ever been pending, adjudicated or settled. FHM has no knowledge of any facts which could result in any such action, suit, proceeding, investigation or claim. FHM is not in default with respect to any Order of any Court or Agency and there is no Order of any Court or Agency upon or impacting any of FHM's assets or rights.

         3.12 BUSINESS; SUBSIDIARIES. FHM has not engaged in any business other than to seek to effect a business combination with an acquired business, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business. Other than Sub, FHM has no direct or indirect equity interest by stock ownership or otherwise in any other Person nor is FHM engaged in a partnership, joint venture or other similar arrangement (whether written or oral) with any Person.

         3.13 BROKERS AND FINDER. Other than an investment banking firm or consultant which may be selected by FHM in connection with securing a fairness opinion or other advice, FHM has not employed any financial advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking, or similar fees, commissions or expenses to any other party in connection with the transactions contemplated by this Agreement.

         3.14 CAPITALIZATION. The authorized capital stock of FHM consists solely of 100,000,000 shares of FHM Common Stock of which 3,344,000 shares were issued and outstanding as of the date hereof. All of the outstanding shares of FHM Common Stock have been duly authorized and validly issued and are credited as fully paid, with no personal liability attaching to the ownership thereof. As of the date hereof, no class of equity securities of FHM exists other than the stock noted above. All voting rights with respect to FHM are vested exclusively in the FHM Common Stock. All Taxes (including documentary stamp taxes) required to be paid in connection with the issuance and any transfers of FHM Common Stock have been paid. No securities issued by FHM from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. All Licenses required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of FHM from the date of FHM's incorporation to the date hereof have been obtained or effected and all securities of FHM have been issued in accordance with the provisions of all applicable securities or other Laws.

         3.15 RIGHTS, WARRANTS, OPTIONS. Except for the outstanding underwriter options (the "Underwriters' Options") to purchase an aggregate of 170,000 shares of FHM Common Stock at a purchase price of $8.10 per share, neither FHM nor Sub has any commitment to issue or sell, and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind (other than this Agreement and the Agreement of Merger) outstanding to issue, purchase or to otherwise acquire, any shares of its stock, or securities or obligations of any kind convertible or exchangeable into any shares of its stock of any class of its capital stock.

         3.16 REGISTRATION STATEMENT. None of the written information relating to FHM included in the Registration Statement at the respective times that the Registration Statement or any amendment thereto is filed with the Commission, is declared effective by the Commission, and is mailed to FHM's and Pan Am's shareholders, and at the time the FHM and Pan Am shareholders' meetings take place, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, including any amendments thereto, will comply with, and be distributed to FHM's shareholders in accordance with, all applicable Law and the Articles of Incorporation and Bylaws of FHM.

         3.17 TAX MATTERS.

                  3.17.1 All federal, state, local and foreign Tax returns and Tax reports, if any, required to be filed with respect to the business or assets of FHM have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete, and reflect accurately all liability for Taxes of FHM for the periods for which such returns relate, and all amounts shown as owing thereon have been paid. None of such returns or reports have been audited by any Agency.

                  3.17.2 All Taxes, if any, payable by FHM or relating to or chargeable against any of its assets, revenues or income through September 30, 1995 were fully paid by such date or provided for by adequate reserves in the FHM Financial Statements and all similar items due through the Effective Time will have been fully paid by that date or provided for by adequate reserves on the books of FHM, which reserves shall remain available through the Effective Time.

                  3.17.3 FHM will not have any liability with respect to any such Taxes including, but not limited to, interest and/or penalties, in excess of the amount so paid or the reserves so established on the books of FHM. FHM is not delinquent in the payment of any Tax. No deficiencies for any Tax have been asserted against FHM with respect to any Taxes which have not been paid, settled or adequately provided for and there exists no basis for the making of any such deficiency, assessment or charge.

                  3.17.4 FHM has not waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to federal, state, local or foreign taxation.

         3.18 EMPLOYEE PLANS.

                  3.18.1 The only employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), stock purchase plan, stock option plan, fringe benefit plan, bonus plan or other deferred compensation agreement or plan or funding arrangement (including a simplified employee pension plan) sponsored, maintained or to which contributions are made by FHM (an "FHM Plan") is employer provided health insurance to one employee under the Humana Medical Plan Incorporated at a monthly cost of $139.29.

                  3.18.2 With respect to the FHM Plan: (i) there are no actions, suits, proceedings, investigations or claims pending, or to the knowledge of FHM, threatened, and FHM has no knowledge of any facts which could give rise to any such actions, suits, proceedings, investigations or claims; (ii) neither FHM nor any employee or director of FHM or any fiduciary of any FHM Plan has, with respect to any such FHM Plan, engaged in a prohibited transaction, as such term is defined in ERISA Section 406, which would subject FHM to any penalties or other liabilities resulting from prohibited transactions under ERISA Sections 409 or 502(i); (iii) no event has occurred and no condition exists that would subject FHM to any penalty under ERISA Sections 502(c) or 502(l); (iv) the FHM Plan and FHM, as the case may be, have complied with all applicable requirements of ERISA; and (v) all insurance premiums related to the FHM Plan required as of the Effective Time have been or will be paid at or prior to the Effective Time.

                  3.18.3 No FHM Plan has been (i) terminated, (ii) amended in any manner which would directly or indirectly increase the benefits accrued, or which may be accrued, by any participant thereunder; or (iii) amended in any manner which would increase the cost to FHM of maintaining such FHM Plan, if it so desires.

         3.19 NO PRIOR ACTIVITIES. Sub has not incurred any liabilities or obligations, except those incurred in connection with its organization, none of which were material. Sub has not engaged in any business or activities of any type or kind whatsoever, or entered into any agreements or arrangements with any Person, and is not subject to or bound by any obligations or undertakings which are not contemplated by this Agreement or incurred in connection with its organization.

         3.20 AUTHORITY TO TRANSACT BUSINESS. Each of FHM and Sub has all requisite power and authority to own and operate its properties and to conduct its business in the manner and in the jurisdictions where now conducted.

         3.21 TITLE TO PERSONAL PROPERTY AND CONDITION OF ASSETS. FHM has good and marketable title to each item of personal property, tangible and intangible, as reflected on the September 30, 1995 Financial Statements included in the FHM SEC Reports and to each item of personal property, tangible and intangible, acquired since September 30, 1995 (other than (i) non-material property disposed of in the ordinary course of business consistent with past practice since January 1, 1996 to Persons who are not officers or directors of FHM or Affiliated with FHM and (ii) those expenditures incurred in connection with attempting to effectuate this business combination), free and clear of any Liens, except as set forth in the FHM SEC Reports.

         3.22 REAL PROPERTY. Neither FHM nor Sub owns any real property. The FHM SEC Reports describe all real property leased by FHM (the "FHM Real Property"), along with a brief description of the property and all improvements thereon and a brief description of all leases (the "FHM Leases") under which such FHM Real Property is leased by FHM. All of the FHM Real Property and improvements thereon are suitable for the purposes for which currently used. All of the FHM Leases are valid, subsisting and in full force and effect and all rents and additional rents due to date on each FHM Lease have been paid. None of the FHM Leases is in default, no waiver, indulgence or postponement of FHM's obligations thereunder has been granted by the lessor and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. FHM enjoys peaceful and undisturbed possession under all FHM Leases, none of which contain any provisions that will impair or adversely affect the ability of FHM to operate as it has in the past or as contemplated in the future. FHM has not received notice that any of the FHM Leases will not be renewed upon their respective expiration dates on terms and conditions which, taken as a whole, will differ in a materially adverse manner from existing terms under such FHM Leases. The continuation, validity and effectiveness of the FHM Leases under the current terms thereof will in no way be affected by the consummation of the transactions contemplated herein. At the Effective Time, FHM will have no obligations under any of the FHM Leases.

         3.23 INSURANCE. The FHM SEC Reports describe all insurance policies, to the extent any exist, providing insurance coverage of any nature to FHM. All of such policies are in full force and effect, are valid and enforceable in accordance with their terms, are free from any right of termination on the part of the insurance carriers and provide adequate insurance covering risks and in amounts customary for businesses of the type engaged in by FHM and are sufficient for compliance with all requirements of any Law and all agreements to which FHM is a party or by which any of its assets are bound. No claims have been asserted under any of the foregoing insurance policies. True and complete copies of all inspection reports made with respect to the business of FHM or any of its properties and provided to FHM by any insurance carrier have been furnished to Pan Am. Nothing contained herein shall be deemed to limit or prevent FHM from acquiring directors and officers liability insurance on terms acceptable to FHM and at commercially reasonable rates. FHM shall consult with Pan Am in connection with securing such policies and will provide Pan Am with copies of all such policies.

         3.24 LABOR RELATIONS. FHM is in compliance with all applicable Laws regarding employment and employment practices, terms and conditions of employment, age and sex discrimination, and wages and hours, and FHM has not, and is not, engaged in any unfair labor practices. No unfair labor practice complaints have been filed against FHM with any Agency and FHM has not received any notice or communication reflecting an intention or threat to file any such complaint. No Person has made any claim, and to the best knowledge of FHM, there is no basis for any claim, against FHM arising out of any Law relating to discrimination with respect to employees or employment practices. There is no strike, work stoppage or labor disturbance pending or, to FHM's knowledge, threatened that involves any group of employees of FHM. FHM is not a party to or otherwise bound by any labor or collective bargaining agreement.

         3.25 LICENSES. FHM has all Licenses of or from any Person necessary for the conduct of its respective trade or business and all such Licenses are presently in full force and effect and no action or claim is pending, and no notice of any such claim or action has been received which threatens to revoke, vary, rescind, modify or terminate any License or declare any License invalid in any material respect. FHM is being operated in compliance with all Licenses. All material Licenses, if any, have been described in the FHM SEC Reports. Neither the execution, delivery nor performance of this Agreement or the Agreement of Merger (or the transactions contemplated hereby or thereby) shall adversely affect the status of any License nor permit such License to be terminated whether or not following the giving of notice or making of payment, nor shall the prospects of procuring any required Licenses be diminished or changed by virtue thereof.

         3.26 PROPRIETARY RIGHTS. Except as may be described in the FHM SEC Reports, FHM has no Intangible Property.

         3.27 RELATED PARTIES. Except as may be described in the FHM SEC Reports, no director, officer, Shareholder or employee of FHM (individually a "FHM Related Party" and collectively the "FHM Related Parties") or any Affiliate of any FHM Related Party:

                  3.27.1 owns, directly or indirectly, any interest in any Person which is a competitor or potential competitor of FHM, or a supplier or potential supplier of FHM, except for the ownership of not more than 2% of the outstanding stock of any company listed by a national securities exchange or an over-the-counter stock quoted by the National Association of Securities Dealers;

                  3.27.2 owns, directly or indirectly, in whole or in part, any material property, asset (other than cash) or right, real, personal or mixed, tangible or intangible (including, but not limited to, any Intangible Property) which is associated with or necessary in the operation of the business of FHM, as presently conducted; or

                  3.27.3 has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to FHM. Nothing contained herein shall be deemed to limit the ability of any FHM Related Party or any Affiliate thereof from participating in any capacity in any future "blank check" company or other business venture.

         3.28 LIST OF PERSONNEL. The FHM SEC Reports contain, to the extent they exist,: (i) the names of all incumbent directors and officers of FHM; (ii) the names and job designations of all employees of FHM whose salaries exceed or are anticipated to exceed $50,000 per annum; and (iii) a true and complete list of all employee policies, employee benefit manuals or other manuals including employee work rules or policies, vacation policies, sick leave policies, bonus plans, compensation plans, and any other employee benefit policies or benefit plans currently in effect for FHM. The FHM SEC Reports further set forth any contracts or arrangements with any director, officer and employee which provides for payments to be made to such party in connection with a change in control of FHM or the termination of any office or employment of such person. Except as set forth in the FHM SEC Reports, since September 30, 1995, FHM has not paid or given any material increase in or improvement to the emoluments or benefits of any nature of or any bonus to any of its respective directors, officers or employees, and neither FHM is not under any obligation to increase or improve any such emoluments, benefits or bonuses with or without retrospective operation. Except as disclosed or noted in the September 30, 1995 Financial Statements of FHM, there are no material amounts due or owing to any employee of FHM for any accrued benefit, including without limitation, amounts due for accrued vacation or sick leave.

         3.29 GUARANTEES. FHM has not guaranteed any obligation or indebtedness of any Person and no Person has guaranteed any obligation or indebtedness of FHM.

         3.30 ABSENCE OF CHANGES. Except as may be described in the FHM SEC Reports, FHM has conducted its business only in the ordinary and usual course consistent with past practices and there has not occurred any material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of FHM other than expenditures incurred in connection with attempting to effectuate this business combination. Except as described in the FHM SEC Reports, FHM has not (i) declared or paid any dividends or transferred any assets of any kind whatsoever to its shareholders with respect to any shares of its respective capital stock;
(ii) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could have a material adverse effect on any of the properties, business or prospects of FHM; (iii) voluntarily or involuntarily sold, transferred, surrendered, abandoned or disposed of any of its material assets or property rights (tangible or intangible); (iv) made any mortgage or pledge or subjected itself, its properties or assets to any Lien of any kind, except in the ordinary course of business consistent with past practice; (v) entered into any material contract or agreement; (vi) granted any increase in the compensation payable or to become payable to officers or employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment); (vii) increased, assumed or taken any property subject to any liability, except for liabilities incurred or assumed or property taken in the ordinary course of business and consistent with past practices; (viii) altered the manner of keeping the books, accounts or records of FHM; (ix) received notice (formal or otherwise) of any liability, potential liability or claimed liability relating to any Environmental Law; (x) amended its Articles of Incorporation or Bylaws (or other organizational document); (xi) expended or committed to expend capital in excess of Ten Thousand Dollars ($10,000) other than expenditures incurred in connection with attempting to effectuate this business combination or as otherwise contemplated hereunder; (xii) adopted any Plan; (xiii) cancelled, waived or released any debts, rights or claims; (xiv) amended or terminated any material contract, agreement, arrangement or commitment which, individually or in the aggregate, has a material adverse effect on FHM; (xv) applied any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any shareholder or any Affiliate of any shareholder or FHM; (xvi) experienced any strike or work stoppage; (xvii) written off the value of any material portion of inventory or any accounts receivable or increased the reserves for obsolete, damaged, spoiled or otherwise not useable inventory or uncollectible receivables; (xviii) entered into any employment agreement or granted any severance or termination pay other than expenditures incurred in connection with attempting to effectuate a possible business combination; or (xix) experienced any other event or condition of any character other than expenditures incurred in connection with attempting to effectuate a possible combination which has had or could have an adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of FHM or an employee, customer or supplier relations of FHM.

         3.31 MATERIAL AGREEMENTS. Either the FHM SEC Reports or SCHEDULE 3.31 contain a description of all material written and oral contracts, agreements or commitments relating to FHM or made directly or indirectly by or on behalf of FHM by any shareholder or Affiliate thereof which could bind FHM, including, without limitation, any (i) contract, commitment, agreement or relationship resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Ten Thousand Dollars ($10,000), or series of related contracts, commitments, agreements or relationships that in the aggregate give rise to rights or liabilities exceeding such amount; (ii) contract or commitment for the employment or retention of any employee, consultant or agent or any other type of contract with any employee, consultant or agent providing for annual payments in excess of Ten Thousand Dollars ($10,000); (iii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment relating to the borrowing of money, encumbrance of assets or guaranty of any obligation; (iv) licensing or royalty agreements or agreements providing for other similar rights or agreements with third parties relating to the supply or use of products or materials or any Intangible Property; (v) any Plan; (vi) agreements which restrict FHM from engaging in any line of business or from competing with any other Person anywhere in the world;
(vii) agreements or arrangements for the sale of any of the assets, property or rights of FHM, except for agreements to sell products or services in the ordinary course of business consistent with past practices; (viii) agreement, contract or arrangement with any Affiliate of FHM or any Affiliate of any officer, director or employee of FHM; (ix) guaranty of the obligations of any third party; (x) any indemnification, contribution or similar agreement or arrangement pursuant to which FHM may be required to make or is entitled to receive any indemnification or contribution to or from any other Person except to the extent provided in the Articles of Incorporation or Bylaws of FHM; or (xi) any other contract, agreement or instrument which cannot be terminated without penalty to FHM, upon the provision of not greater than thirty
(30) days notice.

                  3.31.1 All such contracts, agreements and other executory contracts with third parties are valid, binding and enforceable in accordance with their respective terms and are in full force and effect and were entered into in the ordinary course of business on an "arms-length" basis with third parties. FHM has performed all the obligations required to be performed by it to date and is not in default or alleged to be in default in any respect under any agreement, lease, contract, commitment, instrument or obligation required to be listed or described in the FHM SEC Reports or on any schedule to this Agreement, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by it or, to the best of its knowledge, any other party to any of the foregoing.

                  3.31.2 Except as may be described in the FHM SEC Reports, the continuation, validity and effectiveness of each contract described in the FHM SEC Reports or on such schedule or any other schedule to this Agreement under the current terms thereof will in no way be affected by the consummation of the transactions contemplated hereby and all of such items will inure to the benefit of FHM (as the parent of the surviving corporation in the Merger) and, if any would be affected or would not inure to the benefit of FHM without Consent, FHM, shall use all necessary and reasonable means at their disposal to cause an appropriate Consent to be delivered to FHM prior to the Effective Date at no cost or other adverse consequences to FHM.

                  3.31.3 To the best of FHM's knowledge, the other parties to any such agreement, lease, contract, commitment, instrument or obligation are in compliance with all terms and conditions thereof and none of such parties has indicated to FHM an intention to terminate such contract or reduce the volume of its transactions with FHM.

         3.32 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither any employee or agent of FHM, nor any officer or director of FHM, or other Person acting on behalf of or associated or Affiliated with FHM, nor any other Person for whom FHM may be responsible, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom FHM has done business directly or indirectly; or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of FHM (or assist FHM in connection with any actual or proposed transaction) which (a) may subject FHM to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) if not given, may have an adverse effect on the results of operations, assets, business, operations or prospects of FHM or to suit or penalty in any private or governmental litigation or proceeding.

         3.33 DISCLOSURE. No representation or warranty of FHM or Sub herein (including the exhibits and schedules hereto), and no statement, report, or certificate furnished or to be furnished by or on behalf of FHM or Sub to Pan Am or its agents pursuant hereto or in connection with the transactions contemplated hereby, including, without limitation, the FHM Financial Statements and any other financial information provided to Pan Am or its agents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                    OF PAN AM

         In order to induce FHM and Sub to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby, Pan Am makes the representations and warranties set forth below to FHM and Sub:

         4.1 ORGANIZATION, STANDING AND POWER. Each of Pan Am and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. Pan Am has all requisite right, power and authority to enter into this Agreement, the Agreement of Merger and to consummate the transactions contemplated hereby and thereby.

         4.2 AUTHORIZATION OF AGREEMENT. This Agreement and the Agreement of Merger constitute the legal, valid and binding obligations of Pan Am enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and the Agreement of Merger and the consummation by them of the transactions contemplated hereby and thereby have been duly and effectively authorized by all requisite corporate action on the part of Pan Am, subject to the receipt of shareholder approval as contemplated in Section 5.8 hereof.

         4.3 AUTHORITY TO TRANSACT BUSINESS. Except as set forth on SCHEDULE 4.3 (which exceptions shall be cured prior to the Merger) each of Pan Am and its Subsidiaries has all requisite power and authority to own and operate its properties and to conduct its business in the manner and in the jurisdictions where now conducted.

         4.4 ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS. A true and complete copy of the Articles of Incorporation (as amended and in effect), Bylaws (as amended and in effect) and minute books of each Pan Am and its Subsidiaries have been delivered by Pan Am to FHM. The minute books of each Pan Am and its Subsidiaries in the form of the copies supplied to FHM are complete and accurate in all material respects and have embodied therein copies of all minutes of all meetings and all actions by written consent of the respective Boards of Directors, any committee thereof, the incorporators and the shareholders from their respective dates of incorporation to the date hereof, and such minutes and actions by written consent accurately reflect all material actions taken by the Boards of Directors, any committees thereof, the incorporators and the shareholders during such periods.

         4.5 SUBSIDIARIES. SCHEDULE 4.5 lists all Subsidiaries of Pan Am, their jurisdictions of incorporation or organization and the number of shares of their respective capital stock or other equity interests issued and outstanding. Pan Am owns directly all of the outstanding shares of capital stock of each of its Subsidiaries, and all such shares are duly authorized, validly issued, fully paid and non-assessable and owned by Pan Am free and clear of any Liens. There are not outstanding subscriptions, options, warrants, calls or other commitments or agreements to which Pan Am or any such Subsidiary or any Affiliate is subject or a party or by which it is bound requiring the issuance by any Subsidiary of additional shares of capital stock or other securities.

         4.6 CAPITALIZATION. The authorized capital stock of Pan Am consists solely of 100,000,000 shares of Pan Am Common Stock, $.0001 par value per share, of which 2,848,068 shares were issued and outstanding as of the date hereof. All of the outstanding shares of Pan Am Common Stock have been duly authorized and validly issued and are credited as fully paid, with no personal liability attaching to the ownership thereof. As of the date hereof, no class of equity securities of Pan Am exists other than the stock noted above. All voting rights with respect to Pan Am are vested exclusively in the Pan Am Common Stock. All Taxes (including documentary stamp taxes) required to be paid in connection with the issuance and any transfers of Pan Am Common Stock have been paid.

No securities issued by Pan Am from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. All Licenses required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of Pan Am and its Subsidiaries from the date of their respective incorporation to the date hereof have been obtained or effected and all securities of Pan Am and its Subsidiaries have been issued in accordance with the provisions of all applicable securities or other Laws.

         4.7 RIGHTS, WARRANTS, OPTIONS. Except as set forth on SCHEDULE 4.7, Pan Am has no commitment to issue or sell, and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind (other than this Agreement and the Agreement of Merger) outstanding to issue, purchase or to otherwise acquire, any shares of stock, or securities or obligations of any kind convertible or exchangeable into any shares of any class of capital stock of Pan Am. Pan Am has not redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock of Pan Am or any option, warrant or other right to purchase or acquire any such securities.

         4.8 REGISTRATION STATEMENT. None of the written information relating to Pan Am or its Subsidiaries included in the Registration Statement that is supplied or to be supplied by or on behalf of Pan Am, the Shareholders or any Affiliates for inclusion in the Registration Statement, at the respective times that the Registration Statement or any amendment thereto is filed with the Commission, is declared effective by the Commission, and is mailed to Pan Am's and FHM's shareholders, and at the time the FHM and Pan Am shareholders' meetings take place, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, including any amendments thereto, will comply with, and be distributed to Pan Am's shareholders in accordance with, all applicable laws and the Articles of Incorporation and Bylaws of Pan Am.

         4.9 FINANCIAL STATEMENTS. Pan Am has delivered to FHM true and complete copies of Pan Am's consolidated unaudited balance sheet as of the date hereof. The foregoing balance sheet (the "Financial Statements"), (i) has been prepared in accordance with the books and records of Pan Am; (ii) present fairly and in all material respects the financial condition of Pan Am as of the date hereof; and (iii) has been prepared in accordance with generally accepted accounting principles, consistently applied. The Financial Statements shall be certified by the Chairman of the Board, the President and Chief Financial Officer of Pan Am as conforming to the foregoing requirements.

         4.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
SCHEDULE 4.10, there is no basis for assertion against Pan Am or any of its Subsidiaries of any claim, liability, commitment or obligation of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, which is not included, disclosed or noted in the Financial Statements, it being understood that additional liabilities will be incurred between the date hereof and the Effective Time and that notification of certain of such liabilities will be subject to the provisions of Section 5.6 hereof.

         4.11 TITLE TO PERSONAL PROPERTY AND CONDITION OF ASSETS. Either Pan Am or its Subsidiaries have good and marketable title to each item of personal property, tangible and intangible, as reflected on the Financial Statements (other than its Intangible Property with respect to which Pan Am makes representations and warranties in Section 4.16 hereof) and to each item of personal property, tangible and intangible (other than its Intangible Property with respect to which Pan Am makes representations and warranties in Section
4.16 hereof), free and clear of any Liens, except as set forth in SCHEDULE 4.11 hereto. Included in such personal property are all assets (other than its Intangible Property with respect to which Pan Am makes representations and warranties in Section 4.16 hereof) and cash contributed to Pan Am pursuant to the Contribution Agreement, except for cash expenditures since the date thereof in accordance with the provisions of, and not materially exceeding amounts required in the ordinary course of business of a start up airline and consistent with documents submitted to the FAA and the DOT, as supplemented, amended or modified from time to time. All aircraft, equipment, machinery, fixtures and other personal property owned or utilized or anticipated to be utilized by Pan Am in its operations are in good operating condition and in a good state of maintenance and repair and are adequate for the conduct of its business. All aircraft owned, leased or in the possession and control of Pan Am are in sound operating condition and are being maintained in all material respects according to FAA regulatory standards, all Laws and Pan Am's FAA-authorized maintenance program. A list of all aircraft now owned, leased or in the possession and control of Pan Am is set forth on SCHEDULE 4.11 hereto.

         4.12 REAL PROPERTY. Neither Pan Am nor any of its Subsidiaries own any real property. SCHEDULE 4.12 hereto sets forth a true and complete list of all real property leased by Pan Am or any of its Subsidiaries (the "Real Property"), along with a brief description of the property and all improvements thereon and a brief description of all leases (the "Leases") under which such Real Property is leased by Pan Am or any of its Subsidiaries. Pan Am has delivered to FHM a true copy of the Leases, as amended. All of the Real Property and improvements thereon are suitable for the purposes for which currently used. All of the Leases are valid, subsisting and in full force and effect and all rents and additional rents due to date on each Lease have been paid. None of the Leases is in default, no waiver, indulgence or postponement of Pan Am's or its Subsidiaries obligations thereunder has been granted by the lessor and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Either Pan Am or its respective Subsidiaries, as the case may be, enjoys peaceful and undisturbed possession under all Leases, none of which contain any provisions that will impair or adversely affect the ability of Pan Am or its respective Subsidiaries, as the case may be, to operate as it has in the past or as contemplated in the future. Neither Pan Am nor any of its Subsidiaries has received notice that any of the Leases will not be renewed upon their respective expiration dates on terms and conditions which, taken as a whole, will differ in an adverse manner from existing terms under such Leases. The continuation, validity and effectiveness of the Leases under the current terms thereof will in no way be affected by the consummation of the transactions contemplated herein.

         4.13 INSURANCE. SCHEDULE 4.13 hereto sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to either Pan Am or any of its Subsidiaries, true and complete copies of which have been provided to FHM. All of such policies are in full force and effect, are valid and enforceable in accordance with their terms, are free from any right of termination on the part of the insurance carriers and provide adequate insurance covering risks and in amounts customary for businesses of the type engaged in by Pan Am and its Subsidiaries and are sufficient for compliance with all requirements of any Law and all agreements to which Pan Am or any of its Subsidiaries is a party or by which any of its assets are bound. No claims have been asserted under any of the foregoing insurance policies. True and complete copies of all inspection reports made with respect to the business of Pan Am and its Subsidiaries or any of its properties and provided to Pan Am or its Subsidiaries by any insurance carrier have been furnished to FHM.

         4.14 LABOR RELATIONS. Each of Pan Am and its Subsidiaries is in compliance with all applicable Laws regarding employment and employment practices, terms and conditions of employment, age and sex discrimination, and wages and hours, and neither Pan Am nor any of its Subsidiaries has, or is, engaged in any unfair labor practices. No unfair labor practice complaints have been filed against Pan Am or any of its Subsidiaries with any Agency and neither Pan Am nor any of its Subsidiaries has received any notice or communication reflecting an intention or threat to file any such complaint. No Person has made any claim, and to the best knowledge of Pan Am or any of its Subsidiaries, there is no basis for any claim, against Pan Am or any of its Subsidiaries arising out of any Law relating to discrimination with respect to employees or employment practices. Neither Pan Am nor any of its Subsidiaries is a party to or otherwise bound by any labor or collective bargaining agreement. There is no strike, work stoppage or labor disturbance pending or, to Pan Am's or any of its Subsidiaries knowledge, threatened that involves any group of employees of Pan Am or any of its Subsidiaries. Except as set forth on SCHEDULE 4.14 hereto, the terms of employment or engagement of all employees, agents, consultants and professional advisers of Pan Am or any of its Subsidiaries are such that their employment or engagement may be terminated by not more than two weeks' notice given at any time without liability for payment of compensation or damages and neither Pan Am nor any of its Subsidiaries has entered into any agreement or arrangement for the management of its business or any part thereof other than with its directors or employees.

         4.15 LICENSES. Except as set forth on SCHEDULE 4.15 hereto, Pan Am and its Subsidiaries have all Licenses of or from any Person necessary for the conduct of their respective trade or business and all such Licenses are presently in full force and effect and no action or claim is pending, and no notice of any such claim or action has been received which threatens to revoke, vary, rescind, modify or terminate any License or declare any License invalid in any material respect. Pan Am and its Subsidiaries are being operated in compliance with all required Licenses. A true and complete list of all Licenses has been delivered by Pan Am to FHM. Neither the execution, delivery nor performance of this Agreement or the Agreement of Merger (or the transactions contemplated hereby or thereby) shall adversely affect the status of any License nor permit such License to be terminated whether or not following the giving of notice or making of payment, nor shall the prospects of procuring any required Licenses be diminished or changed by virtue thereof.

         4.16 PROPRIETARY RIGHTS. SCHEDULE 4.16 sets forth a complete and accurate list of all of Pan Am's and its Subsidiaries' Intangible Property registered with or pending registration in the United States Patent and Trademark Office (the "Marks"). Pan Am has delivered or made available to FHM correct and complete copies of all material written documents in the possession of Pan Am and its Subsidiaries or any of their Affiliates evidencing the Marks.
SCHEDULE 4.16 sets forth, to the knowledge of Pan Am, all material unresolved claims or conflicts with the rights of others (individually, a "Claim") relating to the Intangible Property. Except as set forth on SCHEDULE 4.16 hereto, no interest in any Intangible Property has been assigned, transferred, licensed or sublicensed by Pan Am or its Subsidiaries to any other party (including any Affiliates of Pan Am or its Subsidiaries), and, to the knowledge of Pan Am or its Subsidiaries, no other License of any of the Intangible Property exists. Except as set forth on SCHEDULE 4.16 hereto, to the knowledge of Pan Am, no other Person is infringing, violating or misappropriating interest it acquired to the Intangible Property by virtue of an assignment from Eclipse Holdings, Inc. Except as set forth on SCHEDULE 4.16, to Pan Am's knowledge, (i) Pan Am or its Subsidiaries possess all right, title and interest in and to the Marks free and clear of any and all Liens and has rights to all other Intangible Property and (ii) the Intangible Property is not subject to any outstanding order or Claim, nor is there any action, suit, proceeding or investigation pending with respect thereto. Notwithstanding the foregoing, the parties hereto acknowledge and understand that neither Pan Am or its Subsidiaries have registered, renewed or maintained registration for the Intangible Property in many foreign territories and/or jurisdictions and that certain of the registrations of the Intangible Property may be vulnerable to cancellation for various reasons in certain foreign jurisdictions.

         4.17 LITIGATION. Except as set forth in SCHEDULE 4.17 hereto, there are no actions, suits, proceedings, investigations or claims pending, or to the best of Pan Am's or its Subsidiaries' knowledge, directly or indirectly threatened, nor has any notice of such items been received by Pan Am nor any of its Subsidiaries in any Court or before any Agency against or affecting Pan Am or any of its Subsidiaries nor has such action, suit, proceeding, investigation or claim ever been pending, adjudicated or settled. Neither Pan Am nor any of its Subsidiaries has knowledge of any facts which could result in any such action, suit, proceeding, investigation or claim. Neither Pan Am nor any of its Subsidiaries is in default with respect to any Order of any Court or Agency and there is no Order of any Court or Agency binding upon or impacting any of Pan Am's assets or rights.

         4.18 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement and the Agreement of Merger by Pan Am and the consummation by it of the transactions contemplated hereby and thereby, and compliance by it with the provisions hereof and thereof, (i) do not and will not violate or conflict in any material respect with any Order of any Court or Agency or any Law, or any term or provision of Pan Am's or any of its Subsidiaries' Articles or Certificates of Incorporation or Bylaws, (ii) do not and will not, with or without the passage of time or the giving of notice, or both, create any right on the part of any party to any instrument or agreement to which Pan Am or any of its Subsidiaries is a party to unilaterally modify, amend or terminate any such instrument or agreement and (iii) do not and will not, with or without the passage of time or the giving of notice, result in the material breach of, or constitute a default or require any Consent under, or result in the creation of any Lien or any rights in any

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third party upon or with respect to any property or assets of Pan Am or any of its Subsidiaries (including but not limited to, Intangible Property) pursuant to, any instrument or agreement to which Pan Am or any Shareholder is a party or by which Pan Am, any of its Subsidiaries or any of their respective property may be bound or affected, except for those instruments or agreement as to which consent shall have been obtained at or prior to the Effective Time.

         4.19 RELATED PARTIES. Except as set forth in SCHEDULE 4.19 hereto, no director, officer, Shareholder or employee of Pan Am (individually a "Related Party" and collectively the "Related Parties") or any Affiliate of any Related
Party:

                  4.19.1 owns, directly or indirectly, any interest in any Person which is a competitor or potential competitor of Pan Am or any of its Subsidiaries, or a supplier or potential supplier of Pan Am or any of its Subsidiaries, except for the ownership of not more than 2% of the outstanding stock of any company listed by a national securities exchange or an over-the-counter stock quoted by the National Association of Securities Dealers;

                  4.19.2 owns, directly or indirectly, in whole or in part, any material property, asset (other than cash) or right, real, personal or mixed, tangible or intangible (including, but not limited to, any Intangible Property) which is associated with or necessary in the operation of the business of Pan Am or any of its Subsidiaries, as presently conducted or proposed to be conducted; or

                  4.19.3 has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to Pan Am or any of its Subsidiaries, except for employment, consulting or other personal service agreements which are listed and described on SCHEDULE 4.26 hereto.

         4.20 LIST OF PERSONNEL. SCHEDULE 4.20 hereto contains: (i) the names of all incumbent directors and officers of Pan Am and its Subsidiaries; (ii) the names and job designations of all employees and consultants of Pan Am and its Subsidiaries whose salaries exceed or are anticipated to exceed $50,000 per annum; and (iii) a true and complete list of all employee policies, employee benefit manuals or other manuals including employee work rules or policies, vacation policies, sick leave policies, bonus plans, compensation plans, and any other employee benefit policies or benefit plans currently in effect for Pan Am or any of its Subsidiaries, a copy of each of which has been delivered to FHM.
SCHEDULE 4.20 further sets forth any contracts or arrangements with any director, officer and employee which provides for payments to be made to such party in connection with a change in control of Pan Am or any of its

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

Subsidiaries or the termination of any office or employment of such person. Except as set forth in SCHEDULE 4.20, since February 14, 1996, neither Pan Am nor any of its Subsidiaries has paid or given any increase in or improvement to the emoluments or benefits of any nature of or any bonus to any of its respective directors, officers or employees, and neither Pan Am nor any of its Subsidiaries is under any obligation to increase or improve any such emoluments, benefits or bonuses with or without retrospective operation. Except as disclosed or noted on SCHEDULE 4.20 or in the Financial Statements, there are no amounts due or owing to any employee of Pan Am or any of its Subsidiaries for any accrued benefit, including without limitation, amounts due for accrued vacation or sick leave.

         4.21 GUARANTEES. Neither Pan Am nor any of its Subsidiaries has guaranteed any obligation or indebtedness of any Person and no Person has guaranteed any obligation or indebtedness of Pan Am or any of its Subsidiaries.

         4.22 EMPLOYEE BENEFIT PLANS.

                  Neither Pan Am nor any of its Subsidiaries presently has or has ever had any employee benefit plans (within the meaning of Section 3(3) of ERISA, stock purchase plan, stock option plan, fringe benefit plan, bonus plan or other deferred compensation agreement or plan or funding arrangement (including a simplified employee pension plan) sponsored, maintained or to which contributions are made by Pan Am or any of its Subsidiaries.

         4.23 CONSENT OR APPROVAL OF GOVERNMENTAL AUTHORITIES. Other than in connection with or in compliance with the provisions of the Florida BCA or the procurement of any Licenses, no Consent of any Agency is required in connection with the execution, delivery or performance by Pan Am of this Agreement or the Agreement of Merger or the consummation by Pan Am or its Subsidiaries of the transactions contemplated hereby or thereby.

         4.24 ABSENCE OF CHANGES. Neither Pan Am nor any of its Subsidiaries has
(i) declared or paid any dividends or transferred any assets of any kind whatsoever to its shareholders with respect to any shares of its respective capital stock; (ii) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could have a material adverse effect on any of the properties, business or prospects of Pan Am and its Subsidiaries;
(iii) voluntarily or involuntarily sold, leased, licensed, transferred, surrendered, abandoned or disposed of any of its material assets or property rights (tangible or intangible); (iv) altered the manner of keeping the books, accounts or records of Pan Am or any of its Subsidiaries; (v) disposed of or permitted a lapse of any rights to any Marks in the United States or its other material Intangible Property; (vi) received notice (formal or otherwise) of any liability, potential liability or claimed liability relating to any Environmental Law; (vii) amended its Articles or Certificate of Incorporation or Bylaws except as contemplated in the Contribution Agreement; (viii) cancelled, waived or released any debts, rights or claims; (ix) amended or terminated any material contract, agreement, arrangement or commitment which, individually or in the aggregate, has a material adverse effect on Pan Am and its Subsidiaries;
(x) applied any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Shareholder or any Affiliate of any Shareholder or Pan Am, its Subsidiaries or any Affiliate of Pan Am's or any of its Subsidiaries officers or directors or to the prepayment of any such amounts; (xi) experienced any strike or work stoppage; or (xii) written off the value of any material portion of inventory or any accounts receivable or increased the reserves for obsolete, damaged, spoiled or otherwise not useable inventory or uncollectible receivables.

         4.25 TAX MATTERS.

                  4.25.1 Except as set forth on SCHEDULE 4.25.1, all federal, state, local and foreign Tax returns and Tax reports, if any, required to be filed with respect to the business or assets of Pan Am or any of its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete, and reflect accurately all liability for Taxes of Pan Am or any of its Subsidiaries, as the case may be the periods for which such returns relate, and all amounts shown as owing thereon have been paid. None of such returns or reports have been audited by any Agency.

                  4.25.2 Except as set forth on SCHEDULE 4.25.2, all Taxes, if any, payable by Pan Am or any of its Subsidiaries or relating to or chargeable against any of their respective assets, revenues or income through the date hereof have been fully paid, and all similar items due or accrued through the Effective Time will have been fully paid by that date.

                  4.25.3 Neither Pan Am nor any of its Subsidiaries will have any liability with respect to any such Taxes including, but not limited to, interest and/or penalties, in excess of the amount so paid. Neither Pan Am nor any of its Subsidiaries are delinquent in the payment of any Tax. No deficiencies for any Tax have been asserted against Pan Am or its Subsidiaries, as the case may be, with respect to any Taxes which have not been paid, settled or adequately provided for and there exists no basis for the making of any such deficiency, assessment or charge.

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

                  4.25.4 Neither Pan Am nor any of its Subsidiaries has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to federal, state, local or foreign taxation.

         4.26 MATERIAL AGREEMENTS.

                  4.26.1 SCHEDULE 4.26 hereto contains a list and brief description of all material written and oral contracts, agreements or commitments relating to Pan Am or any of its Subsidiaries or made directly or indirectly by or on behalf of Pan Am or any of its Subsidiaries or which could otherwise bind Pan Am or any of its Subsidiaries, including, without limitation, any (i) contract, commitment, agreement or relationship resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Fifty Thousand Dollars ($50,000), or series of related contracts, commitments, agreements or relationships that in the aggregate give rise to rights or liabilities exceeding such amount; (ii) contract or commitment for the employment or retention of any employee, consultant or agent or any other type of contract or understanding with any employee, consultant or agent;
(iii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment relating to the borrowing of money, encumbrance of assets or guaranty of any obligation; (iv) licensing or royalty agreements or agreements providing for other similar rights or agreements with third parties relating to the supply or use of products or materials or any of its Intangible Property; (v) any Plan; (vi) agreements which restrict Pan Am or any of its Subsidiaries from engaging in any line of business or from competing with any other Person anywhere in the world; (vii) agreements or arrangements for the sale of any of the assets, property or rights of Pan Am or any of its Subsidiaries, except for agreements to sell products or services in the ordinary course of business consistent with past practices; (viii) agreement, contract or arrangement with any Affiliate of Pan Am, any of its Subsidiaries or any Affiliate of any officer, director or employee of Pan Am or any of its Subsidiaries; (ix) guaranty of the obligations of any third party; (x) any indemnification, contribution or similar agreement or arrangement pursuant to which Pan Am or any of its Subsidiaries may be required to make or is entitled to receive any indemnification or contribution to or from any other Person; (xi) airplane leases or (xii) any other contract, agreement or instrument which cannot be terminated without penalty to Pan Am or any of its Subsidiaries, as the case may be, upon the provision of not greater than thirty (30) days notice. True and correct copies of all written agreements listed on SCHEDULE 4.26 have been furnished to FHM.

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

                  4.26.2 All such contracts, agreements and other executory contracts set forth on SCHEDULE 4.26 are valid, binding and enforceable in accordance with their respective terms and are in full force and effect and were entered into in the ordinary course of business on an "arms-length" basis with third parties. Either Pan Am or one of its Subsidiaries has performed all the obligations required to be performed by it to date and is not in default or alleged to be in default in any respect under any agreement, lease, contract, commitment, instrument or obligation required to be listed or described on any schedule to this Agreement, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by it or, to the best of its knowledge, any other party to any of the foregoing.

                  4.26.3 Except as otherwise indicated on SCHEDULE 4.26, the continuation, validity and effectiveness of each item on such schedule or any other schedule to this Agreement under the current terms thereof will in no way be affected by the consummation of the transactions contemplated hereby and all of such items will inure to the benefit of FHM (as the parent of the surviving corporation in the Merger) and, if any would be affected or would not inure to the benefit of FHM without Consent, Pan Am or its Subsidiaries, as the case may be, shall use all necessary and reasonable means at their disposal to cause an appropriate Consent to be delivered to FHM prior to the Effective Date at no cost or other adverse consequences to Pan Am or its Subsidiaries or FHM.

                  4.26.4 To the best of Pan Am's and its Subsidiaries knowledge, the other parties to any agreement, lease, contract, commitment, instrument or obligation required to be listed on SCHEDULE 4.26 are in compliance with all terms and conditions thereof and none of such parties has indicated to Pan Am or its Subsidiaries or any Shareholder an intention to terminate such contract or reduce the volume of its transactions with Pan Am or its Subsidiaries.

         4.27 COMPLIANCE; GOVERNMENT AUTHORIZATION.

                  4.27.1 Each of Pan Am and its Subsidiaries is in material compliance with all Laws, Orders and other requirements applicable to its business or properties, including, without limitation, matters relating to the environment, anti-competitive practices, discrimination, employment and health and safety. Neither Pan Am nor any of its Subsidiaries is subject to any Court or Agency Order; and no action, suit, proceeding, claim or investigation is now pending or to the best of Pan Am's or its Subsidiaries knowledge is threatened, and no facts, circumstances or conditions exist which could give rise to such actions, suits, proceedings, investigations or claims.

                  4.27.2 Pan Am has provided to FHM, accompanied by a cover letter specifically identifying each such item and containing a brief description thereof, true and correct copies of (i) all reports and letters of inspections of Pan Am's or its Subsidiaries business and properties through the date hereof under all applicable federal, state, foreign and local aviation, transportation, environmental, health and safety laws and regulations; (ii) all environmental analyses, environmental audits, reports of inspection, consulting studies and compilations made by or for Pan Am or its Subsidiaries by any non-governmental Person relating to any property, asset or right of Pan Am or any of its Subsidiaries; and (iii) all correspondence and summaries of communications with or from any Agency including, without limitation, all such correspondence and summaries pursuant to which Pan Am or any of its Subsidiaries is advised of any noncompliance with any Law or Order or which otherwise relates to any noncompliance with any Law or Order.

                  4.27.3 There has been no Order, complaint, citation or notice with regard to air emissions, water discharges, noise emissions, Hazardous Materials or other environmental or health requirement affecting any of the properties occupied or utilized by Pan Am or any of its Subsidiaries and, to the knowledge of Pan Am and its Subsidiaries, no facts, circumstances or conditions exist which could reasonably give rise to such Orders, complaints, citations or notices.

                  4.27.4 Neither Pan Am nor any of its Subsidiaries has been or is in material violation of any Environmental Law and has not received any notice from any Agency, of any actual, threatened or alleged violation of any Environmental Law by Pan Am or its Subsidiaries. The contemplated operation of Pan Am's and its Subsidiaries business complies with all Environmental Laws.

                  4.27.5 To the best knowledge of Pan Am and its Subsidiaries, there are not now and there have not been any Hazardous Materials used, generated or stored or any structures, fixtures, equipment or other storage vessels including, without limitation, underground storage tanks, containing Hazardous Materials present upon any of the premises occupied or utilized by Pan Am or its Subsidiaries in the conduct of their business in violation of applicable Environmental Laws. There has been no spill, discharge, release, contamination or cleanup of any Hazardous Materials at any of such properties including, without limitation, into or upon the soil, surface water, ground water or the improvements located thereon, such properties are clean of all such wastes and substances and none of such properties contains any underground treatment or storage tanks or water, gas or oil wells or other underground improvements.

                  4.27.6 Neither Pan Am nor its Subsidiaries has any liability under any Environmental Law with respect to any of the premises utilized by Pan Am or its Subsidiaries and, to the best knowledge of Pan Am and its Subsidiaries, with respect to any adjacent or neighboring sites or facilities or any other site or facility to which Pan Am or its Subsidiaries sent or transported Hazardous Materials or at which Pan Am or its Subsidiaries stored Hazardous Materials.

                  4.27.7 The maintenance, operation or use of any buildings, improvements or structures presently located on the Real Property or any other real property occupied by Pan Am or its Subsidiaries or used in their business do not now, and shall not at the Effective Time, violate any zoning or building Law.

         4.28 BROKERS AND FINDERS. Neither Pan Am, its Subsidiaries nor any Shareholder has employed any financial advisor, broker or finder and none of them has incurred nor will any of them incur any broker's, finder's or similar fees, commissions or broker's or finder's expenses payable by FHM, Sub or Pan Am in connection with the transactions contemplated by this Agreement or the Agreement of Merger.

         4.29 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither any employee or agent of Pan Am or its Subsidiaries, nor any officer or director of Pan Am or, its Subsidiaries nor any other Person acting at the direction of any of the foregoing or associated or Affiliated with Pan Am or its Subsidiaries, nor any other Person for whom Pan Am or its Subsidiaries may be responsible, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom Pan Am or its Subsidiaries has done business directly or indirectly; or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of Pan Am and its Subsidiaries (or assist Pan Am or its Subsidiaries in connection with any actual or proposed transaction) which (a) may subject Pan Am or its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) if not given, may have an adverse effect on the results of operations, assets, business, operations or prospects of Pan Am and its Subsidiaries or to suit or penalty in any private or governmental litigation or proceeding.

         4.30 DISCLOSURE. No representation or warranty of Pan Am and its Subsidiaries herein (including the exhibits and schedules hereto), and no statement, report, or certificate furnished or to be furnished by or on behalf of Pan Am or its Subsidiaries to FHM or its agents pursuant hereto or in connection with the transactions contemplated hereby, including, without limitation, the Financial Statements and any other financial information provided to FHM or its agents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                    ARTICLE V
                            COVENANTS AND AGREEMENTS

         5.1 INTERIM OPERATIONS OF PAN AM. During the period from the date of this Agreement to the Effective Date, each of Pan Am and its Subsidiaries shall operate its business only in the usual and ordinary course of a start-up airline and, in any event, in material compliance with its applications to be submitted in connection with obtaining Licenses from the FAA and the DOT, and shall (i) preserve intact its business organization and goodwill in all respects, (ii) maintain and continue the approval process in the ordinary course of the Licenses listed on SCHEDULE 4.15 hereto, including those required by the FAA or the DOT, (iii) keep available the services of its key officers and employees unless otherwise advised or ordered by the FAA or the DOT and (iv) maintain its material relationships with customers, suppliers and others having business relationships with it and comply in all material respects with all of its obligations under all of its material agreements. Additionally, except as described in SCHEDULE 5.1 or approved by FHM, which will not be unreasonably withheld, during the period from the date of this Agreement to the Effective Date, neither Pan Am nor its Subsidiaries shall, (i) amend or otherwise change its Articles or Certificates of Incorporation or Bylaws; (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating it to issue such securities other than the sale of shares of Pan Am Common Stock to certain additional investors as specifically described in and on the specific monetary terms provided and contemplated in the Contribution Agreement or the issuance of options as set forth on SCHEDULE 5.1; provided, however, that notwithstanding any provisions contained herein to the contrary, no options, warrants or rights of Pan Am may be exercised by any party (other than Eastern) prior to the Effective Time; (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (v) enter into any commitment, agreement or transaction other than in the ordinary course of business for a start-up airline, or acquire the stock, merge, or otherwise acquire the business or a substantial portion of the business or significant assets of any other Person or amend or modify in any material and adverse respect or terminate any material agreement or contract; (vi) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise) which involve payments or commitments to make payments which exceed normal business operating requirements consistent with a start-up airline; (vii) cancel any material debts or waive any material claims or rights; (viii) make any loans, advances or capital contributions to any Person, except routine advances for non-material expenses to employees in the ordinary course of business; (ix) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business of a start-up airline; (x) enter into any employment agreement or grant any severance or termination pay with or to any officer, director or employee of Pan Am or its Subsidiaries except in the ordinary course of business of a start-up airline;
(xi) alter in any material respect the manner of keeping the books, accounts or records of Pan Am or its Subsidiaries or the accounting practices therein reflected except consistent with a start-up airline; (xii) dispose of or permit to lapse any rights to any Marks in the United States or its other material Intangible Property; (xiii) enter into any licensing or royalty agreement with respect to any products or services of Pan Am or its Subsidiaries or any products or services of any third party except in the ordinary course of business of a start-up airline; (xiv) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate of Pan Am or its Subsidiaries (or any of Pan Am's or its Subsidiaries officers, shareholders or directors) or to the prepayment of any such amounts, except for the payment of salaries to any such persons who are employees of Pan Am or its Subsidiaries as of the date hereof; or (xv) agree, whether in writing or otherwise, to do any of the foregoing. During the period from the date of this Agreement to the Effective Date, Pan Am shall provide FHM with a summary, on at least a bi-weekly basis, of the progress of Pan Am in entering into contracts permitted hereunder, the status of License applications, and other material matters relating to its business.

         5.2 INTERIM OPERATIONS OF FHM. During the period from the date of this Agreement to the Effective Date, FHM shall conduct only such business that is necessary to comply with applicable laws and regulations or which is in connection with the negotiation and consummation of this Agreement and the transactions contemplated hereby. Additionally, during the period from the date of this Agreement to the Effective Date, FHM shall not
(i) amend or otherwise change its Articles of Incorporation or Bylaws; (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating it to issue such securities, other than issuances of FHM Common Stock in connection with the exercise of any Underwriters' Options; (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock other than redemptions of shares of FHM Common Stock from non-Affiliated FHM shareholders (an "FHM Redemption"); (v) enter into any commitment or transaction or make any capital expenditure other than those relating to the transactions contemplated by this Agreement; (vi) create, incur, assume, maintain or permit to exist any long-term indebtedness or short-term indebtedness; (vii) waive any claims or rights; (viii) make any loans, advances or capital contributions to any Person; (ix) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (x) enter into any employment agreement or grant any severance or termination pay with or to any employee (who is not an officer or director) of FHM in excess of $20,000;
(xi) enter into any material contract or agreement other than this Agreement or other contracts or agreements related hereto; (xii) do any act, or omit to do any act, or permit any act or omission to act which would cause a violation or breach of any of the representations, warranties or covenants of FHM set forth in this Agreement (xiii) expend funds other than (a) in the ordinary course of business consistent with past practice, (b) in connection with fees and costs associated with and related to this business combination or (c) as otherwise contemplated in this Agreement; or (xiv) agree, whether in writing or otherwise, to do any of the foregoing. The parties agree and acknowledge that notwithstanding any provision contained in this Agreement to the contrary, that so long as FHM is in material compliance with the provisions of Section 5.2(xiii) hereto, Pan Am shall not be permitted or have any rights to terminate this Agreement pursuant to Sections 8.1 and 8.4 hereto by virtue of such expenditures.

         5.3 ACCESS. Each of Pan Am and its Subsidiaries and FHM shall afford to each other and their respective agents and representatives full access during normal business hours throughout the period prior to the Effective Time to all properties, books, contracts, commitments and records of each such party, and during such period each such party shall furnish promptly to the other (i) copies of all correspondence received or sent by or on behalf of such party from or to the FAA, the DOT, the Commission or any other Agency and (ii) all other information concerning such business, properties and personnel as the other party may reasonably request. Each such party shall hold such documents and other material in confidence until the Effective Time unless and until such time as such information otherwise becomes publicly available and, in the event of the termination of this Agreement, upon request by the other party, shall deliver to such party all documents and other material so obtained by it.

         5.4 CONSENTS. FHM and Pan Am will each use reasonable efforts to obtain all Consents and Orders required in connection with, and waivers of any violations, breaches and defaults that may be caused by, the consummation of the transactions contemplated by this Agreement.

         5.5 BEST EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         5.6 NOTIFICATION. Except as contemplated with respect to the Updates in this Section 5.6, each of the parties hereto shall promptly notify the other in writing of any event, condition, circumstance, occurrence, transaction or other item occurring from the date of this Agreement through the Effective Time (i) that would in itself, or with any notice, lapse of time or both, constitute a violation or breach of this Agreement, or (ii) which would have been required to have been disclosed on any schedule or exhibit hereto, had such event, condition, circumstance, occurrence, transaction or item existed on the date of this Agreement. Except as modified with respect to the Updates (as hereafter defined), any such notification shall not diminish or alter any of the representations, warranties or covenants of the parties set forth in this Agreement nor shall it limit or restrict any rights or remedies either party may have with respect to a breach or violation of any such representations, warranties or covenants. If at any time after the Registration Statement is filed with the Commission any event or circumstance relating to Pan Am or any Shareholder should occur or exist which would be required to be described in an amendment of or supplement to the Registration Statement (including the Proxy Statement), or which would cause the Registration Statement (including the Proxy Statement) to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, Pan Am shall promptly inform FHM in writing of such event or circumstance. Notwithstanding anything contained herein to the contrary, the necessity to update any schedule to this Agreement solely to indicate the existence of any of the following events will not constitute a violation or breach of this Agreement: (i) hiring new employees;
(ii) obtaining insurance policies; (iii) acquiring or leasing new assets or real property; (iv) entering into any material agreements or guarantees; (v) incurring liabilities in a manner contemplated in any material documents submitted by Pan Am to the DOT and the FAA as amended, supplemented or modified from time to time (the "DOT and FAA Applications") or in the ordinary course of business for a start-up airline; (vi) encumbering Pan Am's assets in a manner contemplated in the DOT and FAA Applications or in the ordinary course of business for a start-up airline; or (vii) entering into a Plan not involving the issuance of shares, options or similar rights except as otherwise disclosed in
SCHEDULE 4.7 hereto (the "Updates"). The parties further agree that with respect to such items, the necessity to update any schedule will not be necessary to the extent any such changes are not of a material nature.

         5.7 REGISTRATION STATEMENT; PROXY STATEMENT. FHM and Pan Am will cooperate with each other in order to prepare and file with the Commission as soon as practicable the Registration Statement and any necessary post-effective amendments to the Registration Statement and shall use all reasonable efforts to have the Registration Statement and any such post-effective amendments to the Registration Statement declared effective by the Commission and shall take all reasonable actions required to be taken under any applicable state blue sky or securities laws to permit the issuance of the FHM Common Stock pursuant to the Merger. The Proxy Statement contained in the Registration Statement will constitute the Proxy Statement for the shareholders' meetings referred to in
Section 5.8 hereto.

         5.8 SHAREHOLDER APPROVAL. Each of Pan Am and FHM will take such action as may be necessary to call, notice, solicit proxies and convene as promptly as practicable a special meeting of its respective shareholders for the purpose of obtaining any shareholder approvals required in connection with the transactions contemplated hereby. The Board of Directors of Pan Am and FHM shall recommend in the Proxy Statement and otherwise that their shareholders approve the transactions contemplated hereby and otherwise use their best efforts to obtain such approvals, unless otherwise required by applicable fiduciary duties of such directors as determined by such directors in good faith after consultation with and based on advice of independent legal counsel.

         5.9 ACQUISITION PROPOSALS. Except for the transactions contemplated by this Agreement, unless and until this Agreement shall have been terminated, Pan Am shall not (nor will it permit any of its officers, directors, agents or Affiliates to): directly or indirectly solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or substantially all of the business and properties or capital stock of Pan Am or any of its Subsidiaries, whether by merger, purchase of assets or otherwise. In the event Pan Am or any of its Subsidiaries shall receive any offer or proposal of the type referred to in clause (i) above, Pan Am shall promptly inform FHM as to any such offer.

         5.10 PUBLIC STATEMENTS. None of the parties hereto will issue any public announcement and/or press release concerning this Agreement without the prior written consent of the other party, which consents shall not be unreasonably withheld, except as otherwise provided in this section or required by law or the rules and regulations of any applicable securities exchange. The parties hereto expressly acknowledge and agree that Pan Am shall be permitted to issue public announcement and/or press releases concerning Pan Am's operations from time to time without the consent of FHM provided such public announcements and/or press releases do not include, or make references to, FHM or the financial condition or projections of Pan Am.

         5.11 SEC FILINGS. FHM shall timely file all reports and other documents required to be filed by it with the Commission under the Exchange Act from the date of this Agreement to the Effective Date.

         5.12 INDEMNIFICATION; INSURANCE.

                  5.12.1 Subject to the limitations set forth herein, FHM shall, from and after the Effective Time, indemnify, defend and hold harmless each person who is now, or who becomes prior to the Effective Time, an officer or director of FHM or Sub (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be withheld unreasonably) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of FHM or Sub, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and
(ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated by this Agreement, in each case to the full extent provided under the

Articles of Incorporation and Bylaws of FHM as in effect as of the date hereof or permitted under the Florida BCA, to indemnify directors and officers. Notwithstanding anything to the contrary set forth herein, no individual shall be entitled to indemnification that is not permitted under the Articles of Incorporation and Bylaws of FHM as in effect on the date hereof or pursuant to the Florida BCA as in effect on the date hereof.

                  5.12.2 For a period of six years after the Effective Date, FHM shall, subject to applicable law, keep in effect provisions in its Articles of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification of the directors and officers of FHM to the fullest extent permitted under the Florida BCA, which provision shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification.

                  5.12.3 For a period of six years after the Effective Time, FHM shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by FHM (provided that FHM may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to any claim, action, suit, proceeding or investigation arising from facts or events which occurred before the Effective Time.

                  5.12.4 The provisions of this Section 5.12 are intended for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         5.13 BOARD REPRESENTATION. FHM shall, after the Effective Time, cause the following persons to be nominated to the Board of Directors of FHM (subject to the fiduciary duties of the Board of Directors of FHM or any committee thereof and the Bylaws of FHM) and shall use reasonable efforts consistent with and no less than those efforts that are taken with respect to all other nominees to the Board of Directors to have such persons elected to the Board of Directors of FHM for each of the three years thereafter: Charles E. Cobb, Jr. (as Chairman of the Board); Martin R. Shugrue, Jr.; John J. Sicilian; two designees of FHM prior to the Effective Time; and Phillip Frost, M.D., if he desires to serve on the Board of Directors, and one additional designee of Frost Pan. As soon as practicable after the Effective Time, FHM will seek to expand the Board to include additional directors so that the Board shall consist of eleven members, but in no event less than nine.

         5.14 STOCK OPTIONS. At the Effective Time, Pan Am's obligations with respect to each unexercised option or warrant to purchase Pan Am Common Stock, as set forth on SCHEDULE 4.7 hereto, which is outstanding (collectively the "Stock Options"), as amended pursuant to the following sentence, shall be assumed by FHM. The Stock Options shall continue to have, and be subject to, the same terms and conditions (including, but not limited to vesting and price) set forth in the option and warrant agreement pursuant to which such Stock Options were issued as in effect immediately prior to the Effective time, except that such Stock Options shall be exercisable for the same number of shares of FHM Common Stock as such Stock Options were previously exercisable for shares of Pan Am Common Stock. The date of grant shall be the date on which the Stock Option was originally granted and FHM shall issue an option assumption agreement, in form and substance reasonably satisfactory to the parties hereto, to each holder of an assumed Stock Option as soon as practicable after the Effective Time. FHM shall reserve for issuance the number of share of FHM Common Stock that will become issuable upon the exercise of such Stock Options pursuant to this Section 5.14.

         5.15 FURTHER ASSURANCES. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement.

         5.16 AUDITED PAN AM BALANCE SHEET. Pan Am shall deliver to FHM, within two weeks from the date hereof, true and complete copies of Pan Am's consolidated balance sheet as of the date hereof, certified, without qualification, by independent accountants, pursuant to their audit of the Financial Statements. The foregoing audited balance sheet including the notes thereto (collectively, the "Audited Pan Am Balance Sheet"), (i) will have been prepared in accordance with the books and records of Pan Am; (ii) will present fairly and in all material respects the financial condition of Pan Am and its Subsidiaries as of the date hereof; and (iii) will have been prepared in accordance with generally accepted accounting principles, consistently applied. The Audited Pan Am Balance Sheet shall be certified by the Chairman of the Board, the President and Chief Financial Officer of Pan Am as conforming to the foregoing requirements. Upon delivery of the Audited Pan Am Balance Sheet in accordance with the provisions hereof, and provided it does not provide a basis for termination of this Agreement by FHM as contemplated in Section 10.12.6, all references to Financial Statements of Pan Am contained herein shall be also deemed to refer to and include the Audited Pan Am Balance Sheet.

                                   ARTICLE VI
                                    SURVIVAL

         6.1 SURVIVAL OF THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Except as specifically set forth in Section 5.12 hereof, none of the representations and warranties contained in this Agreement shall survive the Effective Time.

         6.2 INVESTIGATION. The representations, warranties, covenants and agreements of this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties for purposes of this Agreement.

                                   ARTICLE VII
                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                 OF FHM AND SUB

         All of the obligations of FHM and Sub under this Agreement and the Agreement of Merger are subject to the satisfaction at or prior to the Effective Time of each and every one of the following conditions precedent (any of which may be waived in writing by FHM and Sub in their sole discretion):

         7.1 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of Pan Am contained herein or in any certificate or document delivered by Pan Am pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) as of the Effective Time with the same force and effect as though made on and as of such date; provided, however, that with respect to the Updates, such representations and warranties as modified by the Updates from time to time must be true and correct in all material respects as of the Effective Time with the same force and effect as though made on and as of such date.

         7.2 PERFORMANCE. Pan Am shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it prior to or at the Effective Time (except for agreements, covenants and obligations set forth herein to be performed or complied with prior to or at the Effective Time which are qualified by materiality, which shall have been performed or complied with in all respects).

         7.3 CERTIFICATES. Pan Am shall have delivered to FHM a certificate executed by Pan Am's President and Chief Financial Officer, dated the Effective Date, certifying in such detail as FHM may reasonably request, that (i) the conditions specified in Sections 7.1 and 7.2 (insofar as they are to be performed by Pan Am) have been fulfilled and (ii) attached to such certificate is a true and correct copy of the resolutions of the Board of Directors of Pan Am authorizing the execution, delivery and performance of this Agreement and the Agreement of Merger by Pan Am.

         7.4 NONOCCURRENCE OF CERTAIN EVENTS. There shall not have occurred any event or condition which has affected or may adversely affect in any material respect FHM's ability to operate the business of Pan Am and its Subsidiaries as such business is contemplated to be conducted in accordance with any applications filed by Pan Am or any Subsidiary with any Agency, and no event or condition shall have occurred which has adversely affected or may adversely affect in any material respect the condition (financial or otherwise) of Pan Am and its Subsidiaries or their assets, liabilities (whether absolute, accrued, contingent or otherwise), earnings, business, operations or prospects. In addition, no litigation, arbitration or other legal or administrative proceeding shall have been commenced or shall be pending by or before any Court or Agency, and no Law shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which (i) enjoins or prohibits the consummation of all or any of the transactions contemplated by this Agreement or the Agreement of Merger, or (ii) is an action by any Agency thereof, which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by this Agreement or the Agreement of Merger.

         7.5 CONSENTS. Either Pan Am or its Subsidiaries shall have obtained all material Consents and Orders as may be required in connection with the consummation of the transactions contemplated hereby.

         7.6 REGISTRATION STATEMENT. The Registration Statement and all requisite post-effective amendments to the Registration Statement shall have been declared effective, there shall not be in effect a stop order with respect thereto.

         7.7 SHAREHOLDER APPROVAL. Each of FHM and Pan Am shall have obtained the approval of their respective shareholders required for the consummation of the transactions contemplated herein, which in the case of FHM shall mean the shareholder approval required as set forth in its Prospectus, dated March 21, 1994 (the "FHM Prospectus").

         7.8 OPINION OF PAN AM'S COUNSEL. FHM and Sub shall have received from Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., counsel to Pan Am, an opinion letter in form and substance substantially in the form set forth in Exhibit B attached hereto.

         7.9 AUDITORS' LETTERS. FHM shall have received a letter dated as of a date not more than three (3) days prior to each of the dates the Registration Statement and each requisite post-effective amendment to the Registration Statement are declared effective by the Commission and shall have received subsequent letters dated as of a date not more than three (3) days prior to the Effective Date, the date of mailing of the Proxy Statement by FHM and Pan Am as contemplated herein and the Meeting Date, from Deloitte & Touche, auditors for Pan Am, addressed to FHM and in form and substance reasonably satisfactory to FHM.

         7.10 AFFILIATE'S LETTERS. FHM shall have received a letter in the form of Exhibit C hereto executed by each of the Shareholders and from each other Person who may, in the opinion of FHM, be deemed "affiliates" of Pan Am within the meaning of Rule 145 under the Securities Act.

         7.11 BOARD APPROVAL; FAIRNESS OPINION. The Board of Directors of FHM shall, within forty-five (45) days from the date hereof (the "Cut-Off Date"), in its absolute discretion, have authorized the consummation of the transactions contemplated hereby. In connection therewith, FHM shall have received by the Cut-Off Date from an investment banking firm or other advisor or consultant an opinion, or other advice, to the effect that the Exchange Ratio is fair from a financial point of view to FHM and its shareholders or other advice acceptable to the Board of Directors, which opinion or advice shall not have been withdrawn or modified prior to the Effective Time. Within five (5) business days after the Cut-Off Date, FHM may elect to waive any or both of the conditions contained in this Section 7.11 or may terminate this Agreement; provided, however, that such right to terminate must be exercised within five (5) business days after the Cut-Off Date or shall be deemed waived.

         7.12 PAN AM TRANSACTIONS. The transfer of the tangible and intangible assets to Pan Am and the other transactions contemplated by the Contribution Agreement shall have been consummated in accordance with the terms of the Contribution Agreement, other than with respect to the items set forth on
SCHEDULE 7.12 hereof, which the Board of Directors of Pan Am may postpone until a time after the Effective Time. The Contribution Agreement shall be in full force and effect and binding upon all parties thereto in accordance with its terms.

         7.13 CONFORMITY WITH APPLICATIONS. Pan Am and its Subsidiaries shall be in material compliance with all material business plans, budgets or projections submitted in connection with any applications made to the FAA or the DOT, as may be amended, supplemented or modified from time to time in a manner which is not, when considered as a whole, materially inconsistent in any material adverse respect with such initial submissions.

         7.14 LICENSES. All Licenses required to be procured from the FAA and the DOT, and all material Licenses required from any other Person in order for Pan American World Airways, Inc., a Florida corporation, to commence operations as an air carrier in a manner substantially in accordance with all material documents submitted in connection with applications made to the DOT and FAA (as may be amended, supplemented or modified from time to time in a manner which is not materially adverse of which is otherwise reasonably acceptable to FHM) shall have been procured without imposition of unduly burdensome conditions or restrictions; provided, however, if any federal agency has advised Pan Am and FHM in writing that the (i) primary or sole basis of withholding a License is the consummation of the Merger or requirement for Pan Am to have the funds to be acquired by it pursuant to the Merger and (ii) granting of such License will occur, unconditionally, immediately following consummation of the Merger or the acquisition of the funds of FHM pursuant to the Merger, then such condition will be waived with respect to such License provided that each and every other material License from the FAA and the DOT or any other Person has been procured on the terms provided herein and that no other material License from any other Person remains to be procured.

         7.15 EMPLOYMENT AGREEMENT. Pan Am shall have entered into an employment agreement with Martin R. Shugrue containing the material terms set forth in the term sheet attached hereto as Exhibit D.

         7.16 BANKRUPTCY COURT APPROVAL. Approval of the transactions contemplated in the Contribution Agreement, this Agreement and the Agreement of Merger shall have been received from the Bankruptcy Court for the Southern District of New York ("Bankruptcy Court Approval") without imposition of any conditions on Pan Am, FHM or Sub. If this condition is not fulfilled within forty-five (45) days from the date hereof (the "Bankruptcy Approval Date"), FHM may elect to waive such condition or may terminate this Agreement; provided, however, that such right to terminate must be exercised within five (5) business days after the Bankruptcy Approval Date or shall be deemed waived.

                                  ARTICLE VIII
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PAN AM

         All of the obligations of Pan Am under this Agreement are subject to the satisfaction at or prior to the Effective Time of each and every one of the following conditions precedent (any of which may be waived in writing by Pan Am in its sole discretion):

         8.1 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of FHM and Sub contained herein or in any certificate or document delivered by FHM or Sub pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) on and as of the Effective Time with the same force and effect as though made on and as of such date.

         8.2 PERFORMANCE. FHM and Sub shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them prior to or at the Effective Time (except for agreements, covenants and obligations set forth herein to be performed or complied with prior to or at the Effective Time which are qualified by materiality, which shall have been performed or complied with in all respects).

         8.3 CERTIFICATES. FHM and Sub shall have delivered to Pan Am certificates executed by the President and Chief Financial Officer of FHM and Sub, as applicable, dated the Effective Date, certifying in such detail as Pan Am may reasonably request, that: (i) the conditions specified in Sections 8.1 and 8.2 (insofar as they are to be performed by FHM or Sub) have been fulfilled; and (ii) attached to such certificate is a true and correct copy of the resolutions of the Board of Directors of FHM and Sub authorizing the execution, delivery and performance of this Agreement and the Agreement of Merger by FHM and Sub.

         8.4 NONOCCURRENCE OF CERTAIN EVENTS. There shall not have occurred any event or condition which has adversely affected or may adversely affect in any material respect the condition (financial or otherwise) of FHM or its assets, liabilities (whether absolute, accrued, contingent or otherwise), earnings, business, operations or prospects, which in no event shall include an FHM Redemption. In addition, no litigation, arbitration or other legal or administrative proceeding shall have been commenced or shall be pending by or before any Court or Agency, and no Law shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which (i) enjoins or prohibits the consummation of all or any of the transactions contemplated by this Agreement or the Agreement of Merger or (ii) is an action by any foreign or domestic, national or local government, or any agency thereof, which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by this Agreement or the Agreement of Merger.

         8.5 SHAREHOLDER APPROVALS. Each of FHM and Pan Am shall have obtained the approval of their respective shareholders required for the consummation of the transactions contemplated herein, which in the case of FHM, shall mean the shareholder approval set forth in the FHM Prospectus.

         8.6 REGISTRATION STATEMENT. The Registration Statement and all requisite post-effective amendments to the Registration Statement shall have been declared effective and there shall not be in effect a stop order with respect thereto.

         8.7 OPINION OF FHM'S COUNSEL. Pan Am shall received from Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel to FHM, an opinion letter in form and substance substantially in the form set forth in Exhibit E attached hereto.

         8.8 CONSENTS. FHM shall have obtained all material Consents and Orders as may be required in connection with the consummation of the transactions contemplated hereby.

         8.9 BANKRUPTCY COURT APPROVAL. Bankruptcy Court Approval shall have been procured by the Bankruptcy Approval Date; provided, however, that such right to terminate must be exercised within five (5) business days after the Bankruptcy Approval Date or shall be deemed waived; and provided, further, that if FHM waives as a condition precedent to its obligations to close the transactions contemplated hereby the procurement of Bankruptcy Court Approval, then this Section 8.9 shall be deemed of no force and effect and, accordingly, Pan Am shall be required to close the transactions contemplated hereby notwithstanding the failure to procure Bankruptcy Court Approval.

                                   ARTICLE IX
                                 TERMINATION FEE

         In the event that the Merger is not consummated because of the failure of the shareholders of Pan Am to approve the Merger at the shareholders meeting of Pan Am contemplated in Section 5.8 hereof, and if any of the shareholders of Pan Am as of the date hereof or any Affiliate thereof does not vote all of its shares in Pan Am in favor of the Merger, then Pan Am shall immediately, upon demand by FHM, pay to FHM a termination fee equal to the sum of (a) One Million Dollars ($1,000,000) and (b) all costs and expenses incurred by FHM in connection with the transactions contemplated hereby, by wire transfer of immediately available funds, to an account designated by FHM in its notice of demand; provided however, that the termination fee provided herein shall not be payable in the event that FHM has failed to comply with the material terms of this Agreement in any material respect.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 NOTICES. Any notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given, received or made as of the date sent if delivered personally or as of the first business day after the date sent, if sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         IF TO PAN AM:

                  Pan Am World Airways, Inc.
                  9300 N.W. 36th Street
                  Miami, FL  33178
                  Attention: Charles E. Cobb, Jr.
                             Martin R. Shugrue, Jr.
                             John J. Sicilian, Esq.
                             John J. Ogilby, Jr., Esq.

         WITH A COPY TO:

                  Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. 1221 Brickell Avenue
                  Miami, Florida  33131
                  Facsimile: (305) 579-0717
                  Attention: Fernando C. Alonso, Esq.

         IF TO FHM OR SUB:

                  Frost Hanna Mergers Group, Inc.
                  7700 West Camino Real, Suite 222
                  Boca Raton, Florida  334531
                  Attention: Mark J. Hanna
                             Richard Frost

         WITH A COPY TO:

                  Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. Museum Tower
                  Suite 2200
                  150 West Flagler Street
                  Miami, Florida  33130
                  Facsimile: (305) 789-3395
                  Attention: Teddy D. Klinghoffer, Esq.

         10.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the parties hereto.

         10.3 BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto, their respective heirs, estates, personal representatives, legal representatives, successors and assigns.

         10.4 ASSIGNMENT. The rights and obligations of the parties under this Agreement may not be assigned.

         10.5 WAIVER. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

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

         10.6 NO THIRD PARTY BENEFICIARY. Except for the provisions of Section
5.12 which are for the benefit of the officers and directors of FHM and Sub, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs and permitted successors or assigns hereunder, any rights or remedies under or by reason of this Agreement.

         10.7 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of the Agreement or any part hereof, all of which are inserted conditionally on their being valid in law and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections, had not been inserted.

         10.8 EXPENSES. All legal, accounting, printing, filing and other costs and expenses incurred in connection with this Agreement, and any of the transactions contemplated hereby shall be borne by the party incurring such expenses. No party shall be obligated for any cost or expense incurred by any other party unless this Agreement expressly so provides.

         10.9 SECTION HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

         10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the several parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

         10.11 LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay all reasonable fees and expenses of counsel for the prevailing party.

         10.12 TERMINATION. This Agreement may be terminated and the Merger contemplated herein may be abandoned:

                  10.12.1 By the mutual consent of Pan Am and FHM;

                  10.12.2 By FHM and Sub at any time after August 30, 1996 if, by that date, the conditions set forth in Article VII hereof have not been satisfied or waived;

                  10.12.3 By Pan Am, at any time after August 30, 1996, if, by that date, the conditions set forth in Article VIII hereof have not been satisfied or waived;

                  10.12.4 By FHM, upon written notice provided to Pan Am, if there has been any material misrepresentation in this Agreement by Pan Am or a material breach by Pan Am of any of the warranties or covenants of Pan Am set forth herein; or

                  10.12.5 By Pan Am, upon written notice provided to FHM, if there has been any material misrepresentation by FHM or Sub, or a material breach by FHM or Sub of any of the warranties or covenants of FHM or Sub set forth herein.

                  10.12.6 By FHM within five (5) business days after the later of the date FHM receives the Audited Pan Am Balance Sheet or the Delivery Date (as defined in the Contribution Agreement), if (i) the Audited Pan Am Balance Sheet is materially different than the Financial Statements provided in accordance with Section 4.9 hereto or (ii) any party to the Contribution Agreement has made any claims against Pan Am or any party to the Contribution Agreement based upon the Audited Pan Am Balance Sheet within five (5) business days after having received the Audited Pan Am Balance Sheet.

                  10.12.7 By FHM within five (5) business days after the Cut-Off Date, if the conditions set forth in Section 7.11 have not been met by the Cut-Off Date.

                  10.12.8 By FHM or Pan Am, within five (5) business days after the Bankruptcy Approval Date, if Bankruptcy Court Approval has not been procured by such date; provided, however, that Pan Am may not exercise this right of termination if FHM elects not to exercise it.

                  If the Merger does not occur because of the failure of any party to fulfill its obligations hereunder or as a result of a breach of the representations and warranties of such party, then the non-defaulting party shall have available to it all legal and equitable rights and remedies.

         10.13 INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

         10.14 REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         10.15 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the conflict of laws principles thereof. The parties hereto hereby irrevocably consent that any suit, legal action or proceeding against any of them or any of their respective properties with respect to this Agreement may be brought in any Florida State or United States Federal court, as the other party may elect, and, by execution and delivery of this Agreement, each of the parties hereto hereby irrevocably submits to and accepts the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any suit, legal action or proceeding relating to this Agreement in any court located in the State of Florida and hereby further irrevocably waive any claim that a court located in the State of Florida is not a convenient forum for any such suit legal action or proceedings.

         10.16 PARTICIPATION OF PARTIES; CONSTRUCTION. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. This Agreement shall be construed and interpreted without regard to presumption or other rule or interpretation against the party who may have had primary responsibility for drafting this Agreement. Any reference in this Agreement to Pan Am as it relates to the period of time immediately after the Effective Time and thereafter shall be deemed to include the surviving corporation of the Merger.

         10.17 REPRESENTATIONS AND COVENANTS NOT DIMINISHED. The force and effect of any and all representations, warranties and covenants contained in this Agreement shall not be diminished in any manner by virtue of the existence of similar representations, warranties or covenants contained in any other document executed in connection with the transactions contemplated herein.

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

ATTEST:                                 FROST HANNA MERGERS GROUP, INC.

By:                                     By: /s/ RICHARD B. FROST
    -----------------------------           -----------------------------------
                                            Richard B. Frost,
                                            Chairman of the Board

ATTEST:                                 PA ACQUISITION CORPORATION

By:                                     By: /s/ MARK J. HANNA
    -----------------------------           -----------------------------------
                                            Mark J. Hanna, President

ATTEST:                                 PAN AMERICAN WORLD AIRWAYS,
                                        INC.

By:                                     By: /s/ MARTIN R. SHUGRUE
    -----------------------------           -----------------------------------
                                            Martin R. Shugrue,
                                            Chief Executive Officer

                                   APPENDIX B

                   PROPOSED RESTATED ARTICLES OF INCORPORATION

                       OF FROST HANNA MERGERS GROUP, INC.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         FROST HANNA MERGERS GROUP, INC.

         Pursuant to Sections 607.1006 and 607.1007 of the Florida Business Corporation Act, the following Amended and Restated Articles of Incorporation of Frost Hanna Mergers Group, Inc., a Florida Corporation (the "Corporation") were duly adopted and approved by at least a majority of the shareholders at a Special Meeting of Shareholders of the Corporation held on ____________, 1996, and (ii) all of the directors of the Corporation by unanimous written consent in lieu of meeting on ____________, 1996. The number of votes cast for the amendment was sufficient for approval. The undersigned President of the Corporation hereby executes and submits for filing with the Department of State, State of Florida, these Amended and Restated Articles of Incorporation, to read as follows:

                                ARTICLE I. - NAME

         The name of the Corporation is Pan Am Corporation (the "Corporation").

                              ARTICLE II. - PURPOSE

         The Corporation is organized for the purposes of transacting any or all lawful business for which corporations may be organized under the laws of the United States and the laws of the State of Florida.

                          ARTICLE III. - CAPITAL STOCK

         The aggregate number of shares which the Corporation shall have the authority to issue is two hundred million (200,000,000) shares, of which one hundred million (100,000,000) shares shall be "Common Stock," par value $.0001 per share, and of which one hundred million (100,000,000) shares shall be "Preferred Stock," par value $.0001 per share. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of these Amended and Restated Articles of Incorporation, to provide for the issuance of shares of Preferred Stock in one or more series by adoption of amendments to the articles of incorporation, to establish from time to time the number of shares to be included in such series and to fix the designation, voting powers, preferences and relative participating, optional or other special rights of the shares of each of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors may authorize the issuance of stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All such stock when issued shall be fully paid and exempt from assessment.

                            ARTICLE IV. - REGISTERED
                                OFFICE AND AGENT

         The name of the registered agent of the Corporation and the street address of the registered office of this Corporation is:

                            John J. Ogilby, Jr., Esq.
                        Pan American World Airways, Inc.
                              9300 N.W. 36th Street
                            Doral Building, 2nd Floor
                              Miami, Florida 33178

                     ARTICLE V. - CORPORATE MAILING ADDRESS

         The principal office and mailing address of the Corporation is:

                                    9300 N.W. 36th Street
                                    Miami, Florida 33178

                           ARTICLE VI. - INCORPORATOR

         The name and address of the incorporator of the Corporation is as follows:

         NAME                                 ADDRESS

         Carrie F. Rinehart                   1110 Brickell Avenue
                                              Penthouse Suite
                                              Miami, FL 33131

                              ARTICLE VII. - POWERS

         The Corporation shall have all of the corporate powers enumerated under Florida law.

                 ARTICLE VIII. - DIRECTOR-CONFLICTS OF INTEREST

         No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

         a) The fact of such relationship or interest is disclosed or known to the Board of Directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors; or

         b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, committee or the shareholders.

         A director of the Corporation may transact business, borrow, lend, or otherwise deal or contract with the Corporation to the full extent and subject only to the limitations and provisions of the laws of the State of Florida and the laws of the United States.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                  ARTICLE IX. - NO ANTI-TAKEOVER LAW GOVERNANCE

         The  Corporation  shall  not be  governed  by  Sections  607.0901 or 607.0902 of the Florida Business Corporation Act or any laws related thereto.

                          ARTICLE X. - INDEMNIFICATION

         The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                            ARTICLE XI. - FISCAL YEAR

         The fiscal year of this Corporation shall be the calendar year, unless otherwise established by the Board of Directors.

                             ARTICLE XII. - DURATION

         The duration of the Corporation is perpetual, unless sooner liquidated or dissolved in accordance with law.

                                  ARTICLE XIII

         A.       CERTAIN DEFINITIONS.  For the purposes of this Article XIII:

                  1. "Alien" means (i) any person who is not a Citizen or any nominee of such person; (ii) any foreign government or representative thereof;
(iii) any corporation organized under the laws of any foreign government; or
(iv) any corporation, partnership, trust, association or other entity that is an Affiliate of an Alien or Aliens.

                  2. "Alien Owned Shares" means any shares of any class of outstanding voting stock of the Corporation that are then owned of record or beneficially owned, or otherwise controlled, by any Alien.

                  3. "Citizen" means any person who is a citizen of the United States (as defined in 49 U.S.C. 40102(a)(15), as amended, or in any successor provision).

                  4. "Excess Shares" at any time means shares of voting stock then beneficially owned by an Alien the ownership of which, as a result of paragraph D of this Article XIII, cannot then be registered on the Foreign Stock Record.

                  5. "Foreign Ownership Restrictions" means United States statutory and United States Department of Transportation (DOT) regulatory or interpretive restrictions on foreign ownership or control of the Corporation the breach of which would result in the loss of any operating certificate or authority of the Corporation or any of its subsidiaries.

                  6. "Foreign Stock Record" means a separate stock record for the registration of Alien Owned Shares maintained by the Corporation in accordance with the Bylaws of the Corporation.

                  7. "Independent Director" means a director of the Corporation who is not employed by or affiliated in any material respect with the Corporation or any of its subsidiaries other than solely by virtue of acting as a director.

                  8. "Permitted Percentage" at any time means the maximum voting power of the then-outstanding shares of voting stock permitted to be beneficially owned by Aliens under Foreign Ownership Restrictions.

                  9. "Redemption Date" means the date fixed by action of a majority of the Independent Directors for the redemption or exchange of any shares of voting stock pursuant to paragraph F of this Article XIII.

                  10. "Redemption Securities" means any debt or equity securities of the Corporation, any of its subsidiaries or any other corporation or any combination thereof, having such terms and conditions as shall be approved by the Independent Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Independent Directors (which may be a firm that provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to clause (4) of paragraph F of this Article XIII, at least equal to the price required to be paid pursuant to clause (1) of paragraph F of this
Article XIII (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

         B. EFFECTIVENESS. The limitations on the rights of the holders of shares of voting stock and the other limitations and rights of the Corporation provided for in this Article XIII shall be effective notwithstanding any other provision of these Amended and Restated Articles of Incorporation but only for so long as the Corporation or any of its subsidiaries (a) is subject to any Foreign Ownership Restriction or (b) if not then subject to any Foreign Ownership Restriction, intends to reinstate any license, franchise or operating certificate or authority lost as a result of a Foreign Ownership Restriction within a reasonable time after ceasing to hold the same.

         C. GENERAL. It is the policy of the Corporation that, consistent with 49 U.S.C. Section 41101 et. seq., as amended, and other Foreign Ownership Restrictions, and to prevent the loss by the Corporation or any subsidiaries, or to permit the Corporation or any of its subsidiaries to reinstate, any license, franchise or operating certificate of authority referred to in paragraph B above, Aliens, in the aggregate, shall not be permitted to beneficially own shares of voting stock the voting power of which, but for the provisions of this Article XIII, would exceed the Permitted Percentage.

         D. LIMITATION OF VOTING RIGHTS. At no time shall Alien Owned Shares have voting rights on any matter (except as otherwise expressly required by law) unless such shares are registered on the Foreign Stock Record. At no time shall ownership of shares representing more than the Permitted Percentage be registered on the Foreign Stock Record. Without limitation, at no time shall Excess Shares have voting rights on any matter (except as otherwise expressly required by any federal law of the United States or the Florida Business Corporation Act).

         E.       BENEFICIAL OWNERSHIP INQUIRY.

                  1. The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to shareholders of the Corporation in connection with any annual meeting (or any special meeting) of the shareholders of the Corporation, or otherwise) require a person that is a holder of record of equity securities of the Corporation or that the Corporation knows to have, or has reasonable cause to believe has, beneficial ownership of equity securities of the Corporation to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot by such person) that, to the knowledge of such person:

                           (a) All equity securities of the Corporation as to which such person has record ownership or beneficial ownership are owned and controlled only by a Citizen; or

                           (b) The number and class or series of equity
                  securities of the Corporation owned of record or beneficially owned by such person that are owned or controlled by Aliens are as set forth in such certificate.

                  2. With respect to any equity securities of the Corporation identified by such person in response to subsection (a) of preceding clause (1) of this paragraph E the Corporation may require such person to provide such further information as the Corporation may reasonably require to implement the provisions of this Article XIII.

                  3. For purposes of applying the provisions of this Article XIII with respect to any equity securities of the Corporation, in the event of the failure of any person to provide the certificate or other information to which the Corporation is entitled pursuant to this paragraph E, the Corporation may presume that the equity securities in question are beneficially owned or controlled by Aliens.

         F. REDEMPTION AND EXCHANGE. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation to the contrary, any Excess Shares shall always be subject to redemption or exchange by the Corporation by action of the Board of Directors, pursuant to the Florida Business Corporation Act, or any other applicable provision of law, to the extent determined by a majority of the Independent Directors to be necessary to comply with Foreign Ownership Restrictions. As used in these Amended and Restated Articles of Incorporation, "redemption" and "exchange" are hereinafter collectively referred to as "redemption", references to Excess Shares being "redeemed" shall be deemed to include Excess Shares that are being exchanged, and references to "Redemption Price" shall be deemed to include the amount and kind of securities for which any such Excess Shares are exchanged. The terms and conditions of such redemption shall be as follows:

                  1. The Redemption Price of the shares to be redeemed pursuant to this Article XIII shall be equal to the lower of (i) the fair market value of the shares to be redeemed and (ii) such Alien's purchase price for such shares;

                  2. The Redemption Price of such shares may be paid in cash, Redemption Securities or any combination thereof;

                  3. If less than all the shares held by Aliens are to be redeemed, the shares to be redeemed shall be selected in any manner determined by a majority of the Independent Directors to be fair and equitable;

                  4. At least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed; and

                  5. From and after the Redemption Date, shares to be redeemed shall cease to be regarded as outstanding and any and all rights attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or Redemption Securities payable upon redemption.

         G. BYLAWS. The Bylaws of the Corporation may make appropriate provisions to effectuate the requirements of this Article XIII.

         H. FACTUAL DETERMINATIONS. The Independent Directors shall have the power and duty to construe and apply the provisions of this Article XIII and to make all determinations necessary or desirable to implement such provisions, including but not limited to whether (a) a person or entity "controls" or is "controlled by" another person or entity; (b) the number of shares of voting stock that are beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another person; (d) whether a person has an agreement, arrangement or understanding with another person as to matters bearing on beneficial ownership; (e) whether a person is an Alien; (f) the application of any other definition of these Amended and Restated Articles of Incorporation to a given fact; and (g) any other matter relating to the applicability or effect of this Article XIII.

         I. QUORUM. Except as otherwise provided or required by law, the presence, in person or by proxy, of the holders of record of shares of voting stock entitling the holders thereof to cast a majority of the voting power of all shares of voting stock (after giving effect to the reduction of voting rights prescribed in paragraph D of this Article XIII) shall constitute a quorum at all meetings of the shareholders of the Corporation, and any quorum requirement or any requirement for shareholder approval shall be determined after giving effect to the reduction in voting rights prescribed in paragraph D of this Article XIII.

         J.       SEVERABILITY.  If any section or lesser provisions of this
Article XIII is determined to be invalid, void, illegal or unenforceable, then the remaining sections and provisions of this Article XIII shall continue to be void and enforceable and shall in no way be affected, impaired or invalidated.

         The undersigned has executed these Amended and Restated Articles of Incorporation this _____ day of ___________, 1996.


                                         -----------------------------------
                                         Martin R. Shugrue,        President


                         ACCEPTANCE OF REGISTERED AGENT

         Having been named to accept service of process for FROST HANNA MERGERS GROUP, INC. at the place designated in the Amended and Restated Articles of Incorporation, JOHN J. OGILBY, JR. agrees to act in this capacity, and agrees to comply with the provisions of Section 607.0505, Fla. Stat. (1991), relative to keeping open such office until such time as it shall notify the Corporation of his resignation.

Dated this _____ day of ____________, 1996.


                                                     ------------------------
                                                     John J. Ogilby, Jr.

                                   APPENDIX C

            PAN AMERICAN WORLD AIRWAYS, INC. 1996 STOCK OPTION PLAN

                        PAN AMERICAN WORLD AIRWAYS, INC.
                             1996 STOCK OPTION PLAN

1. PURPOSES. The purposes of this 1996 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries as well as other individuals who perform services for the Company or its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonqualified Stock Options, at the discretion of the Committee and as reflected in the terms of the written option agreement.

2.DEFINITIONS.  As used herein, the following definitions shall apply:

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" shall mean the common stock, $.0001 par value per share, of the Company.

         "COMPANY" shall mean Pan American World Airways, Inc., a Florida corporation.

         "COMMITTEE" shall mean the committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

         "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Service as an Employee shall not be considered interrupted for purposes of the Plan, in the case of sick leave, military leave, or any other bona fide leave of absence approved by the Committee.

         "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "INCENTIVE STOCK OPTION" shall mean a stock option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         "NONQUALIFIED STOCK OPTION" shall mean a stock option not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         "OPTION" shall mean a stock option granted pursuant to the Plan.

         "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

         "OPTIONEE" shall mean the recipient of an Option.

         "PARENT" shall mean a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

         "RULE 16B-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

         "SHARE" shall mean a share of Common Stock, as adjusted in accordance with Section 13 of the Plan.

         "SUBSIDIARY" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 600,000. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

4.ADMINISTRATION.

         (a) COMMITTEE. The Plan at all times shall be administered by a Committee appointed by the Company's Board of Directors. The Committee shall consist of not less than two members of the Board of Directors, each of whom is a "disinterested person" as defined in Rule 16b-3 and an "outside director" as defined for purposes of Section 162(m) of the Code.

         (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonqualified Stock Options; (ii) to determine the fair market value of the Common Stock; (iii) to determine the exercise price per Share of Options to be granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to determine the vesting schedule of Options to be granted; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted under the Plan (which need not be identical); (viii) to accelerate the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (x) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to specific members of management or to a committee of management personnel the authority to determine: (A) the persons to whom, and the time and times at which, Options shall be granted and the number of Shares to be represented by each Option, (B) the vesting schedule of Options; (C) the term of Options, and (D) other terms and conditions of any Options; provided that the Committee shall not have the authority to delegate such matters with respect to awards to be granted to any person subject to Section 16 of the Exchange Act or any "covered employee" under Section 162(m) of the Code; and (xi) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may require the voluntary surrender of all or any portion of any Option granted under the Plan as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option shall be exercisable at the price, during the period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered shall be unexercisable and the Shares previously subject to such Options shall be available for the grant of other Options.

         (c) EFFECT OF THE COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, non-Employee directors (in accordance with the provisions of Section 6 of the Plan), independent contractors and agents. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options. Subject to the provisions of Section 13 of the Plan, the maximum number of Shares with respect to which Options may be granted under the Plan to any Employee in any calendar year is 1% of the authorized and outstanding Shares of Common Stock on the date of adoption of the Plan.

Except as otherwise provided under the Code, to the extent that the aggregate fair market value of stock for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the fair market value of stock is determined as of the time the Option is granted, (b) the limitation is applied by taking into account Options in the order in which they were granted, and (c) Incentive Stock Options granted before 1987 are not to be taken into account.

The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

6. AUTOMATIC GRANT OF OPTION TO NON-EMPLOYEE DIRECTORS. Subject to Section 3 of the Plan, each person who is a non-employee director of the Company shall (i) upon acceptance of a directorship, receive an Option to acquire 20,000 Shares which shall vest ratably over three years (regardless of whether such director serves for such three-year period) and (ii) after such director has served in such capacity for a period of six months, then on the first business day following any annual meeting of shareholders of the Company thereafter, such person shall automatically receive on such date an Option to acquire 10,000 Shares as a director and an additional 5,000 Shares as the chair of any committee of the Board of Directors, all as adjusted in accordance with Section 13 of the Plan. The exercise price for the Shares to be issued pursuant to Options granted under this Section 6 shall be as set forth in Section 9(a)(ii) of the Plan The Options granted pursuant to this Section 6 shall have a term of ten years from the date of grant. The foregoing formula may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended or the rules thereunder. Non-employee directors shall have the right, if they so wish, to decline receipt of any Options to be granted under this Section 6.

7. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors of the Company; provided that, if the Plan is not approved by the shareholders of the Company in accordance with Section 18 of the Plan within twelve months after the date of adoption by the Board of Directors, the Plan and any Options granted thereunder shall terminate and become null and void. The Plan shall continue in effect until April 1, 2006 unless sooner terminated in accordance with Section 15 of the Plan.

8. TERM OF OPTION. The term of each Option shall be ten years from the date of grant thereof or, except for Options granted pursuant to Section 6 of the Plan, such shorter term as may be determined by the Committee. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the

Incentive Stock Option shall be five years from the date of grant thereof or such shorter time as may be determined by the Committee.

9. EXERCISE PRICE AND CONSIDERATION.

         (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

                  (i) In the case of an Incentive Stock Option: (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant; and (B) granted to any other Employee, the per share exercise price shall be no less than the fair market value per Share on the date of grant.

                  (ii) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than the fair market value per Share on the date of grant and, with respect to Options granted to non-Employee directors as provided in Section 6 of the Plan, shall be equal to the fair market value per Share on the date of the grant.

         (b) Notwithstanding Section 9(a) of the Plan, in the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted Option shall be as determined by the Committee in its discretion (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an "incentive stock option") to preserve, on a per share basis immediately after such corporate transaction, the same ratio of fair market value per option share to exercise price per share which existed immediately prior to such corporate transaction under the option issued by such other corporation.

         (c) The fair market value per Share shall be determined by the Committee in its discretion; provided, however, that if the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

         (d) The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist of cash or check in an amount equal to the aggregate exercise price of the Shares as to which said Option shall be exercised or such other consideration as the Committee shall determine. Payment may also be made, in the discretion of the Committee, by delivery (including by facsimile) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer designated by the Company to sell (or margin) a sufficient portion of the Shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price; provided that Optionees subject to Section 16 of the Exchange Act shall not be entitled to make payment by such method until either the holders of a majority of the outstanding shares of the Company entitled to vote have approved an amendment to the Plan permitting payment by such method or counsel to the Company has advised the Committee that such approval is not required by Rule 16b-3. For purposes of this Section 9(d), the exercise date of such Option shall be the date on which such documents have been delivered to the Company or its designated agent.

10. EXERCISE OF OPTION.

         (a) PROCEDURE FOR EXERCISE. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 9(d) of the Plan.

         (b) RIGHTS AS A SHAREHOLDER. Until the issuance, which in no event (except as provided in Section 16 of the Plan) will be delayed more than thirty days from the date of the exercise of the Option, of the stock certificate evidencing such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

11. TERMINATION OF EMPLOYMENT.

         (a) TERMINATION OF STATUS AS AN EMPLOYEE. If any Employee ceases to be in Continuous Status as an Employee, other than (i) by reason of retirement or
(ii) as a result of a termination by the Company for deliberate, willful or gross misconduct, any Option held by such Employee shall be exercisable within six months after the date he ceases to be in Continuous Status as an Employee (or such longer period as the Committee shall determine) to the extent the Employee was entitled to exercise such Option as of the date of his termination of employment.

         (b) RETIREMENT OF OPTIONEE. If any Employee ceases to be in Continuous Status as an Employee by reason of such Employee's retirement, any Option held by such Employee shall be exercisable within thirty-six months after the date he ceases to be in Continuous Status as an Employee to the extent that he was entitled to exercise such Option as of the date of his retirement. For purposes of the Plan, "retirement" means termination of services as an Employee at or after age 65 other than as a result of deliberate, willful or gross misconduct.

         (c) TERMINATION FOR MISCONDUCT. If any Employee ceases to be in Continuous Status as an Employee as a result of a termination by the Company for deliberate, willful or gross misconduct, any Option held by such Employee shall terminate immediately and automatically on the date of his termination as an Employee unless otherwise determined by the Committee.

         (d) DEATH OF OPTIONEE. Subject to the provisions of the Plan, any Option held by an Optionee at the time of his death may be subsequently exercised by the legal representative of the Optionee's estate or by the person or persons who acquired the right to exercise the Option by bequest or inheritance but only to the extent the Optionee was entitled to exercise such Option as of the date of his death. In the event of the death of an Optionee during the final three months of the time period specified in
Section 11(a) or 11(b), as applicable, the Option may be exercised, at any time within three 3 months following the date of his death, by the Optionee's estate or by a person or persons who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise such Option as of the date of his death.

         (e) EXPIRATION OF OPTIONS. None of the events described above in this
Section 11 shall extend the period of exercisability of the Option beyond the expiration date thereof. To the extent that an Optionee was not entitled to exercise an Option on the date he ceased to be in Continuous Status as an Employee or the date of the Optionee's death, or if he does not exercise such Option (which he was entitled to exercise) within the time period specified in this Section 11, the Option shall terminate and become null and void. Notwithstanding the provisions of Section 11(a), 11(b) or 11(d) of the Plan, no Options shall be exercisable after an Optionee ceases to be in Continuous Status as an Employee in the event the Optionee shall have during the time period in which his Options are exercisable, engaged in deliberate action which, as determined by the Committee, causes substantial harm to the interests of the Company or constitutes a breach of any obligation of the Optionee to the Company. In such event, the Optionee shall forfeit all rights to any unexercised Option as of the date of such deliberate action.

12. NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and, except with respect to a qualified domestic relations order as aforesaid, may be exercised, during the lifetime of the Optionee, only by the Optionee.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CHANGE IN CONTROL; DISSOLUTION.

         (a) Subject to any required action by the shareholders of the Company, each of (i) the number of shares of Common Stock covered by each outstanding Option, (ii) the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, (iii) the price per share of Common Stock covered by each such outstanding Option, (iv) the number of shares of Common Stock to be granted to non-Employee directors pursuant to Section 6 of the Plan, and (v) the maximum number of Shares with respect to which Options may be granted to any Employee, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that (a) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (b) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code; and provided further, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (b) If: (1) any person (as defined for purposes of Section 13(d) and 14(d) of the Exchange Act, but excluding the Company and any of its wholly-owned subsidiaries) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Company as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (2) the shareholders of the Company approve (A) any consolidation or merger of the Company in which the Company is not the surviving corporation (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to an entity which is not a wholly-owned subsidiary of the Company, then the exercisability of each Option outstanding under the Plan shall be automatically accelerated so that each such Option shall, immediately prior to the specified effective date of any of the foregoing transaction, become fully exercisable with respect to the total number of Shares subject to such Option and may be exercisable for all or any portion of such Shares. Upon the consummation of any of such transaction, all outstanding Options under the Plan shall, to the extent not previously exercised, either be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof. Notwithstanding anything to the contrary set forth herein, the provisions of this Section 13(b) shall not be triggered as a result of the Merger of a wholly-owned subsidiary of Frost Hanna Mergers Group, Inc., with and into the Company.

         (c) In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

14. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall be the date on which the Committee makes the determination granting such Option or such later date as the Committee may specify. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

15. AMENDMENT AND TERMINATION OF THE PLAN.

         (a) Subject to the limitations set forth in Section 6 of the Plan, the Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable; provided that, the following revisions or amendments shall require approval of the Company's shareholders in accordance with Section 18 of the Plan (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 13 of the Plan; (ii) any change in the designation of the class of persons eligible to be granted Options; (iii) any material increase in the benefits accruing to participants under the Plan; or (iv) any increase in the maximum number of Shares with respect to which Options may be granted to any Employee.

         (b) EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of shareholders or Optionees.

16. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the advice of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

17. OPTION AGREEMENTS. Options shall be evidenced by written option agreements in such form as the Committee shall approve. Such agreements shall contain such provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall determine.

18. SHAREHOLDER APPROVAL. The effectiveness of the Plan shall be subject to approval by the shareholders of the Company, in a separate vote, within twelve months after the date the Plan is adopted. The approval of such shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and shall be obtained, at a duly held shareholders' meeting, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon.

19. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification as they may have as Directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connecdtion with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Articles of Incorporation and Bylaws of the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such Committee member did not act in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Company; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

20. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

21. HEADINGS. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

22. WITHHOLDING. The Company and any Subsidiary may, to the extent permitted by law, deduct from any payments or transfers of any kind due to an Optionee the amount of any federal, state, local or foreign taxes required by any governmental regulatory authority to be withheld or otherwise deducted with respect to the Options or the Optioned Stock.

23. GOVERNING LAW. The Plan, the Options granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

24. COMPLIANCE WITH RULE 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 (or any successor rule) in connection with any Option granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, any provision of this Plan or any Option agreement that does not comply with the requirements of Rule 16b-3 (or any successor rule) as then applicable to any such person shall be construed or deemed amended to the extent necessary to conform to such requirements, except that such automatic amendment shall not apply to any other participant in the Plan who is not (at the time of such application) subject to Section 16 of the Exchange Act. Any action taken by the Committee pursuant to the Plan that does not comply with the requirements of Rule 16b-3 (or any successor rule) shall be null and void.

                                   APPENDIX D

                    FH FAIRNESS OPINION OF MR. HARRIS HERMAN

                                HARRIS K. HERMAN
                             44 Gramercy Park North
                            New York, New York 10010

                                   May 7, 1996

Board of Directors
Frost Hanna Mergers Group, Inc.
7700 West Camino Real, Suite 222
Boca Raton, Florida  33431

Gentlemen:

         You have requested my opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, $.0001 par value (the "FH Common Stock"), of Frost Hanna Mergers Group, Inc. ("FH") of the Exchange Ratio (as hereinafter defined) in the proposed merger (the "Merger") pursuant to the Acquisition Agreement dated as of March 13, 1996 and the related Agreement and Plan of Merger (collectively, the "Merger Agreement"), among FH, PA Acquisition Corporation, a wholly-owned subsidiary of FH, and Pan American World Airways, Inc. ("Pan Am"). Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of Pan Am, par value $.0001, will be converted into the right to receive one share of FH Common Stock (the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

         In connection with my opinion, I reviewed, among other things: (i) the Merger Agreement and the financial terms of the Merger set forth therein; (ii) publicly available financial and operating information with respect to FH; (iii) financial and operating information with respect to the business, operations and prospects of Pan Am furnished to me by FH and Pan Am; (iv) drafts of the Joint Proxy Statement-Prospectus of FH and Pan Am; (v) certain internal analyses and calculations regarding prospective revenue, cost and use of capital assumptions provided by Simat, Helliesen & Eichner ("SH&E") who, along with Martin R. Shugrue and Associates, developed the financial forecasts for Pan Am for the fiscal years ending 1996 to 1999 included in Pan Am's proposed business plan;
(vi) publicly available industry data; (vii) certain other startup airline business plans previously analyzed; and (viii) a Department of Transportation list of startup airlines since 1989 and certain publicly available information regarding the historical operating performance of such airlines. In addition, I met with Mr. Martin R. Shugrue, President and CEO of Pan Am, concerning Pan Am's current plans and strategies with regard to the planned July

Board of Directors
May 7, 1996
Page 2

startup and the subsequent growth of the airline. As part of my analyses, I also met with SH&E representatives to discuss issues regarding projected revenue, expense and capital requirements of Pan Am.

         In rendering my opinion, I have assumed and relied upon the completeness and accuracy of all financial and other information reviewed by me that was publicly available, furnished or otherwise communicated to me by or on behalf of the officers, directors, employees, accountants and counsel of FH or of Pan Am without an independent verification of such information and data. I have also assumed that the Pan Am financial forecasts which I examined were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Pan Am as to the future financial performance of Pan Am. My opinion is necessarily based on economic, monetary, regulatory and market conditions as they exist on, and the information made available to me as of, the date hereof.

         My findings indicate a potential fully diluted internal rate of return
(IRR) over four years for the FH shareholders of 32% to 46% based on the Business Plan results using a 4.0x to 6.0x EBITDA valuation. The range of returns would climb to 48% to 64% if the upside potential that I have identified is realized. These valuations assume the Company requires no additional debt or equity financing over the four year valuation horizon. The range of potential IRR's are at an acceptable level for high risk ventures of this general type. I have also examined the potential fully diluted IRR's for the other investor constituencies in this transaction and believe they are within the range of reasonableness. My estimate of an equally likely potential outcome with lower revenues and higher costs yields an IRR in the range of 10% to 21%. The downside potential outcome does not yield any return at all.

         I am not expressing any opinion as to what the value of the FH Common Stock actually will be when issued to Pan Am shareholders pursuant to the Merger or the price at which FH Common Stock will trade subsequent to the Merger.

         I have, from time to time, provided various services to SH&E as an independent contractor and currently utilize certain office and administrative services provided by SH&E in connection with work for SH&E as an independent contractor and also in connection with other projects. The Pan Am financial forecasts and business plan utilized by Pan Am and reviewed by me in connection with rendering this opinion were prepared by SH&E.

Board of Directors
May 7, 1996
Page 3

         I will receive a fee for my services to FH in connection with the Merger upon delivery of this opinion. In addition, FH has agreed to reimburse me for my out-of-pocket expenses, including reasonable fees and expenses of legal counsel, and to indemnify me against certain liabilities arising out of or in connection with the rendering of this opinion.

         Based upon and subject to the foregoing, it is my opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of FH Common Stock.

                                                  Very truly yours,

                                                  Harris K. Herman

                                   APPENDIX E

                        FLORIDA BUSINESS CORPORATION ACT

                        FLORIDA BUSINESS CORPORATION ACT

                               SECTIONS: 607.1301

                                         607.1302

                                         607.1320

607.1301 DISSENTERS' RIGHTS; DEFINITIONS.-

         The following definitions apply to ss. 607.1302 and 607.1320;

         (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302 RIGHT OF SHAREHOLDERS TO DISSENT.-

         (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                  (a) Consummation of a plan of merger to which the to which the corporation is a party:

                  1.  If the shareholder is entitled to vote on the merger, or

                  2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

                  (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

                  (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

                  (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

                  (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

                  1. Altering or abolishing any preemptive rights attached to any of his shares;

                  2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

                  3. Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

                  4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

                  5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

                  6. Reducing the stated dividend preference of any of his preferred shares; or

                  7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

                  (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

         (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

         (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

         (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.-

         (1) (a) If a proposed corporate action creating dissenters' rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and
607.1320. A shareholder who wishes to assert dissenters' rights shall:

                  1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

                  2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

                  (b) If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

         (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph
(1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

         (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertified shares from the date the shareholder's election to dissent is filed with the corporation.

         (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

                  (a) Such demand is withdrawn as provided in this section;

                  (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

                  (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

                  (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

         (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date) the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

                  (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

                  (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

         (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

         (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

         (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

         (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

         (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida business Corporation Act to indemnify its directors and officers to the extent permitted in such statute. Article X of the Articles of Incorporation of Frost Hanna Mergers Group, Inc. (the "Registrant") provides with respect to the indemnification of directors and officers that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) The following is a list of Exhibits filed herewith as part of the Registration Statement:

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT

  2.1 Acquisition Agreement, dated March 13, 1996, among Registrant, PA Acquisition Corporation ("FH Sub") and Pan American World Airways, Inc. ("Pan Am"), (included as Appendix A to the Joint Proxy Statement-Prospectus which forms a part of this Registration Statement).

  3.1             Articles of Incorporation of Registrant.*

  3.2 Form of Restated Articles of Incorporation of Registrant (included as Appendix B to the Joint Proxy Statement-Prospectus which forms a part of this Registration Statement).

  3.3             Bylaws of Registrant, as amended.*

  3.4             Articles of Incorporation of FH Sub.*

  3.5             Bylaws of FH Sub.*

  3.6             Articles of Incorporation of Pan Am.*

  3.7             Bylaws of Pan Am.*

  4.1 Form of certificate evidencing shares of Common Stock of Registrant.*

  5.1 Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. as to the legality of the securities being issued.*

  8.1 Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. as to certain Federal income tax matters.*


 10.1 1996 Frost Hanna Mergers Group, Inc. Stock Option Plan (included as Appendix C to the Joint Proxy Statement-Prospectus which forms a part of this Registration Statement).

 10.2 Employment Agreement between Pan Am and Martin R. Shugrue, Jr., dated March 8, 1996.*


 10.3 Lease Agreement relating to Aircraft A300B4-200 #200 between EAL (Delaware) VIII Corp., as Lessor and
                  Pan American Airways, Inc. as Lessee.*

 10.4 Lease Agreement relating to Aircraft A300B4-203 #211 between EAL (Delaware) VIII Corp., as Lessor and
                  Pan American Airways, Inc. as Lessee.*

 10.5 Lease Agreement relating to Aircraft A300B4-203 #216 between EAL (Delaware) VIII Corp., as Lessor and
                  Pan American Airways, Inc. as Lessee.*


 11               Statement Regarding Computation of Per Share Earnings.*
 21               Subsidiaries of the Registrant.*


 23.1             Consent of Arthur Andersen LLP.

 23.2             Consent of Deloitte & Touche LLP.

 23.3 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1).*

 23.4             Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                  Quentel, P.A.*


 23.5             Consent of Mr. Harris Herman.*

 24.1 Power of Attorney (included on the signature page of Part II of this Registration Statement).

 99.1             Form of Proxy of Registrant.


 99.2             Form of Proxy of Pan Am.*

 99.3             Consent of Charles E. Cobb, Jr.*

 99.4             Consent of Phillip Frost, M.D.*

 99.5             Consent of Martin R. Shugrue, Jr.*

 99.6             Consent of John J. Sicilian.*

 99.7             Consent of Richard C. Pfenniger, Jr.*
- -----------------
* Previously Filed

ITEM 22.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (b) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, Frost Hanna Mergers Group, Inc., the Registrant, has duly caused this Amendment to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 9th day of August, 1996.


                                             FROST HANNA MERGERS GROUP, INC.

                                             By: /S/ MARK J. HANNA
                                                 ------------------------------
                                                 Mark J. Hanna, President

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                    TITLE                                      DATE


/S/ RICHARD B. FROST                         Chief Executive Officer,                   August 9, 1996
- ------------------------------------         Chairman of the Board
Richard B. Frost

/S/ MARK J. HANNA                            President, Director                        August 9, 1996
- ------------------------------------
Mark J. Hanna

/S/ DONALD H. BAXTER                         Vice President,                            August 9, 1996
- ---------------------------                  Secretary, Director
Donald H. Baxter

/S/ MARSHAL E. ROSENBERG                     Vice-President, Treasurer                  August 9, 1996
- ---------------------------                  (Principal Financial and
Marshal E. Rosenberg, Ph.D.                  Accounting Officer), Director


                                INDEX TO EXHIBITS

EXHIBIT           DESCRIPTION


 23.1             Consent of Arthur Andersen LLP.

 23.2             Consent of Deloitte & Touche, LLP.

 99.1             Form of Proxy of Registrant.